● As filed with the Securities and Exchange Commission on December 21, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HAGERTY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-1213144
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

121 Drivers Edge

Traverse City, Michigan 49684(800) 922-4050

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Barbara E. Matthews

General Counsel and Corporate Secretary

121 Drivers Edge

Traverse City, Michigan 49684

(800) 922-4050

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

William D. Howell

Sean Keyvan

Jonathan Blackburn

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

Tel: (312) 853-7000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.0001 per share	73,832,500	(2)	15.915	(3)	$1,175,044,237.50	$108,926.60
PIPE Warrants to purchase Class A Common Stock	12,669,300	(4)	—		—	—	(8)
Private Placement Warrants to purchase Class A Common Stock	257,500	(5)	—		—	—	(8)
OTM Warrants to purchase Class A Common Stock	1,300,000	(6)	—			—	(8)
Underwriter Warrants to purchase Class A Common Stock	28,750	(7)	—			—	(8)
Class A Common Stock, par value $0.0001 per share	251,033,906	(9)	15.915	(3)	$3,995,204,613.99	$370,355.47
Class A Common Stock, par value $0.0001 per share	18,705,550	(10)	11.50	(11)	$215,113,825.00	$19,941.05
Class A Common Stock, par value $0.0001 per share	1,300,000	(12)	15.00	(13)	$19,500,000.00	$1,807.65
Total	359,127,506				$5,404,862,676.49	$501,030.77

(1)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)

Consists of (i) 2,875,000 Founder Shares (as defined below), (ii) 70,385,000 shares of Class A Common Stock held by subscribers pursuant to Subscription Agreements (as defined below) (the “PIPE Shares”) and (iii) 572,500 shares of Class A Common Stock that were issued in a private placement in connection with the initial public offering of Aldel Financial Inc. (the “Private Placement Shares”).

(3)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $15.915, which is the average of the high and low prices of the Class A Common Stock on December 20, 2021 on the New York Stock Exchange.

(4)	Consists of 12,669,300 PIPE Warrants (as defined below) to purchase shares of Class A Common Stock at an exercise price of $11.50 per share that were issued pursuant to Subscription Agreements.
(5)

Consists of 286,250 Private Placement Warrants (as defined below) to purchase shares of Class A Common Stock at an exercise price of $11.50 per share that were issued in a private placement in connection with the initial public offering of Aldel Financial Inc.

(6)

Consists of 1,300,000 OTM Warrants (as defined below) to purchase shares of Class A Common Stock at an exercise price of $15.00 per share issued in connection with the initial public offering of Aldel Financial Inc.

(7)

Consists of 27,500 Underwriter Warrants (as defined below) to purchase shares of Class A Common Stock at an exercise price of $11.50 per share issued to the underwriter in connection with the initial public offering of Aldel Financial Inc.

(8)

In accordance with Rule 457(i), the entire registration fee for the Warrants is allocated to the shares of Class A Common Stock underlying the Warrants, and no separate fee is payable for the Warrants.

(9)	Consists of 251,033,906 shares of Class A Common Stock issuable upon exchange of shares of Class V Common Stock and OpCo Units (as defined below).
(10)

Consists of (i) 12,669,300 shares of Class A Common Stock issuable upon exercise of the PIPE Warrants, (ii) 257,500 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants, (iii) 28,750 shares of Class A Common Stock issuable upon exercise of the Underwriter Warrants, and (iv) 5,750,000 shares of Class A Common Stock issuable upon exercise of the Public Warrants (as defined below).

(11)	Calculated pursuant to Rule 457(g), based on the exercise price of the PIPE Warrants, Public Warrants, Private Placement Warrants and Underwriter Warrants.
(12)	Consists of 1,300,000 shares of Class A Common Stock issuable upon exercise of OTM Warrants.
(13)	Calculated pursuant to Rule 457(g), based on the exercise price of the OTM Warrants.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION—DATED DECEMBER 21, 2021

344,871,956 Shares of Class A Common Stock

Up to 12,669,300 PIPE Warrants

Up to 257,500 Private Placement Warrants

Up to 1,300,000 OTM Warrants

Up to 28,750 Underwriter Warrants

This prospectus relates to (i) the resale by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 73,832,500 shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), (ii) the issuance by us of up to 5,750,000 shares of Class A Common Stock upon exercise of the warrants issued to the public as part of the units in Aldel’s initial public offering (the “Public Warrants”), (iii) the issuance by us and resale by the Selling Securityholders of up to(A) 12,669,300 shares of Class A Common Stock upon exercise of the warrants (the “PIPE Warrants”) that were issued to certain qualified institutional buyers and accredited investors pursuant to subscription agreements dated as of August 17, 2021, (B) 1,300,000 shares of Class A Common Stock upon exercise of the warrants (the “OTM Warrants”) originally issued to Aldel Investors LLC and FG SPAC Partners LP in a private placement in connection with the initial public offering of Aldel (as defined below), (C) 28,750 shares of Class A Common Stock upon exercise of the warrants (the “Underwriter Warrants”) originally issued to ThinkEquity LLC in connection with the initial public offering of Aldel, and (D) 257,500 shares of Class A Common Stock upon exercise of the warrants (the “Private Placement Warrants” and, together with the Public Warrants, the PIPE Warrants, the OTM Warrants and the Underwriter Warrants, the “Warrants”) originally issued in a private placement in connection with the initial public offering of Aldel, (iv) the issuance by us and resale by the Selling Securityholders of up to 251,033,906 shares of Class A Common Stock issuable upon exchange of shares of Class V common stock of the Company and units in The Hagerty Group, LLC (“OpCo Units”), and (v) the resale by the Selling Securityholders of up to 12,669,300 PIPE Warrants, 257,500 Private Placement Warrants, 1,300,000 OTM Warrants and 28,750 Underwriter Warrants. We will not receive any proceeds from the sale of shares of Class A Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares or warrants. The Selling Securityholders may sell the shares of Class A Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares and warrants in the section entitled “Plan of Distribution.”

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Class A Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Class A Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Class A Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. We provide more information about how the Selling Securityholders may sell shares of Class A Common Stock or Warrants in the section entitled “Plan of Distribution.”

Our Class A Common Stock and our Public Warrants are listed on the New York Stock Exchange (“NYSE”), under the symbols “HGTY” and “HGTY.WS,” respectively. On December 20, 2021, the closing price of our Class A Common Stock was $15.81 and the closing price for our Public Warrants was $4.45.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Class A Common Stock involves a high degree of risks. See the section entitled “Risk Factors” beginning on page 7 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              .

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Hagerty,” “we,” “us,” “our” and similar terms refer to Hagerty, Inc. (f/k/a Aldel Financial Inc.), a Delaware corporation, and its consolidated subsidiaries. References to “Aldel” refer to the Company prior to the consummation of the Business Combination (as defined herein).

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Common Stock issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of the Warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements:

●	the Company’s ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitability following the Closing;
●	the future financial performance of the Company following the Business Combination;
●	new entrants into the market or current competitors of the Company developing preferred offerings;
●	loss of one or more of the Company’s distribution partners;
●	the Company’s inability to prevent, monitor, or detect fraudulent activity, including transactions with insurance policies or payments of claims;
●	the Company’s ability to attract and retain members;
●	the Company’s ability to prevent cyberattacks or breaches of data security;
●	regulatory changes affecting the Company;
●	the cyclical nature of the Company’s insurance business; and
●	unexpected increases in the frequency or severity of insurance claims against the Company.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the “Risk Factors” section. The risks described in “Risk Factors” are not exhaustive. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

iii

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

Our Business

Hagerty is a Delaware limited liability company, formed in 2009. The first Hagerty company was founded in 1984, and initially focused on providing insurance coverage for antique boats. Hagerty’s current business is centered around the love of cars. According to estimates from social media accounts, there are more than 500 million people around the globe who express an interest in cars and, based on Hagerty’s proprietary data, approximately 69 million in the United States (“U.S.”) alone who declare themselves automotive enthusiasts. Hagerty provides insurance for classic and enthusiast vehicles and has built an automotive enthusiast platform that engages, entertains and connects with subscribing members.

Over the past three decades, Hagerty has become a global market leader in providing insurance for classic and enthusiast vehicles with over two million vehicles protected, alliances with nine of the 10 largest U.S. auto insurance companies (as ranked by S&P Global Market intelligence based upon 2020 direct premiums written), and an exceptional 82 Net Promoter Score (“NPS”), which is approximately twice the insurance industry average. For a discussion of Hagerty’s NPS, see “Information About Hagerty — Our Operating Model” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hagerty — Key Performance Indicators — Net Promoter Score.” While Hagerty is one of the leading providers of collector insurance, Hagerty estimates that its penetration in this market is less than 4%. However, Hagerty is well positioned to capture an ever-larger share of this growing market due, in large part, to its membership-based business model.

While typical insurance businesses engage with their customers only at the point of purchase and renewal, Hagerty deploys an entire ecosystem of engagement, including both physical (magazine, events, socials, etc.) and digital (media content, social media, market news, valuation data) platforms that can result in hundreds of touchpoints annually with its members. Hagerty’s members have access to peer-to-peer collector car rentals, collector car storage, social membership experiences, exclusive automotive enthusiast experiences and events, high quality automotive media content and collector car vehicle valuation tools.

Hagerty’s operating model keeps members at the center of all Hagerty does. Hagerty focuses on five specific dimensions that create the “flywheel effect.” Those five dimensions include: (1) Hagerty’s automotive enthusiast brand which drives deep engagement; (2) integrated membership offerings creating lifelong fans; (3) long-term partnerships with insurance carriers built and strengthened by overdelivering and building trust; (4) Hagerty’s digitally driven thinking; and (5) Hagerty’s cultural focus on personal and professional growth.

Hagerty believes that it is positioned well to serve the large and growing market of automotive enthusiasts by leveraging its visionary thought leadership, genuine car-loving culture, industry leading business model and omni-channel distribution. Hagerty’s omni-channel distribution of insurance services is a strategic advantage that allows Hagerty to unlock the entire total addressable market and engage with its members. Hagerty’s distribution model has three components. Approximately 45% of sales are generated through direct distribution, where Hagerty’s membership model initiates a significant percentage of new business flow. Approximately 32% of sales are generated through Hagerty’s agency and broker channel through Hagerty’s relationships with over 45,000 independent brokers and agents, including 10 of the top 10 brokers in the U.S. by revenue. The remaining 23% of sales are generated through Hagerty’s national insurance partners. This approach results in a strong economic model with fees generated as a managing general agent and quota share income from Hagerty’s wholly owned single cell captive reinsurance subsidiary. Revenue from subscriptions and memberships create multiple points of economic capture, a recurring revenue stream, and an immersive platform to engage with enthusiasts and promote the passion for driving.

The combination of Hagerty’s scalable omni-channel distribution strategy and innovative membership model has supported a strong rate of growth to date, that is projected to continue to grow through 2025.

The mailing address of Hagerty is 121 Drivers Edge, Traverse City, Michigan 49684, and its telephone number is (800) 922-4050.

Background

On December 2, 2021 (the “Closing Date”), Hagerty, Inc., a Delaware corporation (formerly known as Aldel Financial Inc.) (prior to the Effective Time (as defined below), “Aldel” and after the Effective Time, the “Company”), consummated the previously-announced merger (the “Closing”) pursuant to that certain Business Combination Agreement, dated August 17, 2021 (the “Business Combination Agreement”), by and among Aldel Financial Inc. (“Aldel”), Aldel Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Aldel (“Merger Sub”), and The Hagerty Group, LLC, a Delaware limited liability company (“Hagerty”).

Pursuant to the terms of the Business Combination Agreement, a business combination between the Company and Hagerty was effected on December 2, 2021 whereby (a) Merger Sub was merged with and into Hagerty (the “Business Combination”), whereupon the separate limited liability company existence of Merger Sub ceased to exist and Hagerty is the surviving company (Hagerty following the Business Combination is sometimes hereinafter referred to as the “OpCo”) and will continue its existence under the Delaware Limited Liability Company Act (the “LLC Act”) and (b) the existing limited liability company agreement of Hagerty was amended and restated, to, among other things, make Aldel a member of the OpCo. As a result of the Business Combination, the Company is a publicly traded reporting company in an “Up-C” structure.

Also on December 2, 2021, a number of purchasers (each, a “Subscriber”) purchased from the Company an aggregate of 70,385,000 shares of Aldel Common Stock (the “PIPE Shares”) and an aggregate of 12,669,300 warrants to purchase shares of Aldel Class A Common Stock (the “PIPE Warrants” and, together with the PIPE Shares, the “PIPE Securities”) for an aggregate purchase price of $703,850,000, pursuant to separate subscription agreements entered into effective as of August 17, 2021 (each, a “Subscription Agreement”). Pursuant to the Subscription Agreements, the Company gave certain registration rights to the Subscribers with respect to the PIPE Securities. The sale of the PIPE Securities was consummated concurrently with the Closing.

Our Class A Common Stock and our Public Warrants are currently listed on the NYSE under the symbols “HGTY” and “HGTY.WS,” respectively.

The rights of holders of our Class A Common Stock and Warrants are governed by our second amended and restated certificate of incorporation (the “Amended and Restated Charter”), our amended and restated bylaws (the “Amended and Restated Bylaws”) and the Delaware General Corporation Law (the “DGCL”), and in the case of the Public Warrants, OTM Warrants, Underwriter Warrants and Private Placement Warrants, the Warrant Agreement dated as of April 8, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent, and in the case of the PIPE Warrants, the Warrant Agreement dated as of December 2, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent. See the section entitled “Description of Securities.”

Risk Factors Summary

An investment in our Class A Common Stock involves substantial risk. The occurrence of one or more of the events described in the section entitled “Risk Factors,” may have a material adverse effect on our business, cash flows, financial condition and results of operations. Principal factors and risks that could cause actual results to differ materially from those in the forward-looking statements include, among others, the following:

Summary of Risks Related to Hagerty’s Business and Industry

●	As of September 30, 2021, a large percentage of Hagerty’s products and services are distributed through a few relationships and the loss of business provided by any one of them could have an adverse effect on the Company.
●	Hagerty has experienced significant member growth over the past several years, and the Company’s continued business and revenue growth are dependent on its ability to continuously attract and retain members and the company cannot be sure it will be successful in these efforts, or that member retention levels will not materially decline.
●	Future acquisitions or investments contain inherent strategic, execution, and compliance risks that could disrupt Hagerty’s business and harm the Company’s financial condition.
●	Hagerty may be subject to cyberattacks, and its reliance on third party providers for technology and services mean Hagerty’s operations could be disrupted due to the lack of resiliency in the operations of other companies, or a breach in their obligations to Hagerty, and could impair the operability of Hagerty’s website and other technology-based operations.
●	Hagerty is subject to key person risk because it relies on the expertise of its CEO, senior management team, and other key employees. If Hagerty is unable to attract, retain, or motivate key personnel or hire qualified personnel, its business may be severely impacted.
●	Hagerty’s unique company culture has contributed to its success, and if Hagerty is not able to maintain this culture in the future, its business could be harmed.
●	Some of Hagerty’s membership products are newer and have limited operating history, which makes it difficult to forecast operating results. Hagerty may not show profitability from these newer products as quickly as it anticipates or at all.
●	As Hagerty continues to grow operations in different geographic locations, additional risk related to foreign currencies may have an impact on revenue and its results of operations.
●	Hagerty’s technology platforms may not function properly, which might subject it to loss of business and revenue, breach of contractual obligations, and place it out of compliance with state and federal rules and regulations.
●	Hagerty’s future success depends on the ability to continue to develop and implement technology, and to maintain the confidentiality of this technology.
●	The COVID-19 pandemic has caused, and may continue to cause, a disruption to Hagerty’s operations and may impact its business, key metrics, and results of operations in numerous ways that remain unpredictable.

Summary of Risks Related to Hagerty’s Insurance Services

●	As a managing general agency/underwriter, Hagerty operates in a highly regulated environment for the Company’s insurance product distribution and faces risks associated with compliance requirements and changes in regulations, some of which cause Hagerty to make judgment calls that could have an adverse effect on the Company.
●	There are limited key underwriting carrier partners in our insurance markets, and Hagerty may not be able to find suitable replacements for its existing carriers.

●	A regulatory environment that requires rate increases to be approved and that can dictate underwriting and pricing and mandate participation in loss sharing arrangements may adversely affect the company’s results of operations and financial condition.
●	Hagerty relies on external data and the Company’s digital platform to collect and evaluate information that the Company utilizes in producing, pricing, and underwriting insurance policies (in accordance with the rates, rules, and forms filed with regulators, where required), managing claims and customer support, and improving business processes. Any future legal or regulatory requirements that might restrict the Company’s ability to collect or utilize this data could potentially have an adverse effect on the Company’s business, financial condition, and prospects.
●	The underwriting companies that Hagerty works with, and Hagerty’s insurance agencies, are periodically subject to examinations and audits by insurance regulators, which could result in adverse findings, enforcement actions, require payments of fines or penalties, and necessitate remedial actions.
●	The insurance business, including the market for property and casualty insurance, is historically cyclical in nature, and there may be periods with excess underwriting capacity and unfavorable premium rates, which could adversely affect Hagerty’s business.
●	The reinsurance that Hagerty Re purchases to protect against catastrophic and large losses may be unavailable at current coverage terms, limits, or pricing.
●	Reinsurance subjects Hagerty Re to counterparty risk where reinsurers fail to pay or timely pay claims due to insolvency or otherwise fail to honor their obligations.
●	Unexpected changes in the interpretation of coverage or provisions, including loss limitations and exclusions, in the insurance policies Hagerty sells and services could have a material adverse effect on Hagerty’s financial condition and operation.
●	Hagerty Re’s actual ultimate loss liability could potentially be greater than Hagerty’s loss and loss adjustment expense reserves, which could have a material adverse effect on Hagerty’s financial condition and operational results.
●	Hagerty’s expansion into different insurance products and jurisdictions may subject it to additional costs and expenses, and our plans might not be as profitable as projected.
●	Hagerty’s reliance on technology and intellectual property from third parties for pricing and underwriting insurance policies, handling claims, and maximizing automation, could cause an adverse impact on its business and operations if these third parties become unavailable or provide it with inaccurate information.
●	Denial of claims or the failure to accurately and timely pay claims on behalf of Hagerty’s underwriting carriers could have an adverse impact on its business, financial condition, and prospects.
●	A downward change in Essentia’s financial strength rating may adversely affect Hagerty’s ability to conduct business as currently conducted.

Summary of Legal, Regulatory, and Political Risks

●	The legal and regulatory requirements applicable to Hagerty’s business are extensive. If the Company is not able to comply, it could have an adverse effect on the Company. Extensive regulation and potential further restrictive regulation could increase Hagerty’s operating costs and limit the Company’s growth.
●	New legislation or legal requirements impacting the use of petroleum-based and/or supporting autonomous vehicles could significantly challenge and impact Hagerty’s core insurance model and company purpose.

Summary of Risks Related to Ownership of Hagerty’s Securities

●	Hagerty qualifies as, and intends to elect to be treated as, a “controlled company” within the meaning of the NYSE listing standards and, as a result, its stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.
●	The dual class structure of the Hagerty’s common stock will have the effect of concentrating voting power with two shareholders, which will limit your ability to influence the outcome of important transactions, including a change in control.
●	Hagerty’s three largest shareholders hold significant voting power, have the right to designate directors to the Company’s board of directors and are entitled to preemptive rights with respect to the issuance of new Class A Common Stock, which provides these shareholders with significant power to influence our business and affairs.
●	The Company may redeem your unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

Summary of Risks Related to Tax

●	Hagerty is a holding company and its only material asset is its interest in OpCo, and it will therefore be dependent upon distributions made by OpCo to pay taxes, make payments under the Tax Receivable Agreement and pay other expenses.

Additional Information

Hagerty’s principal executive offices are located at Hagerty, Inc., 121 Drivers Edge, Traverse City, Michigan 49684, and Hagerty’s telephone number is (800) 922-4050. Our website address is Hagerty.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part.

THE OFFERING

Issuer	Hagerty, Inc.
Shares of Class A Common Stock offered by us	271,039,456 shares of Class A Common Stock issuable upon exercise of the Warrants and upon exchange of shares of Class V common stock and OpCo Units.
Shares of Class A Common Stock offered by the Selling Securityholders	Up to 339,121,956 shares of Class A Common Stock.
Warrants Offered by the Selling Securityholders	Up to 12,669,300 PIPE Warrants. Up to 257,500 Private Placement Warrants. Up to 1,300,000 OTM Warrants. Up to 28,750 Underwriter Warrants.
Shares of Class A Common Stock outstanding	82,327,466 shares of Class A Common Stock (as of December 15, 2021).
Shares of Class V Common Stock outstanding	251,033,906 shares of Class V Common Stock (as of December 15, 2021).
Fully-Diluted Shares of Class A Common Stock outstanding assuming exercise of all Warrants and exchange of all shares of Class V Common Stock and OpCo Units on a one-for-one basis	353,366,922 (based on total shares outstanding as of December 15, 2021).
Use of Proceeds

We will not receive any proceeds from the sale of shares of Class A Common Stock or Warrants by the Selling Securityholders. We will receive up to an aggregate of approximately $234.6 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, which may include temporary or permanent repayment of our outstanding indebtedness. See “Use of Proceeds.”

Redemption	The Warrants are redeemable in certain circumstances. See “Description of Securities— Warrants” for further discussion.
Market for Common Stock and Warrants	Our Class A Common Stock and Public Warrants are currently traded on the NYSE under the symbols “HGTY” and “HGTY.WS,” respectively.
Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.
For additional information concerning the offering, see “Plan of Distribution.”

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

General Risks Related to Hagerty’s Business

Our future growth and profitability may be affected by new entrants into the market or current competitors developing preferred offerings.

Our business is rapidly growing and evolving, and we have many competitors across our different offerings. The markets in which we operate are highly competitive and there can be no assurance that we will continue to compete effectively within our industry. We face competition from large, well-capitalized national and international companies, including other insurance providers, technology companies, automotive media companies, other well-financed companies seeking new opportunities, or new competitors with technological or other innovations. Many of our competitors have substantial resources, experienced management, strong marketing, underwriting and pricing capabilities. Because collector auto insurance constitutes a significant portion of our overall business, we may be more sensitive than other providers of insurance to, and more adversely affected by, trends that could decrease auto insurance rates or reduce demand for auto insurance over time, such as industry advances in mileage-based or usage-based insurance offerings, changes in vehicle technology, autonomous or semi-autonomous vehicles, or vehicle sharing arrangements. In addition, there are limited barriers to entry in the automotive lifestyle business. Accordingly, more established brands with significantly more resources may compete against us in the automotive lifestyle business in the future. If we are unable to compete effectively, we may not be able to grow our business and our financial condition and results of operations may be adversely affected.

As a result of a number of factors, including increasing competition, negative brand or reputational impact, changes in geographic mix or product mix, and the continued expansion of our business into a variety of new areas, we may not be able to continue to grow our revenues at a high rate or at all. We may also experience a decline in our revenue growth rate as our revenues increase to higher levels. Our revenue growth may be impacted if there is a deceleration or decline in demand for our products and services due to changing market dynamics or demographic shifts.

As of September 30, 2021, a large percentage of Hagerty’s products and services are distributed through a few relationships and the loss of business provided by any one of them could have an adverse effect on us.

In addition to our direct sales efforts and independent channels, we market our insurance products through several insurance distribution partners. For the year ended December 31, 2020, approximately 16% of our commission revenues globally were attributable to four distribution partner marketing relationships. For two of these distribution partners, we have 10-year arrangements, one of which has an expiration date in 2029 and the other in 2030. The other relationships have shorter durations. Upon expiration or termination of these agreements, these partners may decide not to continue to distribute our products and services or may be unwilling to do so on terms acceptable to us. For a more complete discussion of our distribution partnerships, see “Information About Hagerty — Distribution, Marketing and Strategic Relationships.” If we are not successful in maintaining existing relationships and in continuing to expand our distribution relationships, or if we encounter regulatory, technological, or other impediments to delivering our services to members through these relationships, our ability to retain members and grow our business could be adversely impacted. In addition, the broker/agent relationships many of the partners we work with may change and their own internal strategy about how products are marketed may change, and, where we do not have exclusivity, we face competition by providers who seek to build or strengthen the relationships with our distribution partners, which could cause a loss of focus on or exposure to our products and services, adversely impacting new sales.

We may not be able to prevent, monitor, or detect fraudulent activity, including transactions with insurance policies or payments of claims.

If we fail to maintain adequate systems and processes to prevent, monitor, and detect fraud, including employee fraud, agent fraud, fraudulent policy acquisitions, vendor fraud, fraudulent claims activity, or if an inadvertent error occurs because of human or system error, our business could be materially adversely impacted. Fraud schemes have become increasingly more sophisticated and are ever evolving into different avenues of fraudulent activity. While we believe that any past incidents of fraudulent activity have been relatively isolated, we cannot be certain that our systems and processes will always be adequate as fraudulent activity and schemes continue to evolve. Our employees are required to take anti-fraud training, and we use a variety of tools to protect against fraud, but the trainings and these tools may not always be successful at preventing fraud.

Instances of fraud may result in increased costs, including possible settlement and litigation expenses, and could have a material adverse effect on our business and reputation. In addition, failure to monitor and detect fraud and otherwise comply with state Special Investigation Unit requirements can result in regulatory fines or penalties.

We have experienced significant member growth over the past several years, and our continued business and revenue growth are dependent on our ability to continuously attract and retain members and we cannot be sure we will be successful in these efforts, or that member retention levels will not materially decline.

If consumers do not perceive our service offerings to be of value, including if we introduce new or adjust existing features, adjust pricing, coverage or service offerings, or change the mix of offerings in a manner that is not favorably received by consumers, we may not be able to attract and retain members. We may, from time to time, adjust the pricing or the pricing model itself, which may not be well received by consumers, and which may result in existing members canceling their membership or obtaining services from a competitor and may result in fewer new members joining our programs. In addition, many of our members are referred to us through word-of-mouth from existing members. If our efforts to satisfy our existing members are not successful, we may not be able to attract members, and as a result, our ability to maintain and/or grow our business will be adversely affected.

A large percentage of our revenues are derived from sales through direct-to-consumer sales, including through digital channels. If we fail to meet consumer expectations for the customer experience through digital or other sales channels, our growth may be impacted through the loss of existing members or inability to attract new members.

Future acquisitions or investments contain inherent strategic, execution, and compliance risks that could disrupt our business and harm our financial condition.

We may pursue acquisitions or investments to grow our business in line with our strategic objectives. There is no guarantee that these acquisitions or investments (whether for internal technology or products used or for external uses) will achieve the desired return sought. Or, these acquisitions or investments could cause additional risk due to the liabilities or unforeseen expenses such acquisitions or investments may bring, such as higher than expected costs due to market competition for the acquisition/investment, regulatory approval requirements, delays in implementation, lost opportunities that could have been pursued with cash being used, litigation or regulatory enforcement post-acquisition or investment, contingent liabilities, implementation cost, misalignment of culture, loss of technology through theft or trade secrets exchanged, loss of key partners/vendors, currency exchange rate for foreign investment, timing within overall economic environment, carrying costs, and tax liabilities. Additionally, the risks from future acquisitions or investments could result in impairment charges against goodwill or increases in the liabilities on our consolidated balance sheet, as well as missed earnings results.

We may be subject to cyberattacks, and our reliance on third party providers for technology and service mean Hagerty’s operations could be disrupted due to the lack of resiliency in the operations of other companies, or a breach in their obligations to us, and could impair the operability of our website and other technology-based operations.

Cyberattacks, denial-of-service attacks, ransomware attacks, business email compromises, computer malware, viruses, social engineering (including phishing) and other malicious internet-based activity are prevalent in our industry and such attacks continue to increase. We also utilize third-party providers to host, transmit, or otherwise process electronic data in connection with our business activities. We or our vendors and business partners may experience attacks, unavailable systems, unauthorized access or disclosure due to employee or other theft or misuse, denial-of-service attacks, sophisticated attacks by nation-state and nation-state supported actors, and advanced persistent threat intrusions. Despite our efforts to ensure the security, privacy, integrity, confidentiality, availability, and authenticity of information technology networks and systems, processing and information, we may not be able to anticipate, or to implement, preventive and remedial measures effective against all data security and privacy threats. We cannot guarantee that the recovery systems, security protocols, network protection mechanisms, and other security measures that we have integrated into our systems, networks, and physical facilities, which are designed to protect against, detect and minimize security breaches, or those of our vendors and business partners, will be adequate to prevent or detect service interruption, system failure, data loss or theft, or other material adverse consequences. No security solution, strategy, or measures can address all possible security threats or block all methods of penetrating a network or otherwise perpetrating a security incident. The risk of unauthorized circumvention of our security measures, or those of our third-party providers, clients, and partners has been heightened by advances in computer and software capabilities and the increasing sophistication of hackers who employ complex techniques, including without limitation, the theft or misuse of personal and financial information, counterfeiting, “phishing” or social engineering incidents, ransomware, extortion, publicly announcing security breaches, account takeover attacks, denial or degradation of service attacks, malware, fraudulent payment, and identity theft.

For example, we experienced an unauthorized access into our online insurance quote system in 2021 whereby attackers used personal information already in their possession to obtain additional consumer data, including driver’s license numbers, through Hagerty’s Instant Quote feature. The issue has been remediated. While no Hagerty systems or databases were compromised or significantly disrupted as part of this incident and the costs associated with the incident and our remediation efforts were not material, Hagerty could be subject to litigation or regulatory enforcement actions, including fines or other penalties from state regulatory agencies related to this event or other cyber-attacks in the future

If cyberattacks on our systems occur in the future our reputation could suffer irreparable harm, causing our current and prospective customers to decline to use Hagerty’s services. Further, we may be required to expend significant financial and operational resources in response to a security breach, including repairing system damage, increasing security protection costs by deploying additional personnel and protection technologies, and defending against and resolving legal and regulatory claims, all of which could be costly and divert resources and the attention of our management and key personnel away from Hagerty’s business operations.

We are subject to key person risk because we rely on the expertise of our CEO, senior management team, and other key employees. If we are unable to attract, retain, or motivate key personnel or hire qualified personnel, our business may be severely impacted.

Our success depends on the ability to attract, retain, and motivate a highly skilled and diverse management team and workforce. Our CEO is well known and respected in our industry. He is an integral part of the Hagerty brand and his departure would likely create difficulty with respect to both the perception and execution of our business. Additionally, the loss of a member of our senior management team, specialized insurance experts or key personnel might significantly delay or prevent the achievement of our strategic business objectives and could harm our business. We rely on a small number of highly-specialized insurance experts, the loss of any one of whom could have a disproportionate impact on our business. Our compensation arrangements, such as our equity award programs, may not always be successful in attracting new employees and retaining and motivating our existing employees. Moreover, if and when the stock options or other equity awards are substantially vested, employees under such equity arrangements may be more likely to leave, particularly when the underlying shares have seen a value appreciation.

Our inability to ensure that the Company has the depth and breadth of management and personnel with the necessary skills and experience could impede our ability to deliver growth objectives and execute our operational strategy. As we continue to expand and grow, we will need to promote or hire additional staff, and it may be difficult to attract or retain such individuals in a timely manner and without incurring significant additional costs. Furthermore, several members of our management team were hired recently. If we are not able to integrate these new team members or if they do not perform adequately, our business may be harmed.

Hagerty’s unique company culture has contributed to our success, and if we are not able to maintain this culture in the future, our business could be harmed.

Hagerty’s culture supports a high level of employee engagement, which translates into a service model that produces a high level of customer satisfaction and retention. We face a number of challenges that may affect our ability to sustain our culture, including:

●	failure to identify, attract, reward, and retain people in leadership positions in our organization who share and further our culture, values, and mission;
●	the increasing size and geographic diversity of our workforce and our ability to promote a uniform and consistent culture across all our offices and employees;
●	competitive pressures to move in directions that may divert us from our mission, vision, and values;
●	the continued challenges of a rapidly evolving industry; and
●	the increasing need to develop expertise in new areas of business needed to execute our growth plans and strategy.

If we are not successful in instilling our culture in new employees, or maintaining our culture as we grow, our operations may be disrupted and our financial performance may suffer.

Some of our membership products are newer and have limited operating history, which makes it difficult to forecast operating results. We may not show profitability from these newer products as quickly as we anticipate or at all.

The success of new product and service introductions depends on a number of factors, including timely and successful development, market acceptance, our ability to manage the risks associated with new product production ramp-up issues, the availability of application software for new products, the effective management of purchase commitments and vendor relationships in line with anticipated product demand, the availability of products in appropriate quantities and at expected costs to meet anticipated demand, and the risk that new products and services may have quality or other defects or deficiencies. Accordingly, we cannot determine in advance the ultimate effect of new product and service introductions and transitions. If our new products or services are not well received, or if we are unable to introduce them in a cost-effective manner, we may not be able to realize a profit on those products and services and may, in fact, recognize losses for some time. This could have an adverse effect on our financial condition and results of operations.

We are subject to payment processing risks which could adversely affect our results of operations.

We currently rely on a limited number of payment processing services, including the processing of payments from credit cards and debit cards, and our business would be disrupted if any of the vendors become unwilling or unable to provide these services to us, and we are unable to find a suitable replacement on a timely basis. If we or our processing vendors fail to maintain adequate systems for the authorization and processing of credit card transactions, it could cause one or more of the major credit card companies to disallow our continued use of their payment products. In addition, if these systems fail to work properly and, as a result, we do not charge our customers’ credit cards on a timely basis, or at all, our business, results of operations, and financial condition could be harmed.

The payment methods that we offer also subject us to potential fraud and theft by criminals, who are becoming increasingly more sophisticated, seeking to obtain unauthorized access to, or exploit weaknesses that may exist in the payment systems. There are potential legal, contractual, and regulatory risks if we are not able to properly process payments. If we are unable to comply with applicable rules or requirements for the payment methods that we accept, or if payment-related data is compromised due to an incident or a breach, we may be liable for significant costs incurred by payment card issuing banks and other third parties, subject to fines and higher transaction fees, subject to potential litigation or enforcement action, or our ability to accept or facilitate certain types of payments may be impaired.

In addition, our customers could lose confidence in certain payment types, which may result in a shift to other payment types or potential changes to our payment systems that may result in higher costs. If we fail to adequately control fraudulent credit card transactions, we could face civil liability, diminished public perception of our security measures, and significantly higher credit card-related costs, each of which could harm our business, results of operations, and financial condition.

As we continue to grow operations in different geographic locations, additional risk related to foreign currencies may have an impact on revenue and our results of operations.

We have foreign operations, and in some instances, collect from customers in foreign currencies. The exchange rates we use to consolidate our foreign entities may be less favorable to us than the actual exchange rates used to convert the funds into U.S. dollars. These foreign exchange risks could have a material negative impact on our financial condition and results of operations.

As Hagerty continues to grow through the partnerships, acquisitions, and the execution of events, we may be inherently absorbing or taking on additional risk.

Our continued involvement in event acquisitions and partnerships may give rise to increased brand and reputational risk. If we are unable to successfully onboard associated employees, contractors, and volunteers and incorporate them into Hagerty’s culture, we may fail to maintain continuity of experience across our event offerings. We may experience an increase in financial liability and potential litigation due to a heightened exposure inherent in the operation of public events.

Hagerty’s technology platforms may not function properly, which might subject us to loss of business and revenue, breach of contractual obligations, and place us out of compliance with state and federal rules and regulations.

We utilize numerous technology platforms throughout our business for various functions, including to gather customer data in order to determine whether or not to write and how to price our insurance products, to process many of our claims, to issues and service our membership products, and to provide valuation services. Our technology platforms are expensive and complex. The continuous development, maintenance, and operation of our technology platforms may entail unforeseen difficulties, including material performance problems or undetected defects or errors. We may encounter technical obstacles, and it is possible that we may discover additional problems that prevent our technology from operating properly. If our platforms do not function reliably, we may incorrectly select our customers, bill our customers, price insurance products, incorrectly pay or deny insurance claims made by our customers. These errors could result in inadequate insurance premiums paid relative to claims made, resulting in increased financial losses. These errors could also cause customer dissatisfaction with us, which could cause customers to cancel or fail to renew their insurance policies with us or make it less likely that prospective customers obtain new insurance policies from us. Additionally, technology platform errors may lead to unintentional bias and discrimination in the underwriting process, which could subject us to legal or regulatory liability and harm our brand and reputation. Any of these eventualities could result in a material adverse effect on our business, results of operations, and financial condition.

Hagerty’s future success depends on the ability to continue to develop and implement technology, and to maintain the confidentiality of this technology.

Our future success depends on our ability to continue to develop, implement, and maintain the confidentiality of our proprietary technology. Changes to existing laws, their interpretation or implementation, or the introduction of new laws could impede our use of this technology or require that we disclose our proprietary technology to our competitors, which could negatively impact our competitive position and result in a material adverse effect on our business, results of operations, and financial condition. In most jurisdictions, government regulatory authorities have the power to interpret and amend laws and regulations applicable to the processing of data. Such authorities may require Hagerty to incur substantial costs in order to comply with such laws and regulations. Regulatory statutes are broad in scope and subject to differing interpretation. In some areas of our business, we act on the basis of our own or the industry’s interpretations of applicable laws or regulations, which may conflict from jurisdiction to jurisdiction. In the event those interpretations eventually prove different from the interpretations of regulatory authorities, Hagerty may be penalized or precluded from carrying on our previous activities. Our errors and omissions insurance coverage covering certain security and privacy damages and claim expenses may not be sufficient to compensate for all liabilities we may incur.

We may not be able to prevent or address the misappropriation of Hagerty-owned data.

From time to time, third parties may misappropriate our data through website scraping, bots, or other means and aggregate this data on their websites with data from other companies. In addition, copycat websites or mobile apps may misappropriate data and attempt to imitate our brand or the functionality of our website or our mobile app. If we become aware of such websites or mobile apps, we intend to employ technological or legal measures in an attempt to halt their operations. However, we may be unable to detect all such websites or mobile apps in a timely manner and, even if we could, technological and legal measures may be insufficient to halt their operations.

In some cases, particularly in the case of websites operating outside of the U.S., our available remedies may not be adequate to protect us against the effect of the operation of such websites or mobile apps. Regardless of whether we can successfully enforce our rights against the operators of these websites or mobile apps, any measures that we may take could require us to expend significant financial or other resources, which could harm our business, results of operations, or financial condition. In addition, to the extent that such activity creates confusion among consumers or advertisers, our brand and business could be harmed.

The COVID-19 pandemic has caused, and may continue to cause, a disruption to our operations and may impact our business, key metrics, and results of operations in numerous ways that remain unpredictable.

The effects of the COVID-19 pandemic, and U.S. and international responses, are wide-ranging, costly, disruptive and rapidly changing. The COVID-19 pandemic has had, and may continue to have, material effects on our operations. Factors that give rise, or may give rise, to those effects include, or may include, the following, as well as others that we cannot predict:

●	Executive, legislative or regulatory mandates or judicial decisions which are unknown to us that may require increased levels of insurance or may extend the scope of insurance coverages;

●	Regulatory actions:
●	prohibiting or postponing the cancellation or non-renewal of insurance policies in accordance with policy terms or requiring renewals on current terms, conditions, previous rates, or at a rate decrease;
●	requiring the coverage of losses irrespective of policy terms or exclusions;
●	requiring or encouraging premium refunds;
●	granting extended grace periods for premium payments; and
●	extending due dates to pay past due premiums;
●	Disruptions, delays, and increased costs and risks related to working remotely, having limited or no access to our facilities, workplace re-entry, employee safety concerns, and reductions or interruptions of critical or essential services. Those effects may include, among others:
●	exposure to additional and increased risks related to internal controls, data security, and information privacy, for both us and for our suppliers, vendors, and other third-parties with whom we do business;
●	illnesses suffered by key employees, or a significant percentage of our workforce or the workforce of our agents, brokers, suppliers, or outsourcing providers, which could prevent or delay the performance of critical business functions;
●	illnesses suffered by employees who have continued to work, or who have or will return to work, in our facilities may expose us to increased risk of employment related claims and litigation;
●	reduced demand for our insurance and non-insurance products, events, and services due to reduced global economic activity, which could adversely impact our revenues and cash flows;
●	adverse impacts on our revenues and cash flows due to premium refunds or delayed receipt of premium payments or delayed payment of reinsurance recoverables; and
●	expedited claims payments in response to regulatory requirements;
●	Increases in the number of potential fraudulent claims made under insurance policies due to the economic hardships experienced by companies and individuals as a result of the COVID-19 pandemic; and
●	Increases in local, state, and federal taxes to pay for costs incurred by governmental expenditures associated with the COVID-19 pandemic.

One or more of these factors resulting from the COVID-19 pandemic, and others we cannot anticipate, could have material adverse effects on Hagerty’s results of operations and financial condition; and the extent of these effects will depend, at least in part, on the scope, severity, duration, and subsequent recurrences of the pandemic. In addition, the Company may take steps to mitigate potential risks or liabilities that may arise from the COVID-19 pandemic and related developments, and some of those steps may have a material adverse effect on the Company’s results of operations and financial condition. Even if an unfavorable outcome does not materialize, these factors and actions the Company may take in response may have a material adverse impact on the Company’s reputation and result in substantial expense and disruption.

In addition, it is important to note and emphasize, the COVID-19 pandemic also may have the effect of triggering or intensifying many of the risks described elsewhere in the Risk Factors.

Changes in social attitudes may make ownership of collector vehicles less desirable, leading to a drop in demand for Hagerty products and services.

Changing consumer preferences and social attitude toward options such as electric vehicles and/or autonomous driving could have a material impact on our business. The traditional business model of car sales is starting to be complemented by a range of diverse, on-demand mobility solutions, especially in dense urban environments that proactively discourage private-car use. This shift, along with a significant rise in the annual growth of car sharing members and autonomous and electric vehicles in the markets we currently conduct business, could have a trickle-down effect to the collector car space and create a drop in demand for our products and services, which could have a material adverse effect on our business, financial condition, and results of operations.

An inadequate strategy to address and respond to issues of diversity, equity, and inclusion could leave the company insufficiently prepared for significant cultural shifts affecting our marketplace and may create a negative brand image, leading to the alienation of our associates and clients.

Companies must achieve diversity if they want to acquire and retain talent, build employee engagement, and improve business performance. Diversity, equity, and inclusion have been shown to drive higher innovation, enhanced job performance, less employee turnover, and greater profits. If there is not a focus on developing a cohesive strategy to create a sense of belonging with clear and impactful diversity, equity, and inclusion initiatives, the company could potentially put itself in a position where the brand and/or sales are impacted as a result of a failure to create a successful strategy.

Hagerty is exposed to interest rate risk through the course of our normal operations. Rising interest rates could have a negative impact on our cash flows as interest expense would likely increase on the variable rate debt.

Our consolidated balance sheets include assets and liabilities with estimated fair values that are subject to market risks. Our primary market risk has been interest rate risks, which impacts the fair value of our liabilities as well as interest rate risks associated with our investments in fixed income securities.

In recent years, interest rates have been at or near historic lows. A protracted low interest rate environment would continue to place pressure on our net investment income, particularly as it relates to fixed income securities and short-term investments, which, in turn, may adversely affect our operating results.

Future increases in interest rates could cause the values of our fixed income securities portfolios to decline, with the magnitude of the decline depending on the maturity of the securities included in our portfolio and the amount by which interest rates increase. Some fixed income securities have call or prepayment options, which create possible reinvestment risk in declining rate environments.

Risks for all types of securities are managed through the application of our investment policy, which establishes investment parameters that include, but are not limited to, maximum percentages of investment in certain types of securities and minimum levels of credit quality. We cannot be certain that our investment objectives will be achieved, and results may vary substantially over time. In addition, although we seek to employ investment strategies that are not correlated with our insurance and reinsurance exposures, losses in our investment portfolio may occur at the same time as underwriting losses and, therefore, exacerbate the adverse effect of the losses on us.

We may require additional capital in the future, which may not be available or may only be available on unfavorable terms. We may also encounter difficulty in obtaining funds to meet our commitments.

Hagerty is exposed to the credit risk, or liquidity risk, through our banking partners. If Hagerty were to experience operating losses and is not able to generate additional liquidity through a capital raise or other cash infusion, we may need to secure additional sources of funds, which may or may not be available. Additionally, a failure to generate additional liquidity could negatively impact Hagerty’s ability to operate its business.

To the extent that cash flows generated by our operations are insufficient to fund future operating requirements, or that our capital position is adversely impacted by a decline in the fair value of our investment portfolio, losses from catastrophe events or otherwise, we may need to raise additional funds. We also may be required to liquidate fixed maturity securities, which may result in realized investment losses. Any further sources of capital, including capacity needed for letters of credit, if available at all, may be on terms that are unfavorable to us. Our access to additional sources of capital will depend on a variety of factors, such as market conditions, the general availability of credit, the availability of credit to the industries in which we operate, our results of operations, financial condition, credit ratings and credit capacity, as well as pending litigation or regulatory investigations. Our ability to borrow under our revolving credit facility and letter of credit facilities is contingent on our compliance with the covenants and other requirements under those facilities. Similarly, our access to capital may be impaired if regulatory authorities or rating agencies take negative actions against us. Additionally, to reduce the risk of a bank failure, Hagerty engages only with high-quality counterparties with high credit ratings. Our inability to obtain adequate capital when needed could have a negative impact on our ability to invest in, or take advantage of opportunities to expand our businesses, such as possible acquisitions or the creation of new ventures, and inhibit our ability to refinance our existing indebtedness on terms acceptable to us. Any of these effects could have a material adverse effect on our results of operations and financial condition.

Hagerty’s day-to-day operations create transactions, events, and conditions that may give rise to the need for accounting estimates to be recognized or disclosed in the financial statements. There is a risk that these estimates could create a material misstatement for accounting purposes.

The preparation of the financial statements requires our management to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the period. We evaluate our significant estimates on an ongoing basis, including, but not limited to, estimates related to provision for unpaid for losses and loss adjustment expenses, and allowance for premium write-offs. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

The most significant estimate that is susceptible to notable change in the near-term relates to the provisions for unpaid losses and loss adjustment expenses (including those losses incurred but not reported (IBNR)). Although some variability is inherent in this estimate, the Company believes that the current estimate is reasonable in all material respects. This estimate is reviewed regularly and adjusted as necessary. Adjustments related to changes in estimates are reflected in the Company’s results of operations in the period in which those estimates changed.

Risks Related to Hagerty’s Insurance Services

The insurance products that Hagerty develops and sells for our underwriting carriers are subject to regulatory approval, and Hagerty may incur significant expenses in connection with the development and filing of new products before revenue is generated from new products.

The insurance products that Hagerty develops and sells require regulatory approvals in each respective jurisdiction. This product development and filing cycle can take time. The product development and filing process can be challenging and expensive. The process can also be delayed, given the unknown timelines in which insurance departments might take to review and approve filings. Questions and objections from insurance departments can also delay the product launch date. Moreover, there could be an inability to obtain regulatory approval on a product filing.

The nature of the product development and filing cycles may cause us to experience delays between the time we incur expenses associated with research and development and the time we generate revenues, if any, from the new products. If we spend a significant amount of resources on research and development, and our efforts do not lead to the successful introduction or improvement of products that are competitive in the marketplace, this could materially and adversely affect our business and results of operations.

Additionally, there could be a change in the anticipated customer demand for a product we are developing before the product is released. Customer demand could decrease after the development cycle has begun. A decrease in customer demand for a new or improved product could cause us to fall short of our sales targets, and we might not be able to avoid the substantial costs associated with the product’s development or improvement. If we are unable to complete product development and filing cycles successfully, in a timely manner, that meets customer demand for new or improved products, and generate revenues from these future products, the growth of our business could be harmed.

As a managing general agency/underwriter, we operate in a highly regulated environment for our insurance product distribution and face risks associated with compliance requirements, some of which cause us to make judgment calls that could have an adverse effect on us.

The insurance industry in which we operate is subject to extensive regulation. We are subject to regulation and supervision both federally and in each applicable local state or provincial jurisdiction. In general, these regulations are designed to protect members, policyholders, and insureds and to protect the integrity of the financial markets, rather than to protect stockholders or creditors. Our ability to conduct business in these jurisdictions depends on our compliance with the rules and regulations promulgated by federal and state or provincial regulatory bodies and other regulatory authorities. Maintaining compliance with rules and regulations is often complex and challenging, and it sometimes requires us to make a judgment call regarding the level of risk associated with a requirement, which could have an adverse effect on us.

There can be no assurance that we will be able to adapt effectively and timely to any changes in law. A failure to comply with regulatory requirements, or changes in regulatory requirements or interpretations, can result in actions by regulators, potentially leading to penalties and enforcement actions, and in extreme cases, revocation of an authority to do business in one or more jurisdictions. This could result in adverse publicity and potential damage to our brand and reputation in the marketplace. In addition, we could face lawsuits by members, insureds, and other parties for alleged violations of these laws and regulations.

State insurance laws grant supervisory agencies, including state insurance departments, broad administrative authority. Canadian insurance regulators and, in the U.S., state insurance regulators and the National Association of Insurance Commissioners continually review existing laws and regulations, some of which affect our business. These supervisory agencies regulate many aspects of the insurance business, including the licensing of insurance brokers and agents and other insurance intermediaries; the handling of third-party funds held in a fiduciary capacity; and trade practices, such as marketing, advertising, and compensation arrangements entered into by insurance brokers and agents. Individuals who engage in the solicitation, negotiation, or sale of insurance, or provide certain other insurance services, generally are required to be licensed individually. Insurance laws and regulations govern whether licensees may share commissions with unlicensed entities and individuals. We believe that generally any payments we make to third parties are in compliance with applicable laws. However, should any regulatory agency take a contrary position and prevail, we will be required to change the manner in which we pay fees to individuals and entities for placing insurance policies through us.

Regulatory review or the issuance of interpretations of existing laws and regulations may result in the enactment of new laws and regulations that could adversely affect our operations or our ability to conduct business profitably. It is difficult to predict whether, and to what degree, changes resulting from new laws and regulations will affect the industry or our business.

There are limited key underwriting carrier partners in our insurance markets, and we may not be able to find suitable replacements for our existing carriers.

Hagerty works with a limited number of carriers in the U.S., Canada, and the United Kingdom for its personal lines insurance products, and there is a risk that if one or more of the carriers becomes impaired or terminates its relationship with Hagerty that Hagerty’s profitability may be adversely affected. If a carrier partner relationship terminates or there is loss of strategic support or alignment, we may be unable to transition to a new relationship without disruption, increased cost, lost profits, or lost market share, or a combination of the foregoing.

We derive a large portion of our revenue from commissions and quota share reinsurance on the sale of personal lines insurance products issued under an exclusive relationship with a single carrier in the U.S. (Essentia Insurance Company, a Markel Corporation (“Markel”) subsidiary), Canada (Elite Insurance Company (“Elite Insurance Company”), a subsidiary of Aviva Canada, Inc. (“Aviva”)) and the United Kingdom (primarily Markel International Insurance Company Limited, a Markel subsidiary). If that carrier were to experience liquidity problems or other financial (such as rating agency downgrades) or operational difficulties, we could encounter business disruptions as a result, and our results of operations may suffer.

Our contract with Markel, and our contract with State Farm Mutual Automobile Insurance Company (“State Farm”) regarding the upcoming classic car insurance program State Farm will offer (“State Farm Classic +”), contain provisions that allow those partners to terminate our agreements with them at any time upon the occurrence of a change of control. One of the events triggering a change of control would occur if the Hagerty family ceases to own shares representing a majority of our voting power. Accordingly, if we experience a change of control, including as a result of the Hagerty family’s sale of a sufficient number of shares to result in their controlling less than a majority of the voting power, we could lose our agreements with one or both of these partners, which could have a material adverse effect on our business, operations and financial results.

A regulatory environment that requires rate increases to be approved and that can dictate underwriting and pricing and mandate participation in loss sharing arrangements may adversely affect our results of operations and financial condition.

Political events and positions can affect the insurance market on occasion, including efforts to reduce rates to a level that may prevent us from being profitable or may not allow us to reach our goals. If the loss ratio for the insurance programs that we administer is favorable to that of the industry, regulatory authorities could impose rate restrictions, require payment of premium refunds to policyholders, or could challenge or elay efforts to raise rates. Rate changes may be required for us to achieve our goals related to profitability and return on equity. If we were to experience challenges in obtaining approvals for rate changes, that could limit us in reaching our targeted goals and profitability. For example, with the COVID-19 pandemic, state regulators and legislators were under increased political pressure to provide financial relief to policyholders, and several states did require premium relief/refunds, depending on loss severity and frequency, while other states highly recommended that premium relief/refunds be given to policyholders. Additionally, certain states have enacted laws that require an insurer conducting business in that state to participate in assigned risk plans, reinsurance facilities, and joint underwriting associations. Certain states also require insurers to offer coverage to all consumers, often restricting an insurer’s ability to charge the price it might otherwise charge. Laws and regulations of many states also limit an insurer’s ability to withdraw from one or more lines of insurance there, except pursuant to a plan that is approved by the state insurance department. This limitation can prolong and provide additional challenges for strategic business plans related to conversions, transfers, and book rolls. Although Hagerty is not an insurer, our business, results of operations, or financial condition could be adversely affected by any of these factors, as they are applicable to the insurance programs we administer.

We rely on external data and our digital platform to collect and evaluate information that we utilize in producing, pricing, and underwriting insurance policies (in accordance with the rates, rules, and forms filed with regulators, where required), managing claims and customer support, and improving business processes. Any future legal or regulatory requirements that might restrict our ability to collect or utilize this data could potentially have an adverse effect on our business, financial condition, and prospects.

We use our digital platform to collect data points that we evaluate in pricing and underwriting insurance policies, managing claims and customer support, and improving business processes. Our business model is dependent on our ability to collect vehicle usage and driving data. If federal, state, or international regulators were to determine that the type of data we collect, the process we use for collecting this data, or how we use it, unfairly discriminates against a protected class of people, regulators could move to prohibit or restrict our collection or use of this data. In addition, if legislation were to restrict our ability to collect driving data, it could impair our capacity to underwrite insurance cost effectively, negatively impacting our revenue and earnings.

The underwriting companies that Hagerty works with, and Hagerty’s insurance agencies, are periodically subject to examinations and audits by insurance regulators, which could result in adverse findings, enforcement actions, require payments of fines or penalties, and necessitate remedial actions.

In the U.S., Hagerty’s insurance agencies operate as a managing general agent (MGA) for Essentia Insurance Company, a Missouri-domiciled insurance company that is a wholly owned subsidiary of Markel (“Essentia”). Essentia is currently domiciled in Missouri and has a classic auto insurance program and a classic boat insurance program in all 50 United States, plus the District of Columbia. Hagerty operates as the MGA for the programs in all 51 jurisdictions. Hagerty also operates a similar auto insurance program in Canada (underwritten by Elite Insurance Company) and in the United Kingdom (primarily underwritten by Markel International Insurance Company, a wholly owned subsidiary of Markel).

Additionally, under its license as a Class 3A insurer, Hagerty Re must meet and maintain the relevant solvency margin, and liquidity and other ratios applicable under Bermuda law. Hagerty Re’s license limits it to accepting only business produced through Hagerty’s managing general agency/underwriters that is underwritten by carriers rated A- or better by A.M. Best or similar rating agency.

Insurance regulators periodically subject the underwriting companies that we work with to audits and examinations to assess compliance with applicable laws and regulations, financial condition, and the conduct of regulated activities. These examinations and audits may be conducted during a jurisdiction’s normal review cycle, or because of a targeted investigation. Hagerty’s insurance agencies can also be subject to regulatory audits and exams. A formal examination or audit provides insurance regulators with a significant opportunity to review and scrutinize the underwriting companies we work with, the insurance programs we administer, and our operations.

As a result of an examination or an audit, an insurance regulator could determine that an underwriting company’s financial condition or capital resources are less than satisfactory. An insurance regulator could also determine that there are other aspects of either the underwriting company or our operations that are less than satisfactory, or that either us or the underwriting company that we work with are in violation of applicable laws or regulations. These types of examination or audit findings could lead an insurance regulator to require either us or the underwriting company that we work with to take one or more remedial actions or otherwise subject us to regulatory scrutiny, impose fines and penalties, or take further actions.

We cannot predict with precision the likelihood, nature, or extent, including the associated costs, of any necessary remedial actions, or any financial impact that could result from an examination or audit. Any regulatory or enforcement action or any regulatory order imposing remedial, injunctive, or other corrective action against us or any of the underwriting companies we work with resulting from these examinations or audits could have a material adverse effect on our business, reputation, financial condition, or results of operations.

The insurance business, including the market for property and casualty insurance, is historically cyclical in nature, and there may be periods with excess underwriting capacity and unfavorable premium rates, which could adversely affect our business.

Hagerty operates primarily in North America and the seasonality of driving in that region has caused a large portion of our revenue to be generated in the Spring and Summer months of each year. This in turn impacts operational cash flows and could produce volatility in our earnings. Fluctuations in our operating results could be due to a number of other factors, many of which may be outside of our control, including competition, frequency, and severity of catastrophic events, levels of capacity, adverse litigation trends, regulatory constraints, general economic conditions, and other factors. The supply of insurance is related to prevailing prices, the level of insured losses, and the level of capital available to the industry that, in turn, may fluctuate in response to changes in rates of return on investments being earned in the insurance industry. As a result, the auto insurance business historically has been a cyclical industry characterized by periods of intense price competition due to excessive underwriting capacity, as well as periods when shortages of capacity increased premium levels. We operate in a specialty sector of the auto insurance market and need to be mindful of these and other factors which could impact our operations. Demand for insurance depends on numerous factors, including the frequency and severity of catastrophic events, levels of capacity, the introduction of new capital providers, and general economic conditions. All of these factors fluctuate and may contribute to price declines generally in the insurance industry. We cannot predict with certainty whether market conditions affecting the auto insurance market and the insurance market in general will improve, remain constant, or deteriorate. Negative market conditions may impair our ability to underwrite insurance at rates we consider appropriate and commensurate relative to the risk assumed. Additionally, negative market conditions could result in a decline in policies sold, an increase in the frequency or severity of claims and premium defaults, and an uptick in the frequency of fraud, including the falsification of claims. If we cannot underwrite insurance at appropriate rates, our ability to transact business will be materially and adversely affected. Any of these factors could lead to an adverse effect on our business, results of operations, and financial condition.

The reinsurance that Hagerty Re purchases to protect against catastrophic and large losses may be unavailable at current coverage terms, limits, or pricing.

The business that Hagerty Re reinsures is exposed to catastrophic events that are inherently unpredictable and may cause capacity in the reinsurance market to become scarcer leading to rate increases or changes in coverage terms, or a combination of both. This in turn may cause Hagerty Re to retain more risk, be unable to accept risk and grow, or require greater capital investment that may not be available, in each case resulting in lower profits, as well as a material effect on the Company’s results of operations and financial condition.

Unexpected increases in the frequency or severity of claims may adversely affect our operations and financial condition.

We may experience increases in claim frequency on occasion. Short-term trends with an increase in claim frequency may not continue over the longer term. Any changes in claim frequency might be derived from changes in miles driven, driving behaviors, macroeconomics, weather-related events, or other factors. A significant increase in claim frequency could have an adverse effect on our results of operations and financial conditions.

We could also experience increases in the severity of claims. Changes in bodily injury claim severity can be impacted by inflation in medical costs, litigation trends and precedents, regulation, and the overall safety of automobile travel. Changes in auto property damage claim severity can be driven by inflation in the cost to repair vehicles, including parts and labor rates, the mix of vehicles that are declared total losses, the availability of parts to repair vehicles, and an increase in value for collector vehicles. Unanticipated increases in claim severity can arise from events that are inherently difficult to predict. Although we pursue various loss management initiatives to mitigate future increases in claim severity, there can be no assurances that these initiatives will successfully identify or reduce the effect of future increases in claim severity. A significant increase in claim severity could have an adverse effect on our results of operations and financial conditions.

Severe weather events, catastrophes, and unnatural events are unpredictable, and Hagerty may experience losses or disruptions from these events.

Our business may be exposed to catastrophic events such as tornadoes, tsunamis, tropical storms (including hurricanes), earthquakes, windstorms, hailstorms, severe thunderstorms, wildfires and other fires, as well as non-natural events such as explosions, riots, pandemics, terrorism, or war, which could cause operating results to vary significantly from one period to the next. We may incur catastrophe losses in our business in excess of: (1) those experienced in prior years, (2) the average expected level used in pricing,(3) current reinsurance coverage limits, or (4) loss estimates from external tornado, hail, hurricane, and earthquake models at various levels of probability. In addition, we are subject to customer insurance claims arising from weather events such as winter storms, rain, hail, and high winds.

The incidence and severity of weather conditions are largely unpredictable. There is generally an increase in the frequency and severity of customer insurance claims when severe weather conditions occur. The incidence and severity of severe weather conditions and catastrophes are inherently unpredictable and the occurrence of one catastrophe does not render the possibility of another catastrophe greater or lower. The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. In particular, severe weather and other catastrophes could significantly increase our costs due to a surge in claims following such events and/or legal and regulatory changes in response to catastrophes that may impair our ability to limit our liability under our policies. Severe weather conditions and catastrophes can cause greater losses, which can cause our liquidity and financial condition to deteriorate. In addition, reinsurance placed in the market also carries some counterparty credit risk.

Climate change may affect the occurrence of certain natural events, such as an increase in the frequency or severity of wind and thunderstorm events, eruptions of volcanoes, and tornado or hailstorm events due to increased convection in the atmosphere; more frequent wildfires and subsequent landslides in certain geographies; higher incidence of deluge flooding and the potential for an increase in severity of the hurricane events due to higher sea surface temperatures. Additionally, climate change may cause an impact on the demand, price and availability of insurance, as well as the value of our investment portfolio. Due to significant variability associated with future changing climate conditions, we are unable to predict the impact climate change will have on our business.

If the risks within the insurance programs that we offer on behalf of our underwriting carriers are not priced and underwritten accurately with competitive, yet profitable, rates, our business and financial condition could be adversely affected.

As an MGA for Essentia, we operate under delegated underwriting authority in the U.S. In general, the premiums for the insurance policies in our program are established at the time a policy is issued and, therefore, before all of the underlying costs are known. The accuracy of the pricing is subject to our ability to adequately assess risks, estimate losses, and comply with insurance laws and regulations. Like others in the industry, we rely on estimates and assumptions in setting the premium rates. We also utilize the data that we gather through our interactions with customers.

Establishing adequate premium rates is necessary, together with investment income, if any, to generate sufficient revenue to offset losses, loss adjustment expenses, and other costs. If we do not accurately assess the risks that are underwritten, adequate premiums may not be charged to cover losses and expenses, which would adversely affect our results of operations and our profitability. Moreover, if we determine that the prices are too low, insurance regulations may prevent non-renewing insurance contracts, non-renewing customers, or raising prices. Alternatively, we could set the premiums too high, which could reduce our competitiveness and lead to lower revenues, which could have a material adverse effect on our business, results of operations, and financial condition.

Pricing involves the acquisition and analysis of historical loss data and the projection of future trends, loss costs, expenses, and inflation trends, among other factors, for each of the products in multiple risk levels and many different markets. In order to accurately price the policies, we must, among other factors:

●	collect and properly and accurately analyze a substantial volume of data from our customers;
●	develop, test, and apply appropriate actuarial projections and rating formulas;
●	review and evaluate competitive product offerings and pricing dynamics;
●	closely monitor and timely recognize changes in trends;
●	project both frequency and severity of our customers’ losses with reasonable accuracy; and
●	in many jurisdictions, obtain regulatory approval for the resulting rates.

There are no assurances that we will have success in implementing a pricing methodology accurately in accordance with our assumptions. Our ability to accurately price policies is subject to a number of risks and uncertainties, including, but not limited to:

●	insufficient, inaccurate, or unreliable data;
●	incorrect or incomplete analysis of available data;
●	uncertainties generally inherent in estimates and assumptions;
●	our inability to implement appropriate actuarial projections and rating formulas or other pricing methodologies;
●	incorrect or incomplete analysis of the competitive environment;
●	regulatory constraints on rate increases or coverage limitations;
●	our inability to accurately estimate investment yields and the duration of our liability for loss and loss adjustment expenses; and
●	unanticipated litigation, court decisions, and legislative or regulatory actions or changes to the existing regulatory landscape.

To address the potential errors or desired or required changes in our current business model, we may be compelled to increase the amount allocated to cover policy claims, or to address other economic factors resulting in an increase in future premium rates, or to additionally or alternatively adopt different underwriting standards. Any of these changes may result in a decline in new business and renewals and, as a result, have a material adverse effect on our business, results of operations, and financial condition.

Reinsurance subjects Hagerty Re to counterparty risk where reinsurers fail to pay or timely pay claims due to insolvency or otherwise fail to honor their obligations.

Hagerty Re is legally obligated to pay claims under the reinsurance agreements where Hagerty Re has assumed risk, regardless of whether Hagerty Re is able to secure its own reinsurance for ceded reinsurance coverages. Reinsurer insolvency or payment default by one of Hagerty Re’s ceded reinsurance when reimbursement is sought by Hagerty Re for such coverage may have a material effect on Hagerty Re’s profitability and financial situation and its ability to accept risk or may cause it to require capital investments that may not be available.

Unexpected changes in the interpretation of coverage or provisions, including loss limitations and exclusions, in the insurance policies we sell and service could have a material adverse effect on our financial condition and operation.

There can be no assurances that specifically negotiated loss limitations or exclusions in the policies we sell and service will be enforceable in the manner we intend. As industry practices and legal, judicial, social, and other conditions change, unexpected and unintended issues related to claims and coverage may emerge. While these limitations and exclusions help us assess and mitigate our loss exposure, it is possible that a court or regulatory authority could nullify or void a limitation or exclusion, or legislation could be enacted modifying or barring the use of such limitations or exclusions. These types of governmental actions could result in higher than anticipated losses and loss adjustment expenses, which could have a material adverse effect on our financial condition or results of operations. In addition, court decisions have eliminated long standing coverage limitations by a narrow reading of policy exclusions. Under the insurance laws, the insurer typically has the burden of proving an exclusion applies and any ambiguities in the terms of a loss limitation or exclusion provision are typically construed against the insurer. These types of cases and the issues they raise may adversely affect our business by either broadening coverage beyond our underwriting intent or by increasing the frequency or severity of claims. In some instances, these changes may not become apparent until sometime after we have issued insurance contracts that are affected by the changes. As a result, the full extent of liability under the insurance contract may not be known for many years after a contract is issued. There could also be additional exposure with claims for other household vehicles that are not covered under an insurance policy issued by us, such as for someone’s regular use vehicle. It is possible that our underwriting companies that we write business through may share in liability with these types of claims on certain instances.

Hagerty Re’s actual ultimate loss liability could potentially be greater than our loss and loss adjustment expense reserves, which could have a material adverse effect on financial condition and operational results.

Significant periods of time often elapse between the occurrence of an insured or reinsured loss, the reporting of the loss to us, and our payment of that loss. To recognize liabilities for unpaid losses, we establish reserves as balance sheet liabilities representing estimates of amounts needed to pay reported and unreported losses and the related loss adjustment expenses. The process of estimating loss reserves is a difficult and complex exercise involving many variables and subjective judgments. This process may also become more difficult if we experience a period of rising inflation. As part of the reserving process, we review historical data and consider the impact of such factors as:

●	trends in claim frequency and severity;
●	changes in operations;
●	emerging economic and social trends;
●	trends in insurance rates;
●	inflation or deflation; and
●	changes in the regulatory and litigation environments.

This process assumes that past experience, adjusted for the effects of current developments and anticipated trends, is an appropriate basis for predicting future events. There is no precise method, however, for evaluating the impact of any specific factor on the adequacy of reserves, and actual results will differ from original estimates. As part of the reserving process, we regularly review our loss reserves and make adjustments as necessary. Future increases in loss reserves for our underwriting operations will, and for our program’s services operations may, result in additional charges to earnings, which may be material. Our estimates could prove to be inadequate, and this underestimation could have a material adverse effect on our financial condition.

Hagerty Re is required to maintain its reserves and financial condition in accordance with Bermuda law and the Bermuda Solvency Capital Requirement (BCSR) administered by the Bermuda Monetary Authority. Inadequate reserves may adversely affect earnings, as well as the ability to continue to accept risk, and Hagerty Re’s ability to maintain its financial condition and meet solvency requirements with possible loss of its license in Bermuda. Under Bermuda law, Hagerty Re is prohibited from declaring or making payment of a dividend if it fails to meet its minimum solvency margin or minimum liquidity ratio. Prior approval from the Bermuda Monetary Authority is also required if Hagerty Re’s proposed dividend payments would exceed 25% of its prior year-end total statutory capital and surplus.

Our expansion into different insurance products and jurisdictions may subject us to additional costs and expenses, and our plans might not be as profitable as projected.

We believe that the growth of our business and revenue depends in part upon our ability to: (i) retain our existing customers and add new customers in our current, as well as new, geographic markets; (ii) add new insurance programs and products; and (iii) add to and continue to grow our offering of non-insurance automotive enthusiast-related products.

Expanding into new geographic markets and introducing new products takes time, requires us to navigate and comply with extensive regulations, and may happen more slowly than we expect or than it has occurred in the past. If we were to lose customers, our value might diminish. A future loss of customers could lead to higher loss ratios, loss ratios that cease to decline, or declining revenue — any of which would adversely impact our profitability. If we are unable to remain competitive on customer experience, pricing, or insurance coverage options, our ability to grow and retain our business may also be adversely affected. In addition, we might not be able to accurately predict risk segmentation of new and renewal customers or potential customers, which could also reduce our profitability.

While a key part of our business strategy is to retain and add customers in our existing markets, we may also seek to expand our operations into new markets and new products. In doing so, we may incur losses or otherwise not be successful in entering new markets or introducing new products. Our expansion into new markets and new products may place us in unfamiliar competitive environments and involve various risks, including competition, government regulation, the need to invest significant resources, and the possibility that returns on such investments might not be achieved for several years, or at all.

We may not be successful in these efforts, and even if we are successful, these efforts may increase or create the following risks, among others:

●	we might not be able to effectively use search engines, social media platforms, content-based online advertising, and other online sources for generating traffic to our website;
●	potential customers in a particular marketplace could generally not meet the underwriting guidelines;
●	demand for new products or expansion into new markets may not meet our expectations;
●	new products and expansion into new markets may increase or change our risk exposures, and the data and models we use to manage those exposures may not be as effective as those we use in existing markets or with existing products;
●	models underlying automated underwriting and pricing decisions may not be effective;
●	efforts to develop new products or expand into new markets or to change commission terms may create or increase distribution channel conflicts;
●	in connection with the conversion of existing policyholders to a new product, some policyholders’ pricing may increase while the pricing for other policyholders may decrease, the net impact of which could negatively impact retention and profit margins;
●	changes to our business processes or workflow, including the use of new technologies, may give rise to execution risk;
●	our products might not be competitive in terms of customer experience, pricing, or insurance coverage options;
●	there could be barriers in obtaining the governmental and regulatory approvals, licenses, or other authorizations necessary for expansion into new markets or in relation to our products (such as line, form, underwriting, and rating approvals), or such approvals contain conditions that impose restrictions on our operations (such as limitations on growth);
●	our digital platform might experience disruptions;
●	we could suffer reputational harm to our brand resulting from negative publicity, whether accurate or inaccurate;
●	we may not be able to offer new and competitive products, to provide effective updates to our existing products, or to keep pace with technological improvements in our industry;
●	we might not be able to maintain traditional retail agent relationships;
●	customers may have difficulty installing, updating, or otherwise accessing our website on mobile devices or web browsers as a result of actions by us or third parties;
●	customers may be unable or unwilling to adopt or embrace new technology;
●	technical or other problems may frustrate the customer experience, particularly if those problems prevent us from generating quotes or paying claims in a fast and reliable manner;
●	we might not be able to address customer concerns regarding the content, data privacy, and security generally or for our digital platform specifically;
●	we may not identify or enter joint ventures with strategic partners or we may enter into joint ventures that do not produce the desired results; or

●	there may be challenges in, and the cost of, complying with various laws and regulatory standards, including with respect to the insurance business and insurance distribution, capital and outsourcing requirements, data privacy, tax, and regulatory restrictions.

These efforts may require additional investments by us, some of which could be significant. These costs may also include hiring additional personnel, as well as engaging third-party service providers, and other research and development costs. If we grow our geographic footprint or product offering at a slower rate than expected, or if we are unable to overcome the challenges listed above, our business, results of operations, and financial condition could be materially and adversely affected.

Our reliance on technology and intellectual property from third parties for pricing and underwriting insurance policies, handling claims, and maximizing automation, could cause an adverse impact on our business and operations if these third parties become unavailable or provide us with inaccurate information.

We use data, technology, and intellectual property licensed from unaffiliated third parties in certain components of our products, including insurance industry proprietary information that we license, and we may license additional third-party technology and intellectual property in the future. Any errors or defects in this third-party technology and intellectual property could result in errors that could harm our brand and business. In addition, licensed technology and intellectual property may not continue to be available on commercially reasonable terms, or at all. Also, should a company refuse to license its proprietary information to us on the same terms that it offers to our competitors, we could be placed at a significant competitive disadvantage. If any technology and intellectual property we license from others becomes unavailable, we may not be able to find replacement technologies at a reasonable cost or at all, which could materially harm our business and results of operations.

Denial of claims or the failure to accurately and timely pay claims on behalf of our underwriting carriers could have an adverse impact on our own business, financial condition, and prospects.

We must accurately and timely evaluate and pay claims that are made under the insurance policies in our program. There are many factors that could affect our ability to pay claims accurately and timely, including the efficiency of our claims processing, the training and experience of our claim’s adjusters, and our ability to develop or select and implement appropriate procedures and systems to support our claims functions.

The risks included in our insurance programs are typically those of an antique, classic, or collectable nature. Adjusting claims on these types of risks often require specialized knowledge of collector vehicles, so our claims staff is trained to have collectable expertise to provide an efficient, yet comprehensive, claims experience. The manner in how we handle claims is a differentiating factor for our business, and an inability to be able to continue to offer a timely and comprehensive claims experience could undermine our brand and position in the insurance marketplace. Additionally, any failure to pay claims accurately or timely could also lead to regulatory and administrative actions or material litigation, loss or reduction in reinsurance recoverable, or result in damage to our reputation, any one of which could materially and adversely affect our business, financial condition, results of operations, and prospects.

If our claims adjusters are unable to effectively process our volume of claims in the manner that our customers expect, our ability to grow our business while maintaining high levels of customer satisfaction could be compromised, which in turn, could adversely affect our reputation and operating margins.

A downward change in Essentia’s financial strength rating may adversely affect Hagerty’s ability to conduct business as currently conducted.

Essentia’s ability to underwrite business is dependent upon its financial strength rating as evaluated by independent rating agencies. In the event that Essentia is downgraded, we believe our ability to write business through Essentia would be adversely affected. In the normal course of business, we evaluate Essentia’s capital needs to support the amount of business it writes in order to maintain its financial strength ratings.

Hagerty Re is subject to regulatory requirements to maintain its license in Bermuda as a Class 3A insurer.

Hagerty Re is registered as a Class 3A insurer under the Bermuda Insurance Act. The Bermuda Monetary Authority (“BMA”) issues regulations and other guidance prescribing requirements that Bermuda-licensed insurance companies, like Hagerty Re, are required to comply with. For example, the BMA requires Bermuda-licensed insurers to maintain a minimum level of capital and surplus, comply with restrictions on dividends, make financial statement filings, prepare a financial condition report, maintain a head office in Bermuda from which insurance business is directed and managed and allow for the performance of certain periodic examinations of financial condition. These statutes and regulations may restrict Hagerty Re’s ability to write reinsurance policies, distribute funds and pursue its investment strategy.

Under its license as a Class 3A insurer, Hagerty Re must meet and maintain the relevant solvency margin, and liquidity and other ratios applicable under Bermuda law. For example, Hagerty Re’s license limits it to reinsuring business that is underwritten by carriers rated A- or better by A.M. Best or similar rating agencies. Additional operational requirements for Hagerty Re in Bermuda include:

●	complying with economic substance requirements which include maintaining a principal office in Bermuda and having a certain number of Bermuda-domiciled managers involved in overseeing operations;
●	obtaining prior approval for changes in ownership / transfers of shares;
●	having restrictions on dividends;
●	complying with Bermuda know-your-customer and anti-bribery type laws;
●	having audited financial statements and being subject to BMA examination; and
●	carrying out operations in accordance with its filed and approved business plan.

Failure to operate properly in accordance with Bermuda law could cause Hagerty Re’s license to be restricted or revoked along with possible supervisory control of Hagerty Re and its assets and termination of reinsurance agreements with its ceding carriers. Additionally, Bermuda insurance statutes, regulations and the policies of the Bermuda Monetary Authority are less restrictive than U.S. insurance statutes and regulations. We cannot assure you that insurance supervisors in the U.S. will not review Hagerty Re’s activities and determine that Hagerty Re is subject to a U.S. jurisdiction’s licensing requirements or determine that our U.S.-domiciled underwriting partners cannot transact business with us. Any such determination would have an adverse impact on Hagerty Re’s operations and financial condition.

Legal, Regulatory, and Political Risks

The legal and regulatory requirements applicable to our business are extensive. If we are not able to comply, it could have an adverse effect on us. Extensive regulation and potential further restrictive regulation could increase our operating costs and limit our growth.

We are subject to extensive laws, regulations, and supervision in the jurisdictions in which we transact business. These laws are complex and subject to change. Changes can sometimes lead to additional expenses, increased legal exposure, increased required capital and surplus, delays in implementing desired rate increases or business operations, and additional limits on our ability to grow or achieve targeted goals and profitability. Our business is highly dependent on the ability to engage on a daily basis in financial and operational activities, many of which are highly complex, including, but not limited to, insurance underwriting, claim processing, and providing products and services to businesses and consumers in a hospitable and efficient manner. These activities are subject to internal guidelines and policies, as well as legal and regulatory requirements, including, but not limited to, those related to:

●	privacy regulation and data security;
●	anti-corruption and anti-bribery;
●	restrictions on advertising and marketing;
●	restrictions on rebating and inducements related to insurance transactions;
●	restrictions on sharing insurance commissions and payments of referral fees;
●	restrictions related to underwriting and pricing of insurance;
●	approval of policy forms and premiums;

●	restrictions on the adjustment and settlement of insurance claims;
●	restrictions on the sale, solicitation, and negotiation of insurance;
●	rules regarding licensing, affiliations, and appointments;
●	state-mandated premium rebates, refunds, or reductions as a result of potentially lower risk exposure due to the COVID-19 pandemic and related emergency orders;
●	regulation of corporate governance and risk management; and
●	periodic examinations of operations, finances, market conduct and claims practices.

While we believe that we have adopted adequate and effective risk management and compliance programs, compliance risks remain, especially as we become subject to additional rules and regulations. The requirement to oversee and monitor the increasing speed and volume of regulatory changes could hinder our ability to appropriately review, analyze, and implement processes to ensure compliance in a timely manner. Failure to comply with, or to obtain, appropriate authorizations or exemptions under any applicable laws and regulations could result in restrictions on our ability to do business or undertake activities that are regulated in one or more of the jurisdictions in which we conduct business. Any such failure could also subject us to fines, penalties, equitable relief, and changes to our business practices.

Future regulatory changes could limit or impact our business model.

Compliance with applicable laws and regulations is time consuming and personnel- and systems-intensive. The current political environment, and the current high level of government intervention and regulatory reform may lead to substantial new regulations and compliance obligations. Any changes in, or the enactment of new, applicable laws and regulations may increase the complexity of the regulatory environment in which we operate, which could materially increase our direct and indirect compliance costs and other expenses of doing business and have a material adverse effect on our results of operations and financial condition. Although state insurance regulators have primary responsibility for administering and enforcing insurance regulations in the U.S., such laws and regulations are further administered and enforced by a number of additional governmental authorities, each of which exercises a degree of interpretive latitude, including state securities administrators; state attorneys general, as well as federal agencies including the SEC, the Financial Industry Regulatory Authority, the Federal Reserve Board, the Federal Insurance Office, the U.S. Department of Labor, the U.S. Department of Justice, and the National Labor Relations Board. Similarly, there are governmental authorities in UK, such as the Financial Conduct Authority (FCA); the BMA in Bermuda; and numerous federal and provincial governmental and oversight organizations in Canada. Consequently, compliance with any particular regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another’s interpretation of the same issue, particularly when compliance is judged in hindsight. Such regulations or enforcement actions are often responsive to current consumer and political sensitivities, which may arise after a major event. Such rules and regulations may result in rate suppression, limit our ability to manage our exposure to unprofitable or volatile risks, or lead to fines, premium refunds, or other adverse consequences.

The federal government may also regulate aspects of our business, such as the protection of consumer confidential information or the use of consumer insurance (credit) scores to underwrite and assess the risk of customers under the Fair Credit Reporting Act, or FCRA, in the U.S. Among other things, for insurance purposes, the FCRA requires that (i) there is a permissible purpose before obtaining and using a consumer report for underwriting purposes, and (ii) there is compliance with related notice and recordkeeping requirements. Failure to comply with federal requirements under the FCRA or any other applicable federal laws could subject us to regulatory fines and other sanctions. In addition, there is risk that a particular regulator’s or enforcement authority’s interpretation of a legal issue or the scope of a regulator’s authority may change over time to our detriment. There is also a risk that changes in the overall legal environment may cause us to change our views regarding the actions we need to take from a legal risk management perspective. This would necessitate changes to our practices that may adversely impact our business.

In some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. State insurance laws and regulations are generally intended to protect the interests of purchasers or users of insurance products, rather than the holders of securities that we issue. Failure to comply with state insurance laws and regulations in the future could also have a material adverse effect on our business, operating results, and financial condition.

Additionally, changes in the regulatory landscape, whether it be on a state, federal, or global level, related to autonomous vehicles and regulations around petroleum-based vehicles could significantly alter our core insurance model, and we may have to make changes to our insurance program to comply with regulatory changes in this space. This would require changes to our operations, which could adversely impact our business.

Furthermore, the federal government could pass a law expanding its authority to regulate the insurance industry, expanding federal regulation over our business to our detriment. These laws and regulations may limit our ability to grow, to raise additional capital, or to improve the profitability of our business.

New legislation or legal requirements impacting the internet and the applicable use of mobile applications may affect how we communicate with our customers and could have an adverse effect on our business model, financial condition, and operations.

We rely on our mobile application to execute our business strategy. We are subject to general business regulations and laws, as well as federal and state regulations and laws specifically governing the internet and the use of mobile applications in particular. Existing and future laws and regulations may impede the growth of the internet or other online services and increase the cost of providing online services. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, electronic signatures and consents, consumer protection, and social media marketing. It is at times not clear how existing laws governing issues such as property ownership, sales, and other taxes and consumer privacy apply to the internet and the use of mobile applications in particular, as the vast majority of these laws were adopted prior to the advent of the internet and the use of mobile applications and do not contemplate or address the unique issues raised by the internet. It is possible that general business regulations and laws, or those specifically governing the internet and the use of mobile applications in particular, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We cannot be sure that our practices have complied, currently comply, or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business, and proceedings or actions against us by governmental entities or others. Any such proceeding or action could hurt our reputation, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, and decrease the use of our mobile application or website by consumers and suppliers and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations.

Our intellectual property rights are extremely valuable and if they are not properly protected, our products, services, and brand could be adversely impacted.

As we continue expanding our development of intellectual property across all channels, we may be unable to adequately protect and/or obtain appropriate rights, leading to increased risk. Competitors may target certain products or services and seek to assert competing rights. If appropriate contractual measures are not maintained, employees, contractors, and vendors may divulge trade secrets or claim ownership over our intellectual property.

New legislation or legal requirements impacting the use of petroleum-based and/or supporting autonomous vehicles could significantly challenge and impact our core insurance model and company purpose.

A significant majority of our members currently drive gas-powered vehicles and engage in automotive enthusiast activities where they are able to drive and enjoy their vehicles. Changes in the law that create higher barriers to the use and enjoyment of their vehicles may in turn reduce the need or desire for many of our products and services, leading to lost revenue and lower profits and the inability to deliver on our purpose in an impactful manner.

Additional Risks Relating to Ownership of Company Securities

The price of the Company’s securities may change significantly following the Business Combination and you could lose all or part of your investment as a result.

The trading price of the Company Common Stock and Warrants is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares or Warrants at an attractive price due to a number of factors such as those listed in “— General Risks Related Hagerty’s Business” and the following:

●	results of operations that vary from the expectations of securities analysts and investors;
●	results of operations that vary from those of the Company’s competitors;

●	the impact of the COVID-19 pandemic and its effect on the Company’s business and financial conditions;
●	changes in expectations as to the Company’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors;
●	declines in the market prices of stocks generally;
●	strategic actions by the Company or its competitors;
●	announcements by the Company or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;
●	any significant change in the Company’s management;
●	changes in general economic or market conditions or trends in the Company’s industry or markets;
●	changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to the Company’s business;
●	future sales of the Company’s Common Stock or other securities;
●	investor perceptions or the investment opportunity associated with the Company’s Common Stock relative to other investment alternatives;
●	the public’s response to press releases or other public announcements by the Company or third parties, including the Company’s filings with the SEC;
●	litigation involving the Company, the Company’s industry, or both, or investigations by regulators into the Company’s operations or those of the Company’s competitors;
●	guidance, if any, that the Company provides to the public, any changes in this guidance or the Company’s failure to meet this guidance;
●	the development and sustainability of an active trading market for the Company’s Common Stock;
●	actions by institutional or activist stockholders;
●	changes in accounting standards, policies, guidelines, interpretations or principles; and
●	other events or factors, including those resulting from natural disasters, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of the Class A Common Stock and Warrants, regardless of the Company’s actual operating performance. In addition, price volatility may be greater if the public float and trading volume of the Class A Common Stock and Warrants is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If the Company was involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from the Company’s business regardless of the outcome of such litigation.

Future sales, or the perception of future sales, by the Company or its stockholders in the public market could cause the market price for the Company’s Class A Common Stock to decline.

The sale of shares of the Class A Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of the Class A Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for the Company to sell equity securities in the future at a time and at a price that it deems appropriate.

The initial shareholders of Aldel agreed not to transfer, assign or sell any of the shares of Class A Common Stock into which the Founder Shares converted (except to certain permitted transferees) until, with respect to 50% of such shares, the earlier of (i) twelve months after the date of the consummation of the Business Combination, or (ii) the date on which the closing price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a business combination, with respect to the remaining 50% of such shares, 12 months after the date of the consummation of the Business Combination, or earlier, in each case, if, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their public shares for cash, securities or other property. In addition, each of Markel and Hagerty Holding Corp. (“HHC”) executed lockup agreements pursuant to which such parties agreed not to sell, transfer or take certain other actions with respect to units in OpCo and shares of Class V common stock received in the Business Combination for a period from closing of the Business Combination through the earlier of (a) 180 days after the closing of the Business Combination, subject to certain customary exceptions and (b) the date on which the closing price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the consummation of the Business Combination

As restrictions on resale end, the market price of the Class A Common Stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of Class A Common Stock or other securities.

In addition, Class A Common Stock reserved for future issuance under our equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The aggregate number of shares of Class A Common Stock reserved for future issuance under our equity incentive plan is 38,317,399. The compensation committee of our Board may determine the exact number of shares to be reserved for future issuance under its equity incentive plans at its discretion. We will file one or more registration statements on Form S-8 under the Securities Act to register shares of Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock issued pursuant to our equity incentive plans. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

Certain warrants to purchase Class A Common Stock will become exercisable following the Business Combination, which could increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

PIPE Warrants to purchase an aggregate of 12,669,300 shares of Class A Common Stock will become exercisable on the 30th day following the closing of the Business Combination in accordance with the terms of the warrant agreement governing those securities. In addition Public Warrants to purchase an aggregate of 5,750,000 shares of Class A Common Stock will become exercisable on April 12, 2022 in accordance with the warrant agreement covering those securities. Each such PIPE Warrant and Public Warrant entitles its holder to purchase one share of Class A Common Stock at an exercise price of $11.50 per share and will expire at 5:00 p.m., New York time, five years after the Closing or earlier upon redemption or our liquidation. In addition, pursuant to the Sponsor Warrant Lock-up Agreement, that was entered into in connection with the closing of the Business Combination, certain other warrants will vest at other times upon certain triggers. See “Certain Related Party Transactions — Sponsor Warrant Lock-up Agreement.” To the extent Warrants are exercised, additional shares of Class A Common Stock will be issued, which will result in dilution to our then existing stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could depress the market price of our common stock.

The Company qualifies as an “emerging growth company” within the meaning of the Securities Act, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make our securities less attractive to investors and may make it more difficult to compare the Company’s performance to the performance of other public companies.

The Company qualifies as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, the Company is eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. The Company stock remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of Class A Common Stock that is held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of Aldel common stock in Aldel’s initial public offering. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as the Company is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period and, therefore, the Company may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find the Class A Common Stock less attractive because the Company will rely on these exemptions, which may result in a less active trading market for the Class A Common Stock and its price may be more volatile.

The Company qualifies as, and intends to elect to be treated as, a “controlled company” within the meaning of the NYSE listing standards and, as a result, our stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.

So long as more than 50% of the voting power for the election of directors of the Company is held by an individual, a group, or another company, the Company will qualify as a “controlled company” under the NYSE listing requirements. As of the consummation of the Business Combination, HHC controls approximately 67.9% of the voting power of our outstanding capital stock. As a result, the Company will qualify as, and intends to elect to be treated as, a “controlled company” under the NYSE listing standards and will not be subject to the requirements that would otherwise require us to have: (i) a majority of “independent directors,” as defined under the listing standards of the NYSE; (ii) a nominating committee comprised solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iv) director nominees selected, or recommended for the board of directors’ selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors.

HHC may have its interest in the Company diluted due to future equity issuances or its own actions in selling shares of common stock, in each case, which could result in a loss of the “controlled company” exemption under the NYSE listing rules. The Company would then be required to comply with those provisions of the NYSE listing requirements.

We will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

Following the consummation of the Business Combination, the Company now faces increased legal, accounting, administrative and other costs and expenses as a public company that Hagerty did not incur as a private company. The Sarbanes-Oxley Act of 2002 or the Sarbanes-Oxley Act, including the requirements of Section 404, to the extent applicable to the Company, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements may increase costs and make certain activities more time consuming. It may also be more expensive to obtain director and officer liability insurance.

The dual class structure of The Company’s common stock may adversely affect the trading market for its Class A Common Stock following the closing of the transaction.

S&P Dow Jones and FTSE Russell limit their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, namely, to exclude companies with multiple classes of shares of common stock from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of the Company’s common stock may prevent the inclusion of Class A Common Stock in such indices and may cause shareholder advisory firms to publish negative commentary about the Company’s corporate governance practices or otherwise seek to cause the Company to change its capital structure. Any such exclusion from indices could result in a less active trading market for the Class A Common Stock. Any actions or publications by shareholder advisory firms critical of the Company’s corporate governance practices or capital structure could also adversely affect the value of the Class A Common Stock.

The dual class structure of the Company’s common stock will have the effect of concentrating voting power with two shareholders, which will limit your ability to influence the outcome of important transactions, including a change in control.

The Company’s Class V common stock has 10 votes per share and its Class A Common Stock has one vote per share. Markel and HHC, who currently hold all of the Class V common stock, together will hold a substantial majority of the voting power of the Company’s outstanding capital stock. Because of the 10-to-1 voting ratio between the Company’s Class V and Class A Common Stock, the holders of the Company’s Class V common stock will, collectively control a majority of the combined voting power of common stock and therefore will be able to control all matters submitted to the Company’s stockholders until the earlier of (1) 15 years from the date of the consummation of the Business Combination and (2) the date on which such share of Class V common stock is transferred other than pursuant to a Qualified Transfer (as defined in the Company’s Amended and Restated Charter). This concentrated control will limit or preclude your ability to influence the outcome of important corporate matters, including a change in control, for the foreseeable future.

Transfers by holders of Class V common stock will generally result in those shares losing their super voting rights, subject to limited exceptions, such as certain transfers effected for estate planning or charitable purposes.

The Company’s three largest shareholders hold significant voting power, have the right to designate directors to the Company’s board of directors and are entitled to preemptive rights with respect to the issuance of new Class A Common Stock, which provides these shareholders with significant power to influence our business and affairs.

Our three largest shareholders are HHC, Markel and State Farm. HHC controls approximately 67.9% of the voting power in the Company, Markel controls approximately 29.0% of the voting power in the Company and State Farm controls approximately 1.9% of the voting power in the Company. Pursuant to the terms of the Investor Rights Agreement among HHC, Markel and State Farm, HHC has the right to designate two directors to the board of the Company so long as it holds at least 50% of the Company’s common stock it owns as of the date of the consummation of the Business Combination (and the right to designate one director so long as it holds less than 50%, but at least 25%, of the Company’s common stock it owns as of the date of the consummation of the Business Combination). Markel and State Farm each have the right to designate one director to the board so long as Markel or State Farm, as applicable, hold 50% of the Company’s common stock held as of the date of the consummation of the Business Combination. Pursuant to the Investor Rights Agreement, each of HHC, Markel and State Farm has agreed to vote for the election of any director nominated by HHC, Markel or State Farm in furtherance of the director designation rights described above. As a consequence, at present, the election of the four directors designated by HHC, Markel and State Farm is assured.

Moreover, under the terms of the Investor Rights Agreement, each of HHC, Markel and State Farm has a contractual preemptive right. Specifically, under the terms of the Investor Rights Agreement, for so long as HHC, Markel or State Farm, as applicable, are entitled to nominate a director, each of HHC, Markel and State Farm, as applicable, subject to certain conditions, has a preemptive right to purchase up to the amount of any new securities we propose to issue or sell as is necessary to maintain the relative pro rata ownership position (determined on a fully diluted basis at the time of determination) of HHC, Markel and State Farm, as applicable. Therefore, while other holders of our stock would risk suffering a reduction in percentage ownership in connection with a new issuance of securities by us, HHC, Markel and State Farm would, through this preemptive right, have the opportunity to avoid a reduction in percentage ownership. As long as HHC, Markel and State Farm continue to hold a significant portion of our outstanding common stock, each will have the ability to influence the vote in any election of directors and over decisions that require stockholder approval.

By virtue of their voting power and board designation rights, preemptive right to purchase additional equity securities in future stock offerings and approval rights, HHC, Markel and State Farm, collectively and separately, have the power to significantly influence our business and affairs and the outcome of matters required to be submitted to shareholders for approval, including the election of our directors, amendments to our charter, mergers, or sales of assets. Their influence over our business and affairs may not be consistent with the interests of some or all of our other shareholders and might negatively affect the market price of our common stock.

The Company may redeem unexpired Warrants prior to their exercise at a time that is disadvantageous to the holders of such Warrants, thereby making such Warrants worthless.

The Company has the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant, provided that the last reported sales price of Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period commencing once the Warrants become exercisable and ending on the third trading day prior to the date on which the Company gives proper notice of such redemption and provided certain other conditions are met. If and when the Warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of Class A Common Stock upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws or it is unable to effect such registration or qualification. The Company will use its best efforts to register or qualify such shares of Class A Common Stock under the blue sky laws of the state of residence in those states in which the Warrants were offered. Redemption of the outstanding Warrants could force you (i) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants. None of the Private Placement Warrants or Underwriter Warrants are redeemable by the Company so long as they are held by the Sponsor, FGSP, the underwriter in Aldel’s initial public offering, or their permitted transferees.

Because there are no current plans to pay cash dividends on the Class A Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your Class A Common Stock for a price greater than that which you paid for it.

The Company intends to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of the Class A Common Stock will be at the sole discretion of the Company’s board of directors. The Company’s board of directors may take into account general and economic conditions, the Company’s financial condition and results of operations, the Company’s available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by the Company to its stockholders or by its subsidiaries to it and such other factors as the Company’s board of directors may deem relevant. In addition, the Company’s ability to pay dividends is limited by covenants of Hagerty’s existing and outstanding indebtedness and may be limited by covenants of any future indebtedness the Company incurs. As a result, you may not receive any return on an investment in the Company’s Class A Common Stock unless you sell the Company’s Class A Common Stock for a price greater than that which you paid for it.

If securities analysts do not publish research or reports about the Company’s business or if they downgrade the Company’s stock or the Company’s sector, the Company’s stock price and trading volume could decline.

The trading market for the Class A Common Stock will rely in part on the research and reports that industry or financial analysts publish about the Company or its business. The Company will not control these analysts. In addition, some financial analysts may have limited expertise with Hagerty’s model and operations. Furthermore, if one or more of the analysts who do cover the Company downgrade its stock or industry, or the stock of any of its competitors, or publish inaccurate or unfavorable research about its business, the price of the Company’s stock could decline. If one or more of these analysts ceases coverage of the Company or fails to publish reports on it regularly, the Company could lose visibility in the market, which in turn could cause its stock price or trading volume to decline.

Anti-takeover provisions in the Company’s organizational documents could delay or prevent a change of control.

Certain provisions of the Company’s Amended and Restated Charter and Amended and Restated Bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by the Company’s stockholders.

These provisions provide for, among other things:

●	the ability of the Company’s board of directors to issue one or more series of preferred stock;
●	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at the Company’s annual meetings;
●	certain limitations on convening special stockholder meetings; and
●	limiting the ability of stockholders to act by written consent;

These anti-takeover provisions could make it more difficult for a third party to acquire the Company, even if the third party’s offer may be considered beneficial by many of the Company’s stockholders. As a result, the Company’s stockholders may be limited in their ability to obtain a premium for their shares. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause the Company to take other corporate actions you desire. See “Description of Securities.”

The Company’s Amended and Restated Charter designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by the Company’s stockholders, which could limit the Company’s stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers, employees or stockholders.

The Company’s Amended and Restated Charter provides that, subject to limited exceptions, any (1) derivative action or proceeding brought on behalf of the Company under Delaware law, (2) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or other employee to the Company or its stockholders, (3) action asserting a claim against the Company, its directors, officers or other employees arising under the DGCL, the Amended and Restated Charter or the Amended and Restated Bylaws of the Company (in each case, as may be amended from time to time), (4) action asserting a claim against the Company or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (5) other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court having personal jurisdiction over all indispensable parties named as defendants shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company’s capital stock shall be deemed to have notice of and to have consented to the provisions of the Company’s certificate of incorporation described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and employees. Alternatively, if a court were to find these provisions of the Company’s Amended and Restated Charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Company’s business and financial condition.

Risks Related to Tax

The Company is a holding company and its only material asset is its interest in OpCo, and it will therefore be dependent upon distributions made by OpCo to pay taxes, make payments under the Tax Receivable Agreement and pay other expenses.

The Company is a holding company with no material assets other than its ownership of OpCo Units and its managing member interest in OpCo. As a result, the Company will have no independent means of generating revenue or cash flow. The Company’s ability to pay taxes, make payments under the Tax Receivable Agreement (as defined below under “Certain Relationships and Related Party Transactions – Hagerty – Tax Receivable Agreement”) and pay dividends (in the event that any dividends are declared) and other expenses will depend on the financial results and cash flows of OpCo and the distributions it receives from OpCo. Deterioration in the financial condition, earnings or cash flow of OpCo for any reason could limit or impair OpCo’s ability to pay such distributions. Additionally, to the extent that the Company needs funds and OpCo is restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or OpCo is otherwise unable to provide such funds, it could materially adversely affect the Company’s liquidity and financial condition.

OpCo will be treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax. Instead, the taxable income of OpCo will be allocated to the members of OpCo, including the Company. Accordingly, the Company will be required to pay income taxes on its allocable share of any net taxable income of OpCo. Under the terms of the Fourth Amended and Restated Limited Liability Company Agreement of OpCo (the “OpCo LLC Agreement”), OpCo is obligated to make tax distributions to the members of OpCo (including the Company) calculated at certain assumed tax rates. In addition to tax expenses, the Company will also incur expenses related to its operations, including payment obligations under the Tax Receivable Agreement (and the cost of administering such payment obligations), which could be significant. The Company intends to cause OpCo to make distributions to the members of OpCo in amounts sufficient to cover all applicable taxes (calculated at assumed tax rates) and payments under the Tax Receivable Agreement. However, OpCo’s ability to make such distributions may be subject to various limitations and restrictions including, but not limited to, restrictions on distributions that would either violate any contract or agreement to which OpCo is then a party, including debt agreements, or any applicable law, or that would have the effect of rendering OpCo insolvent. If the Company’s cash resources are insufficient to meet its obligations under the Tax Receivable Agreement and to fund its obligations, the Company may be required to incur additional indebtedness to provide the liquidity needed to make such payments, which could materially adversely affect its liquidity and financial condition and subject the Company to various restrictions imposed by any such lenders. To the extent that the Company is unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid; provided, however, that nonpayment for a specified period may constitute a breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement.

The Company is required to pay HHC and Markel and any other persons that become parties to the Tax Receivable Agreement for certain tax benefits the Company may receive and the amounts payable may be substantial.

In connection with the consummation of the Business Combination, the Company entered into a Tax Receivable Agreement with Markel and HHC. OpCo intends to have in effect an election under Section 754 of the Code for each taxable year in which TRA Exchanges (as defined in the Tax Receivable Agreement) occur, which is expected to result in adjustments to the tax basis of the assets of OpCo as a result of such TRA Exchanges. The Tax Receivable Agreement generally provides for the payment by the Company to HHC and Markel of 85% of the cash tax benefits, if any, that the Company realizes (or in certain cases is deemed to realize), calculated using certain simplifying assumptions, as a result of (i) tax basis adjustments resulting from TRA Exchanges in connection with or following the Business Combination, (ii) certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to making payments under the Tax Receivable Agreement. We expect that the payments the Company will be required to make under the Tax Receivable Agreement could be substantial. Estimating the amount and timing of the Company’s realization of tax benefits subject to the Tax Receivable Agreement is by its nature imprecise.

In certain cases, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits the Company realizes in respect of the tax attributes subject to the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions the Company determines, and the Internal Revenue Service (“IRS”) or another tax authority may challenge all or a part of the existing tax basis, tax basis increases, or other tax attributes subject to the Tax Receivable Agreement, and a court could sustain such challenge. The parties to the TRA will not reimburse the Company for any payments previously made if such tax basis or other tax benefits are subsequently disallowed, except that any excess payments made to a party under the Tax Receivable Agreement will be netted against future payments otherwise to be made under the Tax Receivable Agreement, if any, after the determination of such excess. In addition, the Tax Receivable Agreement provides that if (1) the Company breaches any of its material obligations under the Tax Receivable Agreement (including in the event that the Company is more than three months late making a payment that is due under the Tax Receivable Agreement, subject to certain exceptions), (2) the Company is subject to certain bankruptcy, insolvency or similar proceedings, or (3) at any time, the Company elects an early termination of the Tax Receivable Agreement, the Company’s obligations under the Tax Receivable Agreement (with respect to all OpCo Units, whether or not such OpCo Units have been exchanged or redeemed before or after such transaction) would accelerate and become payable in a lump sum amount equal to the present value of the anticipated future tax benefits calculated based on certain assumptions, including that the Company would have sufficient taxable income to fully utilize the deductions arising from the tax deductions, tax basis and other tax attributes subject to the Tax Receivable Agreement.

The Tax Receivable Agreement also provides that, upon certain changes of control or other significant transactions, in the discretion of HHC and Markel, the Company’s obligations under the Tax Receivable Agreement may be accelerated and become payable in a lump sum as described above. Such acceleration would be based on certain assumptions, including that the Company or its successor would have sufficient taxable income to fully utilize the increased tax deductions and tax basis and other benefits covered by the Tax Receivable Agreement. As a result, upon any acceleration of the Company’s obligations under the Tax Receivable Agreement (including upon a change of control), the Company could be required to make payments under the Tax Receivable Agreement that are greater than 85% of its actual cash tax savings, which could negatively impact its liquidity. The change of control provisions in the Tax Receivable Agreement may also result in situations where HHC and Markel have interests that differ from or are in addition to those of the Class A stockholders.

To the extent the Company receives tax distributions in excess of its actual tax liabilities and retains such excess cash, HHC and Markel may benefit from such accumulated cash balances if they exercise their exchange rights.

Under the terms of the OpCo LLC Agreement, OpCo is obligated to make tax distributions to the members of OpCo (including the Company) calculated at certain assumed tax rates. Because tax distributions will be made pro rata based on ownership and due to, among other items, differences between the tax rates applicable to the Company and the assumed individual income tax rate used in the calculation and requirements under the applicable tax rules that OpCo’s net taxable income be allocated disproportionately to its unitholders in certain circumstances, tax distributions may significantly exceed the actual tax liability for certain holders of OpCo

Units, including the Company. If the Company retains the excess cash it receives, Markel and HHC could benefit from any value attributable to such accumulated cash balances as a result of their rights under the Exchange Agreement.

The Company would be subject to potentially significant tax inefficiencies if OpCo becomes a publicly traded partnership.

If OpCo were to become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, the Company and OpCo might be subject to potentially significant tax inefficiencies, and the Company would not be able to recover payments previously made by it under the Tax Receivable Agreement even if the corresponding tax benefits were subsequently determined to have been unavailable due to such status.

OpCo intends to operate such that it does not become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. A “publicly traded partnership” is a partnership the interests of which are listed for trading on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Applicable U.S. Treasury regulations provide for certain safe harbors from treatment as a publicly traded partnership, and OpCo intends to operate such that it will qualify for one or more of such safe harbors, although there can be no assurance in this regard.

If OpCo were to become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, significant tax inefficiencies might result for the Company and for OpCo, for example, if the Company is not able to file a consolidated U.S. federal income tax return with OpCo. In addition, the Company may not be able to realize tax benefits covered under the Tax Receivable Agreement, and the Company would not be able to recover any payments previously made by it under the Tax Receivable Agreement, even if the corresponding tax benefits (including any claimed increase in the tax basis of OpCo’s assets) were subsequently determined to have been unavailable.

Increases in applicable tax rates, changes in applicable tax laws or disagreements with tax authorities can adversely affect the Company’s business, financial condition or results of operations.

The Company will have no material assets other than its interest in OpCo, which holds, directly or indirectly, all of the operating assets of OpCo’s business. OpCo generally will not be subject to U.S. federal income tax. The Company is a U.S. corporation that will be subject to U.S. corporate income tax on its worldwide operations, including its share of income of OpCo. The Company and OpCo will also be subject to various U.S. federal, state and local taxes, in addition to taxes in other countries.

New U.S. laws and policy relating to taxes may have an adverse effect on the Company and OpCo’s business and future profitability. Further, existing U.S. tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to the Company and OpCo. Increases in income tax rates or other changes in income tax laws in any particular jurisdiction in which OpCo operates or is otherwise subject to tax can reduce the Company’s after-tax income from such jurisdiction and adversely affect our business, financial condition or results of operations. Existing tax laws have been and could in the future be subject to significant change.

The Company and OpCo will be subject to reviews, examinations and audits by the IRS and other taxing authorities with respect to income and non-income-based taxes. Economic and political pressures to increase tax revenues in jurisdictions in which OpCo operates, or the adoption of new or reformed tax legislation or regulation, may make resolving tax disputes more difficult and the final resolution of tax audits and any related litigation can differ from OpCo’s historical provisions and accruals, resulting in an adverse impact on our business, financial condition or results of operations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Class A Common Stock or Warrants by the Selling Securityholders. We will receive up to an aggregate of approximately $234.6 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, which may include temporary or permanent repayment of our outstanding indebtedness.

The Selling Securityholders will pay any underwriting fees, discounts and selling commissions incurred by such Selling Securityholders in disposing of their Class A Common Stock. Pursuant to a registration rights agreement entered into by the Company and certain other stockholders of the Company, the Company will bear all other costs, fees and expenses incurred in effecting the registration of the Class A Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of counsel and independent registered public accountants.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Class A Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share, other than the OTM Warrants which is determined by reference to the exercise price of $15.00 per share. The Public Warrants are listed on the NYSE under the symbol “HGTY.WS.”

We cannot currently determine the price or prices at which shares of our Class A Common Stock may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR COMMON

STOCK AND DIVIDEND POLICY

Market Information

Our Class A Common Stock and Public Warrants are currently listed on the NYSE under the symbols “HGTY” and “HGTY.WS”, respectively. Prior to the consummation of the Business Combination, Aldel’s common stock and warrants were listed on the NYSE under the symbols “ADF.U,” “ADF, and “ADF WS,” respectively. As of December 2, 2021, there were 46 holders of record of our Class A Common Stock and 40 holders of record of our Warrants.

Dividend Policy

We have not paid any cash dividends on the Class A Common Stock or the Warrants to date. The Company may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board of Directors (the “Board”) and will depend on, among other things, the Company’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, the Company’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness the Company or its subsidiaries incur. The Company does not anticipate declaring any cash dividends to holders of the Class A Common Stock or the Warrants in the foreseeable future.

Securities Authorized for Issuance Under Equity Incentive Plan

At the special meeting of Aldel’s stockholders in lieu of the Company’s 2021 annual meeting held on December 1, 2021, the stockholders of the Company considered and approved the Hagerty, Inc. 2021 Stock Incentive Plan (the “2021 Plan”). The 2021 Plan was approved, subject to stockholder approval, by the Aldel board of directors. The 2021 Plan became effective immediately upon the consummation of the Business Combination on December 2, 2021. Pursuant to the 2021 Plan, 38,317,399 shares of Class A Common Stock have been reserved for issuance under the 2021 Plan.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

We are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. Unless the context otherwise requires, the terms “we,” “us,” “our,” and the “Company” refers to Hagerty, Inc. and its consolidated subsidiaries, including The Hagerty Group, LLC, a Delaware limited liability company (“Hagerty”), following the Closing Date and references to “Aldel” refer to Aldel Financial Inc. at or prior to the Closing Date.

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information presents the pro forma effects of the Business Combination.

The Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021, assumes that the Business Combination occurred on September 30, 2021. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021, and for the year ended December 31, 2020, assumes that the Business Combination had been completed on January 1, 2020.

Management has made estimates and assumptions in its determination of the pro forma transaction accounting adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The unaudited pro forma transaction accounting adjustments reflecting the completion of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited pro forma transaction accounting adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the unaudited pro forma transaction accounting adjustments, and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the unaudited pro forma transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial statements do not necessarily reflect what Hagerty Inc.’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Aldel was derived from (i) the unaudited financial statements of Aldel as of and for the three and nine months ended September 30, 2021 included in Aldel’s Quarterly Report on Form 10-Q filed with the United States Security and Exchange Commission on November 12, 2021, and (ii) from the audited financial statements of Aldel as of December 31, 2020 and for the period from December 23, 2020 (inception) to December 31, 2020, included in this prospectus.

The historical financial information of Hagerty was derived from (i) the unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2021, and from (ii) the audited consolidated financial statements as of and for the year ended December 31, 2020, each of which is included elsewhere in this prospectus.

The unaudited pro forma condensed combined financial information is qualified in its entirety by reference to, and should be read together with Aldel’s and Hagerty’s audited and unaudited financial statements and related notes, included in this prospectus, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hagerty” included in this prospectus.

Description of the Business Combination

On December 2, 2021, Hagerty, Inc., a Delaware corporation, consummated the previously-announced business combination pursuant to that certain Business Combination Agreement, dated as of August 17, 2021 (the “Business Combination Agreement”), by and among Aldel, Aldel Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Aldel (“Merger Sub”), and Hagerty.

Pursuant to the terms of the Business Combination Agreement, (a) Merger Sub was merged with and into Hagerty (the “Business Combination”), whereupon the separate limited liability company existence of Merger Sub ceased to exist and Hagerty is the surviving company (Hagerty following the Business Combination is sometimes hereinafter referred to as the “OpCo”) and will continue its existence under the Delaware Limited Liability Company Act and (b) the existing limited liability company agreement of Hagerty was amended and restated, to, among other things, make the Company a member of the OpCo. As a result of the Business Combination, the Company is a publicly traded reporting company in an “Up-C” structure.

In connection with the Business Combination Agreement, Aldel entered into Subscription Agreements on August 17, 2021 (collectively, the “Subscription Agreements”), with certain accredited investors or qualified institutional buyers (each, a “Subscriber”). Pursuant to the Subscription Agreements, the Subscribers agreed to purchase from the Company an aggregate of 70,385,000 shares of Aldel’s Class A common stock (the “PIPE Shares”) and an aggregate of 12,669,300 warrants to purchase shares of Aldel Class A common stock (the “PIPE Warrants” and, together with the PIPE Shares, the “PIPE Securities”), for an aggregate purchase price of $703,850,000. Pursuant to the Subscription Agreements, the Company gave certain registration rights to the Subscribers with respect to the PIPE Securities, other than those Subscribers who, after the Closing Date, will hold in excess of 10% of the issued and outstanding common stock of the Company (such PIPE Financing investors, the “Significant Subscribers”). The registration rights for the Significant Subscribers are as set forth in an amended and restated registration rights agreement dated August 17, 2021. The sale of the PIPE Securities was consummated concurrently with the Closing Date.

In connection with the Closing, the registrant changed its name from Aldel Financial Inc. to Hagerty, Inc.

The aggregate value of the consideration in the Business Combination was approximately $3,000,000,000 with consideration to holders of equity interests in Hagerty (“Hagerty Equityholders”) consisting of: (a) cash consideration in the amount of $489,660,942 and (b) 251,033,906 shares of OpCo Units and corresponding shares of Class V Common Stock.

The following table shows the outstanding shares of Hagerty, Inc. after giving effect to the Business Combination:

Outstanding Shares of Hagerty, Inc.
Total outstanding shares pre-Business Combination	14,947,500
Share redemptions	(3,005,034)
Shares of Class V Common Stock issued pursuant to the Business Combination	251,033,906
Shares of Class A Common Stock issued pursuant to the PIPE Subscription Agreements	70,385,000
Total Hagerty, Inc. common shares outstanding post-Business Combination	333,361,372

Accounting for the Business Combination

Business combinations in which the legal acquirer is not the accounting acquirer are commonly referred to as “reverse acquisitions” and can represent asset acquisitions, capital transactions and business combinations. A reverse acquisition occurs when the entity that issues securities (the legal acquirer) is identified as the acquiree for accounting purposes and the entity whose equity interests are acquired (the legal acquiree) is identified as the acquirer for accounting purposes. Reverse acquisitions are accounted for in accordance with Subtopic 805-40 of Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805-40”). The Business Combination will be accounted for as a common control reverse acquisition for which Hagerty was determined to be the accounting acquirer based on the following factors:

●	Hagerty Holding Corp. controlled the operating company prior to the Business Combination and controls the Company subsequent to the Business Combination through control of the board of directors as well as having majority ownership.
●	Hagerty’s former management will represent the management of the Company.
●	Hagerty is larger as compared to Aldel based on assets, revenues and earnings.

Other factors were evaluated but are not considered to have a material impact on the determination of Hagerty as the accounting acquirer. The Business Combination was accounted for as a common control reverse acquisition in accordance with U.S. GAAP. Under this method of accounting, Aldel, which is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and Hagerty will be treated as the accounting acquirer. As the same entity controls the target company and post transaction public reporting entity, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which Hagerty is issuing units for the net assets of Aldel, accompanied by a recapitalization. The net assets of Aldel are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Hagerty.

Accounting Policies and Reclassifications

Based on management’s initial analysis of the accounting policies of Aldel and Hagerty, there were no significant differences identified that would have an impact on the unaudited pro forma condensed combined financial information or that would require adjustments to the unaudited pro forma condensed combined statements. Currently, management is performing a comprehensive review of the accounting policies of Aldel and Hagerty. As a result of the comprehensive review, management may identify differences between the accounting policies of these entities, which, when conformed, could have a material impact on the financial statements of the post-combination company.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 are based on the historical financial statements of Aldel and Hagerty. The unaudited pro forma transaction accounting adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma transaction accounting adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Hagerty, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2021

(in thousands)

	Aldel (Historical)	Hagerty (Historical)	Transaction Accounting Adjustments		Pro Forma Condensed Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$408	$47,879	$85,811	A	$308,534
			(39,753)	C
			703,850	D
			(489,661)	F
Restricted cash and cash equivalents	—	327,545	—		327,545
Accounts receivable	—	50,005	—		50,005
Premiums receivable	—	106,679	—		106,679
Commission receivable	—	45,017	—		45,017
Prepaid expenses and other assets	812	26,752	2,121	C	29,685
Deferred acquisition costs - net	—	89,437	—		89,437
Fixed income securities	—	1,204	—		1,204
Total current assets	1,220	694,518	262,368		958,106
Property and equipment - net	—	27,724	—		27,724
Marketable securities held in trust account	116,164	—	(116,164)	A	—
LONG TERM ASSETS:
Prepaid expenses and other assets	—	20,977	—		20,977
Intangible assets - net	—	67,793	—		67,793
Goodwill	—	11,073	—		11,073
Fixed income securities	—	9,690	—		9,690
Total long term assets	—	109,533	—		109,533
Total Assets	117,384	831,775	146,204		1,095,363
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	86	9,726	—		9,812
Provision for unpaid losses and loss adjustment expenses	—	103,591	—		103,591
Unearned premiums	—	191,750	—		191,750
Commissions payable	—	66,241	—		66,241
Due to insurers	—	85,682	—		85,682
Advanced premiums	—	21,358	—		21,358
Accrued expenses	—	43,951	(2,589)	C	41,362
Deferred tax liability	—	11,400	—		11,400
Contract liabilities	—	24,098	—		24,098
Other current liabilities	—	2,498	—		2,498
Total current liabilities	$86	$560,295	$(2,589)		$557,792

(continued)

Hagerty, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2021

(in thousands)

	Aldel (Historical)	Hagerty (Historical)	Transaction Accounting Adjustments		Pro Forma Condensed Combined
LONG-TERM LIABILITIES:
Accrued expenses	$—	$11,398	$—		$11,398
Contract liabilities	—	19,667	—		19,667
Long-term debt	—	117,500	—		117,500
Warrant liabilities	15,026	—	25,592	I	40,618
Other long-term liabilities	—	3,993	—		3,993
Total long term liabilities	15,026	152,558	25,592		193,176
Total liabilities	15,112	712,853	23,003		750,968

Class A common stock subject to possible redemption, 11,500,000 shares at redemption value	116,150	—	(116,150)	B	—

EQUITY:
Common Stock	—	—	1	B	33
			7	D
			25	E
Members’ equity	—	120,405	(120,405)	E	—

Additional paid-in capital	—	—	(30,353)	A	576,620
			116,149	B
			(34,983)	C
			703,843	D
			120,380	E
			(13,878)	G
			(258,946)	H
			(25,592)	I
Accumulated other comprehensive loss	—	(1,902)	—		(1,902)
Accumulated deficit	(13,878)	—	(489,661)	F	(489,721)
			13,878	G
			(60)	C

Total stockholders’ (deficit) equity	(13,878)	118,503	(19,595)		85,030
Non controlling interests	—	419	258,946	H	259,365
Total (deficit) equity	(13,878)	118,922	239,351		344,395
Total liabilities and equity	$117,384	$831,775	$146,204		$1,095,363

Hagerty, Inc.

Unaudited Pro Forma Condensed Combined Statement Of Operations

For The Nine Months Ended September 30, 2021

(in thousands)

	Aldel (Historical)	Hagery (Historical)	Transaction Accounting Adjustments		Pro Forma Condensed Combined
REVENUE
Commission and fee revenue	$—	$214,004	$—		$214,004
Earned premium	—	212,370	—		212,370
Membership and other revenue	—	38,320	—		38,320
Total Revenues	—	464,694	—		464,694
OPERATING EXPENSES:
Salaries and benefits	—	122,134	—		122,134
Ceding commission	—	101,262	—		101,262
Losses and loss adjustment expenses	—	87,643	—		87,643
Sales expense	—	80,810	—		80,810
Depreciation and amortization	—	15,282	—		15,282
General, administrative and other	1,192	46,627	(1,192)	J	46,731
			104	C
Total operating expenses	1,192	453,758	(1,088)		453,862
Operating (loss) income	(1,192)	10,936	1,088		10,832
Other expense	—	(1,041)	—		(1,041)
Change in fair value of warrant liabilities	(7,776)	—	(15,330)	L	(23,106)
Investment income on trust account	8	—	(8)	K	—
Income (loss) before income tax expense	(8,960)	9,895	(14,250)		(13,315)
Income tax expense	—	(4,790)	—		(4,790)
Net (loss) income	(8,960)	5,105	(14,250)		(18,105)
Net loss (income) attributable to non-controlling interest	—	204	13,430	M	13,634
Net (loss) income attributable to common stockholders	(8,960)	5,309	(820)		(4,471)
NET (LOSS) INCOME	$(8,960)	$5,105	$(14,250)		$(18,105)

Other comprehensive income (loss)
Foreign currency translation adjustments - net of taxes	$—	$(626)	$—		$(626)
Derivative instruments	—	677	—		677
Total other comprehensive income	—	51	—		51

Comprehensive income	(8,960)	5,156	(14,250)		(18,054)
Comprehensive loss attributable to non-controlling interest	—	204	13,391	M	13,595
Comprehensive (loss) income attributable to common stockholders	$(8,960)	$5,360	$(859)		$(4,459)
Basic weighted average shares outstanding - excluding non-controlling interests					82,327,466
Fully Diluted weighted average shares outstanding - excluding non-controlling interests					82,327,466
Basic net income per share					$(0.05)
Fully Diluted net income per share					$(0.05)

Hagerty, Inc.

Unaudited Pro Forma Condensed Combined Statement Of Operations

For The Year Ended December 31, 2020

(in thousands)

	Aldel (Historical)	Hagerty (Historical)	Transaction Accounting Adjustments		Pro Forma Condensed Combined
REVENUE
Commission and fee revenue	$—	$236,443	$—		$236,443
Earned premium	—	220,502	—		220,502
Membership and other revenue	—	42,603	—		42,603
Total Revenues	—	499,548	—		499,548
OPERATING EXPENSES:
Salaries and benefits	—	137,508	—		137,508
Ceding commission	—	105,974	—		105,974
Losses and loss adjustment expenses	—	91,025	—		91,025
Sales expense	—	86,207	—		86,207
Depreciation and amortization	—	11,800	—		11,800
General, administrative and other	1	51,188	(1)	J	56,688
			5,500	C
Total operating expenses	1	483,702	5,499		489,202
Operating (loss) income	(1)	15,846	(5,499)		10,346
Other expense	—	(986)	—		(986)
Income (loss) before income tax expense	(1)	14,860	(5,499)		9,360
Income tax expense	—	(4,821)	—		(4,821)
Net (loss) income	(1)	10,039	(5,499)		4,539
Net loss (income) attributable to non-controlling interest	—	127	(3,545)	M	(3,418)
Net (loss) income attributable to common stockholders	(1)	10,166	(9,044)		1,121
NET (LOSS) INCOME	$(1)	$10,039	$(5,499)		$4,539

Other comprehensive income (loss)
Foreign currency translation adjustments - net of taxes	$—	$994	$—		$994
Derivative instruments	—	(423)	—		(423)
Total other comprehensive income	—	571	—		571
Comprehensive income	(1)	10,610	(5,499)		5,110
Comprehensive (loss) income attributable to non-controlling interest	—	127	(3,975)	M	(3,848)
Comprehensive (loss) income attributable to common stockholders	$(1)	$10,737	$(9,474)		$1,262
Basic weighted average shares outstanding - excluding non-controlling interests					82,327,466
Fully Diluted weighted average shares outstanding - excluding non-controlling interests					82,327,466
Basic net income per share					$0.01
Fully Diluted net income per share					$0.01

Notes To The Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company.

There were no intercompany balances or transactions between Aldel and Hagerty as of the dates and for the periods of these unaudited pro forma condensed combined financial statements.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the number of shares outstanding, assuming the Business Combination occurred on January 1, 2020.

The unaudited pro forma transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021, and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020, are as follows:

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

A.	Represents the transfer of cash and investments held in the trust account that became available at the Closing Date, net of redemptions offsetting the proceeds in equity.
B.	Represents the reclassification of Class A Common Stock subject to possible redemption to permanent equity.
C.	Represents the pro forma transaction accounting adjustments for estimated transaction costs incurred in aggregate by Aldel and Hagerty of approximately $41,178,100, for legal, financial advisory, insurance and other professional fees as part of the Business Combination.
D.	Represents the pro forma transaction accounting adjustments for issuance of 70,385,000 PIPE Shares issued in PIPE Financing for aggregate gross proceeds of $703,850,000.
E.	Represents the pro forma transaction accounting adjustments to eliminate Hagerty’s members equity as a result of the recapitalization, pursuant to which all classes of equity held by Hagerty Equityholders were converted into 251,033,906 OpCo Units and corresponding shares of Class V Common Stock of Hagerty, Inc. pursuant to the Business Combination Agreement.
F.	Represents the pro forma transaction accounting adjustment for payment of cash consideration in the amount of $489,660,942 to Hagerty Equityholders.
G.	Represents the elimination of Aldel’s historical accumulated deficit at the time of the common control reverse acquisition.
H.	Represents the pro forma transaction accounting adjustments for the noncontrolling interest of the OpCo Units issued to Hagerty Equityholders, which is calculated as the combined pro forma total equity of $344,395,000 multiplied by 75.3%, representing the percentage of OpCo Units retained by Hagerty Equityholders.
I.	Represents the pro forma transaction accounting adjustment for recording the issuance of 12,669,300 PIPE Warrants as a liability at the Closing Date.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

J.	Represents the pro forma transaction accounting adjustment to eliminate historical expenses incurred by Aldel, which will not be recurring after the completion of the Business Combination.
K.	Represents the pro forma transaction accounting adjustment to eliminate interest income earned on Aldel’s trust account, which will not be recurring after the completion of the Business Combination.

L.	Represents the pro forma transaction accounting adjustment for recording the change in fair value of PIPE Warrants given the assumption of Business Combination having been consummated as of January 1, 2020.
M.	Represents the pro forma transaction accounting adjustment to reflect net income attributable to Hagerty Equityholders as a noncontrolling interest.

Net Income Per Share

Represents the net income/loss per share calculated using the historical weighted average shares outstanding of Hagerty, Inc., giving the effect of shares issued in the Business Combination to Hagerty Equityholders as well as in the PIPE Financing assuming the shares were outstanding since January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income/loss per share assumes that the shares currently outstanding as well as issued related to the Business Combination and the PIPE Financing have been outstanding for the entire period presented. The calculation excludes 20,005,500 of Hagerty, Inc.’s warrants with strike prices of $11.50 and $15.00 as they are anti-dilutive.

Nine months ended September 30, 2021
Pro forma net income (loss) attributable to common shareholders (in thousands)	$(4,471)
Weighted average common shares outstanding, basic	82,327,466
Weighted average common shares outstanding, diluted	82,327,466
Net income per share, basic	$(0.05)
Net income per share, dilutive	$(0.05)

Weighted average common shares calculation:
Total outstanding shares pre-Business Combination	14,947,500
Share redemptions	(3,005,034)
Shares of Class V Common Stock issued pursuant to the Business Combination	251,033,906
Shares of Class A Common Stock issued pursuant to the PIPE Subscription Agreements	70,385,000
Non controlling interests	(251,033,906)
Weighted average common shares outstanding, basic	82,327,466
Weighted average common shares outstanding, diluted	82,327,466

Year ended December 31, 2020
Pro forma net income attributable to common shareholders (in thousands)	$1,121
Weighted average common shares outstanding, basic	82,327,466
Weighted average common shares outstanding, diluted	82,327,466
Net income per share, basic	$0.01
Net income per share, dilutive	$0.01

Weighted average common shares calculation:
Total outstanding shares pre-Business Combination	14,947,500
Share redemptions	(3,005,034)
Shares of Class V Common Stock issued pursuant to the Business Combination	251,033,906
Shares of Class A Common Stock issued pursuant to the PIPE Subscription Agreements	70,385,000
Non controlling interests	(251,033,906)
Weighted average common shares outstanding, basic	82,327,466
Weighted average common shares outstanding, diluted	82,327,466

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information which Hagerty’s management believes is relevant to an assessment and understanding of Hagerty’s consolidated results of operations and financial condition. You should read the following discussion and analysis of Hagerty’s consolidated results of operations and financial condition together with Hagerty’s consolidated financial statements and related notes and other information included elsewhere in this prospectus. This discussion and analysis should also be read together with the Unaudited Pro Forma Condensed Combined Financial Information as of and for the nine months ended September 30, 2021. In addition to historical financial information, this discussion contains forward-looking statements based upon Hagerty’s current expectations that involve risks and uncertainties. Hagerty’s actual results could differ materially from such forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. Unless otherwise indicated or the context otherwise require, references included in this Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hagerty section to “Hagerty,” “we,” “us,” “our” and the “Company” refer to The Hagerty Group, LLC and its subsidiaries.

Overview

At Hagerty, everything begins and ends with the love of the automobile — an innate passion that fuels our unique membership model and cultivates deep, personal connections with our more than 1.8 million members, comprised of 705,300 paid subscribers and 1.1 million others that interact with us, but have yet to become a paid subscriber.

We love cars. And we are not alone. According to estimates from social media accounts, there are more than 500 million people around the globe who express an interest in cars and, based on Hagerty’s proprietary data, approximately 69 million in the U.S. alone who declare themselves automotive enthusiasts. Within that, there are over 43 million insurable collector vehicles in the U.S.

Over the past three decades, Hagerty has become a global market leader in insurance for classic and enthusiast vehicles with over two million vehicles insured, partnerships with nine of the 10 largest U.S. auto insurance companies (as ranked by S&P Global Market intelligence based upon 2020 direct insurance premiums written), and an exceptional 82 Net Promoter Score (“NPS”), which is approximately twice the industry average.

We take great pride in protecting our members’ treasured vehicles. But at Hagerty that is only the beginning. Our approach to the car insurance market and our strategy for growth is centered on our unwavering pursuit to build the world’s most loved automotive enthusiast brand and deliver on our purpose to save driving and car culture for future generations.

To this end, we have built an integrated automotive enthusiast platform that engages, entertains, and connects with our members at every stage of their journey — digitally, on the track, in the garage, at an event or on the road. The components of our automotive enthusiast platform include:

●	Innovative Hagerty Drivers Club membership program (“HDC”)
●	Ownership of immersive automotive events
●	A thriving and rapidly growing automotive media content platform
●	Market-leading valuation tools
●	For our members the combination of these four components, as well as others results in an incredible experience. For our business, it results in multiple points of monetization, an attractive recurring revenue business model and what we believe are exceptional results demonstrated by:
●	Greater than 25% annual revenue growth rates on average over the last three fiscal years
●	Strong customer retention at 90%
●	Average loss ratios significantly better than the U.S. personal lines auto insurance industry

●	Millions following Hagerty’s automotive insights and social media programs

As we look ahead and continue to grow, we believe our digitally driven thinking will continue to enhance member engagement and reduce transaction friction. That is why we are investing in state-of-the-art digital interfaces to support our growing membership base. We are also acquiring targeted car events and adding services that will be available for member use within the Hagerty Drivers Club membership program, described below in “Management’s Discussion and Analysis — Our Membership Approach”.

We are committed to using our business as a force for both growth and good and are focused on making a positive impact on the issues that matter to our teams, our automotive community and the communities in which we live and work.

We didn’t create the passion for cars. We simply tap into that spirit to cultivate deep, intimate relationships with auto enthusiasts around the globe and create Hagerty fans for life.

Our Membership Approach

Hagerty is an automotive enthusiast brand built upon a membership organization for car lovers. We will always think and act long-term, put members at the center of our strategy and create a culture built on improving each and every day. It’s our strategic play to create lifelong fans and ultimately fuel car culture for generations to come. In addition to membership offerings of insurance, Hagerty also provides curated events and experiences, world class content and valuation expertise.

Hagerty’s insurance agencies provide unique insurance programs designed exclusively for enthusiasts.

HDC is our flagship membership program offering a robust suite of benefits for the automotive enthusiast.

Hagerty Garage + Social is our national network of experience and storage centers.

DriveShare is a peer-to-peer classic vehicle rental offering for auto enthusiasts through which car enthusiasts can connect with one another and rent their peers’ classic or collector vehicles for a fee.

Hagerty Radius is our invite-only Hagerty community designed for the connoisseurs of the car world.

It is our strategic goal to create lifelong fans and fuel car culture for generations to come.

Our Revenue Model

Our revenue model combines multiple elements in the insurance and lifestyle value chains, built on data collection and member experience.

Commission and Fee Revenue

The Company earns commission revenues for the distribution and servicing of classic automobile and boat insurance policies written through personal and commercial lines agency agreements with multiple insurance carrier partners in the U.S., Canada and the United Kingdom (“U.K.”).

The Company’s insurance affiliated intermediaries act as managing general agents (“MGAs”) who, among other things, write collector vehicle business on behalf of the insurance carrier partners. In exchange for commissions paid by the insurance carrier partners, Hagerty generally handles all sales, marketing, pricing, underwriting, policy administration and fulfillment, billing and claim services. In addition, Hagerty also manages all aspects of our omni-channel distribution, both direct and brokerage, including independent agencies, national sales accounts, large agency and broker networks and national partner relationships.

Earned Premium

Reinsurance premiums are earned by a single cell captive reinsurance company, Hagerty Re. Hagerty Re, wholly-owned by the Company, reinsures the classic auto and marine risks written through its affiliated MGAs in the U.S., Canada and the U.K. Hagerty Re is a Bermuda-domiciled, Class 3A reinsurer. Hagerty Re was funded in December 2016 and was granted a license by the Bermuda Monetary Authority (“BMA”) in March 2017.

Hagerty Re’s insurance business consists solely of a portion of the collector vehicle program premium written by their affiliated U.S., Canadian and U.K. MGAs which is ceded by its insurance carrier partners under a quota-share reinsurance agreement. In addition, Hagerty Re purchases a third-party reinsurance program providing coverage to both single large events as well as the accumulation of multiple smaller events, based on risk tolerance thresholds with such reinsurer’s in force program offering protection against catastrophic events such as hurricanes, wildfires, volcanos, etc. As a result, we believe the Company is not exposed to material reinsurance risk concentration on a net basis.

Membership and Other Revenue

The Company earns subscription revenue and other revenue through membership offerings and other automotive and affinity services sold to policyholders and classic vehicle enthusiasts. Membership offerings include but are not limited to private label roadside assistance, digital and linear video content, our award-winning magazine, valuation services, members-only events and exclusive automotive third-party discounts. Additionally, the Company owns and operates collector vehicle events, earning revenue through admission income and sponsorships, as well as event registration service fees on behalf of automotive and motorsport organizations to manage credentials. Revenue is also derived from the sale of merchandise, DriveShare rentals and Hagerty Garage + Social memberships.

Key Performance Indicators

We regularly review key operating and financial performance indicators to evaluate our business, measure our performance, identify trends in our business against planned initiatives, prepare financial projections and make strategic decisions. In addition to our financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we believe these financial and operational measures are useful in evaluating our performance.

The following table presents these metrics as of and for the periods presented:

	Nine Months Ended September 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
Policies in Force (“PIF”)	1,232,505	1,124,883	1,143,786	1,021,528	934,177
Total Written Premium (in thousands)	$533,889	$460,365	$578,234	$497,010	$430,462
PIF Retention	89.0%	90.0%	90.0%	89.7%	89.6%
Loss Ratio	41.3%	41.0%	41.3%	40.9%	42.1%
HDC Member Count	705,300	632,322	638,182	579,972	556,693
Net Promoter Score	82.0	81.0	84.0	81.0	N/A

Policies in Force

Policies in Force are the number of current and active insurance policies as of the applicable period end date. We view Policies in Force as an important metric to assess our financial performance because policy growth drives our revenue growth, increases brand awareness and market penetration, generates additional insight to improve the performance of our platform, and provides key data to assist strategic decision making for the Company.

Total Written Premium

Total Written Premium is the total amount of insurance premium written on policies that were bound by our insurance carrier partners during the applicable period. We view Total Written Premium as an important metric, as it most closely correlates with our growth in insurance commission revenue and Hagerty Re earned premium. Total Written Premium excludes the impact of premium assumed by unrelated third-party reinsurers and therefore reflects the actual business volume and direct economic benefit generated from our customer acquisition efforts. Premiums ceded to reinsurers can change based on the type and mix of reinsurance structures we deploy.

PIF Retention

PIF Retention is the percentage of current period policies that are renewed on the policy renewal date. We view PIF Retention as an important measurement of the number of policies retained each year, which contributes to recurring revenue streams from MGA commissions, membership fees and earned premiums. It also contributes to maintaining the Company’s NPS as discussed below.

Loss Ratio

Loss Ratio, expressed as a percentage, is the ratio of (a) losses and loss adjustment expenses incurred to (b) earned premium in Hagerty Re. We view Loss Ratio as an important metric because it is a powerful benchmark for profitability. The benchmark allows us to evaluate our historical loss patterns including incurred losses, reset insurance pricing dynamics and make necessary and appropriate adjustments.

HDC Member Count

HDC Member Count is the number of current members who pay an annual membership subscription as of an applicable period end date. We view HDC Member Count as important because it helps us measure membership revenue growth and provides an opportunity to customize our value proposition and benefits to specific types of enthusiasts, both by demographic and vehicle interest.

Net Promoter Score

Hagerty uses NPS as our “north star metric,” measuring the overall strength of our relationship with members. NPS is measured twice annually through a web-based survey sent by email invitation to a random sample of existing members, and is reported annually using an average of the two surveys. NPS is reported as of the most recent survey completed, which allows for accurate reporting of trends and member’s current sentiment. Often referred to as a barometer of brand loyalty and customer engagement, NPS is well-known in our industry as a strong indicator of growth and retention.

Recent Developments Affecting Comparability

COVID-19 Impact

In March 2020, the World Health Organization declared the Coronavirus (“COVID-19”) a pandemic. The pandemic has impacted every geography in which the Company operates. Governments implemented various restrictions around the world, including closure of non-essential businesses, travel, shelter-in-place requirements for citizens and other restrictions.

The Company has taken several precautionary steps to safeguard its business and team members from COVID-19, including implementing travel restrictions, arranging work from home capabilities and flexible work policies. The safety and well-being of our team members continues to be the top priority. As restrictions were put in place, employees were able to transition to work from home environment quickly and effectively due to the prior technology investments and the Company’s focus on core values. Due to the restrictions and uncertainty caused by the pandemic, 2020 revenue growth was lower than expected primarily caused by lower levels of new business. Offsetting the 2020 revenue shortfall, expenses related to promotional events and travel were lower than anticipated. By the end of 2020, and as of September 30, 2021, new business growth returned to pre-pandemic pace, events were being held and new initiatives were on track. Management will continue to follow and monitor guidelines in each jurisdiction and is working on a phased transition of employees returning to the office.

Key Factors and Trends Affecting our Operating Performance

Our financial condition and results of operations have been, and will continue to be, affected by a number of factors, including the following:

Our Ability to Attract Members

Our long-term growth will depend, in large part, on our continued ability to attract new members to our platform. Our growth strategy is centered around accelerating our existing position in markets that we already serve, expanding into new markets domestically across the U.S., internationally in Canada and the U.K. and eventually the European Union (“E.U.”), digital innovation and developing new strategic insurance and affinity partnerships with key players in the automotive industry.

Our Ability to Retain Members

Turning our members into lifetime fans is key to our success. We currently have over 1.8 million members with Hagerty including over 705,000 paid subscribers (“HDC Members”) and over 1.1 million who interact with us but have yet to join HDC and receive additional club-level benefits. We realize increasing value from each HDC Member who signs up with us or is retained as a recurring revenue base, forming the basis for organic growth for our new product offerings and improving our loss ratios over time.

One of our principal goals is to convert all of our members who are not currently HDC Members to paid subscribers over time. Our ability to retain members will depend on a number of factors including our NPS and members’ satisfaction with our products and pricing and offerings of our competitors.

Our Ability to Increase HDC Membership Subscriptions

Our long-term growth will benefit from our ability to increase our HDC membership subscription base across the U.S., Canada and into the U.K. and the E.U. Today, we have over 705,000 HDC Members. We apply our highly scalable model, with a tailored approach to each enthusiast type across all demographic groups.

We are also able to drive membership in HDC through our insurance distribution channels. Approximately 75% of new insurance policy holders purchase memberships in HDC.

Our Ability to Introduce New and Innovative Products

Our growth will depend on our ability to introduce new and innovative insurance and automotive lifestyle products that will drive organic growth from our existing member base as well as attract new customers. Our insurance offerings as well as our membership and marketplace technology platforms provide us with a foundation to expand our insurance and membership base, engage auto enthusiasts and provide innovative products to members globally.

Our Ability to Manage Risk Through Our Technology

Risk is managed through our technology, proprietary algorithms, underwriting and claims practices, data science and regulatory compliance capabilities, which we use to determine the risk profiles of our members. Our ability to manage risk is enhanced and controlled over time as data is continuously collected and analyzed by our algorithms with the objective of lowering our loss ratios over time. Our success depends on our ability to adequately and competitively price risk.

Our Ability to Manage Growth Related to our Strategic Alliances

We have strategic alliances with several insurance carriers that we expect to serve as a key driver in our growth in commission and fee revenue. For example, we expect State Farm to begin offering Hagerty’s features and services to its customers in 2022, which will begin to drive additional commission and fee revenue.

Our Ability to Grow Quota Share

Hagerty Re’s current quota share of business assumed from Markel in the U.S. and the U.K. is 60%. The quota share percentage will increase to 70% in 2022 and to 80% in 2023 and beyond under a contract with Markel. The increase in quota share will have the effect of increasing our revenue, which will partially be offset by increases in our underwriting costs.

Components of Our Results of Operations

Revenue

The Company primarily generates revenue from the sale of automotive insurance policies and HDC membership subscriptions as well as from participating in the underwriting results on policies written by our insurance carrier partners.

Commission and fee revenue

The Company earns new and renewal commissions from its insurance carrier partners on the policies that it sells to policyholders. Additionally, policyholders pay fees directly to the Company related to their insurance coverage. These commissions and fees are earned when the policy becomes effective, net of policy changes and cancellations.

For policies that have elected to pay via installment plan, revenue is recognized on the policy effective date as the insured becomes fully entitled to the policy benefits, regardless of when payment is collected.

The Company’s performance obligation to the insurance carrier partner is complete when the policy is issued.

Under the terms of many of its contracts with insurance carrier partners, the Company has the opportunity to earn an annual contingent underwriting commission (“CUC”), or profit-share, based on the calendar-year performance of the insurance book of business with each of those insurance carrier partners. The Company’s CUC agreements are based on written or earned premium and loss ratio results. Each insurance carrier partner contract and related CUC is calculated independently. Revenue from CUC is accrued throughout the year and settled annually.

Earned premium

Earned premium represents the earned portion of gross written premiums that Hagerty Re has assumed under quota share reinsurance agreements with our insurance carrier partners. Earned premium is recognized over the term of the policy, which is generally 12 months.

Membership and other revenue

HDC Memberships are sold as a bundled product which generally includes private label roadside assistance, access to digital and linear video content, our Hagerty magazine, valuation services, access to member events and exclusive automotive third-party discounts. Hagerty Garage + Social storage memberships include storage in addition to the HDC member benefits. Income from the sale of HDC and storage membership subscriptions is recognized ratably over the period of the membership, which is generally 12 months. Other revenue includes advertising sales, admission income, sponsorships, event registration fees, valuation services, merchandise sales and DriveShare rentals. Other revenue is recognized when the performance obligation for the related product or service is satisfied.

Costs and Expenses

Our costs and expenses consist of salaries and benefits paid to employees, ceding commissions, losses and loss adjustment expenses paid to insurance carrier partners, sales expenses, general and administrative service and depreciation and amortization.

Salaries and benefits

Salaries and benefits consist primarily of costs related to employee compensation, payroll taxes, employee benefits and employee development costs. Employee compensation includes wages paid to employees as well as various incentive compensation plans. Employee benefits include the costs of various employee benefits plans including medical and dental insurance, wellness benefits and others. Costs related to employee education, training and recruiting are included in employee development costs. Salaries and benefits costs are expensed as incurred except for those costs which are required to be capitalized, which are then amortized over the useful life of the asset created (generally software or media content). Salaries and benefits are expected to increase over time as the business continues to grow, but will likely decrease as a percent of revenue.

Ceding commission

Ceding commission consists of the commission paid by Hagerty Re to our insurance carrier partners for our pro-rata share of acquisition costs (primarily our MGA commissions), general and administrative and other costs. Hagerty Re pays a fixed rate ceding commission which varies by insurance carrier partner, averaging 48% of net earned premium. Ceding commission will change proportionately to earned premium assumed through our various quota share reinsurance agreements.

Losses and loss adjustment expenses

Losses and loss adjustment expenses consist of our portion of the net cost to settle claims submitted by insureds. Losses consist of claims paid, case reserves and losses incurred but not reported (“IBNR”), net of estimated recoveries for reinsurance, salvage and subrogation. Loss adjustment expenses consist of the cost associated with the investigation and settling of claims. Losses and loss adjustment expenses represent management’s best estimate of ultimate net loss at the financial statement date. Estimates are made using statistical analysis by our internal actuarial team. These reserves are reviewed regularly and adjusted as necessary to reflect management’s estimate of the ultimate cost of losses and loss adjustment expenses.

Losses and loss adjustment expenses represent our share of losses assumed through various reinsurance agreements entered by Hagerty Re and our insurance carrier partners. Our reinsurance contracts are quota share reinsurance agreements on the business underwritten by our MGAs. These expenses are expected to grow proportionately with written premium and increase as the quota share percentage contractually increases.

Sales expense

Sales expense includes costs related to the sales and servicing of a policy, primarily broker expense, cost of sales, promotion expense and travel and entertainment expenses. Cost of sales includes expenses related to the sale and servicing of a policy, including postage, document costs, payment processing fees, emergency roadside service costs and other variable costs associated with the sale and servicing of a policy. Broker expense is the compensation paid to our agent partners and national broker partners when an insurance policy is written through a broker relationship. Promotion expense includes various expenses related to branding, events, advertising, marketing, and acquisition. Sales expenses, in general, are expensed as incurred and will likely increase as we continue to grow. Broker expense and cost of sales will likely track with written premium growth, while promotion expense and travel and entertainment expense will decrease as a percent of revenue over the long term.

General and administrative services

General and administrative services consist of occupancy costs, hardware and software, consulting services, legal and accounting services, community relations and non-income taxes. These costs are expensed as incurred. We expect this expense category to increase commensurate with our expected business volume and growth expectations and be managed lower as a percent of revenue over the next few years after we reach scale to handle incoming business from new partnerships.

Depreciation and amortization

Depreciation and amortization reflects the recognition of the cost of our investments in various assets over their useful life. Depreciation expense relates to leasehold improvements, furniture and equipment, vehicles, hardware and purchased software. Amortization relates to investments related to recent acquisitions, Software-as-a-Service (“SaaS”) implementation, internal software development and investments made in digital media and content assets. Depreciation and amortization are expected to increase slightly in dollar amount over time but will likely decrease as a percent of revenue as investments in platform technology reach scale.

Income tax expense

The Company’s income is taxed as a passthrough ownership structure under provisions of the Internal Revenue Code (“IRC”) and a similar section of state income tax law, except for Hagerty Re and various foreign subsidiaries. Income tax expense is applicable to Hagerty Re and various foreign subsidiaries that are treated as taxable entities. Prior to January 1, 2019, Hagerty Re was taxed in a passthrough ownership structure and not subject to United States taxation. Effective January 1, 2019, Hagerty Re made an irrevocable election under Section 953(d) of the U.S. IRC, as amended, to be taxed as a U.S. domestic corporation. Income tax expense is expected to increase consistent with Hagerty Re’s profitability.

Results of Operations

Comparison of the Nine Months Ended September 30, 2021 and 2020

The following table presents our unaudited condensed consolidated statements of operations for the nine months ended September 30, 2021 and 2020, and the dollar and percentage change between the two periods:

	Nine Months Ended
(in thousands)	2021	2020	$ Change	% Change
REVENUES:
Commission and fee revenue	$214,004	$185,947	$28,057	15.1%
Earned premium	212,370	160,377	51,993	32.4%
Membership and other revenue	38,320	31,778	6,542	20.6%
Total revenues	464,695	378,102	86,593	22.9%
OPERATING EXPENSES:
Salaries and benefits	122,134	98,938	23,196	23.4%
Ceding commission	101,262	76,852	24,410	31.8%
Loss and loss adjustment expenses	87,643	65,735	21,908	33.3%
Sale expense	80,810	66,510	14,300	21.5%
General and administrative services	46,627	35,951	10,676	29.7%
Depreciation and amortization	15,282	8,196	7,086	86.5%
Total operating expenses	453,758	352,181	101,577	28.8%
OPERATING INCOME	10,936	25,921	(14,985)	(57.8)%

OTHER EXPENSE	(1,041)	(524)	(517)	98.7%

INCOME BEFORE INCOME TAX EXPENSE	9,895	25,397	(15,502)	(61.0)%

INCOME TAX EXPENSE	(4,790)	(3,746)	(1,044)	27.9%

NET INCOME	$5,105	$21,651	$(16,546)	(76.4)%

Revenue

Commission and fee revenue

Commission and fee revenue increased $28.0 million, or 15.1%, to $214.0 million for the nine months ended September 30, 2021, from $186.0 million for the nine months ended September 30, 2020. The increase was comprised of an increase of $5.5 million in revenues from new policies and an increase of $22.5 million in revenues from renewal policies. The increase is primarily due to new business policy count growth of 6.0% and an increase in new and renewal average premium of 9.4% and 2.7%, respectively.

Our commission and fee revenue from direct sources increased $15.3 million, or 18.0%, from $85.0 million during the nine months ended September 30, 2020 to $100.3 million during the nine months ended September 30, 2021. Our commission and revenue from agent sources increased $12.7 million, or 12.6%, from $101.0 million during the nine months ended September 30, 2020 to $113.7 million during the nine months ended September 30, 2021. The growth in our direct sources has been primarily attributable to increasingly strong performance in our direct sales channels as well as the entry into our alliance with Aviva in 2020, which shifted some of our Canadian business to direct sources. Commission rates, generating commission revenue, vary based on geography but do not differ by distribution channel (i.e., whether they are direct-sourced or agent-sourced).

The following tables shows the break-down of our commission and fee revenues for the nine months ended September 30, 2021 and the nine months ended September 30, 2020 by geography (in millions):

	Nine Months Ended September 30, 2021
	U.S.	Canada	U.K.	Total
Commission and Fee Revenue	$152.1	$14.0	$3.1	$169.2
Contingent Commission	45.0	(0.3)	0.1	44.8
Total	$197.1	$13.7	$3.2	$214.0

	Nine Months Ended September 30, 2020
	U.S.	Canada	U.K.	Total
Commission and Fee Revenue	$103.4	$11.1	$2.4	$143.9
Contingent Commission	40.2	1.5	0.4	42.1
Total	$170.6	$12.6	$2.8	$186.0

In the U.S., we have experienced consistent organic growth and we expect this growth to continue. In Canada and the U.K. we have experienced slower growth as a result of our reliance on our strategic alliances in those markets, which generally results in greater commission and fee revenue but less contingent commissions.

Earned premium

Earned premium increased $52.0 million, or 32.4%, to $212.4 million for the nine months ended September 30, 2021, from $160.4 million for the nine months ended September 30, 2020. Organic growth added approximately $27.5 million and the increase in U.S. quota share percentage added approximately $16.4 million to earned premium during the nine months ended September 30, 2021. The Aviva Canada treaty, entered in 2020, contributed $7.4 million to the increase in earned premium in 2021. This increase in premium earned correlates with an increase in premium assumed by Hagerty Re of $83.7 million from $200.9 million for the nine months ended September 30, 2020 to $284.6 million for the nine months ended September 30, 2021.

Membership and other revenue

Membership and other revenue increased $6.5 million, or 20.6%, to $38.3 million for the nine months ended September 30, 2021, from $31.8 million for the nine months ended September 30, 2020. The increase in membership fees of $3.1 million from $26.9 million in the nine months ended September 30, 2020 to $30.0 million in the nine months ended September 30, 2021, was primarily attributable to the increase in issuance of new policies bundled with an HDC membership and growth of new “stand-alone” HDC subscriptions (i.e. HDC subscriptions sold to members without insurance policies). For the nine months ended September 30, 2021, the membership revenue of $30.0 million comprises 78.2% of the membership and other revenue total, which has grown 10.4%. Other Revenue of $8.6 million including advertising, valuation and registration income accounts for 21.8% of the membership and other revenue totals and has grown $3.4 million, or 41.1%, primarily due to newly acquired business lines in motorsports registration and events. The increase in membership and other revenue also included increases of $0.9 million and $1.1 million in admission income and motorsport registration income from the nine months ended September 30, 2020 to the nine months ended September 30, 2021, respectively, primarily resulting from increased income derived from events and an increase in the number of motorsport registrations.

Costs and Expenses

Salaries and benefits

Salaries and benefits costs increased $23.2 million, or 23.4%, to $122.1 million for the nine months ended September 30, 2021, from $98.9 million for the nine months ended September 30, 2020. The increase was primarily attributable to a net increase of 247 employees in our sales, member services, technology and distribution units, an increase of 18.2% from September 30, 2020 to September 30, 2021. Additional staff was needed to support current and anticipated growth, such as the additions of several new large national insurance partnerships and our continued development of new systems and digital transformation technology investments.

Ceding commission

Ceding commission expense increased $24.4 million, or 31.8%, to $101.3 million for the nine months ended September 30, 2021, from $76.9 million for the nine months ended September 30, 2020. The increase was primarily attributable to higher U.S. premium volume ceded to Hagerty Re from our insurance carrier partners, which added approximately $16.6 million and an increase in our U.S.

quota share percentage from 50% in 2020 to 60% in 2021, which accounted for $7.8 million. Hagerty Re pays a fixed rate ceding commission which varies by insurance carrier partner, averaging 48% of net earned premium.

The following table presents the amount of premiums ceded and the quota share percentages for the nine months ended September 30, 2021 and the nine months ended September 30, 2020 (in millions):

	Nine Months Ended September 30, 2021
	U.S.	Canada	U.K.	Total
Subject Premium	$448.9	$36.4	$4.2	$489.5
Quota Share Percentage	60%	35%	60%	58%
Assumed Premium in Hagerty Re	$269.3	$12.8	$2.5	$284.6
Net Ceding Commission	$96.6	$4.4	$0.3	$101.3

	Nine Months Ended September 30, 2020
	U.S.	Canada	U.K.	Total
Subject Premium	$382.9	$27.1	—	$409.9
Quota Share Percentage	50%	35%	—	49%
Assumed Premium in Hagerty Re	$191.4	$9.5	—	$200.9
Net Ceding Commission	$75.8	$1.1	—	$76.9

In the U.S., the increase in premiums assumed in Hagerty Re from September 30, 2020 to September 30, 2021 was primarily due to Hagerty Re’s U.S. quota share increasing from 50% in 2020 to 60% as of January 1, 2021. In Canada, the increase in premiums assumed by Hagerty Re from September 30, 2020 to September 30, 2021 is primarily due to the entry into the reinsurance agreement with Aviva, effective as of March 1, 2020. In the U.K., the increase in premiums assumed in Hagerty Re from September 30, 2020 to September 30, 2021 is primarily due to the entry into the U.K. reinsurance agreement, which became effective during 2021.

Losses and loss adjustment expenses

Losses and loss adjustment expenses increased $21.9 million, or 33.3%, to $87.6 million for the nine months ended September 30, 2021, from $65.7 million for the nine months ended September 30, 2020. The increase was primarily driven by higher premium volume ceded to Hagerty Re from our insurance carrier partners. The loss ratio, including catastrophe losses was 41.3% and 41.0%, for the nine months ended September 30, 2021 and September 30, 2020, respectively.

Sales expense

Sales expense increased by $14.3 million, or 21.5% to $80.8 million for the nine months ended September 30, 2021, from $66.5 million for the nine months ended September 30, 2020. The increase was primarily due to additional premium volume across our agent and direct distribution channels and increased promotion costs for newly acquired events occurring in 2021.

General and administrative services

General and administrative services increased $10.6 million, or 29.7%, to $46.6 million for the nine months ended September 30, 2021, from $36.0 million for the nine months ended September 30, 2020. The increase was primarily driven by $4.3 million in higher software subscription and hardware costs, $2.4 million in consulting services and a $2.1 million write off of abandoned software.

Depreciation and amortization

Depreciation and amortization expense increased by $7.1 million, or 86.5% to $15.3 million for the nine months ended September 30, 2021, from $8.2 million for the nine months ended September 30, 2020. The increase was attributable to a higher base of capital assets from our digital platform development investment and business combination and asset acquisition. Assets acquired in 2020 and 2021 led to an increase of $389,000 of amortization as of September 30, 2021 compared to September 30, 2020.

Income tax expense

Income tax expense for the nine months ended September 30, 2021 was $4.8 million compared to $3.7 million for the nine months ended September 30, 2020. The effective tax rate was 48% for the nine months ended September 30, 2021 and 15% for the nine months ended September 30, 2020. The increase in the effective tax rate for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020 was primarily due to an increase net income before income tax expense of Hagerty Re, which is taxed as a corporation, offset by a decrease in net income in entities not subject to entity-level taxes.

Comparison of the Years Ended December 31, 2020 and 2019

The following table presents our consolidated statements of operations for the years ended December 31, 2020 and 2019, and the dollar and percentage change between the two years:

	Year ended December 31,
(in thousands)	2020	2019	$ Change	% Change
Revenues
Commission and fee revenue	$236,443	$201,779	$34,664	17.2%
Earned premium	220,502	157,394	63,108	40.1%
Membership and other revenue	42,603	38,100	4,503	11.8%
Total revenues	499,548	397,274	102,274	25.7%

Operating Expenses
Salaries and benefits	137,508	114,290	23,218	20.3%
Ceding commission	105,974	75,567	30,407	40.2%
Losses and loss adjustment expenses	91,025	64,400	26,625	41.3%
Sales expense	86,207	84,189	2,018	2.4%
General and administrative services	51,188	39,029	12,159	31.2%
Depreciation and amortization	11,800	8,950	2,850	31.8%
Total Operating Expenses	483,702	386,425	97,277	25.2%

Operating Income	15,846	10,848	4,998	46.1%

Other Income (Expense)	(986)	608	(1,594)	(262.2)%

Income Before Income Tax Expense	14,860	11,456	3,404	29.7%

Income tax expense	(4,820)	(7,250)	(2,430)	(33.5)%
Net Income	$10,039	$4,206	$5,833	138.7%

Revenue

Commission and fee revenue

Commission and fee revenue increased $34.7 million, or 17.2%, to $236.4 million for the year ended December 31, 2020, from $201.8 million for the year ended December 31, 2019. The increase was primarily due to 21.6% growth in new business policy count, digital marketing and processing enhancements in our direct channel and the acquisition of a collector vehicle book of business from a third-party insurance carrier. The increase was composed of an increase of $10.0 million in revenues from new policies from $37.9 million for the year ended December 31, 2019 to $47.9 million for the year ended December 31, 2020, and an increase of $24.7 million in revenues from renewal policies from $163.9 million for the year ended December 31, 2019 to $188.6 million for the year ended December 31, 2020.

Our commission and fee revenue from direct sources increased $17.2 million, or 19.1%, from $90.0 million during the year ended December 31, 2019 to $107.1 million during the year ended December 31, 2020. Our commission and revenue from agent sources increased $17.5 million, or 15.6%, from $111.8 million during the year ended December 31, 2019 to $129.3 million during the year ended December 31, 2020. The growth in our direct sources has been primarily attributable to increasingly strong performance in our direct sales channels as well as the entry into our alliance with Aviva in 2020, which shifted some of our business to direct sources. Commission rates, generating commission revenue, vary based on geography but do not differ by distribution channel (i.e., whether they are direct-sourced or agent-sourced).

The following tables shows the break-down of our commission and fee revenues for the year ended December 31, 2020 and the year ended December 31, 2019 by geography (in millions):

Year Ended December 31, 2020
	U.S.	Canada	Europe	Total
Commission and fee revenue	$165.7	$13.3	$3.0	$182.0
Contingent Commission	51.8	1.7	0.9	54.4
Total commission and fee revenue	$217.5	$15.0	$3.9	$236.4

Year Ended December 31, 2019
	U.S.	Canada	Europe	Total
Commission and fee revenue	$141.0	$11.6	$2.9	$155.5
Contingent Commission	43.2	2.8	0.3	46.3
Total commission and fee revenue	$184.2	$14.4	$3.2	$201.8

In the U.S., we have experienced consistent organic growth. In Canada, the increase in commission and fee revenue from December 31, 2019 to December 31, 2020 was primarily due to Hagerty Re’s entry into the alliance with Aviva. In the U.K., we experienced organic growth, which led to an increase in commission and fee revenue during the period from December 31, 2019 to December 31, 2020.

Earned premium

Earned premium increased $63.1 million, or 40.1%, to $220.5 million for the year ended December 31, 2020, from $157.4 million for the year ended December 31, 2019. The increase was primarily attributable to a $58.3 million increase in earned premiums in Hagerty Re and $4.8 million of earned premium from agreement with Aviva. The increase in earned premium corresponds to to a $48.9 million, or 24.2% increase in premium assumed by Hagerty Re, which is attributable to U.S. organic growth, as well as $11.3 million in premium assumed by Hagerty Re from Aviva pursuant to a quota share reinsurance agreement between the parties which became effective in March 2020.

Membership and other revenue

Membership and other revenue increased $4.5 million, or 11.8%, to $42.6 million for the year ended December 31, 2020, from $38.1 million for the year ended December 31, 2019. The increase was primarily attributable to the increase in issuance of new policies and growth of stand-alone HDC membership subscriptions. For the twelve months ended December 31, 2020, the membership revenue of $36.3 million was 85.2% of the membership and other revenue totals, which grew 15.1% from December 31, 2019. Other Revenue of $6.3 million, including advertising, valuation and registration income, which accounted for 14.8% of the membership and other revenue totals decreased, by $0.3 million or -4.1% driven by COVID-19 related cancellations of newly acquired business lines in motorsports registration and events.

Costs and Expenses

Salaries and benefits

Salaries and benefits increased $23.2 million, or 20.3%, to $137.5 million for the year ended December 31, 2020, from $114.3 million for the year ended December 31, 2019. The increase was driven by a net increase of 242 employees in sales, member services and technology units, which was slightly offset by lower self-insured healthcare claims expense impacted by the pandemic.

Ceding commission

Ceding commission increased $30.4 million, or 40.2%, to $106.0 million for the year ended December 31, 2020, from $75.6 million for the year ended December 31, 2019. The increase was primarily attributable to a growth of 37.0% in Hagerty’s U.S. personal lines earned premium during the period from December 31, 2019 to December 31, 2020 and the entry into Hagerty Re’s quota share reinsurance agreement with Aviva Canada effective March 2020.

The following table presents the amount of premiums ceded and the quota share percentages for the year ended December 31, 2020 and the year ended December 31, 2019 (in millions):

Year Ended December 31, 2020
	U.S.	Canada	U.K.	Total
Subject Premium	$478.5	$32.7	—	$510.8
Quota Share Percentage	50%	35%	—	49%
Assumed Premium in Hagerty Re	$239.3	$11.3	—	$250.6
Net Ceding Commission	$103.9	$2.1	—	$106.0

Year Ended December 31, 2019
	U.S.	Canada	U.K.	Total
Subject Premium	$403.3	—	—	$403.3
Quota Share Percentage	50%	—	—	50%
Assumed Premium in Hagerty Re	$201.7	—	—	$201.7
Net Ceding Commission	$75.6	—	—	$75.6

Losses and loss adjustment expenses

Losses and loss adjustment expenses increased $26.6 million, or 41.3%, to $91.0 million for the year ended December 31, 2020, from $64.4 million for the year ended December 31, 2019. The incurred loss ratio was 41.3% in 2020 and 40.9% in 2019. The increase was consistent with our growing renewal base in the U.S. and $3.2 million of losses and loss adjustment expenses from Hagerty Re’s new quota share reinsurance agreement with Aviva effective March 2020.

Sales expense

Sales expenses increased $2.0 million, or 2.4%, to $86.2 million for the year ended December 31, 2020, from $84.2 million for the year ended December 31, 2019. The relatively small increase relative to our growth was primarily due to the inability to travel to events due to the COVID-19 pandemic, which reduced spending on travel, sponsorships and other promotional expense.

General and administrative services

General and administrative services expenses increased $12.2 million, or 31.2%, to $51.2 million for the year ended December 31, 2020, from $39.0 million for the year ended December 31, 2019. The increase was primarily due to $4.9 million for digital innovation and core technology consulting, $3.4 million of software subscriptions and $1.6 million of occupancy costs.

Depreciation and amortization

Depreciation and amortization increased $2.9 million, or 31.8%, to $11.8 million for the year ended December 31, 2020, from $9.0 million for the year ended December 31, 2019. The increase was primarily related to investments in digital innovation, new office locations and amortization of acquired intangible assets. Assets acquired in 2019 and 2020 led to an increase of $1.6 million of amortization as of December 31, 2020 compared to December 31, 2019.

Income tax expense

Income tax expense decreased by $2.4 million, or 33.5% to $4.8 million for the year ended December 31, 2020, from $7.3 million for the year ended December 31, 2019. The decrease was attributable to the establishment of the initial deferred tax expense required to be recorded by Hagerty Re upon its election to become a U.S. taxpayer under Section 953(d) of the U.S. IRC.

Comparison of the Years Ended December 31, 2019 and 2018

The following table presents our consolidated statements of operations for the years ended December 31, 2019 and 2018 and the dollar and percentage change between the two years:

	Year ended December 31,
(in thousands)	2019	2018	$ Change	% Change
Revenue
Commission and fee revenue	$201,779	$174,293	$27,486	15.8%
Earned premium	157,394	97,020	60,374	62.2%
Membership and other revenue	38,100	30,386	7,714	25.4%
Total revenue	397,274	301,699	95,575	31.7%

Operating Expenses
Salaries and benefits	114,290	97,109	17,181	17.7%
Ceding commission	75,567	46,553	29,014	62.3%
Losses and loss adjustment expenses	64,400	40,859	23,541	57.6%
Sales expense	84,189	70,015	14,174	20.2%
General and administrative services	39,029	30,797	8,232	26.7%
Depreciation and amortization	8,950	7,755	1,195	15.4%
Total Operating Expenses	386,425	293,087	93,338	31.8%

Operating Income	10,848	8,612	2,236	26.0%

Other Income (Expense)	608	(17)	625	(3676.5%)

Income Before Income Tax Expense	11,456	8,596	2,860	33.3%

Income tax expense	(7,250)	(122)	7,128	5842.6%
Net Income	$4,206	$8,474	$(4,268)	(50.4%)

Revenue

Commission and fee revenue

Commission and fee revenue increased $27.5 million, or 15.8%, to $201.8 million for the year ended December 31, 2019, from $174.3 million for the year ended December 31, 2018. The increase was primarily due to a 10.3% growth in new business policy count, digital marketing and processing enhancements in our direct channel and three smaller acquisitions of collector vehicle books of business from third-party insurance carriers and a broker. The increase was comprised of an increase of $6.5 million in revenues from new policies from $31.4 million for the year ended December 31, 2018 to $37.9 million for the year ended December 31, 2019, and an increase of $21.0 million in revenues from renewal policies from $142.9 million for the year ended December 31, 2018 to $163.9 million for the year ended December 31, 2019.

Our commission and fee revenue from direct sources increased $13.0 million, or 16.9%, from $76.9 million during the year ended December 31, 2018 to $90.0 million during the year ended December 31, 2019. Our commission and fee revenue from agent sources increased $14.5 million, or 14.9%, from $97.4 million during the year ended December 31, 2018 to $111.8 million during the year ended December 31, 2019. The growth in our direct sources has been primarily attributable to increasingly strong performance in our direct sales channels. Commission rates, generating commission revenue, vary based on geography but do not differ by distribution channel (i.e., whether they are direct-sourced or agent-sourced).

The following tables shows the break-down of our commission and fee revenues for the year ended December 31, 2019 and the year ended December 31, 2018 by geography (in millions):

Year Ended December 31, 2019
	U.S.	Canada	Europe	Total
Commission and fee revenue	$141.0	$11.6	$2.9	$155.5
Contingent commission	43.2	2.8	0.3	46.3
Total commission and fee revenue	$184.2	$14.4	$3.2	$201.8

Year Ended December 31, 2018
	U.S.	Canada	Europe	Total
Commission and fee revenue	$121.4	$10.0	$2.8	$134.2
Contingent commission	37.6	2.2	0.3	40.1
Total commission and fee revenue	$159.0	$12.2	$3.1	$174.3

In the U.S., we have experienced consistent organic growth. In Canada, the increase in commission and fee revenue from December 31, 2018 to December 31, 2019 was consistent with the growth in premium written by our insurance carrier partners. In the U.K. we experienced organic growth, which led to the increase in commission and fee revenue during the period from December 31, 2018 to December 31, 2019.

Earned premium

Earned premium increased $60.4 million, or 62.2%, to $157.4 million for the year ended December 31, 2019, from $97.0 million for the year ended December 31, 2018. The increase in earned premium corresponds to a $83.2 million or 70.3% increase in assumed written premiums attributable to U.S. organic growth and the increase in quota share percentage to 50% in 2019 from 35% in 2018.

Membership and other revenue

Membership and other revenue increased $7.7 million, or 25.4%, to $38.1 million for the year ended December 31, 2019, from $30.4 million for the year ended December 31, 2018. The increase was primarily attributable to the increase in issuance of new policies. For the twelve months ended December 31, 2019, the membership revenue of $31.5 million was 82.7% of the membership and other revenue totals which grew 19.1% since December 31, 2018. Other Revenue of $6.6 million, including advertising, valuation and registration income, which accounted for 17.3% of the membership and other revenue totals, had increased by $2.7 million, or 67.8%, primarily due to the newly acquired business line of motorsports registration.

Costs and Expenses

Salaries and benefits

Salaries and benefits increased $17.2 million, or 17.7%, to $114.3 million for the year ended December 31, 2019, from $97.1 million for the year ended December 31, 2018. The increase was driven by a net increase of 135 employees. The increase in salaries and benefits is consistent with commission and membership revenue and additional resources to facilitate our regional expansion.

Ceding commission

Ceding commission increased $29.0 million, or 62.3%, to $75.6 million for the year ended December 31, 2019, from $46.6 million for the year ended December 31, 2018. The increase was primarily attributable to a growth of 70.3% in Hagerty’s U.S. automobile insurance premiums during the period from December 31, 2018 to December 31, 2019 and the contractual increase in the quota share percentage assumed by Hagerty Re to 50% as of December 31, 2019 from 34.0% as of December 31, 2018.

The following table presents the amount of premiums ceded and the quota share percentages for the year ended December 31, 2019 and the year ended December 31, 2018 (in millions):

Year Ended December 31, 2019
	U.S.	Canada	U.K.	Total
Subject Premium	$403.3	—	—	$403.3
Quota Share Percentage	50%	—	—	50%
Assumed Premium in Hagerty Re	$201.7	—	—	$201.7
Net Ceding Commission	$75.6	—	—	$75.6

Year Ended December 31, 2018
	U.S.	Canada	U.K.	Total
Subject Premium	$348.3	—	—	$348.3
Quota Share Percentage	34%	—	—	34%
Assumed Premium in Hagerty Re	$118.4	—	—	$118.4
Net Ceding Commission	$46.6	—	—	$46.6

Losses and loss adjustment expenses

Losses and loss adjustment expenses increased $23.5 million, or 57.6%, to $64.4 million for the year ended December 31, 2019, from $40.9 million for the year ended December 31, 2018. The increase was consistent with earned premium growth due to our strong renewal base in the U.S. and increased quota share to 50% in 2019, up from 34% in 2018. The incurred loss ratio was 40.9% in 2019 and 42.1% in 2018.

Sales expense

Sales expense increased $14.2 million, or 20.2%, to $84.2 million for the year ended December 31, 2019, from $70.0 million for the year ended December 31, 2018. The increase in sales expense is consistent with commission and membership revenue and additional resources to facilitate our regional expansion.

General and administrative services

General and administrative services expenses increased $8.2 million, or 26.7%, to $39.0 million for the year ended December 31, 2019, from $30.8 million for the year ended December 31, 2018. The increase was primarily due to an increase in professional services related to investments in digital innovation, security initiatives and accounting and legal services.

Depreciation and amortization

Depreciation and amortization increased $1.2 million, or 15.4%, to $9.0 million for the year ended December 31, 2019, from $7.8 million for the year ended December 31, 2018. The increase was primarily related to investments in SaaS implementation costs, digital innovation and renovation of office space.

Income tax expense

Income tax expense increased by $7.1 million to $7.2 million for the year ended December 31, 2019, from $0.1 million for the year ended December 31, 2018. The increase was attributable to income taxes on current year taxable income and the establishment of the initial deferred tax expense required to be recorded by Hagerty Re upon its election to become a U.S. taxpayer under Section 953(d) of the U.S. IRC.

Liquidity and Capital Resources

The Company is a holding company that transacts a majority of its business through operating subsidiaries. Maintaining a strong balance sheet and capital position is a top priority for the Company. The Company manages liquidity globally and across all operating subsidiaries, making use of its credit facility when needed.

Through our reinsurance subsidiary, Hagerty Re, we reinsure the same personal lines risks that are underwritten by our affiliated MGA subsidiaries on behalf of our insurance carrier partners. Our reinsurance operations are self-funded primarily through existing capital and net cash flows from operations. As of September 30, 2021, Hagerty Re had approximately $268.4 million in cash and cash equivalents and municipal securities. Our MGA operations are financed primarily through the commissions and fees received from the Company’s insurance carrier partners and, if necessary, the proceeds received from our existing credit facility. Our membership-related subsidiaries finance their operations from the sale of HDC Member subscriptions, as well as proceeds received, if necessary, from our existing credit facility.

The Company, particularly Hagerty Re, pays close attention to the underlying underwriting and reserving risks by monitoring the pricing and loss development of the underlying business written through its affiliated MGAs. Additionally, Hagerty Re seeks to minimize its investment risk by investing in low yield cash, money market accounts and investment grade municipal securities.

Capital Restrictions

In Bermuda, Hagerty Re is subject to the Bermuda Solvency Capital Requirement (“BSCR”) administered by the BMA. No regulatory action is taken by the BMA if an insurer’s capital and surplus is equal to or in excess of their enhanced capital requirement as determined by the BSCR model. In addition, the BMA has established a target capital level for each insurer which is 120% of the enhanced capital requirement. To ensure compliance with BSCR standards, Hagerty Re’s target is 130% of the enhanced capital requirement. As of December 31, 2020, Hagerty Re’s actual performance relative to the enhanced capital requirement was 141%.

Dividend Restrictions

Under Bermuda law, Hagerty Re is prohibited from declaring or issuing a dividend if it fails to meet its minimum solvency margin or minimum liquidity ratio. Prior approval from the BMA is also required if the Hagerty Re’s proposed dividend payments would exceed 25% of its prior year-end total statutory capital and surplus. The amount of dividends which could be paid by Hagerty Re in 2021 without prior approval is $20.5 million.

Regulation relating to insurer solvency is generally for the protection of the policyholders rather than for the benefit of the stockholders of an insurance company. We believe that our existing cash and cash equivalents and municipal securities and cash flow from operations will be sufficient to support working capital and capital expenditure requirements for at least the next 12 months. Our future capital requirements will depend on many factors, including our reinsurance premium growth rate, renewal rates, the introduction of new and enhanced products, entry into, and successful entry in new geographic markets, and the continuing market adoption of our product offerings.

Cash Flows

The following table summarizes our cash flow data for the periods presented:

	Nine Months Ended September 30,		Year Ended December 31,
(in thousands)	2021	2020	2020	2019	2018
Net cash provided by operating activities	$85,359	$79,156	$84,573	$50,091	$46,146
Net cash used in investing activities	(53,761)	(30,558)	(47,388)	(21,056)	(8,393)
Net cash provided by financing activities	44,944	18,250	39,947	40,091	12,235

Operating Activities

Cash provided by operating activities primarily consists of net income adjusted for non-cash items including depreciation and amortization related to investments in internally developed software and implementation of software as a service and provision for deferred taxes and changes in working capital balances. Seasonality and continued growth drive movement between periods in working capital balances. The summer months create more written premium and renewals of insurance policies and memberships, which drives reinsurance asset and liability balances to be higher in the summer months including unearned premiums, ceding commission, paid loss and loss adjustment expenses, premiums receivable and deferred acquisition costs within our reinsurance operations, additionally accounts receivable, advanced premium and due to insurers within the MGA business and contract liabilities for membership revenue stream. Our contingent underwriting commission revenue and our annual employee incentive plans are accrued throughout the year as earned however paid annually in the first quarter creating a cash flow movement between periods. Additionally, quota share increases within Hagerty Re drive increased balances period over period.

Net cash from operating activities for the nine months ended September 30, 2021 was $85.4 million. Cash provided during this period included $5.1 million from net income, excluding non-cash expenses of $21.7 million and changes in our operating assets and liabilities of $58.6 million. Adjustments for non-cash items primarily consisted of $15.3 million of depreciation and amortization related to investments in internally developed software and implementation of software as a service, $3.9 million increase in provision for deferred taxes and $2.3 million of disposals related to software development. The increase in cash resulting from changes in our operating assets and liabilities was primarily attributable to increases in unearned premiums of $67.0 million, due to insurers of $36.6 million, provision for unpaid losses and loss adjustment expenses of $48.6 million and decrease in commission receivable of $9.6 million, offset by increases in premiums receivable of $54.1 million and deferred acquisition costs of $30.9 million and decrease in losses payable of $22.0 million.

Net cash from operating activities for the nine months ended September 30, 2020 was $79.2 million. Cash provided during this period included $21.7 million from net income, excluding non-cash expenses of $10.8 million and changes in our operating assets and liabilities increase of $46.7 million. Adjustments for non-cash items primarily consisted of $8.2 million of depreciation and amortization expense related to investments in internally developed software and implementation of software as a service and $2.1 million for our provision for deferred taxes. The increase in cash resulting from changes in our operating assets and liabilities was primarily attributable to increases in due to insurers of $27.7 million, provision for unpaid losses and loss adjustment expenses of $38.7 million and unearned premiums of $37.3 million, offset by increase in premiums receivable of $39.0 million and decrease in losses payable of $16.7 million.

Net cash provided by operating activities for the year ended December 31, 2020 was $84.6 million. Cash provided during this period included $26.7 million from net income, excluding non-cash expenses of $16.7 million and changes in our operating assets and liabilities of $57.9 million. Adjustments for non-cash items primarily consisted of $11.8 million of depreciation and amortization expense, $2.6 million of loss on disposal of software development and $1.5 million increase in our provision for deferred taxes. The increase in cash resulting from changes in our operating assets and liabilities was primarily attributable to increases in unearned premiums of $25.6 million, provision for unpaid losses and loss adjustment expenses of $22.4 million and contract liabilities of $22.2 million, driven by advanced commission from new carrier partner offset by an increase in accounts receivable of $14.5 million.

Net cash provided by operating activities for the year ended December 31, 2019 was $50.1 million. Cash provided during this period included $19.6 million from net income, excluding non-cash expenses of $15.4 million, and changes in our operating assets and liabilities of $30.5 million. Adjustments for non-cash items primarily consisted of $9.0 million of depreciation and amortization expense and $5.9 million of an increase in our provision for deferred taxes as in 2019 Hagerty Re completed a Section 953(d) election to be taxed as a U.S. corporation, thus requiring the commencement of tax provisions. The increase in cash resulting from changes in our operating assets and liabilities was primarily attributable to increases in unearned premiums of $41.1 million, commissions payable of $14.6 million, offset by increases in deferred acquisition costs of $18.9 million and premiums receivable of $17.4 million.

Net cash provided by operating activities for the year ended December 31, 2018 was $46.1 million. Cash provided during this period included $16.4 million from net income, excluding non-cash expenses of $7.9 million, and changes in our operating assets and liabilities of $29.8 million. Adjustments for non-cash items primarily consisted of $7.8 million of depreciation and amortization expense. The increase in cash resulting from changes in our operating assets and liabilities was primarily attributable to increases in unearned premiums of $20.1 million and provision for losses and loss adjustment expenses of $11.5 million, offset by increases in deferred acquisition costs of $9.4 million and prepaid expenses and other assets of $9.5 million.

Investing Activities

Net cash used in investing activities for the nine months ended September 30, 2021 was $53.8 million which was primarily driven by investments in property and equipment of $31.2 million, acquisitions of $11.3 million and the purchase of fixed income securities of $12.4 million.

Net cash used in investing activities was $30.6 million for the nine months ended September 30, 2020 which was primarily driven by increased investment in facilities and software development of $24.7 million, the acquisition of a Canadian brokerage book of business of $2.4 million as well as payments on acquired renewal rights of $3.5 million.

Net cash used in investing activities for the year ended December 31, 2020 was $47.4 million. This was primarily due to a $38.3 million investment in software development, digital innovation and leasehold improvements for a new call center in Ohio and $8.9 million of payments for business combinations and asset acquisitions.

Net cash used in investing activities for the year ended December 31, 2019 was $21.1 million. This was primarily due business combinations and asset acquisitions of $11.2 million and purchase of property, equipment and software of $9.4 million.

Net cash used in investing activities for the year ended December 31, 2018 of $8.4 million was primarily driven by investments in software development and facilities.

Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2021 was $44.9 million. This resulted primarily from cash received from the net incurrence of indebtedness of $49.5 million, partially offset by member distributions of $4.1 million.

Net cash provided by financing activities for the nine months ended September 30, 2020 was $18.3 million cash provided by financing activities was primarily due to the net incurrence of indebtedness of $22.0 million, partially offset by member distributions of $4.0 million.

Net cash provided by financing activities for the year ended December 31, 2020 was $39.9 million. This resulted primarily from cash received from the net incurrence of indebtedness of $43.9 million, partially offset by member distributions of $4.0 million.

Net cash provided by financing activities for the year ended December 31, 2019 was $40.1 million, which was primarily due to $89.1 million of cash received from the investment by Markel Corp. in the Company’s equity, less net repayment of $49.0 million of outstanding indebtedness.

Net cash provided by financing activities for the year ended December 31, 2018 was $12.2 million, primarily driven by net incurrence of indebtedness of $10.0 million.

Contractual Obligations

The following is a summary of material contractual obligations and commitments as of September 30, 2021:

(in thousands)	Total	Less than	1-3 years	3-5 years	After
Debt	$118,500	$1,000	$117,500	$—	$—
Interest on long-term debt	1,340	158	909	273	—
Operating leases	77,928	8,230	15,259	13,922	40,517
Purchase commitments	10,416	5,623	4,792	—	—
Total	$208,184	$15,012	$138,460	$14,195	$40,517

Financing Arrangements

Multi-bank Credit Facility

On October 27, 2021, the Company, in its capacity as borrower thereunder, entered into a Third Amendment to Amended and Restated Credit Agreement, which amended the terms of its revolving credit facility (the “Credit Facility”) under that certain Amended and Restated Credit Agreement, dated as of December 12, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the other financial institutions parties thereto from time to time as lenders.

The aggregate amount of commitments available to the Company under the Credit Facility is $230 million. The Credit Agreement also provides for an uncommitted incremental facility under which the Company may request one or more increases in the amount of the commitments available under the Credit Facility in an aggregate amount not to exceed $50 million. Additionally, the Credit Agreement also provides for the issuance of letters of credit and the making of discretionary swingline loans, with sublimits of $25 million and $3 million, respectively, or lesser amounts in the event the available aggregate commitments are less than such sublimits.

The current term of the Credit Agreement expires on October 27, 2026 and may be extended by one year on an annual basis if agreed to by the Company and the lenders party thereto. Any unpaid balance on the Credit Facility is due at maturity.

The Company may elect that borrowings made under the Credit Facility bear interest at a rate per annum equal to either (i) a base rate equal to the greatest of (a) the prime rate published by the Wall Street Journal, (b) the greater of (1) the federal funds effective rate and (2) the overnight bank funding rate, in either case, plus 0.50%, and (c) a one-month adjusted LIBOR rate plus 1.00% or (ii) an adjusted LIBOR rate equal to the LIBOR rate multiplied by the statutory reserve rate, plus, in either case, an applicable margin based on a leverage ratio calculated based on the Company’s financial statements for its four most recent fiscal quarters. The Credit Agreement also contains customary LIBOR replacement provisions in the event LIBOR reference rates are no longer available.

The Credit Facility borrowings are collateralized by Company assets, except for the assets of the Company’s U.K., Bermuda and German subsidiaries as well as the assets of the Hagerty Events, LLC and the non-wholly owned subsidiaries of Member Hubs Holding, LLC.

Under the Credit Agreement, the Company is required, among other things, to meet certain financial covenants, including a fixed charge coverage ratio and a leverage ratio. The Company was in compliance with these covenants as of October 27, 2021.

Interest Rate Swap

Interest rate swap agreements are contracts to exchange floating rate for fixed rate interest payments over the life of the agreement without the exchange of the underlying notional amounts. The notional amounts of the interest rate swap agreements are used to measure interest to be paid or received and do not represent the amount of exposure to credit loss. The differential paid or received on the interest rate swap agreements is recognized as an adjustment to interest expense.

The purpose of the interest rate swap agreement is to fix the interest rate on a portion of the Company’s existing variable rate debt in order to reduce exposure to interest rate fluctuations. Under such agreements, the Company pays the counterparty interest at a fixed rate. In exchange, the counterparty pays the Company interest at a variable rate, adjusted quarterly and based on LIBOR or the alternative replacement of LIBOR. The amount exchanged is calculated based on the notional amount. The significant inputs, primarily the LIBOR forward curve, used to determine the fair value are considered Level 2 observable market inputs. The Company monitors the credit and nonperformance risk associated with its counterparties and believes them to be insignificant and not warranting a credit adjustment at September 30, 2021.

In March 2017, the Company entered into a 5-year interest rate swap agreement with an original notional amount of $15.0 million at a fixed swap rate of 2.20%.

In December 2020, the Company entered into a 5-year interest rate swap agreement with an original notional amount of $35.0 million at a fixed swap rate of 0.78%.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on our financial condition, results of operations, liquidity, or cash flows.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with GAAP. The preparation of the consolidated financial statements in conformity with GAAP requires our management to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the period. We evaluate our significant estimates on an ongoing basis, including, but not limited to, estimates related to provision for unpaid losses and loss adjustment expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

We believe that the accounting policies described below involve a significant degree of judgment and complexity. Accordingly, we believe these are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations. For further information, see Note 1, Summary of Significant Accounting Policies, to the consolidated financial statements included elsewhere in this prospectus.

Unpaid Losses and Loss Adjustment Expenses

Unpaid losses and loss adjustment expenses (“LAE”) are the difference between the estimated cost of losses incurred and the amount of paid losses as of the reporting date. These reserves reflect the Company management’s best estimate for both reported claims and incurred but not reported (“IBNR”) claims. The reserves also include estimates of all expenses associated with processing and settling all reported and unreported claims. The Company regularly reviews the provision estimates and updates those estimates as new information becomes available or as events emerge that may affect the resolution of unsettled claims.

Updates made to reserve estimates based on new information may cause changes in prior reserve estimates. These changes are recorded as losses and loss adjustment expenses in the period such changes are determined. Estimating the ultimate cost of claims and claims expenses is an inherently complex process that involves a high degree of judgment. The inputs requiring management judgement in the estimate of the provision for unpaid losses and loss adjustment expenses include:

●	the determination of the appropriate actuarial estimation methods to be applied to outstanding claims on a consistent basis;
●	estimations of claims cycle times and claims settlement practices;
●	estimates of expected losses through the use of historical loss data; and
●	broader macroeconomic assumptions such as expectations of regulatory changes or future inflation rates.

Claims are analyzed and reported based on the accident year or the year in which the claims occurred. Accident year data is classified and utilized within actuarial models to prepare estimates of required reserves for payments to be made in the future. Timing for claim settlement varies and depends on the type of claim being reported (i.e. property damage as compared to personal injury claims). Claims involving property damage are generally settled faster than personal injury claims. Historical loss patterns are then applied to actual paid losses and reported losses by accident year to develop expectations of future payments. Implicit within the actuarial models are the impacts of inflation, especially for claims with longer expected cycle times. See Note 8, Provision for Unpaid Losses and Adjustment Expenses, to Hagerty’s annual consolidated financial statements included elsewhere in this prospectus for more information regarding the methodologies used to estimate loss and LAE reserves.

Given the inherent complexity and uncertainty surrounding the estimation of our ultimate cost of settling claims, reserves are reviewed quarterly and periodically throughout the year by combining historical results and current actual results to calculate new development factors. In estimating loss and LAE reserves, our actuarial reserving group considers claim cycle time, claims settlement practices, adequacy of case reserves over time, and current economic conditions. Because actual experience can differ from key assumptions used in estimating reserves, there may be significant variation in the development of these reserves and the actual losses and LAE ultimately paid in the future. These adjustments to the loss and LAE reserves are recognized in Hagerty’s consolidated statement of operations in the period in which the change occurs.

The following tables summarize our gross and net reserves for losses and loss adjustment reserves as of September 30, 2021, December 31, 2020, December 31, 2019 and December 31, 2018, respectively:

	as of September 30, 2021
Unpaid losses and loss adjustment expenses	Gross	% of Total	Net	% of Total
	($ in millions)
Outstanding losses reported	$27.4	26.5%	$27.4	26.5%
IBNR	76.1	73.5%	76.1	73.5%
Total reserves	$103.6	100.0%	$103.6	100.0%

	as of December 31, 2020
	Gross	% of Total	Net	% of Total

	($ in millions)
Outstanding losses reported	$22.7	41.3%	$22.7	41.3%
IBNR	32.3	58.7%	32.3	58.7%
Total reserves	$55.0	100.0%	$55.0	100.0%

	as of December 31, 2019
	Gross	% of Total	Net	% of Total

	($ in millions)
Outstanding losses reported	$13.6	41.7%	$13.6	41.7%
IBNR	19.0	58.3%	19.0	58.3%
Total reserves	$32.6	100.0%	$32.6	100.0%

	as of December 31, 2018
	Gross	% of Total	Net	% of Total

	($ in millions)
Outstanding losses reported	$10.0	53.6%	$9.9	53.2%
IBNR	8.7	46.4%	8.7	46.8%
Total reserves	$18.7	100.0%	$18.6	100.0%

The following table summarizes the Company’s gross losses and loss adjustment expenses, and net losses and loss adjustment expenses by accident years as of September 30, 2021 and September 30, 2020, respectively:

	Gross Ultimate Loss & LAE			Net Ultimate Loss & LAE
Accident year	2021	2020	Change	2021	2020	Change
2017	$18.8	$18.8	$—	$18.8	$18.8	$—
2018	41.1	41.1	—	40.7	40.7	—
2019	64.5	64.5	—	64.5	64.5	—
2020	91.0	65.7	25.3	91.0	65.7	25.3
2021	87.6	N/A	N/A	87.6	N/A	N/A
Total	$303.0	$190.1	$25.3	$302.6	$189.7	$25.3

New Accounting Standards

See Note 1, Summary of Significant Accounting Policies, to Hagerty’s annual consolidated financial statements, as well as Note 1, Summary of Significant Accounting Policies, to Hagerty’s condensed consolidated financial statements included elsewhere in this prospectus.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to certain credit and interest rate risks as part of our ongoing business operations.

Management of Insurance and Financial Risk

The Company issues contracts that transfer insurance risks or financial risks or both. This section summarizes these risks and the way the Company manages them.

Insurance Risk

The most significant insurance risk is that claims exceed premium. The objective of the Company is to ensure that sufficient reserves are available to cover these liabilities. The Company’s actuarial team prepares monthly reserving analysis to inform the Company’s management as to the required reserve levels, thereby managing this risk.

Interest Rate Risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate due to change in prevailing market interest rates. The Company is exposed to interest rate risk, except for $50,000,000, $50,000,000 and $20,115,000 of long-term debt at September 30, 2021, December 31, 2020 and 2019, respectively, that is locked in at a fixed base rate due to the executed interest rate swap agreements. The remaining $18,000,000 and $5,985,000 at December 31, 2020 and 2019, respectively, is variable rate based on one-month LIBOR rate plus applicable margin or Prime minus an applicable margin.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in obtaining funds to meet its commitments. A trust account is in place to ensure that the Company is able to meet liabilities arising from claims and all other obligations as per the terms of the reinsurance agreement.

Concentration Risk

While the Company has relationships with separate insurance carrier partners for its U.S., Canadian and U.K. insurance operations, the Company receives substantially all of its commission income from its U.S. insurance carrier partner, Essentia Insurance Company, which is an affiliate of Markel. The Company has an agency agreement with this insurance carrier partner granting the Company certain rights and binding authority with respect to policy coverage.

BUSINESS

Overview

At Hagerty, everything begins and ends with the love of the automobile — an innate passion that fuels our unique membership model and cultivates deep, personal connections with our more than 1.8 million members.

We love cars and we are not alone. According to estimates from social media accounts, there are more than 500 million people around the globe who express an interest in cars and approximately 69 million in the U.S. alone who declare themselves automotive enthusiasts. Within that, there are over 43 million insurable collector vehicles in the U.S.

Over the past three decades, Hagerty has become a global market leader in providing insurance for classic and enthusiast vehicles with over two million vehicles protected, alliances with nine of the 10 largest U.S. auto insurance companies (as ranked by S&P Global Market Intelligence based upon 2020 direct premiums written), and an exceptional 82 NPS, which is approximately twice the insurance industry average.

We take great pride in protecting our members’ treasured vehicles. But at Hagerty, that is only the beginning. Our approach to the car insurance market and our strategy for growth is centered on our unwavering pursuit to build the world’s most loved automotive enthusiast brand and deliver on our purpose to save driving and car culture for future generations.

To this end, we have built an automotive enthusiast platform that engages, entertains, and connects with our members at every stage of their journey — digitally, on the track, in the garage, at an event or on the road. The components of our automotive enthusiast platform include:

●	Innovative Hagerty Drivers Club membership program (“HDC”)
●	Ownership of immersive automotive events
●	A thriving and rapidly growing automotive media content platform
●	Innovative valuation tools

For our members, the combination of these four components, as well as others, results in, what we believe to be, an incredible membership experience. For our business, it results in multiple points of monetization, an attractive recurring revenue business model, and what we believe are exceptional results demonstrated by:

●	Greater than 25% annual revenue growth rates over the last three fiscal years
●	Strong customer retention at 90%
●	Average loss ratio significantly better than the U.S. personal lines auto insurance industry
●	Millions following Hagerty’s automotive insights and social media programs

As we look ahead and continue to grow, we believe our digitally driven thinking will continue to enhance member engagement and reduce transaction friction. That is why we are investing in state-of-the-art digital interfaces to support our growing membership base. We are also acquiring targeted car events and adding services that will be available for member use within the Hagerty Drivers Club membership program, described in “Management’s Discussion and Analysis — Our Membership Approach.”

We are committed to using our business as a force for both growth and good and are focused on making a positive impact on the issues that matter to our teams, our automotive community and the communities in which we live and work.

We didn’t create the passion for cars. We simply tap into that spirit to cultivate deep, intimate relationships with auto enthusiasts around the globe and create Hagerty fans for life.

Industry and market opportunity

The collector vehicle market is massive and growing. Based upon Hagerty’s data, the 43 million collector vehicles estimated to be in the U.S. include approximately 10.8 million pre-1981 and 32.2 million post-1980 collectibles. We estimate that translates into $12-$15 billion of annual insurance premium based on an average policy size of $300 per vehicle per year. While Hagerty is one of the leading providers of collector insurance, we estimate our penetration in this market is less than 4%.

Growth in the collector vehicle market is being enhanced by several factors, including:

(a)	Cars manufactured in the early 2000s are becoming modern collectibles.
(b)	There is an increasing focus on collectible cars as an asset class for investment.
(c)	Demographic factors such as Baby Boomer retirements and millennial household formations are driving up demand for collector vehicles.
(d)	Expansion of automotive subcultures results in expansion of the larger automotive enthusiast community.
(e)	The supply of cars is continuing to expand as premium luxury cars are being built in greater numbers than ever before.

We believe Hagerty is well positioned to capture a larger share of this growing market. In order to fully capitalize on this opportunity, we apply a granular and data driven customer and vehicle segmentation approach that combines an understanding of vehicle ownership data, demographic data and data about vehicle usage. Based upon this approach, we are able to summarize key vehicle markets, explore additional opportunities within these markets, overlay demographic and usage data to enrich our approach and leverage the information to better serve the auto enthusiast community.

Competitive Strengths

We have developed an affinity driven insurance model.

Hagerty enjoys a recurring revenue model based on the affinity of the automotive enthusiast. Through its membership-based business model, Hagerty achieves higher affinity than traditional insurance business relationships. Typical insurance businesses engage with their customers only at the point of purchase and renewal, averaging approximately six points of contact with their customers. Hagerty deploys an entire ecosystem of engagement, including both physical (through the Hagerty Drivers Club Magazine, events, social functions and more) and digital (through media content, social media engagement, market news, valuation data and more) platforms that can result in hundreds of touchpoints annually with its members. Further, this high touch-point engagement allows Hagerty to stay engaged with enthusiasts who may not own a vehicle and those who may be future owners in need of insurance.

We believe that consumers that feel part of a community and a club are more engaged and have higher renewal rates and longer retention than those who simply purchase a good or service. Hagerty’s average policy life expectancy is in excess of 10 years. This is a significant competitive strength against competitors who, without strong affinity or engagement, are left to define their competitive edge based on price. Continuous and consistent feedback from our customers reinforces their affinity to Hagerty — customers feel that they are “with” Hagerty, as opposed to merely purchasing our products. The relationship our members have with Hagerty is therefore defined by an increasing value proposition over the lifetime of membership, and it is based on a peer-to-peer relationship with other members. This community of engaged automotive enthusiasts is a stark differentiator to our competitors who, in our eyes, have a transactional, price-based relationship with their customers. Our members generally attend our events, they consume our media products, they utilize our automotive intelligence (valuation) tools, and they partake in partner offers and discounts, which all feed their passion for cars and their love for driving.

Hagerty’s media, publishing, and livestream capabilities present exclusive content to our members, as well as to the automotive enthusiast audience at large. Hagerty’s established media presence capabilities are delivered through the Hagerty Drivers Club Magazine (the second largest circulation auto enthusiast magazine globally based on audited circulation data), static content delivering over 12 million unique viewers annually, and video content with an excess of 300 million views annually. With an embedded content team covering entertainment, news, market information and valuation data, Hagerty’s media capabilities covering publishing, video, and print production rival competitors in the automotive media space, but more importantly serve as an audience generator that creates and brings new customers into the Hagerty ecosystem.

Similarly, Hagerty’s owned and operated events including the California Mille, the Amelia Island Concours, the Concours of America, the Greenwich Concours, and our most recently acquired event, McCalls Motorworks Revival at Pebble Beach, provide Hagerty with a distinctive ability to present ourselves to hundreds of thousands of automotive enthusiasts and extend media, activations, and social opportunities without the burden of sponsorship fees.

In addition, with four Hagerty Garage + Social locations open and operating, with an additional location planned to open before the close of 2021 and further locations in development, Hagerty has a physical brand experience capability across major markets in the U.S. and Canada. These “brand cathedrals,” where members can store their collector vehicles, admire other car lovers’ stored vehicles and interact with similarly-minded automotive enthusiasts, serve to expose the Hagerty membership and prospective members to events, activations and content in a branded, controlled unique setting.

We have a diverse product offering.

While the majority of Hagerty’s current revenue is based on the premium generated from its insurance products, Hagerty offers a diverse range of products and services that generate significant incremental revenue and build affinity towards the overall brand. Membership fees are earned through Hagerty Drivers Club. Approximately three-quarters of the customers who obtain insurance through us also purchase a subscription to Hagerty Drivers Club. A subscription to Hagerty Drivers Club gives members access to the Hagerty Drivers Club Magazine, automotive enthusiast events, special vehicle-related discounts and our proprietary vehicle valuation tool. The Hagerty Garage + Social offering, through which car owners can safely store their collector vehicles and engage with other automotive enthusiasts, is continuing to expand into new geographic markets. We also recently launched Radius, a membership product targeting high-end collectors which will commence generating fee income in 2022. A subscription to Radius gives members exclusive insider access to the world’s most acclaimed automotive events; engaging, entertaining and informative content and the resources to help navigate the challenges and opportunities enthusiast vehicles create. Hagerty’s acquisition of Motorsport Reg in 2019 is another example of a revenue generating business that complements our ecosystem by expanding Hagerty’s relevance into an adjacent automotive market (motorsports events,) while diversifying revenue streams. Motorsport Reg is motorsport membership, licensing and event online management system that automates event listings, registration, and payment processing for all types of motorsport events ranging from small social gatherings to large participatory motorsport events. Lastly, Hagerty’s DriveShare offering of peer-to-peer rentable collector cars is a platform offering members and non-member automotive enthusiasts the opportunity to list, as well as access, other’s cars on short term rentals for driving, event, or film production use. This array of products and services serves not only as part of Hagerty’s growth strategy and market expansion but also to diversify revenue streams for the future.

We serve enthusiasts how and where they wish to be served

Our high-engagement insurance model surprises and delights, unlike others. We provide a high-engagement insurance service experience that surprises and delights members, as evidenced by our NPS of 82 (approximately two times the insurance industry average. Whether through our call center, through our geographic field distribution team, or online, our member communication systems support our omnichannel model by enabling us to service our members wherever they are and however they wish to engage with us.

We are able to satisfy multiple enthusiast needs through diverse offerings. While many insurers offer car insurance, Hagerty stands out in our ability to deliver value to enthusiasts beyond only insurance. While many members come to us because of our specialty insurance capabilities and protection programs, we uncover many other needs in areas we can deliver value that no other insurance organization does, including: peer-to-peer collector car rentals; collector car storage and social membership experiences; exclusive automotive enthusiast experiences and events; highest quality automotive media content; highly respected collector car vehicle valuation capabilities in the insurance industry; and more. All of these membership benefits place Hagerty’s insurance offerings in a competitively distinctive position relative to competitors.

We have close relationships difficult for many agents/brokers to establish. When most agents and brokers interact with clients for insurance procurement and transactions, those interactions do not typically garner a passionate reception or year-round interest. At Hagerty, we engage collectors all year long on show fields, at tracks, and at over 2,500 events that are centered around those members’ passions — cars and driving. Our own team’s passion and knowledge about cars creates a shared affinity with members that surprises many agents and brokers. When the agents and brokers realize that we often have closer relationships with their clients than they do, we become a greater value add to the agent or broker in building greater affinity between the agent or broker and their client, using Hagerty as a relationship connector.

We have a strategic approach to partnerships that drives growth

Hagerty’s focused market discipline reduces competitive threats. Most insurance companies offer and compete for multi-line insurance: property, liability, yacht, aircraft, and other exclusive collectables. Hagerty’s focus on collector car products and services reduces competitive threats for partners and raises their confidence in trading with us. Furthermore, we focus our investments on developing capabilities that serve the interests of the car enthusiast market. This depth and discipline of focus has enabled Hagerty to maintain a “neutral” and non-threatening partner of choice position with the highest quality automobile insurance companies in the market.

Hagerty’s approach to partnerships enables mutual and complimentary growth. Partners tell us that our focus on the collector car space allows them to focus on other parts of their business portfolios. We then align financial interests so both parties enjoy a gain-share approach to the relationship, which creates more intimate institutional bonds. When our partners win and grow, Hagerty does as well. Hagerty takes great care to build partnerships with firms who share our cultural principles and intense focus on customer service. Feedback from and growth rates with our largest partners suggest this approach works for them.

Agents and brokers gain client intimacy capability with Hagerty. One of the greatest competitive threats agents and brokers face is the battle against “ordinary.” With over 45,000 independent agent and brokers in the U.S. alone, it can be challenging for these firms to create a memorable or distinctive experience for insurance buyers. Hagerty is often told by agents and brokers that partnering with us to bring value and joy to their enthusiast clients is unmatched in the marketplace. Hagerty’s high-engagement and experiential approach to the market is often co-branded by our agents/brokers to deliver enthusiasts an experience the agent/broker could not deliver themselves. As a result, both brands benefit together in longer-lasting and more intimate client relationships.

We have robust data science capabilities created from our proprietary first-party data.

Hagerty has a number of proprietary data capabilities that allow us to fully understand our membership base and to leverage data for the benefit of our members. Our data also allows us to identify and create new value streams for the collector vehicle community. Hagerty’s Automotive Intelligence is a capability that encompasses sale and auction data to create the Hagerty Valuation Tool (“HVT”) and its Hagerty Insider market intelligence reports and content. HVT and Hagerty Insider are the benchmarks of the industry in collector vehicle valuation, market intelligence reports and buyers’ guides. In addition, Hagerty Insider and HVT are among the top lead generation pipes for the written premium revenue stream of our business.

HVT includes more than 10 years of pricing and vehicle data for approximately 40,000 enthusiast cars, trucks, vans, and motorcycles from the post-war era to present. As a result, we have trusted and dynamic valuation data. From live auctions to historical data, we believe we are the go-to source for auto enthusiasts looking to value their current car or their dream car. Enthusiasts are able to see current and past values for a vehicle in order to understand not just what a car is worth today, but also where it may be headed in the future.

The Hagerty Media site, DriveShare, Hagerty Insider site and other owned digital properties serve as robust collectors of data about the engagement of auto enthusiasts for both existing and prospective members, allowing Hagerty to efficiently and effectively recruit new members to its ecosystem. This, combined with the detailed data involved in writing insurance policies, provides Hagerty with an insightful view of the consumer, their interests, and their needs, allowing for effective and efficient marketing of its product and services.

Our Operating Model

Our operating model keeps members at the center of all we do. We focus on five specific dimensions that we knit together to create our flywheel effect. Those five dimensions include:

●	our automotive enthusiast brand which drives deep engagement;
●	integrated membership offerings creating lifelong fans;
●	long-term partnerships built and strengthened by overdelivering and building trust;
●	our digitally driven thinking; and
●	our culture focused on personal and professional growth.

As an automotive enthusiast brand, we drive deep engagement with our members through our informative and entertaining content, impactful purpose, and the network effect created when we enable our members to connect with each other. We leverage our integrated membership offerings to create lifelong fans, specifically tailoring our offerings to be valuable and enticing to car enthusiasts. We build and strengthen long-term partnerships by seeking to over deliver and build trust, and maintaining a spirit of collaboration and a win-win approach. Our strategy for growth is digitally driven, using design and innovation to create a platform that is user-experience centric, agile, flexible, resilient, and business transformative. Finally, we invest in bar-raising leaders which supports our ability to attract and retain the top talent we need to execute our operating model.

Hagerty’s operating model drives loyalty and retention by engaging, entertaining, and connecting with members in many more ways than through a regular insurance transaction. We measure this in part by our overall NPS of 82, which is more than double the insurance industry average. The NPS metric is a management tool used to measure customer satisfaction and loyalty and indicates the percentage of customers rating their likelihood to recommend a product or service to a friend or colleague. We survey our customers twice a year by asking each member the likelihood that they will recommend Hagerty to a friend or colleague on a scale of 0-10. We also survey customers after the closure of a claim and after a roadside incident. Scores between 0-6 are considered detractors and scores between 9-10 are considered promoters. To arrive at Hagerty’s NPS score, the percentage of detractors is subtracted from the percentage of promoters. Scores between 7-8 are considered passive and are counted toward the total number of respondents, thus decreasing the percentage of detractors and promoters and pushing the net toward 0.

We also measure loyalty through our member retention rate. Retention is a measure of how many of our members continue to do business with us year over year. Hagerty has maintained an average retention rate of 90% over the past ten years, which is more than 10% above the insurance industry average.

We believe our digitally driven thinking further drives member loyalty and engagement and reduces user friction. We are investing in state-of-the-art digital user experience interfaces to support our growing membership base. We are pairing the digital and physical worlds by integrating our approach to both of those worlds. We are investing in new programs that further enhance our membership experience and provide additional member value. For example, in 2017, Hagerty launched Hagerty DriveShare, which is a peer-to-peer rental offering through which members and other non-member automotive enthusiasts can rent each other’s cars. In 2019, as part of its ongoing commitment to investing in and growing the world of motorsports, Hagerty acquired MotorsportReg.com, which allows motorsport enthusiasts to organize and register for motorsport events. In 2020, we formed a joint venture to build out Hagerty Garage + Social, which is a network of storage and club house facilities where our members can meet, store their cars, and share their common passion.

The joint venture to build out Hagerty Garage + Social was formed on March 31, 2020. The transaction was between Hagerty Ventures LLC (“Ventures”), a wholly owned subsidiary of The Hagerty Group, LLC, and HGS Hub Holdings LLC (“H3”), the investing entity managed by John Belniak for a group of investors, including investors who own a pre-existing car storge business called “Collectors Car Garage.” The joint venture brings together the brand, data, capital, and strategy of Ventures, with the management expertise of H3. The strategy of the joint venture is to create a national network of Hagerty-branded car storage and member clubhouses in key urban areas where real estate prices and home garages are at a premium. Ventures and H3 contributed 80% and 20%, respectively, of the initial capital required to establish Member Hubs Holdings, LLC, a Delaware limited liability company (“MHH”) and were allotted Class A units proportional to their contributions. All management control in MHH is held by its board, which is comprised of five directors, three of which are appointed by Ventures and two of which are appointed by H3.

We believe we are positioned well to serve the large and growing market of automotive enthusiasts by leveraging our visionary thought leadership, genuine car culture, industry leading business model and omnichannel distribution.

Our Growth Strategy

The combination of Hagerty’s scalable omnichannel distribution strategy and innovative membership model has supported a strong rate of growth. Hagerty’s revenue compound annual growth rate (“CAGR”) is 29% during the period from December 31, 2017 through December 31, 2020 and is projected to remain in the high twentieth percentile through 2025.

We estimate that in the U.S. alone there are 43 million insurable collectible cars. Hagerty provides insurance for approximately two million vehicles globally with approximately 1.8 million members in the U.S. Our insurance business model positions Hagerty to control the pricing and underwriting of the subject insurance policies, benefit from steady fee-based income, and engage directly with consumers, with our broker and agent partners, or through our strategic insurance partners. We believe our capabilities position us to capture more of the large and growing collector vehicle market.

Our omnichannel distribution of Hagerty’s insurance services is a strategic advantage that allows us to unlock the entire total available market and engage with our members. Hagerty’s distribution model has three components — direct distribution, agency and broker distribution and distribution through our national insurance partners. Approximately 45% of our sales are generated through direct distribution, where our membership model initiates a significant percentage of new business flow. Approximately 32% of sales are generated through our agency and broker channel through our relationships with over 45,000 independent brokers and agents, including all 10 of the top 10 brokers in the U.S. by revenue. The remaining 23% of sales are generated through our national insurance partners. We maintain partnerships with nine of the top 10 insurance carriers in the U.S. We believe the percentage of sales generated from our national insurance partner relationships will grow over time as we begin to earn revenue from newly formed partnerships such as the recently announced alliance with State Farm.

For our national insurance partners, our business model is attractive because we offer a full-service solution for their specialty customers and their specialty cars. We handle product development and pricing, sales and service, and underwriting and claims services on behalf of our underwriting carriers, and we offer member benefits tailored to the enthusiast all through our proprietary technology and by our sales and service teams.

This approach results in a strong economic model with fees generated as a managing general agent and quota share income from our wholly owned single cell captive reinsurance subsidiary, Hagerty Re. Our reinsurance capabilities allow us to efficiently leverage Hagerty’s stable underwriting economics and prudent underwriting approach to create steady, consistent performance. We manage risk very deliberately and employ tremendous discipline to the underwriting process. We understand our insurance members, their usage trends, and the cars we are protecting. The result is a very attractive average loss ratio of 41% over the last three years. This compares extremely favorably to the overall auto insurance average of 71% and overall homeowners’ insurance average of 70%.

We take great pride in protecting our members’ treasured vehicles. But at Hagerty that is only the beginning. Our approach to the car insurance market and our strategy for growth is centered on our unwavering pursuit to build the world’s most loved automotive enthusiast brand and deliver on our purpose to save driving and car culture for future generations. We have a deeply embedded ‘car lover’ culture that starts at the top and runs deeply throughout the organization. We respect and intimately understand our members’ love of cars, driving and all things automotive. This is demonstrated by the way in which we engage with our members and in how we approach our membership model, which was carefully and intentionally crafted to appeal to the car enthusiast.

Revenue from subscriptions and memberships create multiple points of economic capture, a recurring revenue stream, and an immersive platform to engage with enthusiasts and promote the passion for driving. Hagerty Drivers Club today has more than 675,000 paid members. We sponsor, own or create more than 2,500 automotive events annually. We added to our portfolio of collector car events in 2020 when we acquired the California Mille, the historic road rally, and with our more recent acquisition of the Amelia Island Concours. We have developed valuation tools specifically for collector vehicles, which helps provide our members necessary information on the value of their cherished vehicles, for use with insurance coverage decisions, as well as insight to use when shopping as a first-time buyer or to add to an existing collection.

We didn’t create the passion for cars. We simply tap into that spirit to cultivate deep, intimate relationships with auto enthusiasts around the globe and create Hagerty fans for life.

Competition

We believe that Hagerty’s operating model is unique. While there are a number of other specialty insurance companies that offer collector vehicle insurance, we do not view these companies as significant competitors. We experience some competition in the larger standard auto insurance market. However, in lieu of competing with standard auto insurance carriers, we have formed relationships with them to offer their customers Hagerty’s service model membership experience coupled with Hagerty’s specialty insurance products. Through relationships with auto insurance carriers, we provide a high-touchpoint experience resulting in more appropriate levels of coverage, service and cost to customers, and we are also able to offer our insurance carrier partners incremental growth, protection of the insurance bundle, specialized claims handling, and valuation expertise.

Our Technology Platforms

Our proprietary technology platforms are a key competitive advantage. Unlike many other companies, we have developed our core technologies in-house. This includes our policy management system and product definition and rating. This enables us to respond to market opportunities as rapidly as possible, without roadmap dependency on third-party policy management systems. With this capability, we can deploy a range of risk scenarios to have full control over our object models and data model. We are also able to integrate with a wide variety of best-in-class third-party technologies on our own terms.

For our membership offerings, we have developed a bespoke, cloud-native platform (“Omni”) that manages all aspects of member tiering and benefits. This system is designed to sync with our customer relationship management implementation and our core insurance platform. This primary technology capability allows us to continue to drive a robust “affinity experience” that is a key competitive advantage. OMNI offers modern RESTful APIs for building applications across any channel, including our mobile applications.

We have significantly invested in our data infrastructure, including an AWS-based enterprise data hub and Snowflake data lake. We utilize our data to improve, in real-time, how our employees interact with our members, how we digitally interact with our members, and how we use data to enhance our digital products to make them more compelling. This infrastructure is a key component of our marketing technology capability and can power a range of scenarios and features. For targeted marketing/re-marketing, all touch-points from across the organization can be fed to our customer data platform. This includes impressions and conversions from marketing tools. This data can be used to enable data-driven effective and efficient marketing to ensure we are sending relevant content to our members and prospects.

The Hagerty mobile app was noted by Google as being a marquee example of Flutter. Flutter is Google’s UI toolkit for building natively compiled applications for mobile, web, desktop, and embedded devices from a single codebase. Members get a rich, native experience while our developers all work from within a single code project, mitigating the need to have redundant iOS and Android teams developing duplicates of the same functionality. Today, the Flutter app allows customers to search vehicle valuations and live auction results. In active development are robust roadside support capabilities and member management features. Push notification capability allows Hagerty to programmatically interact with members based on a wide range of marketing scenarios.

Hagerty has developed supporting technologies that further drive our competitive advantage as an automotive enthusiast brand leader. To support our investments in auto shows and popular Concours events, we have developed a digital platform that allows entrants to digitally submit their vehicles for consideration while allowing administrators the ability to manage the entire acceptance workflow. To support our entry into the peer-to-peer commercial environment and facilitate the experience of driving a classic car, we have developed an innovative two-sided marketplace called Hagerty DriveShare. This platform enables owners to share and profit from their classic car investments while fueling the automotive hobby for enthusiasts who want to enjoy driving fun and different cars that aren’t available anywhere else. All scheduling, booking, listing, billing, and administration are supported within the platform.

Investments

Our portfolio of investable assets is primarily held in cash, short-term investments, and Canadian Sovereign and Provincial fixed income securities. We manage the portfolio in accordance with investment policies and guidelines approved by our board of directors, in consultation with legal counsel and as may be required to be approved by applicable regulatory authorities. We have designed our investment policy and guidelines to provide a balance between current yield, conservation of capital, and liquidity requirements of our operations setting guidelines that provide for a well-diversified investment portfolio that is compliant with insurance regulations applicable to the states in which we operate.

Intellectual Property

We believe that our intellectual property rights are valuable and important to our business. We rely on trademarks, patents, copyrights, trade secrets, license agreements, intellectual property assignment agreements, confidentiality procedures, non-disclosure agreements, and electronic and physical security measures to establish and protect our proprietary rights. Though we rely in part upon these legal, contractual, and other protections, we believe that factors such as the skill and ingenuity of our employees and the functionality and frequent enhancements to our platform are large contributors to our success in the marketplace. We intend to pursue additional intellectual property protection on such enhancements to the extent we believe it would be beneficial and cost-effective.

As of September 30, 2021, we have one issued patent in the U.S. and one in Canada. The issued patents generally relate to our vehicle information number decoder, which allows us to determine vehicle configuration details and associated vehicle values. The issued patents are expected to expire between August 2030 and May 2031. We continually review our development efforts to assess the existence and protectability of new intellectual property.

We have trademark rights in our name, our logo, and other brand indicia, and have trademark registrations for select marks in the U.S., Canada, U.K., E.U. and Australia. We have copyrights for our media and entertainment content and registered copyrights for our vehicle information tools in the U.S. We also have registered various domain names related to our brand for websites that we use in our business, including Hagerty.com.

Although we believe our intellectual property rights are valuable and strong, intellectual property rights are sometimes subject to invalidation or circumvention. For additional information, see the sections titled “Risk Factors — Risks Related to Our Business — Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services and brand.”

Employees and Human Capital Resources

As of September 30, 2021, we have 1,598 total employees and 1,567 full-time employees. None of our employees is represented by a labor union or covered by collective bargaining agreements. We have not experienced any work stoppages. We are recognized as having a highly engaged workforce as evidenced by Gallup engagement score of 4.34. In 2021, we were the recipient of the Gallup Exceptional Workplace Award. This award is Gallup’s premier recognition for the highest level of employee engagement in workplace cultures, presented only to organizations that meet rigorous standards of excellence. In 2020, 2019, 2018, 2017 we were a Certified “Great Place to Work.”

Our culture is shaped by our people and is a strategic advantage for us. Our strategy involves surrounding our teams with great people, providing challenging and meaningful work, and investing in their growth to become their best selves. We seek to hire the best and set them up for success with individualized training and career development. Our objectives include effectively identifying, recruiting, retaining, incentivizing, and integrating our existing and additional employees. Our compensation programs are designed to support these objectives and will be enhanced through the granting of stock-based compensation awards.

Distribution, Marketing and Strategic Relationships

Distribution Partnerships

In addition to our direct sales efforts and independent channels, we market our insurance products through several insurance distribution partners. For the year ended December 31, 2020, approximately 16% of our commission revenues globally were attributable to four of our distribution partners. For two of these distribution partners, we have 10-year arrangements, one of which has an expiration date in 2029 and the other in 2030. The other two distribution partnerships have shorter durations. Under three of these arrangements, we generally make our specialty classic and collector motor vehicle insurance products and related services available to the carrier’s brokers and producers either directly or through an intermediary brokerage. The carrier’s brokers then refer or present to Hagerty the brokers’ clients who cannot obtain through the carrier itself the types of specialty classic or collector motor vehicle insurance products and services the client needs or wants. Hagerty pays the carrier’s brokers/producers a direct commission for business placed with the carrier and pays an additional administrative fee in circumstances where an intermediary brokerage refers the business to the carrier. Under the other distribution partner relationship, Hagerty serves as the carrier’s exclusive managing general underwriter for classic and collector motor vehicle insurance products written through the carrier in Canada. The carrier’s broker network submits business to Hagerty to underwrite and administer for the carrier, or Hagerty processes direct business for the carrier.

Alliance Agreements

Markel Alliance

Markel is the ultimate parent company for Essentia Insurance Company, which serves as the dedicated carrier for Hagerty’s affiliated managing general agent subsidiaries (“Hagerty Agencies”) specialty classic and collector vehicle insurance program. Essentia writes no other business and is exclusive to Hagerty Agency. Under this arrangement, Hagerty is licensed and appointed as Essentia’s managing general agent and is authorized to develop product, market, produce, underwrite, service, and perform claims services for the policies written through Essentia. State laws govern many of the activities under this relationship and, in addition to appropriate carrier licensing requirements, Hagerty Agency must maintain the appropriate licensing as a producer and, where required, as a managing general agent, plus additional requirements in some states for claims adjusting.

Essentia cedes risk through quota share reinsurance agreements to Hagerty’s key insurance distribution partners with the retained premium being ceded to its affiliate Evanston Insurance Company. Evanston, in turn, cedes a portion of this business it reinsures from Essentia, to Hagerty Re. For Evanston to take credit for reinsurance under applicable state law, Hagerty Re maintains funds in trust for the benefit of Evanston.

The Markel and Hagerty agreements governing the relationship expire at the end of 2030.

Aviva Canada Alliance

In 2020, Hagerty Canada and Aviva revised their existing relationship that was started in 2013, by entering into a new alliance agreement where Hagerty would continue to provide managing general underwriting services for Aviva’s Canadian subsidiary, Elite Insurance Company. As part of that agreement, Hagerty Canada purchased certain policies from an Aviva controlled agency. The relationship with Aviva in Canada is exclusive except that in the Quebec province the business is produced through a third-party insurance agency that carries the appropriate licenses and authority to submit business to Elite Insurance Company. Hagerty Canada receives compensation in the form of a broker commission amount. Hagerty Canada also is paid a commission for commercial business. In connection with the new alliance agreement, Elite Insurance Company and Hagerty Re-entered into a quota share reinsurance agreement. The initial term of the agreements with Aviva expire in 2030. Canadian provincial laws govern many of the activities under this relationship and, in addition to appropriate carrier licensing requirements, Hagerty Canada must maintain the appropriate licensing.

State Farm Alliance

State Farm and Hagerty entered into an agreement in 2020 to establish an alliance insurance program where State Farm’s customers, through the State Farm agents, would have access to Hagerty features and services beginning in 2022. The State Farm Classic+ policy will be offered through State Farm Classic Insurance Company, a new wholly owned subsidiary of State Farm. The policy will be available to new and existing customers through their State Farm agent. State Farm Classic+ policy is expected to be available in most states by 2023.

Diversity and Inclusion

Our Diversity and Inclusion objective is to be a company where each of us genuinely belongs, is respected and valued, and can do our best work. We take this to heart not just within Hagerty but also within the broader automotive enthusiast community.

To help achieve our internal goals, we focus on attraction, retention and development at all levels. This means that we will ensure fair and transparent processes in talent assessment and hiring, performance management and career progression and retention. We are working to create a stronger sense of inclusion and belonging for Hagerty employees in general with a lens on representation. Engagement and belonging are fueled by having a meaningful connection to others and opportunities to grow and develop our careers. Across all of these dimensions, we are committed to building programs, systems and tools that foster greater belonging.

We intend to continue to invest and further develop our leadership training and support to ensure that all leaders — those promoted, developing or hired — understand how to lead, keeping our Diversity and Inclusion principles top of mind in every aspect of their role.

Compensation

Our compensation programs are designed to attract, retain and motivate talented, deeply qualified and committed individuals who believe in our mission, while rewarding employees for long-term value creation. We have a pay-for-performance culture in which employee compensation is aligned to company performance, as well as individual contributions and impacts. Our proposed equity program aligns employee compensation to the long-term interests of our shareholders, while encouraging them to think and act like owners. While we are still evolving our programs and practices, we strive for a fair, competitive, transparent and equitable approach in recognizing and rewarding our employees.

Health and Wellness

The health and wellness of our employees and their families is integral to Hagerty’s success. We have a comprehensive benefits program to support the physical, mental and financial wellbeing of our employees. We have a self-insured medical plan in which Hagerty employees pay approximately 25% of the monthly estimated premiums. In addition to core medical, we offer maternity and paternity benefits to help employees who are looking to grow their family. To support the mental health of our employees, we offer clinical care providers at no cost to them.

In response to the COVID-19 pandemic, we transitioned to a remote workforce to help protect the health and wellness of our employees while continuing to provide the proper support to our clients and customers. We recognize that these are trying times for everyone, including our employees. To support our employees through this time, we introduced additional programs focused on mental and physical health, and balancing the demand of work and personal family needs.

Facilities

Our corporate headquarters are located in Traverse City, Michigan, and consist of 106,506 square feet of office space at the main campus location under a lease agreement that expires in March, 2036. We maintain additional U.S. offices in Dublin, Ohio; Golden, Colorado; Ann Arbor, Michigan; and Greenwich, Connecticut. We also operate a learning garage in Traverse City, Michigan. In Canada, our offices are located in Stouffville, Ontario; in the U.K., our offices are located in Towcester, Northamptonshire; and in Germany, our offices are located in Bochum. We lease all of our facilities and own one garage, two condominiums and a plot of vacant land. We believe our facilities are adequate and suitable for our current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate our operations.

We have a network of Hagerty Garage + Social locations. We have branded locations in Chicago and New York. Our company leased or managed locations in the U.S. are in Del Ray Beach, Florida and Miami, Florida. In Canada, we have a location in Burlington, Ontario.

Legal Proceedings

From time to time, we are involved in various legal proceedings arising from the normal course of business activities, some of which, to date have related to fraudulent insurance claims made against us. We are not presently a party to any extra contractual or non-claim related litigation the outcome of which, we believe, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, cash flows or financial condition. Defending such proceedings is costly and can impose a significant burden on management and employees. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT

The following table sets forth, as of December 2, 2021, certain information regarding our directors and executive officers who are responsible for overseeing the management of our business.

Directors

Name	Age	Position
Michael E. Angelina	55	Chairman of the Board
F. Michael Crowley	70	Director
McKeel O Hagerty	53	Director
Laurie L. Harris	63	Director
Robert I. Kauffman	58	Director
Sabrina Kay	58	Director
Mika Salmi	56	Director
William H. Swanson	72	Director
Michael L. Tipsord	62	Director

Executive Officers

Name	Age	Position
McKeel O Hagerty	53	Chief Executive Officer and Director
Frederick J. Turcotte	60	Chief Financial Officer
Kelly Smith	53	Chief Strategy Officer
Collette Champagne	52	Chief Operating Officer
Barbara E. Matthews	60	SVP, General Counsel and Corporate Secretary
John Butcher	57	President
Paul E. Rehrig	47	President of Hagerty Media & Entertainment

Board of Directors

Michael E. Angelina. Mr. Angelina serves on the board of directors of specialty insurers, RLI Corp., and ProSight Insurance Group, along with Bermuda-based reinsurer Equator Re. Mr. Angelina also currently serves as an Executive in Residence of the Maguire Academy of Insurance and Risk Management at Saint Joseph’s University after retiring as the Executive Director of the Maguire Academy. Prior to his retirement in 2012, he was an executive officer with Bermuda based insurer and reinsurer, Endurance Specialty Holdings, Limited as their Chief Risk Officer & Chief Actuary. In this capacity, he led the global pricing, reserving and risk management functions with a particular emphasis on enterprise risk management. Mr. Angelina began his actuarial career with Cigna Corporation and subsequently joined Tillinghast-Towers Perrin, Inc.(now Willis Towers Watson) in 1988 where he participated in the development of Tillinghast’s excess of loss pricing system and its global loss distributions initiative. Mr. Angelina worked for Reliance Reinsurance Corporation for one year as Vice President and Actuary prior to returning to Tillinghast in 2000, where he led the Philadelphia office. Mr. Angelina is the co-author of Tillinghast’s industry-wide asbestos actuarial study and participated in the development of the 2003 FAIR Act (proposed U.S. federal asbestos legislation). He is the former chair of the Academy’s Casualty Practice Council, where he served as the Council’s chairperson of the emerging issues task force. Mr. Angelina is a frequent speaker at industry conferences covering topics such as enterprise risk management, risk governance, loss reserving, international issues, capital allocation, regulation, market conditions and pricing trends. In 2013, Mr. Angelina was named as one of Insurance Business America’s Hot 100 Insurance Professionals because of his research on the topic of gender diversity in the insurance industry. Mr. Angelina is an Associate of the Casualty Actuarial Society, a Chartered Enterprise Risk Analyst, and a Member of the American Academy of Actuaries, having recently served on the Academy Executive Council as Vice President — Casualty. He is also a member of the board of directors of RLI Corp. and Equator Re. Mr. Angelina has a Bachelor of Science degree in Mathematics from Drexel University.

F. Michael Crowley. Mr. Crowley is an Executive Consultant to Markel. Mr. Crowley joined Markel in February 2009 as President of Markel Specialty Insurance Company. He was promoted to President and Co-Chief Operating Officer of Markel in 2010, and to Vice Chairman in 2016. Mr. Crowley retired from Markel at the end of 2017. He will continue to consult with Markel through the end of 2022. Mr. Crowley has more than 43 years of experience in the insurance industry. Prior to joining Markel, he served as President and Chief Operating Officer of Hilb, Rogal & Hobbs, which was acquired by Willis Towers Watson in 2008. He began his insurance career in 1974 with Johnson & Higgins and served in several leadership positions, including Senior Vice President of

Virginia Operations and on several national practice committee. In 1991, he joined Palmer and Cay, a large privately-owned insurance broker based in Savannah, Georgia, where he served as President and Chief Operating Officer, prior to being named Vice Chairman. Mr. Crowley earned his Bachelor of Business Administration degree from Wake Forest University. He has served on Wake Forest’s Board of Visitors as well as the Board of Overseers for St. John’s University School of Risk Management, Insurance, and Actuarial Science. Mr. Crowley is a member of the Georgia State School of Risk Management Hall of Fame.

McKeel Hagerty. In addition to his role as a director of Hagerty, Mr. Hagerty is also the Chief Executive Officer and driving force behind Hagerty. Under his leadership, Hagerty has grown from a local insurance agency operating from his parents’ basement to a leading specialty insurance provider for classic and enthusiast vehicles. In 2017, Mr. Hagerty refocused the company’s mission to saving driving and expanding the car community for future generations. In support of the mission, the company has made a series of strategic partnerships, acquisitions and expansions including the Hagerty Drivers Club, Hagerty Drivers Club magazine, Hagerty YouTube, Hagerty DriveShare, MotorsportReg.com, the Greenwich Concours d’Elegance, the Amelia Island Concours d’Elegance, Concours d’Elegance of America, McCall Motorworks Revival, the California Mille, Hagerty Garage + Social and the industry gold standard for vehicle values, the Hagerty Valuation Tool. In addition to Hagerty, McKeel was elected by his CEO peers in 2016-17 to serve as the international board chair for YPO, the global leadership organization with 28,000 chief executives in more than 130 countries. During his term, he traveled the globe speaking to leaders and thinkers like U.N. Secretary General Kofi Annan, President of Rwanda Paul Kagame, Prime Minister of Singapore Lee Hsien Loong, Prime Minister of Canada Justin Trudeau, philosopher Yuval Harari, and countless business titans. McKeel is also a general partner of Grand Ventures, a Grand Rapids, Michigan-based venture capital firm focused on providing emerging companies with early-stage capital and strategic support. He is also a board member of the Petersen Automotive Museum in Los Angeles and serves on numerous boards and advisory groups. McKeel has served as a judge for the prestigious Pebble Beach Concours d’Elegance for decades. In Traverse City, he is known as a passionate community supporter and an advocate for government, business and local organizations working together to create a more sustainable economy based on scalable businesses. McKeel earned his undergraduate degree in English and Philosophy from Pepperdine University and his master’s in Theology from Saint Vladimir’s Orthodox Seminary.

Laurie L. Harris. Ms. Harris has over 40 years in the financial services and insurance industry sectors. Prior to her retirement in 2018, Ms. Harris was a global engagement audit partner with PricewaterhouseCoopers LLP (“PwC”) one of the largest professional service firms where she advised public companies, private equity backed entities and Fortune 100 financial services organizations. Ms. Harris is a member of the board of directors and is audit committee chair of a number of companies focused in the insurance, real estate and technology sectors including IWG plc, the global operator of leading co-work and workspace brands, Synchronoss Technologies Inc., a global leader and innovator in cloud, messaging and digital platforms and products, and QBE North America, an integrated specialist insurer that is part of QBE. Ms. Harris has a Bachelor of Science in Business Administration/Accounting summa cum laude from the University of Southern California. She is a Certified Public Accountant, is a member of the American Institute of Certified Public Accountants and meets the qualifications as an Audit Committee Financial Expert.

Robert I. Kauffman. Mr. Kauffman was a co-founder, principal and member of the board of directors of Fortress Investment Group LLC from its founding in 1998 until 2012. During his tenure at the firm, Mr. Kauffman served as a member of Fortress’s management committee and was responsible for the management of Fortress’s European private equity investment operations. Prior to co-founding Fortress, Mr. Kauffman was a managing director of UBS from 1997 to 1998, and prior to that a principal at BlackRock Financial Management Inc. Since his departure from Fortress in 2012, Mr. Kauffman has brought his extensive business experience to a variety of private investments, including a non-controlling stake in University Bancorp, a mortgage focused community bank based in Ann Arbor, Michigan. Mr. Kauffman also has significant interests in professional auto racing and international collector car markets. Mr. Kauffman is an advisory board member of McLaren Racing, a leading United Kingdom based Formula1 racing team. Mr. Kauffman is currently the chairman of the Race Team Alliance, an association of NASCAR Cup Series teams; the co-owner of Chip Ganassi Racing, an American racing team active in Indy and NASCAR race; and the owner of RK Motors, a leading restorer, re-seller and provider of classic cars. Mr. Kauffman received a Business Administration degree from Northeastern University.

Sabrina Kay. Ms. Kay is an entrepreneur, investor and experienced corporate board member. Amongst many successful business ventures, Ms. Kay founded the Art Institute of Hollywood, and sold the company to Education Management Corporation (“EDMC”), where she continued to serve as CEO of Special Projects until EDMC was purchased by a consortium of financial investors in 2006. She founded Premier Business Bank, which was sold to First Foundation, Inc. in 2018. She founded an accredited and award-winning graduate-level institution, Fremont College. Soon after, she purchased a Dale Carnegie franchise and incorporated its management and communication concepts into Fremont College’s MBA program. Ms. Kay exited Fremont College and Dale Carnegie in 2020. Ms. Kay has served as the Chairperson of After-School All-Stars Los Angeles since 2004 and as a board member of Combined Properties, Inc., Galvanize, Yellowbrik.co, the Los Angeles Sports and Entertainment Commission, International Medical Corps, and the Petersen Automotive Museum. Ms. Kay earned a bachelor’s degree in Computer Science and Mathematics from California State University in Long Beach, California, a Master of Science in Education degree from the University of Pennsylvania Graduate School of Education, a Master of Business Administration degree from the University of Southern California and a doctoral degree from the University of Pennsylvania.

Mika Salmi. Mr. Salmi is the Managing Partner of the Zurich, Switzerland office of Lakestar Advisors, one of Europe’s largest venture capital firms. From 2014 to 2019, Mr. Salmi served as a Senior Advisor to The Raine Group LLC, a global merchant bank focused on technology, media and telecommunications. From 2012 to 2014 Mr. Salmi served as the CEO of CreativeLive, a San Francisco, California-based online education company specializing in photography, art, design, marketing, business and entrepreneurship classes. Mr. Salmi founded Mad Races, a mobile, location-based gaming company that was sold to Betaworks in 2010. In 1998, Mr. Salmi founded Atom Entertainment Inc., a web site which specialized in short films from independent and novice directors and other user-generated online content. He led the sale of the company in 2006 to Viacom (now ViacomCBS, Inc.). Following the sale, he continued with Viacom, serving as the President, Global Digital Media from 2006 to 2009, where he managed global operations, strategy and led all digital relationships and transactions. He served on the executive committee at Viacom and ran a business with over 1,500 employees, 30 brands, 400 websites and 80 mobile channels. Mr. Salmi has served on a number of corporate boards of directors, and currently serves as a member of the Advisory Counsel of INSEAD. Mr. Salmi earned a Bachelor of Science degree from the University of Wisconsin in 1987 and a Master of Business Administration degree from INSEAD in 1992.

William H. Swanson. Mr. Swanson is the retired chairman and CEO of Raytheon Company (“Raytheon”). His over four-decade career at Raytheon, the final 10 years of which he served as chairman and CEO, concluded upon his retirement in 2014. Prior to his tenure as chairman and CEO, Mr. Swanson held a wide range of leadership positions at Raytheon, including manufacturing manager of Raytheon’s largest operational entity, president of Electronic Systems, chairman and CEO of Raytheon Systems Company and president of Raytheon. In addition to his professional accomplishments, Mr. Swanson is active in the field of education as chairman of the California Polytechnic State University Foundation’s Board of Directors. Swanson recently retired from the NextEra Energy, Inc. Board of Directors after 12 years of service, including seven years as chair of its audit committee. Swanson is also chairman emeritus of the Massachusetts Competitive Partnership and vice chairperson emeritus of the John F. Kennedy Library Foundation’s Board of Directors. He was a member of the Department of Defense’s Defense Business Board and served as honorary chair of MATHCOUNTS®. Mr. Swanson is chairman emeritus of the Aerospace Industries Association and is a fellow of the American Institute of Aeronautics and Astronautics. He is a former member of the Central Intelligence Agency Officers Memorial Foundation Board of Advisors and the President’s National Security Telecommunications Advisory Committee. Mr. Swanson is the recipient of numerous awards from institutions of higher education, the U.S. Department of Defense and other non-profit institutions. A native of Californian, Mr. Swanson graduated magna cum laude from California Polytechnic State University with a bachelor’s degree in industrial engineering. He was also awarded an honorary Doctor of Laws degree from Pepperdine University and an honorary Doctor of Science degree from California Polytechnic State University.

Michael L. Tipsord. Mr. Tipsord is the Chairman, President and CEO of State Farm. In his position at State Farm, Mr. Tipsord leads the largest provider of auto, home and individual life insurance in the U.S., which has more than 19,000 agents and 58,000 employees. Mr. Tipsord began his career at State Farm in 1988 as assistant tax counsel and has served in a number of leadership roles since, including vice chairman of the State Farm board of directors, chief operating officer and chief financial officer. He was named CEO and President in 2015, and Chairman in 2016. In addition to his positions at State Farm, Mr. Tipsord is a trustee of the Brookings Institution and is a member of the dean’s advisory board for the University of Illinois College of Law. He is also a member of the American Bar Association and Illinois State Bar Association. Mr. Tipsord earned the Chartered Property Casualty Underwriter designation in 1995, the Chartered Life Underwriter designation in 1991 and is a Certified Public Accountant. He received a bachelor’s degree from Illinois Wesleyan University, and a law degree from the University of Illinois at Urbana-Champaign.

Composition of Hagerty’s Board of Directors

Hagerty’s business and affairs will be organized under the direction of the Board. In accordance with the terms of the Amended and Restated Charter, Amended and Restated Bylaws and the Investor Rights Agreement, the Board will be composed of nine directors. Mike Angelina will serve as Chairman of the Board.

The primary responsibilities of the Board will be to provide oversight, strategic guidance, counseling and direction to Hagerty’s management. The Board will meet on a regular basis and additionally as required. In accordance with the Amended and Restated Bylaws, election of directors shall be by vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that nominee’s election at any meeting for the election of directors at which a quorum is present until HHC ceases to own at least 50% of the voting power of the Corporation after which directors will be elected by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.

Directors may be elected at annual or special meetings of the stockholders. Directors will be elected to serve until the earlier of their death, resignation or removal. Subject to the rights of any party to the Investor Rights Agreement, a director may be removed from office by the affirmative vote of at least a majority of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Director Independence

Each of the directors on the Board, other than McKeel Hagerty, qualifies as an independent director, as defined under the listing rules of the New York Stock Exchange (“NYSE listing rules”). As such, the Board consists of a majority of independent directors, as defined under the rules of the SEC and NYSE relating to director independence. In addition, Hagerty is subject to the rules of the SEC and the NYSE listing rules relating to the membership, qualifications and operations of the audit committee, as discussed below.

Controlled Company Exemption

HHC is the beneficial owner of approximately 67.9% of the voting control of Hagerty’s outstanding capital stock, as a result of which HHC has the power to elect a majority of Hagerty’s directors. Pursuant to the NYSE listing standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company qualifies as a “controlled company.” Therefore, we are not subject to the NYSE listing standards that would otherwise require us to have: (i) a majority of “independent directors,” as defined under the listing standards of the NYSE; (ii) a nominating committee comprised solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors.

Pursuant to the NYSE listing standards, as a controlled company Hagerty is not required to have a board of directors composed of a majority of independent directors. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Family Relationships

There are no family relationships among any of the directors and executive officers of Hagerty.

Committees of Hagerty’s Board of Directors

Each standing committee is governed by the Amended and Restated Charter that complies with the applicable requirements of current NYSE listing rules. Copies of the charters for each committee are available on the investor relations portion of Hagerty’s website. The Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Hagerty’s audit committee consists of Laurie L. Harris, William H. Swanson, Michael E. Angelina and Robert L. Kauffman. Each of the members of the Hagerty audit committee satisfy the independence requirements of the NYSE and Rule 10A-3 under the Exchange Act. Each member of the Hagerty audit committee is able to read and understand fundamental financial statements in accordance with NYSE audit committee requirements. The Board has appointed Laurie Harris as Chair, and each member of the audit committee is designated as an “audit committee financial expert” within the meaning of SEC regulations.

The primary purpose of the audit committee is oversight and to discharge the responsibilities of Hagerty’s board of directors with respect to corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee Hagerty’s independent registered public accounting firm. Specific responsibilities of Hagerty’s audit committee include:

●	helping the Board oversee Hagerty’s corporate accounting and financial reporting processes;
●	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit Hagerty’s financial statements;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, Hagerty’s interim and year-end operating results;
●	overseeing the procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
●	obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes Hagerty’s internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and
●	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Hagerty’s compensation committee consists of F. Michael Crowley, Mika Salmi and Sabrina Kay. The Board has appointed F. Michael Crowley to serve as Chair of the compensation committee. Each member of the Hagerty compensation committee is an independent director under the listing standards of NYSE and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of Hagerty’s compensation committee will be to discharge the responsibilities of Hagerty’s board of directors in overseeing compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of Hagerty’s compensation committee include:

●	reviewing and recommending to the Board the compensation of Hagerty’s chief executive officer and other executive officers;
●	reviewing and recommending to the Board the compensation of Hagerty’s directors;
●	administering Hagerty’s equity incentive plans and other benefit programs;
●	reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for Hagerty’s executive officers and other senior management; and
●	reviewing and establishing general policies relating to compensation and benefits of Hagerty’s employees, including Hagerty’s overall compensation philosophy.

Compensation Committee Interlocks and Insider Participation

None of the intended members of Hagerty’s compensation committee has ever been an executive officer or employee of Hagerty. None of Hagerty’s executive officers currently serve, or have served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the Board or compensation committee.

Nominating and Governance Committee

Hagerty’s nominating and governance committee consists of Michael Angelina, McKeel Hagerty, Sabrina Kay, and William H. Swanson. The Board has appointed Michael Angelina as Chair of the nominating and governance committee.

Specific responsibilities of Hagerty’s nominating and governance committee include:

●	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;

●	considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;
●	reviewing and approving related person transactions;
●	developing and making recommendations to the Board regarding corporate governance guidelines and matters; and
●	overseeing periodic evaluations of the Board’s performance, including committees of the Board.

Hagerty’s nominating and governance committee operates under the Amended and Restated Charter, which satisfies the NYSE listing rules. Hagerty utilizes an exemption under the NYSE listing rules, available to a “controlled company” pursuant to NYSE Rule 303A.00. Hagerty qualifies as a controlled company because more than 50% of the voting power for the election of its directors is held by a group. Pursuant to the exemptions granted by this controlled company status, Hagerty has appointed a nominating and governance committee made up of both independent and non-independent directors.

Executive Officers

McKeel Hagerty, Chief Executive Officer (see biographical information under “Directors” above).

Kelly Smith, Chief Strategy Officer. Mr. Smith is the Chief Strategy Officer and Senior Vice President for Hagerty. In this role, he leads Hagerty’s enterprise digital strategy, capitalizing on emerging opportunities to support our rapid growth. In addition, he champions the integration of information and technology into all aspects of the business. Prior to joining Hagerty, Kelly served as the Senior Vice President and Chief Digital Officer at MGM Resorts. Kelly has over 25 years of technology experience, with a range of roles such as a digital business leader, product designer, engineering team leader, entrepreneur and investor. He oversees all aspects of digital transformation to include team building, customer experience, development and product management. Kelly occasionally speaks at entrepreneur and product design events and obsesses over the little details that make great user experiences. Prior to joining MGM Resorts, Kelly was with Starbucks, where he served as Vice President, Global Digital Products, leading the teams responsible for the company’s popular mobile and web products. Previously, he served as the Vice President, Digital for Starbucks China where he recruited and led the initial product management, design and engineering teams developing groundbreaking consumer experiences such as digital payment and one of China’s most popular food & beverage loyalty program. Kelly has started and sold several venture-backed software companies. He started his career in the earliest days of the internet, marketing an early version of the very first Mosaic web browser at Spry. The company was sold to America Online and Kelly went on to work for RealNetworks where they pioneered the idea of audio and video delivery on the internet. Kelly obtained a Bachelor of Business Administration degree from Walla Walla College.

Fred Turcotte, Chief Financial Officer. Mr. Turcotte has served as the Chief Financial Officer at Hagerty since 2008. In this role, Fred is responsible for shareholder value creation, stewarding the enterprise valuation, leading capital planning and management including equity and debt market positioning, business development, financial planning, Accounting Policy and Reporting, Internal Audit, Tax and Treasury planning and operations integration teams, as well as serving on the company’s Executive Team. Fred serves as the financial advisor and liaison to the Company’s Board of Directors and is responsible to all external financial constituencies including investor relations, commercial banking, investment banking, independent accounting and key insurance and financial partner relationships. Prior to joining Hagerty, Fred served as Senior Vice President, Treasurer, Investor Relations Officer and Tax Director for OneBeacon Insurance Group. Prior to OneBeacon, Fred served as Chief Financial Officer and Senior Vice President in the asset management industry and held senior positions in the tax, investment, portfolio management and treasury functions for 13 years at Travelers Insurance. He started his career at Price Waterhouse. Fred has over 35 years of experience in the insurance and asset management industries. He is a member of the American Institute of Certified Public Accountants and the Massachusetts CPA Society and chairs the Venture North Board of Directors in Traverse City, Michigan. Fred obtained a Bachelor of Business Administration and Accounting from the University of Massachusetts Amherst.

Coco Champagne, Chief Operating Officer. Collette (Coco) Champagne collaborates with the Hagerty senior executive team to align all aspects of Hagerty’s strategy, operations and the company’s core values. She has managerial oversight of member sales and service, strategy planning, human resources function, compensation practice, employee engagement, as well as enterprise facilities and classic vehicle fleet. She is responsible for leading our growth culture. As a member of the Hagerty Executive Team for over a decade, Coco managed sales and service operations prior to joining Human Resources in 2002. She went on to become Senior Vice President of Human Resources and Chief People Officer. Her experience provides a unique vantage point from which to incorporate employee policies, cultivate and recruit talent both internally and externally and to lead the transition effort to incorporate world-class customer service within an innovative sales culture at Hagerty. Prior to joining Hagerty, Coco was an officer of a national bank focused on retail consumer lending. She led the region in generating government guaranteed mortgage loans. Coco serves on the board of Downtown Development Authority for Traverse City and was previously on the executive board of Goodwill of Northern Michigan. She is a graduate of the University of Michigan Executive Human Resources Program and maintains membership in the Society of Human Resource Managers. Coco holds two Bachelor of Science degrees from Michigan State University; the first in Agriculture and Natural Resources and the second in Communications.

Barbara Matthews, Senior Vice President, General Counsel and Corporate Secretary. As General Counsel and Corporate Secretary of Hagerty and affiliated entities, Barbara Matthews is responsible for the overall legal, compliance and risk and resilience strategy for the enterprise. Barbara provides legal advice to the executive management team and the Board of Directors regarding matters with significant company-wide impact including major transactions and contracts. In addition, she oversees corporate governance and serves as Hagerty’s corporate secretary. She offers leadership and guidance to a staff of lawyers, legal paraprofessionals and support staff that provide legal, compliance, risk management and licensing services to support the achievement of Hagerty’s strategic objectives. Before joining Hagerty, Barbara was General Counsel for Priority Solutions. She previously served Chicago-based Heller Financial, Inc. as its Chief Regulatory and International Counsel and Chief Counsel for its Global Vendor Finance Group. She was Vice President, General Counsel and Secretary for Sears Savings Bank, a subsidiary of Sears, Roebuck and Co. Prior to joining Sears, Barbara was an attorney with Hopkins & Sutter where she primarily represented federal bank and savings and loan regulatory agencies. With over 25 years as a practicing attorney, Barbara has represented public and private companies, and their domestic and international subsidiaries, in connection with mergers and acquisitions, corporate governance, human resources matters, intellectual property matters and general corporate matters. She has provided legal counsel and documentation in connection with insurance, supply chain management services, pharmaceutical distribution and fulfillment, domestic and international commercial finance transactions, domestic and international equipment leasing programs and transactions, joint ventures and strategic alliances. She has represented federal regulatory agencies as well as banks and savings and loans in connection with deposit taking, lending, loan purchase and sale activities, asset/liability management and bank regulatory matters. Additionally, Barbara has provided legal services in connection with residential mortgage loan production and servicing and the formation and operation of consumer credit businesses. Barbara’s international experience extends to Canada, Latin America, Europe and Asia. Barbara currently serves as a Trustee on the Board of Trustees of Munson Medical Center. She is Subcommittee Chair of the Law Department Management Network of the Association of Corporate Counsel. Barbara is past Chairman of TraverseCONNECT and is past president of the Board of Governors for the Grand Traverse-Leelanau-Antrim Bar Association as well as past president of the Great Lakes Children’s Museum. Barbara obtained a Bachelor of Science degree in International Business from Ferris State University and a Juris Doctorate from DePaul University College of Law.

John Butcher, President. John (Jack) Butcher has served as the President of Hagerty’s insurance business since August, 2020. In this role, he is responsible for maximizing stakeholder value and growing the global insurance business. This includes assessing and implementing the strategic business plans to achieve overall growth of Hagerty’s operations through continued growth in existing markets and diversify into new markets, particularly outside the U.S. Prior to joining Hagerty, Jack served as the national business leader of Commercial Lines and Business Development for Marsh & McLennan Agency (MMA). Prior to serving in this role, Jack held global client service, sales and geographic business leadership roles with other MMC companies, including Marsh and Johnson & Higgins. Jack began his insurance career with Chubb Insurance as a property and casualty underwriter. From 1998 to 2003, Jack served as Executive Vice President & Chief Operating Officer of TransForce, Inc., a rapidly growing national transportation and logistics outsourcing company. Jack serves on the board of Ennabl and on the Board of Advisors of Grand Ventures as well as several not-for-profit company boards. Jack earned a bachelor’s degree, magna cum laude, in Communications from the University of Richmond, and has attended executive education programs at the Harvard Business School.

Paul Rehrig, President of Hagerty Media & Entertainment. Paul has served as the President of Media & Entertainment since 2021. In this role, Paul is responsible for setting the strategy and executing the roadmap across Hagerty’s media operations along with its customer events and experiences. He is also responsible for corporate and business development and manages Hagerty’s key automotive and media commercial partnerships. Paul is an accomplished media and technology executive with over 20 years of global experience building digital direct-to-consumer platforms and businesses. Prior to joining Hagerty, from 2018 to 2021, Paul worked for Discovery as the general manager of Eurosport based in London. Eurosport is a pan-European multichannel TV and online sports broadcaster and streaming platform, home to premium live sporting events and the Olympic Games. Paul was responsible for Eurosport’s digital P&L along with its products, content, and direct-to-consumer businesses. During his tenure, Eurosport.com grew to become the largest online sports content platform in Europe, serving over 50 million monthly active users. Eurosport’s premium subscription video streaming business also grew and currently contributes millions of paying subscribers to Discovery’s broader DTC portfolio. Prior to Eurosport, Paul spent seven years as executive vice president at AMC Networks, a global TV & Film studio and distribution company and home to some of the most iconic TV series ever produced (e.g. Mad Men, Breaking Bad, and The Walking Dead). While at AMC Networks, he launched and scaled Shudder and Sundance Now, two leading direct-to-consumer subscription-video-on-demand services to over 2m subscribers. He also oversaw digital strategy and managed AMC Networks’ commercial and distribution partnerships with Netflix, Hulu, Apple, Amazon, YouTube, Google, and Roku. Paul joined AMC Networks in 2011 from Warner Music Group (WMG) where he served as senior vice president of global digital strategy and business development. At WMG, he helped establish new music download and streaming business models and commercial partnerships with Apple, YouTube, Spotify, and dozens of others, while driving the international expansion of the company’s digital business. Prior to WMG, Paul led product marketing at Mforma, a global publisher of downloadable mobile games and apps, and spent six years in mobile product development at AT&T Wireless. Paul also served on the board of Next Games until 2019, a publicly traded, free-to-play mobile games developer and publisher based in Helsinki, Finland. Paul holds a Bachelor of Arts in Political Science from Seattle Pacific University.

Code of Conduct

We have adopted a code of conduct that applies to all of our directors, officers and employees, including Hagerty’s principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The code of conduct codifies the business and ethical principles that govern all aspects of our business. A copy of the code of conduct has been filed with the SEC, is available on the Company’s website at www.investor.hagerty.com, and will be provided without charge upon written request to Barbara Matthews, General Counsel, in writing at 121 Drivers Edge, Traverse City, Michigan 49684. The Company intends to disclose any amendments to or waivers of certain provisions of its code of conduct on our website.

Officer and Director Compensation

The board of directors expects to review director compensation periodically to ensure that director compensation remains competitive such that Hagerty is able to recruit and retain qualified directors. Hagerty intends to develop a non-employee directors’ compensation program that is designed to align compensation with Hagerty’s business objectives and the creation of stockholder value, while enabling Hagerty to attract, retain, incentivize and reward directors who contribute to the long-term success of Hagerty.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for Hagerty’s named executive officers who are identified in the 2020 Summary Compensation Table below. This discussion may contain forward-looking statements that are based on Hagerty’s current plans, considerations, expectations and determinations regarding future compensation programs.

Overview

We have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies, as Hagerty is an emerging growth company. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for Hagerty’s principal executive officer and its two most highly compensated executive officers other than the principal executive officer whose total compensation for 2020 exceeded $100,000 and who were serving as executive officers as of December 31, 2020. We refer to these individuals as “named executive officers.” For 2020, Hagerty’s named executive officers were:

●	McKeel O. Hagerty, Chief Executive Officer;
●	Frederick J. Turcotte, Chief Financial Officer; and
●	Kelly Smith, Chief Strategy Officer

We expect that Hagerty’s executive compensation program will evolve to reflect its new status as a publicly-traded company, while still supporting Hagerty’s overall business and compensation objectives. In connection with the Business Combination, Hagerty retained Korn Ferry, an independent executive compensation consultant, to help advise on the post-closing executive compensation program.

2020 Summary Compensation Table

The following table shows information regarding the compensation of the named executive officers for services performed in the year ended December 31, 2020.

Name and Principal Position	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation(1)	Change in pension value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(2)	Total
McKeel O. Hagerty	2020	$600,001		$2,272,201		$245,520	$3,117,722
Chief Executive Officer

Frederick J. Turcotte	2020	$429,167		$644,215	$25,953	$35,160	$1,134,495
Chief Financial Officer

Kelly Smith	2020	$750,000	$1,374,688(4)			$32,760	$2,157,448
Chief Strategy Officer
(1)	Includes payments under our Annual Incentive Plan and payments for the 2018-2020 performance period under our Long-Term Incentive Plan based on final earnings criteria met as of December 31, 2020 and paid in March 2021.
(2)	Includes an auto allowance, a perquisite account, a personal assistant and a life insurance allowance.
(3)	Includes interest earned in 2020 on the Deferred Incentive Awards Plan where interest exceeds 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code).
(4)	Includes annual bonus of $874,688 paid in March 2020 and a retention bonus of $500,000 paid in September 2020 under Mr. Smith’s employment agreement.

Narrative Disclosure

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, we seek to provide a base salary level designed to reflect each executive officer’s scope of responsibility and accountability. Please see the “Salary” column in the 2020 Summary Compensation Table for the base salary amounts received by Messrs. Hagerty, Turcotte and Smith in 2020.

Annual Incentive Plan

Our Annual Incentive Plan is designed to hold executives accountable, reward the executives based on actual business results and help create a “pay for performance” culture. In 2020, the annual incentives for our executive officers were earned based on achievement of performance goals related to sales revenue growth, MGA Ex-CAT Global Loss Ratio and Consolidated Operating Margin, with each performance goal weighted 50%, 25% and 25%, respectively. In addition, as a condition to the payment of any amount under the Annual Incentive Plan for 2020, the Annual Incentive Plan required that our operating margin for 2020 be at least $10 million, which was achieved. Our performance in 2020 resulted in the payment of incentives under the Annual Incentive Plan equal to 116.2% of the target payment level. Please see the “Non-Equity Incentive Plan Compensation” column in the 2020 Summary Compensation Table for the annual incentive amounts received by Messrs. Hagerty and Turcotte for the 2020 performance period.

Long-Term Incentive Awards

To further focus Hagerty’s executive officers on long-term performance, Hagerty maintains a Long-Term Incentive Plan pursuant to which it granted cash-based long-term incentive awards, the amount of which is based on performance goals specified for the applicable performance period. For the three-year performance period ending on December 31, 2020, the long-term incentive awards were based on the compound annual growth rate of our enterprise value over a three-year period. The compound annual growth rate of our enterprise value during the period from 2018 through 2020 was 42.3%, which resulted in the payment of incentives under the long-term incentive awards equal to 150% of the target payment level. Please see the “Non-Equity Incentive Plan Compensation” column in the 2020 Summary Compensation Table for information regarding the long-term incentive payments received by Messrs. Hagerty and Turcotte for the 2018-2020 performance period.

Deferred Incentive Awards Plan

We maintained a Deferred Incentive Awards Plan, a non-qualified deferred compensation plan, which provided the participants with the opportunity to defer a portion of their Long-Term Incentive Award. The Deferred Incentive Awards Plan called for a mandatory deferral of twenty percent (20%) of the participant’s Long-Term Incentive Award payment and allowed for an elective deferral of up to an additional thirty percent (30%) of the Long-Term Incentive Award payment. Effective in January 1, 2019, we amended the Deferred Incentive Awards Plan to prohibit the addition of any additional participants and to prohibit any new or subsequent deferral elections. Any deferral elections made prior to January 1, 2019 were irrevocable. We maintain an account for each participant to record deferrals, earnings and payments. Deferred amounts and associated earnings are distributed in a lump sum during the period of January 1 to March 15 following the fifth calendar year after the end of the incentive period from which the amounts were deferred. The Deferred Incentive Awards Plan provides that each participant’s deferred earnings are credited with investment earnings credits or debits based upon eighty percent (80%) of the annual change in Equity Book Value. For the period January 1 through December 31, 2020, eighty percent (80%) of the annual change in Equity Book Value equaled 4.9%. Please see the information in the Change in Pension Value and Nonqualified Deferred Compensation column in the 2020 Summary Compensation Table for information regarding earnings credits paid to Mr. Turcotte pursuant to the Deferred Incentive Awards Plan for the period ending December 31, 2020.

Employment and Severance Arrangements

McKeel O. Hagerty

Mr. Hagerty and the Hagerty Group, LLC have entered into an employment agreement effective as of January 1, 2018, pursuant to which Mr. Hagerty is employed as Chief Executive Officer of Hagerty and its subsidiaries. Pursuant to such agreement, Mr. Hagerty is entitled to a base salary, participation in the company’s Annual Incentive Plan with a target incentive equal to 100% of his base salary, participation in the company’s Long-Term Incentive Plan with a target incentive equal to 200% of his base salary, and benefits and perquisites available to senior executives of the company, including a car allowance, personal assistant allowance and an annual perquisite account. If the company terminates Mr. Hagerty’s employment for a reason other than Cause or Disability or if Mr. Hagerty resigns for Good Reason, as such terms are defined in the employment agreement, and Mr. Hagerty executes a binding waiver and release of claims against the company and related persons, then Mr. Hagerty is entitled to the following severance benefits: (i) 24 months of continued base salary, (ii) 24 months of continued participation in the company’s Annual Incentive Plan (based on actual performance results), (iii) 24 months of continued participation in the company’s Long-Term Incentive Plan (based on actual performance results and including a prorated benefit for any partial fiscal year at the end of such 24-month period), (iv) 24 months of continued health and dental benefits, (v) 12 months of continued payments under Mr. Hagerty’s perquisite account and (vi) 12 months of continued car allowance. For purposes of this severance benefit, “Good Reason” generally is defined to include a material reduction in Mr. Hagerty’s base salary or other compensation or benefits, the assignment of duties that are materially inconsistent with his position, a material adverse change in his authority or reporting responsibilities, a required relocation or a substantially burdensome increase in required travel, the failure of a successor to assume Mr. Hagerty’s employment agreement, or the company’s material breach of the employment agreement. Under the terms of his employment agreement, Mr. Hagerty is subject to restrictive covenants relating to non-competition and non-solicitation of employees while employed by Hagerty and for 12 months following his termination of employment.

Frederick J. Turcotte

Mr. Turcotte and The Hagerty Group, LLC have entered into a Change of Control Severance Agreement, effective as of July 7, 2008. Under this agreement, if Mr. Turcotte’s employment is terminated by the company for a reason other than Cause or if Mr. Turcotte resigns for Good Reason, in either case within 12 months after a Change of Control, as such terms are defined in the agreement, and Mr. Turcotte executes a binding waiver and release of claims against the company and related persons, then Mr. Turcotte is entitled to the following severance benefits: (i) 12 months of continued base salary, (ii) a payment equal to 50% of Mr. Turcotte’s target annual bonus for the year in which the Change of Control occurs and (iii) all amounts earned but not paid under the company’s Executive Incentive Plan for years prior to the year in which the termination occurs plus 50% of the target amount under such plan for the year in which the termination occurs. For purposes of this severance benefit, “Good Reason” generally is defined to include a material reduction in Mr. Turcotte’s authority, duties and responsibilities or a material reduction in Mr. Turcotte’s overall compensation.

Kelly Smith

Mr. Smith and The Hagerty Group, LLC have entered into an employment agreement, effective as of March 1, 2021 and continuing until December 31, 2025. Pursuant to this agreement, Mr. Smith is entitled to a base salary at the rate specified for each year during the term, to a specified bonus payment for each year during the term in lieu of participation in the company’s Annual Incentive Plan, and to retention bonuses on September 1st of each year during the term, with additional retention bonuses on December 31, 2024 and December 31, 2025, subject to continued employment. Mr. Smith is also eligible for benefits and perquisites available to senior executives of the company, including a car allowance and an annual perquisite account. If Mr. Smith’s employment is terminated by the company for a reason other than Cause or if Mr. Smith resigns for Good Reason, as such terms are defined in the agreement, and Mr. Smith executes a binding waiver and release of claims against the company and related persons, then Mr. Smith will be entitled to a severance benefit equal to 12 months of continued base salary. For purposes of this severance benefit, “Good Reason” generally is defined to include a material breach by the company of its obligations under the agreement. Under the terms of his employment agreement, Mr. Smith is subject to restrictive covenants relating to non-competition and non-solicitation of employees while employed by Hagerty and for 12 months following his termination of employment, or 24 months if he is terminated by the company for Cause or he resigns without Good Reason.

401(k) Plan

Hagerty maintains a qualified 401(k) savings plan which allows participants to defer compensation up to the maximum amount allowed under IRS guidelines. Hagerty makes a matching contribution to the plan equal to 100% of the participant’s elective deferral, up to 4% of his or her compensation, plus an additional matching contribution equal to an amount up to 2% of the participant’s compensation depending on certain performance criteria specified by the company for the applicable plan year. Participants are always vested in the contributions to the plan.

Director Compensation

2020 Director Compensation Table

Hagerty’s historical director compensation program has consisted of cash retainers for service on the board of directors and additional cash retainers for service as the chair of the Board or on a Board committee. Hagerty also reimburses its directors for their reasonable out-of-pocket expenses incurred in attending board and committee meetings.

The following table sets forth information for the year ended December 31, 2020 regarding the compensation earned by Hagerty’s non-employee directors.

Name	Cash Retainers ($)
Michael Angelina	166,000
Greg Besio	105,000
Tammy Hagerty	100,000
Laurie Harris	102,500
Rob Kauffman	51,250
Carrie Koran(1)	105,000
Scott Moore	115,000
Jeffrey To	100,000
Peter Vexter	100,000
(1)	Ms. Koran’s retainers have been paid to her consulting business, CNJ Solutions.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in the section titled “Executive Compensation,” we describe below the transactions since January 1, 2020 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Aldel

Founder Shares

On January 11, 2021, Aldel issued an aggregate of 5,750,000 shares of common stock (the “Founder Shares”) to the Sponsor and FG SPAC Partners LP (“FGSP”) for an aggregate purchase price of $25,000 in cash. Sponsor was issued 4,675,000 and FGSP, an affiliate of certain of Aldel’s directors, was issued 1,075,000 shares of common stock. On January 15, 2021, the Sponsor transferred an aggregate of 175,000 Founder Shares to members of Aldel’s management and board of directors as well as senior advisors, resulting in the Sponsor holding 4,500,000 Founder Shares. On March 25, 2021, the Sponsor and FGSP forfeited to Aldel for no consideration, 2,300,000 and 575,000 Founder Shares, respectively, resulting in a decrease in the aggregate number of Founder Shares outstanding from 5,750,000 Founder Shares to 2,875,000, and resulting in Sponsor and FGSP holding 2,200,000 and 500,000 Founder Shares, respectively. In connection with the Business Combination, each of the issued and outstanding Founder Shares was converted into Class A Common Stock on a one-to-one basis.

The initial shareholders have agreed not to transfer, assign or sell any of the shares of Class A Common Stock into which the Founder Shares converted (except to certain permitted transferees) until, with respect to 50% of such shares, the earlier of (i) twelve months after the date of the consummation of the Business Combination, or (ii) the date on which the closing price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a business combination, with respect to the remaining 50% of such shares, 12 months after the date of the consummation of the Business Combination, or earlier, in each case, if, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their public shares for cash, securities or other property.

On January 11, 2021, Aldel issued unsecured Promissory Notes to the Sponsor and FG SPAC Solutions LLC (“FGSS”), an affiliate of certain of Aldel’s directors, pursuant to which Aldel borrowed principal amounts of $225,000 and $25,000, respectively. As of March 31, 2021, there was a $250,000 aggregate balance outstanding under these Promissory Notes. The Promissory Notes were paid off in April 2021.

Hagerty

The following is a summary of transactions since January 1, 2020 to which Hagerty has been a participant and in which the amount involved exceeded or will exceed $120,000, and in which any of Hagerty’s directors, executive officers or holders of more than 5% of any class of Hagerty’s equity interests at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.

State Farm Alliance Agreement

As of December 2, 2021, State Farm became a related party as a result of its director designation rights and stock ownership acquired in connection with the Business Combination. State Farm and Hagerty entered into a strategic agreement on December 28, 2020, to establish an alliance insurance program where State Farm’s customers, through the State Farm agents, would have access to Hagerty features and services. Under this strategic alliance agreement, State Farm paid Hagerty an advanced commission of $20,000,000 in 2020 and the parties have entered into a managing general underwriter agreement where the State Farm Classic+ policy will be offered, through State Farm Classic Insurance Company, a new wholly owned subsidiary of State Farm. The State Farm Classic+ policy will be available to new and existing customers through their State Farm agents. The State Farm Classic+ policy is expected to be available in most states in 2023. Hagerty Insurance Agency, LLC would be paid commissions under the managing general underwriter agreement and ancillary agreements for servicing the State Farm Classic+ policies along with the opportunity for fee revenue for Hagerty Driver’s Club, LLC connected with Hagerty’s membership products and services that, in addition to the State Farm Classic+ policy, are made available to State Farm customers.

Markel Alliance Agreement and Reinsurance Agreement

Hagerty is a party to a number of agreements with Markel, which prior to the Business Combination owned 25% of the equity of Hagerty. Pursuant to the terms of that certain Fourth Amended and Restated Master Alliance Agreement, dated as of December 8, 2021, between Hagerty and Markel, Markel and Hagerty entered into a business relationship (the “Alliance”) involving the marketing, production, underwriting, selling and administration of personal property and casualty insurance for classic and collector motor vehicles and other automotive collectibles within the U.S. In connection with the Alliance, the parties, or certain of their subsidiaries, have entered into an agency agreement, a claims services agreement and a claims management agreement pursuant to which Hagerty, or certain of its subsidiaries, provide claims management services and agency services to Essentia Insurance Company, a Missouri-domiciled insurance company owned by Markel (“Essentia”). Hagerty has agreed pursuant to the Alliance that all insurance policies produced by Hagerty and its subsidiaries in the U.S. will be underwritten by Essentia unless Markel consents otherwise. Further, pursuant to a quota share reinsurance agreement between Hagerty Re and Evanston Insurance Company, an Illinois-domiciled insurance company owned by Markel (“Evanston”), in exchange for a fee, Evanston retrocedes to Hagerty Re a quota share of certain liabilities that it reinsures for Essentia. During the year ended December 31, 2020 and the nine months ended September 30, 2021, Hagerty received approximately $430,144,771 and $354,689,919, respectively, from Markel in consideration for these services.

Employment of Soon Hagerty

Soon Hagerty, the wife of McKeel Hagerty, serves as Senior Vice President of Brand of Hagerty. During the year ended December 31, 2020 and during the nine month period ended September 30, 2021, Ms. Hagerty earned approximately $301,276 and $201,209, respectively, in total compensation from Hagerty.

Louise Hagerty

Louise Hagerty, the mother of McKeel Hagerty, was paid a founder’s stipend per the Founder’s Agreement in 2020 and 2021. During the year ended December 31, 2020 and during the nine month period ended September 30, 2021, Ms. Hagerty was paid approximately $175,025 and $183,440, respectively, from Hagerty.

Employment of Daria Smith

Daria Chernysheva, the wife of Kelly Smith, Hagerty’s Chief Strategy Officer, serves as a consultant to Hagerty to support the ongoing product design and development of various Hagerty initiatives through her company Vavara, LLC under a Master Services Agreement dated October 2020 and the most recent statement of work executed dated July 2021. During the year ended December 31, 2020 and nine month period ended September 30, 2021, Ms. Chernysheva was paid approximately $6,240 and $101,122, respectively from Hagerty.

Use of Hagerty Family Aircraft

Executives of Hagerty have used an aircraft jointly owned indirectly by McKeel Hagerty, Hagerty’s Chief Executive Officer, and Tammy Hagerty, Mr. Hagerty’s sister and beneficial owner of more than 5% of Hagerty’s equity securities, for business purposes. Since January 1, 2020 through September 30, 2021, Hagerty paid the manager of the aircraft $1,062,211 in the aggregate, which after the manager deducted its fees and expenses, was paid to the owners for use of the aircraft.

Investor Rights Agreement

Aldel, Hagerty, HHC, Markel and State Farm entered into the Investor Rights Agreement effective at the consummation of the Business Combination. Pursuant to Investor Rights Agreement, among other things:

●	HHC has the right to nominate (1) two directors for election by the stockholders of the Company for so long as HHC and its permitted transferees hold 50% of the common stock of the Company that it owns as of the closing of the Transactions and (2) one director for election by the stockholders of the Company for so long as HHC and its permitted transferees hold 25% of the common stock of the Company that it owns as of the closing of the Business Combination;
●	Markel has the right to nominate one director for election by the stockholders of the Company for so long as Markel and its permitted transferees hold 50% of the common stock of the Company that it owns as of the closing of the Business Combination;
●	State Farm has the right to nominate one director for election by the stockholders of the Company for so long as State Farm and its permitted transferees hold 50% of the common stock of the Company that it owned as of the closing of the Business Combination;
●	HHC, Markel and State Farm will each have preemptive rights to purchase their pro rata share of certain new issuance of equity by the Company, subject to customary exclusions, for so long as each is entitled to nominate a director to be elected to the Company’s board; and
●	HHC, Markel and State Farm each agreed to vote their shares of common stock in the Company in support of the director nominees submitted pursuant to the Investor Rights Agreement and against certain other actions that are contrary to the rights in the Investor Rights Agreement.

Lockup Agreements

In connection with the consummation of the Business Combination, each of Markel and HHC executed lockup agreements pursuant to which such parties agreed not to sell, transfer or take certain other actions with respect to units in OpCo and shares of Class V common stock received in the Business Combination for a period from closing of the Business Combination through the earlier of (a) 180 days after the closing of the Business Combination, subject to certain customary exceptions and (b) the date on which the closing price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the consummation of the Business Combination.

Amended and Restated Registration Rights Agreement

In connection with the Business Combination Agreement, Aldel (and subsequent to the Business Combination, Hagerty), Aldel Investors LLC, FG SPAC Partners LP, ThinkEquity LLC, HHC, Markel, State Farm and certain other parties identified therein as Holders (the “Holders”) each entered into an Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which, effective as of the consummation of the Business Combination, the Registration Rights Agreement, dated as of April 8, 2021, among Aldel and the other parties thereto is terminated and whereby the Company agreed to file a shelf registration statement registering the resale of certain of the Company’s securities held by the Holders, and granted to the Holders certain registration rights, including customary piggyback registration rights and demand registration rights, which are subject to customary terms and conditions, including with respect to cooperation and reduction of underwritten shelf takedown provisions.

Tax Receivable Agreement

At the closing of the Business Combination, the Company, the OpCo, HHC and Markel entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”), pursuant to which the Company will pay to HHC and Markel 85% of the net savings, if any, in U.S. federal, state and local income tax and franchise tax that the Company realizes in periods after the Business Combination as a result of (i) certain increases in tax basis that occur as a result of the Purchase or Exchanges (each as defined in the Tax Receivable Agreement) of OpCo Units (together with corresponding shares of Class V Common Stock), including as a result of payments under the Tax Receivable Agreement and (ii) imputed interest arising from the Company’s payments under the Tax Receivable Agreement. The Company will retain the benefit of the remaining 15% of such net savings. If the Tax Receivable Agreement is terminated early under certain circumstances, the Company will pay to HHC and Markel an amount equal to the present value, as of the effective date of such early termination, of all Tax Benefit Payments (as defined in the Tax Receivable Agreement) that would be required to be paid by the Company to HHC and Markel, respectively, beginning from the effective date of such early termination and assuming that the Valuation Assumptions (as defined in the Tax Receivable Agreement) in respect of HHC or Markel, respectively, are applied.

As a result of the size of the anticipated increases in tax basis of the assets of the Company and the Company’s possible utilization of such increases and certain other tax attributes, the payments that the Company expects to make under the Tax Receivable Agreement could be substantial.

Sponsor Warrant Lock-up Agreement

In connection with the closing of the Business Combination, the Sponsor and FGSP entered into a lock-up agreement (the “Sponsor Warrant Lock-up Agreement”) with the Company, pursuant to which the Sponsor and FGSP agreed as described below with respect to (i) the Private Placement Warrants and (ii) the OTM Warrants held by them. Pursuant to the Sponsor Warrant Lock-Up Agreement:

●	the Private Placement Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing one year after the Business Combination;
●	the OTM Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 18 months after the Business Combination; and
●	prior to being exercisable, the Sponsor may transfer the Private Placement Warrants and the OTM Warrants, subject to any requirements set forth in the purchase agreements related to the purchase of the Private Placement Warrants and OTM Warrants, provided that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the Sponsor Warrant Lock-up Agreement.

Exchange Agreement

In connection with the proposed Business Combination, Markel, HHC, OpCo and the Company entered into an Exchange Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, Markel and HHC will have the right from time to time, on the terms and conditions contained in the Exchange Agreement, to exchange their OpCo Units and shares of Class V Common Stock for, at the option of the Company, shares of Class A Common Stock or cash.

Policies and Procedures for Related Person Transactions

The Board has adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, the Company’s nominating and governance committee is responsible for reviewing and approving related person transactions. In the course of its review and approval of related party transactions, the Company’s nominating and governance committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, the Company’s policy requires the Company’s nominating and governance committee to consider, among other factors it deems appropriate:

●	the related person’s relationship to the Company and interest in the transaction;
●	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;
●	the impact on a director’s or a director nominee’s independence in the event the related person is a director or director nominee or an immediate family member of the director or director nominee;
●	the benefits to the Company of the proposed transaction;
●	if applicable, the availability of other sources of comparable products or services; and

●	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The nominating and governance committee may only approve those transactions that are in, or are not inconsistent with, Hagerty’s best interests and those of the Company’s shareholders, as the nominating and governance committee determines in good faith.

In addition, under the Company’s code of conduct, the Company’s employees, officers, directors and director nominees will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

All of the transactions described above were entered into prior to the adoption of the Hagerty’s written related party transactions policy, but all were approved by the Board or management considering similar factors to those described above.

PRINCIPAL SECURITYHOLDERS

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s common stock as of December 2, 2021, after giving effect to the Closing, by:

●	each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of any class of the Company’s common stock;
●	each current executive officer and director of the Company; and
●	all current executive officers and directors of the Company, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

The beneficial ownership percentages set forth in the table below are based on 333,361,372 shares of the Company’s Class A Common Stock and Class V Common Stock (together, “Common Stock”) issued and outstanding as of December 2, 2021.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.

Name of Beneficial Owners(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
5% Stockholders:
Hagerty Holding Corp.(2)(3)	176,033,906	52.8%
Markel Corporation(3)(4)	78,540,000	23.5%
State Farm Mutual Automobile Insurance Company(3)(5)	59,000,000	17.2%
Executive Officers and Directors:
Michael E. Angelina	—
F. Michael Crowley	—
McKeel O Hagerty(6)	50,978,823	15.3%
Laurie L. Harris	—
Robert I. Kauffman(7)	8,257,500	2.5%
Sabrina Kay	—
Mika Salmi	—
William H. Swanson(8)	472,000	*
Michael L. Tipsord	—
Frederick J. Turcotte	—
Kelly Smith	—
Collette Champagne	—
Barbara E. Matthews	—
John Butcher	—
Paul E. Rehrig	—
All Directors and Executive Officers of Combined Entity as a group (15 individuals)	58,958,323	17.6%
*	Represents less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Hagerty, Inc., 121 Drivers Edge, Traverse City, MI 49684.
(2)	Consists of 176,033,906 shares of Class V Common Stock and an equal number of OpCo Units issued to HHC in the Business Combination. A share of Class V Common Stock and a unit of OpCo are exchangeable into shares of Class A Common Stock on a one-for-one basis pursuant to that certain Exchange Agreement. HHC is owned by members of the Hagerty family, including McKeel Hagerty, Hagerty’s Chief Executive Officer, Tammy Hagerty, the sister of McKeel Hagerty, and the Kim Hagerty Revocable Trust, a trust for the benefit of Kim Hagerty’s estate. The shareholders of HHC have the authority over the disposition and voting of the shares of Class V Common Stock held by HHC. Each of McKeel Hagerty, Tammy Hagerty and The Goldman Sachs Trust Company, N.A., as the trustee for the Kim Hagerty Revocable Trust, have voting power on matters submitted to the shareholders of HHC, and except in limited circumstances, decisions to vote or dispose of the shares of Class A Common Stock will be made by a majority vote of the three voting shareholders. In addition, following the date that is three years after the closing of the Business Combination, any of McKeel Hagerty, Tammy Hagerty or the Kim Hagerty Revocable Trust may require HHC to exchange Class V Common Stock and OpCo Units for Class A Common Stock in an amount up to 2% of the fully-diluted outstanding shares of Class A Common Stock then outstanding; provided, that, in no event shall HHC be required to exchange such interests if, prior to the 15th anniversary of the closing of the Business Combination, as a result of the exchange, HHC would cease to hold at least 55% of the voting power of Hagerty. Also, in the event that either of McKeel Hagerty or Tammy Hagerty dies, the estate of the deceased HHC shareholder may cause HHC to exchange Class V Common Stock and OpCo Units in an amount necessary to cover the estate obligations of the deceased stockholder’s estate after taking into account certain other resources available to the estate, including the amount of any life insurance proceeds received by the estate. As a result of these rights and the relative ownership of each of the three principal shareholders of HHC, McKeel Hagerty may be deemed to be the beneficial owner of 50,978,823 shares of Class A Common Stock, the Kim Hagerty Revocable Trust may be deemed to be the beneficial owner of 44,439,894 shares of Class A Common Stock, and Tammy Hagerty may be deemed to be the beneficial owner of 57,889,514 shares of Class A Common Stock. HHC’s principal business address is 121 Drivers Edge, Traverse City, MI 49684.
(3)	The Company, HHC, Markel and State Farm are parties to an Investor Rights Agreement, dated August 17, 2021 and effective at the closing of the Business Combination. Pursuant to the Investor Rights Agreement, among other things: (a) HHC will have the right to nominate (1) two directors for election by the stockholders of the Company for so long as HHC and its permitted transferees hold 50% of the common stock of the Company that it owns as of the closing of the Business Combination and (2) one director for election by the stockholders of the Company for so long as HHC and its permitted transferees hold 25% of the common stock of the Company that it owns as of the closing of the Business Combination; (b) Markel will have the right to nominate one director for election by the stockholders of the Company for so long as Markel and its permitted transferees hold 50% of the common stock of the Company that it owns as of the closing of the Business Combination; and (c) State Farm will have the right to nominate one director for election by the stockholders of the Company for so long as State Farm and its permitted transferees hold 50% of the common stock of the Company that it owns as of the closing of the Business Combination. Each of HHC, Markel and State Farm agreed to vote its shares of common stock in the Company in support of the director nominees submitted pursuant to the Investor Rights Agreement and against certain other actions that are contrary to the rights in the Investor Rights Agreement. By virtue of the voting agreement under the Investor Rights Agreement, each of HHC, Markel and State Farm may be deemed to be a member of a “group” for purposes of Section 13(d) of the Exchange Act. Each of HHC, Markel and State Farm has expressly disclaimed beneficial ownership of any shares of Class A Common Stock or other securities of the Company held by the other parties that are subject to the voting agreement under the Investor Rights Agreement.
(4)	Consists of 75,000,000 shares of Class V Common Stock and an equal number of OpCo Units issued to Markel Corporation in the Business Combination, 3,000,000 shares of Class A Common Stock purchased in the PIPE Financing, and 540,000 shares of Class A Common Stock which can be acquired upon the exercise of warrants. A share of Class V Common Stock and an OpCo Unit are exchangeable into shares of Class A Common Stock on a one-for-one basis pursuant to the Exchange Agreement. Markel’s principal business address is 4521 Highwoods Parkway, Glen Allen, VA 23060.
(5)	Consists of 50,000,000 shares of Class A Common Stock purchased in the PIPE Financing and 9,000,000 shares of Class A Common Stock which can be acquired upon the exercise of warrants. State Farm’s principal business address is One State Farm Plaza, Bloomington, IL 61710.
(6)	As a result of his ownership interest in HHC and certain governance rights at HHC, Mr. Hagerty may be deemed to be the beneficial owner of 50,978,823 shares of Class A Common Stock. See footnote 2 above.
(7)	Consists of (i) 25,000 shares of Class A Common Stock held by Robert I. Kauffman, (ii) 515,000 shares of Class A Common Stock underlying the Private Units held directly by Aldel Investors LLC, (iii) 2,200,000 shares of Class A Common Stock held by Aldel Investors LLC, (iv) 1,500,000 shares of Class A Common Stock underlying the public units held directly by Aldel LLC, (v) 2,000,000 shares of Class A Common Stock purchased in the PIPE Financing by Aldel LLC, (vi) 360,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants held by Aldel LLC, (vii) 257,500 shares of Class A Common Stock which can be acquired upon the exercise of Private Placement Warrants held by Aldel Investors LLC, (viii)

750,000 shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants held by Aldel LLC and (ix) 650,000 shares of Class A Common Stock which can be acquired upon the exercise of OTM Warrants held by Aldel Investors LLC. The PIPE Warrants are exercisable 30 days following the consummation of the Business Combination Agreement, and the Public Warrants are exercisable beginning on April 12, 2022. Pursuant to the Sponsor Warrant Lock-Up Agreement, the Private Placement Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing one year after the Business Combination, and the OTM Warrants are not exercisable until the date on which the volume weighted average trading price of the common stock of the Class A Common Stock exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 18 months after the Business Combination. Mr. Kauffman is the managing member of Aldel LLC and the manager of Aldel Investors LLC and has voting and investment power over the shares of Class A Common Stock held by Aldel LLC and Aldel Investors LLC.
(8)	Consists of 400,000 shares of Class A Common Stock purchased in the PIPE Financing and 72,000 shares of Class A Common Stock which can be acquired upon the exercise of warrants held by the William and Cheryl Swanson Revocable Trust UTD 9/28/2000. Mr. Swanson has sole voting and dispositive power over the securities held by the trust.

SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Class A Common Stock, PIPE Warrants OTM Warrants, Underwriter Warrants and Private Placement Warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Class A Common Stock, the PIPE Warrants OTM Warrants, Underwriter Warrants or the Private Placement Warrants after the date of this prospectus.

The following table sets forth information concerning the shares of Class A Common Stock, PIPE Warrants, Underwriter Warrants, OTM Warrants and Private Placement Warrants that may be offered from time to time by each Selling Securityholder. The 5,750,000 shares of Class A Common Stock issuable upon exercise of the Public Warrants are not included in the table below.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Class A Common Stock, PIPE Warrants, Underwriter Warrants, OTM Warrants or Private Placement Warrants. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Our registration of the shares of Class A Common Stock and Warrants does not necessarily mean that the Selling Securityholders will sell all or any of such Class A Common Stock, PIPE Warrants, Underwriter Warrants, OTM Warrants or Private Placement Warrants. The following table sets forth certain information provided by or on behalf of the Selling Securityholders as of December 13, 2021 concerning the Class A Common Stock, PIPE Warrants, Underwriter Warrants, OTM Warrants and Private Placement Warrants that may be offered from time to time by each Selling Securityholder with this prospectus. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

97

Before the Offering
Name of Selling Securityholder	Class A Common Stock Beneficially Owned Prior to the Offering	Private Placement Warrants Beneficially Owned Prior to the Offering(1)	PIPE Warrants Beneficially Owned Prior to the Offering	OTM Warrants Beneficially Owned Prior to the Offering(2)	Underwriting Warrants Beneficially Owned Prior to the Offering	Number of Shares of Class A Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of PIPE Warrants Being Offered	Number of OTM Warrants Being Offered	Number of Underwriting Warrants Being Offered	Number of Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Class A Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
PIPE Investors
State Farm Mutual Automobile Insurance Company(3)(4)	59,000,000	—	9,000,000	—	—	59,000,000	—	9,000,000	—	—	—	—
Markel Corporation(4)(5)	78,540,000	—	540,000	—	—	78,540,000	—	540,000	—	—	—	—
Wasatch Ultra Growth Fund (CRONUS & CO. f/b/o Wasatch Ultra Growth Fund)(6)	2,950,000	—	450,000	—	—	2,950,000	—	450,000	—	—	—	—
Wasatch Core Growth Fund (CONE & CO. f/b/o Wasatch Core Growth Fund)(7)	3,540,000	—	540,000	—	—	3,540,000	—	540,000	—	—	—	—
T. Rowe Price Small-Cap Value Fund, Inc.(8)	1,686,560	—	257,272	—	—	1,686,560	—	257,272	—	—	—	—
T. Rowe Price U.S. Small-Cap Value Equity Trust(9)	625,157	—	95,363	—	—	625,157	—	95,363	—	—	—	—
T. Rowe Price U.S. Equities Trust(10)	28,351	—	4,325	—	—	28,351	—	4,325	—	—	—	—
MassMutual Select Funds – MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund(11)	19,932	—	3,040	—	—	19,932	—	3,040	—	—	—	—
Financial Opportunity Fund LLC(12)	354,000	—	54,000	—	—	354,000	—	54,000	—	—	—	—
Aldel LLC(13)	4,610,000	—	360,000	—	—	2,360,000	—	360,000	—	—	2,250,000	*
Jonathan Ashley(14)	147,500	—	22,500	—	—	147,500	—	22,500	—	—	—	—
James Blakemore and Grace Hackmeier(15)	118,000	—	18,000	—	—	118,000	—	18,000	—	—	—	—
Lawrence A. Bowman Exempt Descendants’ Trust(16)	118,000	—	18,000	—	—	118,000	—	18,000	—	—	—	—
Lawrence A. Bowman Revocable Trust(17)	118,000	—	18,000	—	—	118,000	—	18,000	—	—	—	—
Zak Brown(18)	59,000	—	9,000	—	—	59,000	—	9,000	—	—	—	—
William E. Connor II Living Trust(19)	236,000	—	36,000	—	—	236,000	—	36,000	—	—	—	—
Feiber-Buhr Family Trust(20)	118,000	—	18,000	—	—	118,000	—	18,000	—	—	—	—
LMH Family Insurance Partnership(21)	1,180,000	—	180,000	—	—	1,180,000	—	180,000	—	—	—	—
Irvin R. Kessler(22)	236,000	—	36,000	—	—	236,000	—	36,000	—	—	—	—
Apex Foundation(23)	354,000	—	54,000	—	—	354,000	—	54,000	—	—	—	—
Ryan R Porter (24)	59,000	—	9,000	—	—	59,000	—	9,000	—	—	—	—

Before the Offering
Name of Selling Securityholder	Class A Common Stock Beneficially Owned Prior to the Offering	Private Placement Warrants Beneficially Owned Prior to the Offering(1)	PIPE Warrants Beneficially Owned Prior to the Offering	OTM Warrants Beneficially Owned Prior to the Offering(2)	Underwriting Warrants Beneficially Owned Prior to the Offering	Number of Shares of Class A Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of PIPE Warrants Being Offered	Number of OTM Warrants Being Offered	Number of Underwriting Warrants Being Offered	Number of Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Class A Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
PC Investments LLC(25)	354,000	—	54,000	—	—	354,000	—	54,000	—	—	—	—
RRRR Investments LLC(26)	236,000	—	36,000	—	—	236,000	—	36,000	—	—	—	—
Craig McWilliam(27)	59,000	—	9,000	—	—	59,000	—	9,000	—	—	—	—
Moglia Family Foundation(28)	47,200	—	7,200	—	—	47,200	—	7,200	—	—	—	—
Moglia Capital LLC(29)	47,200	—	7,200	—	—	47,200	—	7,200	—	—	—	—
Moglia Trust 2(30)	23,600	—	3,600	—	—	23,600	—	3,600	—	—	—	—
Charles Eugene Nearburg(31)	642,500	—	45,000	—	—	320,000	—	45,000	—	—	322,500	*
O’Neill Trust, Dated April 10, 1996(32)	59,000	—	9,000	—	—	59,000	—	9,000	—	—	—	—
Andrew Pisker(33)	118,000	—	18,000	—	—	118,000	—	18,000	—	—	—	—
Trousdale Sarosphere, LLC(34)	826,000	—	126,000	—	—	826,000	—	126,000	—	—	—	—
ESS Investments Two LLC(35)	129,800	—	19,800	—	—	129,800	—	19,800	—	—	—	—
Project GTO LLC(36)	2,360,000	—	360,000	—	—	2,360,000	—	360,000	—	—	—	—
William and Cheryl Swanson Revocable Trust UTD 9/28/2000(37)	472,000	—	72,000	—	—	472,000	—	72,000	—	—	—	—
Lake Avenue Investments, LLC(38)	2,680,000	—	180,000	—	—	1,180,000	—	180,000	—	—	1,500,000	—
Directors and Executive Officers	—	—	——						—	—	—	—
Michael E. Angelina	—	—	—	—	—	—	—	—	—	—	—	—
F. Michael Crowley	—	—	—	—	—	—	—	—	—	—	—	—
McKeel Hagerty(39)	50,978,823	—	—	—	—	—	—	—	—	—	—	—
Laurie L. Harris	—	—	—	—	—	—	—	—	—	—	—	—
Robert I. Kauffman(40)	8,257,500	257,500	360,000	650,000	—	25,000	—	—	—	—	2,250,000	*
Sabrina Kay	—	—	—	—	—	—	—	—	—	—	—	—
Mika Salmi	—	—	—	—	—	—	—	—	—	—	—	—
William H. Swanson(41)	472,000	—	72,000	—	—	—	—	—	—	—	—	—
Michael L. Tipsord	—	—	—	—	—	—	—	—	—	—	—	—
Frederick J. Turcotte	—	—	—	—	—	—	—	—	—	—	—	—
Kelly Smith	—	—	—	—	—	—	—	—	—	—	—	—
Collette Champagne	—	—	—	—	—	—	—	—	—	—	—	—
Barbara E. Matthews	—	—	—	—	—	—	—	—	—	—	—	—
John Butcher	—	—	—	—	—	—	—	—	—	—	—	—
Paul E. Rehrig	—	—	—	—	—	—	—	—	—	—	—	—
Sponsor Investors
FG SPAC Partners LP(42)	1,150,000	—	—	650,000	—	1,150,000	—	—	650,000	—	—	—
Aldel Investors LLC(43)	3,622,500	257,500	—	650,000	—	3,622,500	257,500	—	650,000	—	—	—
Other Selling Securityholders
D. Kyle Cerminara	25,000	—	—	—	—	25,000	—	—	—	—	—	—
Martin Friedman(44)	416,500	—	—	—	—	25,000	—	—	—	—	37,500	*

Before the Offering
Name of Selling Securityholder	Class A Common Stock Beneficially Owned Prior to the Offering	Private Placement Warrants Beneficially Owned Prior to the Offering(1)	PIPE Warrants Beneficially Owned Prior to the Offering	OTM Warrants Beneficially Owned Prior to the Offering(2)	Underwriting Warrants Beneficially Owned Prior to the Offering	Number of Shares of Class A Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of PIPE Warrants Being Offered	Number of OTM Warrants Being Offered	Number of Underwriting Warrants Being Offered	Number of Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Class A Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
Hassan R. Baqar	25,000	—	—	—	—	25,000	—	—	—	—	—	—
Larry G. Swets, Jr.	25,000	—	—	—	—	25,000	—	—	—	—	—	—
Mark Love	25,000	—	—	—	—	25,000	—	—	—	—	—	—
Richard J. Adams(45)	450	—	—	—	150	450	—	—	—	150	—	—
Nelson Baquet(46)	261	—	—	—	87	261	—	—	—	87	—	—
William Baquet(47)	7,338	—	—	—	2,446	7,338	—	—	—	2,446	—	—
Premchand, Beharry(48)	2,415	—	—	—	805	2,415	—	—	—	805	—	—
William Bongiorno(49)	2,070	—	—	—	690	2,070	—	—	—	690	—	—
Chirag Choudhary(50)	5,865	—	—	—	1,955	5,865	—	—	—	1,955	—	—
Charles Giordano(51)	951	—	—	—	317	951	—	—	—	317	—	—
Phyllis Henderson(52)	450	—	—	—	150	450	—	—	—	150	—	—
Bruce P. Inglis and Nancy M. Inglis JTWROS(53)	1,896	—	—	—	632	1,896	—	—	—	632	—	—
Ramnarain Jaigobind(54)	27,342	—	—	—	9,114	27,342	—	—	—	9,114	—	—
Angela Chun Kang(55)	150	—	—	—	50	150	—	—	—	50	—	—
Eric Lord(56)	11,643	—	—	—	3,881	11,643	—	—	—	3,881	—	—
Priyanka Mahajan(57)	8,970	—	—	—	2,990	8,970	—	—	—	2,990	—	—
Kevin Mangan(58)	10,092	—	—	—	3,364	10,092	—	—	—	3,364	—	—
Maria Robles(59)	129	—	—	—	43	129	—	—	—	43	—	—
Robert Sagarino(60)	1,380	—	—	—	460	1,380	—	—	—	460	—	—
Jeffrey Singer(61)	258	—	—	—	86	258	—	—	—	86	—	—
Craig Skop(62)	4,440	—	—	—	1,480	4,440	—	—	—	1,480	—	—
Kolinda Tomasic(63)	150	—	—	—	50	150	—	—	—	50	—	—
Hagerty Holding Corp.(4)(64)	176,033,906	—	—	—	—	176,033,906	—	—	—	—	—	—

(1)	Pursuant to the Sponsor Warrant Lock-Up Agreement, the Private Placement Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing one year after the Business Combination.
(2)	Pursuant to the Sponsor Warrant Lock-Up Agreement, the OTM Warrants are not exercisable until the date on which the volume weighted average trading price of the common stock of the Class A Common Stock exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 18 months after the Business Combination.
(3)	Consists of 50,000,000 shares of Class A Common Stock purchased in the PIPE Financing and 9,000,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. State Farm’s principal business address is One State Farm Plaza, Bloomington, IL 61710.
(4)	The Company, HHC, Markel Corporation (“Markel”) and State Farm Mutual Automobile Insurance Company (“State Farm”) are parties to an Investor Rights Agreement, dated August 17, 2021 and effective at the closing of the Business Combination. Pursuant to the Investor Rights Agreement, among other things: (a) HHC will have the right to nominate (1) two directors for election by the stockholders of the Company for so long as HHC and its permitted transferees hold 50% of the common stock of the

Company that it owns as of the closing of the Business Combination and (2) one director for election by the stockholders of the Company for so long as HHC and its permitted transferees hold 25% of the common stock of the Company that it owns as of the closing of the Business Combination; (b) Markel will have the right to nominate one director for election by the stockholders of the Company for so long as Markel and its permitted transferees hold 50% of the common stock of the Company that it owns as of the closing of the Business Combination; and (c) State Farm will have the right to nominate one director for election by the stockholders of the Company for so long as State Farm and its permitted transferees hold 50% of the common stock of the Company that it owns as of the closing of the Business Combination. Each of HHC, Markel and State Farm agreed to vote its shares of common stock in the Company in support of the director nominees submitted pursuant to the Investor Rights Agreement and against certain other actions that are contrary to the rights in the Investor Rights Agreement. By virtue of the voting agreement under the Investor Rights Agreement, each of HHC, Markel and State Farm may be deemed to be a member of a “group” for purposes of Section 13(d) of the Exchange Act. Each of HHC, Markel and State Farm has expressly disclaimed beneficial ownership of any shares of Class A Common Stock or other securities of the Company held by the other parties that are subject to the voting agreement under the Investor Rights Agreement.
(5)	Consists of 75,000,000 shares of Class V Common Stock and an equal number of OpCo Units issued to Markel Corporation in the Business Combination, 3,000,000 shares of Class A Common Stock purchased in the PIPE Financing, and 540,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. A share of Class V Common Stock and an OpCo Unit are exchangeable into shares of Class A Common Stock on a one-for-one basis pursuant to the Exchange Agreement. Markel’s principal business address is 4521 Highwoods Parkway, Glen Allen, VA 23060.
(6)	Consists of 2,500,000 shares of Class A Common Stock purchased in the PIPE Financing and 450,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. John Malooly, as portfolio manager, exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by Cronus & Co. f/b/o Wasatch Ultra Growth Fund. Wasatch Ultra Growth Fund’s business address is 505 Wakara Way, 3rd Floor, Salt Lake City, UT 84108.
(7)	Consists of 3,000,000 shares of Class A Common Stock purchased in the PIPE Financing and 540,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. J.B. Taylor, Paul Lambert and Mike Valentine, as portfolio managers, exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by Cone & Co. f/b/o Wasatch Core Growth Fund. Wasatch Core Growth Fund’s business address is 505 Wakara Way, 3rd Floor, Salt Lake City, UT 84108.
(8)	Consists of 1,429,288 shares of Class A Common Stock purchased in the PIPE Financing and 257,272 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. T. Rowe Price Associates, Inc. (“T. Rowe Price “) serves as investment adviser (or subadviser, as applicable) with power to direct investments and/or sole power to vote the securities owned by the T. Rowe Price Small-Cap Value Fund, Inc. and T. Rowe Price may be deemed to be the beneficial owner of the securities held by T. Rowe Price Small-Cap Value Fund, Inc.; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price Small-Cap Value Fund, Inc.’s business address is 100 East Pratt Street, Baltimore, MD 21202.
(9)	Consists of 529,794 shares of Class A Common Stock purchased in the PIPE Financing and 95,363 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. T. Rowe Price serves as investment adviser (or subadviser, as applicable) with power to direct investments and/or sole power to vote the securities owned by the T. Rowe Price U.S. Small-Cap Value Equity Trust and T. Rowe Price may be deemed to be the beneficial owner over the securities held by T. Rowe Price U.S. Small-Cap Value Equity Trust; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price U.S. Small-Cap Value Equity Trust’s business address is 100 East Pratt Street, Baltimore, MD 21202.
(10)	Consists of 24,026 shares of Class A Common Stock purchased in the PIPE Financing and 4,325 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. T. Rowe Price serves as investment adviser (or subadviser, as applicable) with power to direct investments and/or sole power to vote the securities owned by the T. Rowe Price U.S. Equities Trust and T. Rowe Price may be deemed to be the beneficial owner over the securities held by T. Rowe Price U.S. Equities Trust; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price U.S. Equities Trust’s business address is 100 East Pratt Street, Baltimore, MD 21202.
(11)	Consists of 16,892 shares of Class A Common Stock purchased in the PIPE Financing and 3,040 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. T. Rowe Price serves as investment adviser (or subadviser, as applicable) with power to direct investments and/or sole power to vote the securities owned by MassMutual Select Funds — MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund and T. Rowe Price may be deemed to be the beneficial owner over the securities held by MassMutual Select Funds — MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. T. Rowe Price is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. MassMutual Select Funds — MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund’s business address is 100 East Pratt Street, Baltimore, MD 21202.
(12)	Consists of 300,000 shares of Class A Common Stock purchased in the PIPE Financing and 54,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. Martin Friedman as managing member of FJ Capital Management LLC, the managing member of Financial Opportunity Fund LLC, exercises voting and investment power with respect to the securities. Martin Friedman and FJ Capital Management may be deemed to be the beneficial owners of the securities held by Financial Opportunity Fund LLC. Financial Opportunity Fund LLC’s business address is 7901 Jones Branch Drive, Suite 210, McLean VA 22102.
(13)	Consists of (a) 2,000,000 shares of Class A Common Stock purchased in the PIPE Financing, (b) 360,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants, (c) 1,500,000 shares of Class A Common Stock purchased as part of the public units in the Aldel initial public offering, and (d) 750,000 shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants. The shares of Class A Common Stock purchased as part of the public units in the Aldel initial public offering and the shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants are not being registered for resale hereunder. Robert Kauffman is the managing member of Aldel LLC and has voting and investment power over the shares of Class A Common Stock held by Aldel LLC. Aldel LLC’s business address is 5223-A Lakeview Road Charlotte, NC 28269.
(14)	Consists of 125,000 shares of Class A Common Stock purchased in the PIPE Financing and 22,500 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants.
(15)	Consists of 100,000 shares of Class A Common Stock purchased in the PIPE Financing and 18,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants.
(16)	Consists of 100,000 shares of Class A Common Stock purchased in the PIPE Financing and 18,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. Lawrence A. Bowman, as trustee of the Lawrence A. Bowman Exempt Descendants’ Trust, has sole voting and dispositive investment power over the securities held by it.
(17)	Consists of 100,000 shares of Class A Common Stock purchased in the PIPE Financing and 18,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. Lawrence A. Bowman, as trustee of the Lawrence A. Bowman Revocable Trust, has sole voting and dispositive investment power over the securities held by it.
(18)	Consists of 50,000 shares of Class A Common Stock purchased in the PIPE Financing and 9,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants.

(19)	Consists of 200,000 shares of Class A Common Stock purchased in the PIPE Financing and 36,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. William E. Connor II, as trustee of the William E. Connor II Living Trust, has sole voting and dispositive investment power over the securities held by it.
(20)	Consists of 100,000 shares of Class A Common Stock purchased in the PIPE Financing and 18,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. Jonathan Feiber and Heather Buhr, as trustees of the Feiber-Buhr Family Trust, have sole voting and dispositive investment power over the securities held by it.
(21)	Consists of 1,000,000 shares of Class A Common Stock purchased in the PIPE Financing and 180,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. Robert C. Rice, as trustee, has sole voting and dispositive investment power with respect to the securities.
(22)	Consists of 200,000 shares of Class A Common Stock purchased in the PIPE Financing and 36,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants.
(23)	Consists of 300,000 shares of Class A Common Stock purchased in the PIPE Financing and 54,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. Ryan Porter, as Treasurer of Apex Foundation, exercises sole voting and dispositive investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by Apex Foundation.
(24)	Consists of 50,000 shares of Class A Common Stock purchased in the PIPE Financing and 9,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants held by the Ryan R. Porter Roth IRA. Ryan Porter has sole voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by the Ryan R Porter Roth IRA.
(25)	Consists of 300,000 shares of Class A Common Stock purchased in the PIPE Financing and 54,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. Ryan Porter, as Manager of PC Investments LLC, exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by PC Investments LLC. PC Investments LLC’s business address is One 100th Ave NE, Bellevue, WA 98004.
(26)	Consists of 200,000 shares of Class A Common Stock purchased in the PIPE Financing and 36,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants.
(27)	Consists of 50,000 shares of Class A Common Stock purchased in the PIPE Financing and 9,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants.
(28)	Consists of 40,000 shares of Class A Common Stock purchased in the PIPE Financing and 7,200 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. Joseph H. Moglia, as trusee of Moglia Family Foundation exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by Moglia Family Foundation. Moglia Family Foundation’s business address is 505 Cornhusker Road, Suite 105 #393, Bellevue, NE 68005.
(29)	Consists of 40,000 shares of Class A Common Stock purchased in the PIPE Financing and 7,200 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. Joseph H. Moglia, as managing member exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by Moglia Capital LLC. Moglia Capital LLC’s business address is 505 Cornhusker Road, Suite 105 #393, Bellevue, NE 68005.

(30)	Consists of 20,000 shares of Class A Common Stock purchased in the PIPE Financing and 3,600 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. Robert C. Weeks, as trustee of Moglia Trust 2 exercises voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by Moglia Trust 2. Moglia Trust 2’s business address is 505 Cornhusker Road, Suite 105 #393, Bellevue, NE 68005.
(31)	Consists of (a) 250,000 shares of Class A Common Stock purchased in the PIPE Financing , (b) 45,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants, (c) 215,000 shares of Class A Common Stock purchased as part of the public units in the Aldel initial public offering, (d) 107,500 shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants, and (e) 25,000 shares of Class A Common Stock issued upon conversion of Founder Shares. The shares of Class A Common Stock purchased as part of the public units in the Aldel initial public offering and the shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants are not being registered for resale hereunder.
(32)	Consists of 50,000 shares of Class A Common Stock purchased in the PIPE Financing and 9,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. Jeffrey O’Neill and Darice O’Neill, as trustees of the O’Neill Trust, Dated April 10, 1996 exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by O’Neill Trust, Dated April 10, 1996.
(33)	Consists of 100,000 shares of Class A Common Stock purchased in the PIPE Financing and 18,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants.
(34)	Consists of 700,000 shares of Class A Common Stock purchased in the PIPE Financing and 126,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. Philip Sarofim, the sole member of Trousdale Ventures, LLC, the managing member of Trousdale Sarosphere, LLC exercise voting and investment power with respect to the securities and may be deemed to be the beneficial owners of the securities held by Trousdale Sarosphere, LLC. Trousdale Sarosphere, LLC’s business address is PO Box 52830, Houston, TX 77010.
(35)	Consists of 110,000 shares of Class A Common Stock purchased in the PIPE Financing and 19,800 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. Erickson Shirley, as Manager of ESS Investments Two LLC, exercises sole voting and investment power with respect to the securities. ESS Investments Two LLC’s business address is P.O. Box 685, Medina, WA, 98039.
(36)	Consists of 2,000,000 shares of Class A Common Stock purchased in the PIPE Financing and 360,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. John Stafford III, as the sole owner of Project GTO LLC, exercises sole voting and investment power with respect to the securities. Project GTO LLC’s business address is 5758 W. Fillmore Street, Chicago, IL 60644.
(37)	Consists of 400,000 shares of Class A Common Stock purchased in the PIPE Financing and 72,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants. William H. Swanson and Cheryl K. Swanson are the trustees of the William and Cheryl Swanson Revocable Trust UTD 9/28/2000. William H. Swanson has sole voting and dispositive power over the securities held by it.
(38)	Consists of (a) 1,000,000 shares of Class A Common Stock purchased in the PIPE Financing, (b) 180,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants, (c) 1,000,000 shares of Class A Common Stock purchased as part of the public units in the Aldel initial public offering, and (d) 500,000 shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants. The shares of Class A Common Stock purchased as part of the public units in the Aldel initial public offering and the shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants are not being registered for resale hereunder. S. Robson Walton exercises sole investment power with respect to the securities and may be deemed to be the beneficial owner of the securities held by Lake Avenue Investments, LLC. Lake Avenue Investments, LLC’s business address is One Riverfront Place, 8th floor, North Little Rock, AR, 72114.

(39)	As a result of his ownership interest in HHC and certain governance rights at HHC, Mr. Hagerty may be deemed to be the beneficial owner of 50,978,823 shares of Class A Common Stock. See footnote 64 below.
(40)	Consists of (i) 25,000 shares of Class A Common Stock held by Mr. Kauffman upon conversion of Founder Shares, (ii) 515,000 shares of Class A Common Stock held directly by Aldel Investors LLC, (iii) 2,200,000 shares of Class A Common Stock held by Aldel Investors LLC, (iv) 1,500,000 shares of Class A Common Stock held directly by Aldel LLC, (v) 750,000 shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants, (vi) 2,000,000 shares of Class A Common Stock purchased in the PIPE Financing by Aldel LLC, (vii) 360,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants held by Aldel LLC, (viii) 257,500 shares of Class A Common Stock which can be acquired upon the exercise of Private Placement Warrants held by Aldel Investors LLC and (ix) 650,000 shares of Class A Common Stock which can be acquired upon the exercise of OTM Warrants held by Aldel Investors LLC. Mr. Kauffman is the managing member of Aldel LLC and the manager of Aldel Investors LLC and has voting and investment power over the shares of Class A Common Stock held by Aldel LLC and Aldel Investors LLC. Only the shares of Class A Common Stock held directly by Mr. Kauffman are shown as being offered for resale by Mr. Kauffman. The shares of Class A Common Stock purchased by Aldel LLC as part of the public units in the Aldel initial public offering and the shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants are not being registered for resale hereunder.
(41)	Consists of 400,000 shares of Class A Common Stock purchased in the PIPE Financing and 72,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants held by the William and Cheryl Swanson Revocable Trust UTD 9/28/2000. William H. Swanson has sole voting and dispositive power over the securities held by the trust. The shares and warrants are separately listed for resale by William and Cheryl Swanson Revocable Trust UTD 9/28/2000.
(42)	Consists of (i) 500,000 shares of Class A Common Stock, and (ii) 650,000 shares of Class A Common Stock which can be acquired upon the exercise of OTM Warrants. FG SPAC Partners GP, LLC is the general partner of FG SPAC Partners LP. Larry G. Swets, Jr., as CEO of FG Financial Group, Inc. which is the sole manager of FG SPAC Partners GP, LLC, exercises voting power with respect to the securities held by FG SPAC Partners LP.
(43)	Consists (a) 515,000 shares of Class A Common Stock purchased in the private placement of units by Aldel, (b) 257,500 shares of Class A Common Stock which can be acquired upon the exercise of Private Placement Warrants Warrants, (c) 650,000 shares of Class A Common Stock which can be acquired upon the exercise of OTM Warrants, and (d) 2,200,000 shares of Class A Common Stock issued upon conversion of Founder Shares. Robert I. Kauffman, as the sole Manager of Aldel Investors LLC, exercises sole voting and investment power with respect to the securities.
(44)	Consists of (a) 300,000 shares of Class A Common Stock purchased in the PIPE Financing by Financial Opportunity Fund LLC (b) 54,000 shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants held by Financial Opportunity Fund LLC, (c) 25,000 shares of Class A Common Stock purchased in Aldel’s initial public offering, (d) 12,500 shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants, and (e) 25,000 shares of Class A Common Stock issued upon conversion of Founder Shares. The shares of Class A Common Stock purchased by Financial Opportunity Fund LLC and shares of Class A Common Stock which can be acquired upon the exercise of PIPE Warrants held by Financial Opportunity Fund LLC are listed separately for resale by Financial Opportunity Fund LLC. The shares of Class A Common Stock purchased as part of the public units in the Aldel initial public offering and the shares of Class A Common Stock which can be acquired upon the exercise of Public Warrants are not being registered for resale hereunder
(45)	Consists of 300 shares of Class A Common Stock issued in a private placement to ThinkEquity LLC in connection with the Aldel initial public offering and 150 shares of Class A Common Stock which can be acquired upon the exercise of Underwriter Warrants.
(46)	Consists of 174 shares of Class A Common Stock issued in a private placement to ThinkEquity LLC in connection with the Aldel initial public offering and 87 shares of Class A Common Stock which can be acquired upon the exercise of Underwriter Warrants.

(47)	Consists of 4,892 shares of Class A Common Stock issued in a private placement to ThinkEquity LLC in connection with the Aldel initial public offering and 2,446 shares of Class A Common Stock which can be acquired upon the exercise of Underwriter Warrants.
(48)	Consists of 1.610 shares of Class A Common Stock issued in a private placement to ThinkEquity LLC in connection with the Aldel initial public offering and 805 shares of Class A Common Stock which can be acquired upon the exercise of Underwriter Warrants.
(49)	Consists of 1,380 shares of Class A Common Stock issued in a private placement to ThinkEquity LLC in connection with the Aldel initial public offering and 690 shares of Class A Common Stock which can be acquired upon the exercise of Underwriter Warrants.
(50)	Consists of 3,910 shares of Class A Common Stock issued in a private placement to ThinkEquity LLC in connection with the Aldel initial public offering and 1,955 shares of Class A Common Stock which can be acquired upon the exercise of Underwriter Warrants.
(51)	Consists of 634 shares of Class A Common Stock issued in a private placement to ThinkEquity LLC in connection with the Aldel initial public offering and 317 shares of Class A Common Stock which can be acquired upon the exercise of Underwriter Warrants.
(52)	Consists of 300 shares of Class A Common Stock issued in a private placement to ThinkEquity LLC in connection with the Aldel initial public offering and 150 shares of Class A Common Stock which can be acquired upon the exercise of Underwriter Warrants.
(53)	Consists of 1,264 shares of Class A Common Stock issued in a private placement to ThinkEquity LLC in connection with the Aldel initial public offering and 632 shares of Class A Common Stock which can be acquired upon the exercise of Underwriter Warrants.
(54)	Consists of 18,228 shares of Class A Common Stock issued in a private placement to ThinkEquity LLC in connection with the Aldel initial public offering and 9,114 shares of Class A Common Stock which can be acquired upon the exercise of Underwriter Warrants.
(55)	Consists of 100 shares of Class A Common Stock issued in a private placement to ThinkEquity LLC in connection with the Aldel initial public offering and 50 shares of Class A Common Stock which can be acquired upon the exercise of Underwriter Warrants.
(56)	Consists of 7,762 shares of Class A Common Stock issued in a private placement to ThinkEquity LLC in connection with the Aldel initial public offering and 3,381 shares of Class A Common Stock which can be acquired upon the exercise of Underwriter Warrants.
(57)	Consists of 5,980 shares of Class A Common Stock issued in a private placement to ThinkEquity LLC in connection with the Aldel initial public offering and 2,990 shares of Class A Common Stock which can be acquired upon the exercise of Underwriter Warrants.
(58)	Consists of 6,728 shares of Class A Common Stock issued in a private placement to ThinkEquity LLC in connection with the Aldel initial public offering and 3,364 shares of Class A Common Stock which can be acquired upon the exercise of Underwriter Warrants.
(59)	Consists of 86 shares of Class A Common Stock issued in a private placement to ThinkEquity LLC in connection with the Aldel initial public offering and 43 shares of Class A Common Stock which can be acquired upon the exercise of Underwriter Warrants.
(60)	Consists of 920 shares of Class A Common Stock issued in a private placement to ThinkEquity LLC in connection with the Aldel initial public offering and 460 shares of Class A Common Stock which can be acquired upon the exercise of Underwriter Warrants.

(61)	Consists of 172 shares of Class A Common Stock issued in a private placement to ThinkEquity LLC in connection with the Aldel initial public offering and 86 shares of Class A Common Stock which can be acquired upon the exercise of Underwriter Warrants.
(62)	Consists of 2,960 shares of Class A Common Stock issued in a private placement to ThinkEquity LLC in connection with the Aldel initial public offering and 1,480 shares of Class A Common Stock which can be acquired upon the exercise of Underwriter Warrants.
(63)	Consists of 100 shares of Class A Common Stock issued in a private placement to ThinkEquity LLC in connection with the Aldel initial public offering and 50 shares of Class A Common Stock which can be acquired upon the exercise of Underwriter Warrants.
(64)	Consists of 176,033,906 shares of Class V Common Stock and an equal number of OpCo Units issued to HHC in the Business Combination. A share of Class V Common Stock and a unit of OpCo are exchangeable into shares of Class A Common Stock on one-for-one basis pursuant to the Exchange Agreement. HHC is owned by members of the Hagerty family, including McKeel Hagerty, Hagerty’s Chief Executive Officer, Tammy Hagerty, the sister of McKeel Hagerty, and the Kim Hagerty Revocable Trust, a trust for the benefit of Kim Hagerty’s estate. The shareholders of HHC have the authority over the disposition and voting of the shares of Class V Common Stock held by HHC. Each of McKeel Hagerty, Tammy Hagerty and The Goldman Sachs Trust Company, N.A., as the trustee for the Kim Hagerty Revocable Trust, have voting power on matters submitted to the shareholders of HHC, and except in limited circumstances, decisions to vote or dispose of the shares of Class A Common Stock will be made by a majority vote of the three voting shareholders. In addition, following the date that is three years after the closing of the Business Combination, any of McKeel Hagerty, Tammy Hagerty or the Kim Hagerty Revocable Trust may require HHC to exchange Class V Common Stock and OpCo Units for Class A Common Stock in an amount up to 2% of the fully-diluted outstanding shares of Class A Common Stock then outstanding; provided, that, in no event shall HHC be required to exchange such interests if, prior to the 15th anniversary of the closing of the Business Combination, as a result of the exchange, HHC would cease to hold at least 55% of the voting power of Hagerty. Also, in the event that either of McKeel Hagerty or Tammy Hagerty dies, the estate of the deceased HHC shareholder may cause HHC to exchange Class V Common Stock and OpCo Units in an amount necessary to cover the estate obligations of the deceased stockholder’s estate after taking into account certain other resources available to the estate, including the amount of any life insurance proceeds received by the estate. As a result of these rights and the relative ownership of each of the three principal shareholders of HHC, McKeel Hagerty may be deemed to be the beneficial owner of 50,978,823 shares of Class A Common Stock, the Kim Hagerty Revocable Trust may be deemed to be the beneficial owner of 44,439,894 shares of Class A Common Stock, and Tammy Hagerty may be deemed to be the beneficial owner of 57,889,514 shares of Class A Common Stock. HHC’s principal business address is 121 Drivers Edge, Traverse City, MI 49684.

Certain Relationships with the Selling Securityholders

Amended and Restated Registration Rights Agreement

In connection with the Business Combination Agreement, Aldel (and subsequent to the Business Combination, Hagerty), Aldel Investors LLC, FG SPAC Partners LP, ThinkEquity LLC, HHC, Markel, State Farm and certain other parties (the “Holders” as defined therein) each entered into an Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which, effective as of the consummation of the Transactions, the Registration Rights Agreement, dated as of April 8, 2021, among Aldel and the other parties thereto is terminated and whereby the Company agreed to file a shelf registration statement registering the resale of certain securities of the Company held by the Holders, and granted to the Holders certain registration rights, including customary piggyback registration rights and demand registration rights, which are subject to customary terms and conditions, including with respect to cooperation and reduction of underwritten shelf takedown provisions.

Founder Shares, Private Placement Shares and Warrants, and OTM Warrants

On January 11, 2021, Aldel issued the Founder Shares to Sponsor and FGSP for an aggregate purchase price of $25,000 in cash. Sponsor was issued 4,675,000 and FGSP, an affiliate of certain of our directors, was issued 1,075,000 shares of common stock. On January 15, 2021, the Sponsor transferred an aggregate of 175,000 Founder Shares to members of our management and board of directors as well as senior advisors, resulting in the Sponsor holding 4,500,000 Founder Shares. On March 25, 2021, the Sponsor and FGSP forfeited to Aldel for no consideration, 2,300,000 and 575,000 Founder Shares, respectively, resulting in a decrease in the aggregate number of Founder Shares outstanding from 5,750,000 Founder Shares to 2,875,000, and resulting in Sponsor and FGSP holding 2,200,000 and 500,000 Founder Shares, respectively. In connection with the Business Combination, each of the issued and outstanding Founder Shares was converted into Class A Common Stock on a one-to-one basis.

In connection with the initial public offering of Aldel, the Sponsor purchased, in a private placement, an aggregate of 515,000 shares of Class A common stock of Aldel and 257,500 Private Placement Warrants. Each Private Placement Warrant is exercisable to purchase one share of Class A Common Stock at $11.50 per share. Also in connection with the initial public offering of Aldel, ThinkEquity LLC, as the underwriter in the initial public offering, was issued 57,500 shares of Class A common stock of Aldel and 28,750 Private Placement Warrants. Each Private Placement Warrant is exercisable to purchase one share of Class A Common Stock at $11.50 per share. Additionally, in connection with the initial public offering of Aldel, the Sponsor and FGSP purchased an aggregate of 1,300,000 OTM Warrants. Each OTM Warrant is exercisable to purchase one share of Class A Common Stock at $15.00 per share.

Subscription Agreements

In connection with the Business Combination Agreement, Aldel entered into Subscription Agreements on August 17, 2021, with the Subscribers. Pursuant to the Subscription Agreements, the Subscribers agreed to purchase from the Company an aggregate of 70,385,000 PIPE Shares and an aggregate of 12,669,300 PIPE Warrants for an aggregate purchase price of $703,850,000. Pursuant to the Subscription Agreements, the Company gave certain registration rights to the Subscribers with respect to the PIPE Securities. The registration rights for the Significant Subscribers are as set forth in an amended and restated registration rights agreement dated August 17, 2021. The sale of the PIPE Securities was consummated concurrently with the Closing.

Sponsor Warrant Lock-up Agreement

In connection with the closing of the Business Combination, the Sponsor and FGSP entered into the Sponsor Warrant Lock-Up Agreement with the Company, pursuant to which the Sponsor and FGSP agreed as described below with respect to (i) the Private Placement Warrants and (ii) the OTM Warrants held by them. Pursuant to the Sponsor Warrant Lock-Up Agreement:

●	the Private Placement Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing one year after the Business Combination;
●	the OTM Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 18 months after the Business Combination; and

●	prior to being exercisable, the Sponsor may transfer the Private Placement Warrants and the OTM Warrants, subject to any requirements set forth in the purchase agreements related to the purchase of the Private Placement Warrants and OTM Warrants, provided that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the Sponsor Warrant Lock-up Agreement.

DESCRIPTION OF SECURITIES

The following summary is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Amended and Restated Charter. We urge you to read the Amended and Restated Charter in its entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The Amended and Restated Charter provides that the total number of authorized shares of all classes of capital stock is 820,000,000 shares, consisting of the below described classes, including 500,000,000 shares of Class A Common Stock, par value $0.0001 per share, 300,000,000 shares of Class V Common Stock, par value $0.0001 per share and 20,000,000 shares of Preferred Stock, par value $0.0001 per share.

As of December 2, 2021, there are approximately 82,327,466 shares of Class A Common Stock, approximately 251,033,906 shares of Class V Common Stock and no shares of Preferred Stock outstanding.

Common Stock

The holders of Class A Common Stock are entitled to 1 vote for each such share. The holders of Class V Common Stock are entitled to 10 votes for each such share until the earlier of (1) the date on which such share of Class V Common Stock is transferred other than pursuant to a Qualified Transfer (as defined in the Amended and Restated Charter) or (2) the date that 15 years from the effective date of the Amended and Restated Charter.

The holders of shares of Common Stock do not have cumulative voting rights.

The holders of shares of Class A Common Stock are entitled to receive such dividends and other distributions as declared by the Board, equally on a per share basis.

The holders of Class V Common Stock are not entitled to receive dividends.

No holder of shares of Common Stock (in its capacity as such and without limiting any contractual rights) is entitled to preemptive rights.

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and subject to the rights of the holders of shares of Preferred Stock in respect thereof, the holders of shares of Class A Common Stock will be entitled to receive all of the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them. The holders of shares of Class V Common Stock, as such, will not be entitled to receive any assets of the Company in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Preferred Stock

The Amended and Restated Charter provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to the shares of each series.

Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO or

30 days after the consummation of the Business Combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A Common Stock. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

The Public Warrants will expire at 5:00 PM, New York City time, 5 years after the completion of the Business Combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us.

We will not redeem the warrants for cash unless an effective registration statement under the Securities Act covering the Class A Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If our shares of Class A Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, we may redeem the outstanding warrants for cash (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and
●	if, and only if, the closing price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A Common Stock and equity-linked securities for capital raising purposes in connection with the closing the Business Combination as described elsewhere in this prospectus) for any 20 trading days within a 30- trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants; however, such redemption may occur at a time when the redeemable warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of our common stock had your warrants remained outstanding.

In the event we determine to redeem the public warrants, holders of redeemable warrants will be notified of such redemption as described in our warrant agreement. Specifically, in the event that we elect to redeem all of the redeemable warrants as described above, we will fix a date for the redemption (the “Redemption Date”). Notice of redemption will be mailed by first class mail, postage prepaid, by us not less than 30 days prior to the Redemption Date to the registered holders of the warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the warrant agreement will be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption via posting of the redemption notice to DTC.

If we call the warrants for redemption as described above, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” we will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average reported closing price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Common Stock is increased by a share capitalization payable in shares of Class A Common Stock, or by a split-up of Class A Common Stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of Common Stock entitling holders to purchase Class A Common Stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) 1 minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering and divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such Class A Common Stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding share of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A Common Stock (other than those described above or that solely affects the par value of such Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

Private Placement Warrants and OTM Warrants

Except as described in this section, the Private Placement Warrants and OTM Warrants have terms and provisions that are identical to the Public Warrants.

The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until 30 days after the completion of the Business Combination (except, in certain limited exceptions) to our officers and directors and other persons or entities affiliated with the initial purchasers of the Private Placement Warrants) and they will not be redeemable by us so long as they are held by the initial purchasers or their permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by us for cash and exercisable by the holders on the same basis as the Public Warrants. In addition, the OTM Warrants will expire at 5:00 p.m. New York City Time ten years after the consummation of the Business Combination. Each whole OTM Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $15.00 per share.

If holders of the Private Placement Warrants or OTM Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A Common Stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Underwriter Warrants

The Underwriter Warrants are identical to the Public Warrants, except that the Underwriter Warrants (i) will not be redeemable by us, (ii) may be exercised by the holders on a cashless basis, (iii) will be entitled to registration rights and (iv) for so long as they are held by the underwriters, will not be exercisable more than five years from April 8, 2021 in accordance with FINRA Rule 5110(g)(8)(A).

Sponsor Warrant Lock-up Agreement

In connection with the closing of the Business Combination, the Sponsor and FGSP entered into the Sponsor Warrant Lock-Up Agreement with the Company, pursuant to which the Sponsor and FGSP agreed as described below with respect to (i) the Private Placement Warrants and (ii) the OTM Warrants held by them. Pursuant to the Sponsor Warrant Lock-Up Agreement:

●	the Private Placement Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing one year after the Business Combination;
●	the OTM Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 18 months after the Business Combination; and

●	prior to being exercisable, the Sponsor may transfer the Private Placement Warrants and the OTM Warrants, subject to any requirements set forth in the purchase agreements related to the purchase of the Private Placement Warrants and OTM Warrants, provided that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the Sponsor Warrant Lock-up Agreement.

Dividends

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any future cash dividends will be within the discretion of the Board at such time.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of common stock then-outstanding; or
●	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Registration Rights

Pursuant to the Amended and Restated Registration Rights Agreement, effective as of the consummation of the Business Combination, among the Company and the other parties, the Company agreed to file a shelf registration statement registering the resale of the Company’s equity held by the Holders, and granted to the Holders certain registration rights, including customary piggyback registration rights and demand registration rights, which are subject to customary terms and conditions, including with respect to cooperation and reduction of underwritten shelf takedown provisions (subject to certain lock-up restrictions referenced therein, including those documented in the Lock-up Agreement).

Anti-Takeover Effects of Delaware Law and The Amended and Restated Charter

Some provisions of Delaware law, the Amended and Restated Charter and the Amended and Restated Bylaws contain or will contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

Stockholder Meetings

Special meetings of stockholders may be called by the chairperson of the Board, the chief executive officer (or his or her designee) of Hagerty or the Board, and, until a Change of Control Trigger Event occurs, by stockholders holding a majority of the voting power of Hagerty.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Hagerty’s Amended and Restated Bylaws will establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board.

Stockholder Action by Written Consent

The Amended and Restated Charter provides that any action required or permitted to be taken by the stockholders may be effected (a) at a duly called annual or special meeting of the stockholders or (b) until a Control Trigger Event has occurred, by written consent in lieu of a meeting.

Removal of Directors

Directors may be removed (a) prior to a Control Trigger Event for any reason by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, and (b) after a Control Trigger Event, by the stockholders of the Company only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Stockholders Not Entitled to Cumulative Voting

The Amended and Restated Charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board.

Choice of Forum

The Court of Chancery of the State of Delaware is the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of Hagerty under Delaware law; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of Hagerty to Hagerty or Hagerty’s stockholders; (iii) any action asserting a claim against Hagerty, its directors, officers or other employees arising under the DGCL, the Amended and Restated Charter or the Bylaws of Hagerty (in each case, as may be amended from time to time); (iv) any action asserting a claim against Hagerty or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court having personal jurisdiction over all indispensable parties named as defendants. Unless a majority of the Board, acting on behalf of Hagerty, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, is the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act.

Amendment of Charter Provisions

The Amended and Restated Charter requires an affirmative vote of holders of the majority of the voting power of the outstanding shares of capital stock for the amendment, alteration, change or repeal of any provision in the charter; provided, however, that upon a Control Trigger Event the affirmative vote of the holders of at least 75% of the voting power of all then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision of the Certificate of Incorporation inconsistent with the purpose and intent of Article V, Article VI, Article VII or Article IX (including, without limitation, any such Article as renumbered as a result of any amendment, alternation, repeal or adoption of any other Article).

PLAN OF DISTRIBUTION

We are registering (i) up to 339,121,956 shares of Class A Common Stock for possible sale by the Selling Securityholders from time to time, (ii) up to 12,669,300 PIPE Warrants for possible sale by the Selling Securityholders from time to time, (iii) up to 257,500 Private Placement Warrants for possible sale by the Selling Securityholders from time to time, (iv) up to 1,300,000 OTM Warrants for possible sale by the Selling Securityholders from time to time, (v) up to 28,750 Underwriter Warrants for possible sale by the Selling Securityholders from time to time, and (vi) up to 271,039,456 shares of Class A Common Stock that are issuable upon the exercise of the Warrants by the holders thereof and upon exchange of shares of Class V common stock and OpCo Units. We are required to pay all fees and expenses incident to the registration of the shares of our Class A Common Stock and Warrants to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Class A Common Stock or Warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The shares of Class A Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Class A Common Stock or Warrants by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	an over-the-counter distribution in accordance with the rules of NYSE;
●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
●	to or through underwriters or broker-dealers;
●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
●	in privately negotiated transactions;
●	in options transactions;
●	through a combination of any of the above methods of sale; or
●	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Class A Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker- dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker- dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the applicable Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

The Selling Securityholders party to the Amended and Restated Registration Rights Agreement have agreed, and the other Selling Securityholders may agree, to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.

Restrictions to Sell

The initial shareholders of Aldel agreed not to transfer, assign or sell any of the shares of Class A Common Stock into which the Founder Shares converted (except to certain permitted transferees) until, with respect to 50% of such shares, the earlier of (i) twelve months after the date of the consummation of the Business Combination, or (ii) the date on which the closing price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a business combination, with respect to the remaining 50% of such shares, 12 months after the date of the consummation of the Business Combination, or earlier, in each case, if, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their public shares for cash, securities or other property.

Each of Markel and HHC executed lockup agreements pursuant to which such parties agreed not to sell, transfer or take certain other actions with respect to units in OpCo and shares of Class V common stock received in the Business Combination for a period from closing of the Business Combination through the earlier of (a) 180 days after the closing of the Business Combination, subject to certain customary exceptions and (b) the date on which the closing price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the consummation of the Business Combination.

In addition, the Sponsor and FGSP entered into the Sponsor Warrant Lock-Up Agreement with the Company, pursuant to which the Sponsor and FGSP agreed as described below with respect to (i) the Private Placement Warrants and (ii) the OTM Warrants held by them. Pursuant to the Sponsor Warrant Lock-Up Agreement:

●	the Private Placement Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing one year after the Business Combination;
●	the OTM Warrants are not exercisable until the date on which the volume weighted average trading price of the Class A Common Stock exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 18 months after the Business Combination; and
●	prior to being exercisable, the Sponsor may transfer the Private Placement Warrants and the OTM Warrants, subject to any requirements set forth in the purchase agreements related to the purchase of the Private Placement Warrants and OTM Warrants, provided that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the Sponsor Warrant Lock-up Agreement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our Common Stock and the purchase, exercise, disposition and lapse of our Warrants. The Common Stock and the Warrants are collectively referred to herein as our securities. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our securities.

This summary is based upon provisions of the IRC, and regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all aspects of United States federal income taxes and does not deal with any estate or gift tax consequences or any foreign, state, local or other tax considerations that may be relevant to holders of our securities in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a former citizen or long-term resident of the United States, foreign pension fund, tax qualified retirement plan, bank, financial institution, insurance company, investment fund, tax-exempt organization, governmental organization, trader, broker or dealer in securities “controlled foreign corporation,” “passive foreign investment company,” a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such a pass-through entity), person subject to the alternative minimum tax, person that owns, or has owned, actually or constructively, more than 5% of our Common Stock, person who has elected to mark securities to market, person who acquired shares of our Common Stock or Warrants as compensation or otherwise in connection with the performance of services, person who has acquired shares of our Common Stock or Warrants as part of a straddle, hedge, conversion transaction or other integrated investment or an accrual-method taxpayer subject to special tax accounting rules under Section 451(b) of the IRC. We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our Common Stock or Warrants, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership (or other entity treated as a partnership for United States federal income tax purposes) or partner of a partnership holding our Common Stock or Warrants, you should consult your tax advisors.

You should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of our Common Stock and Warrants, as well as the consequences to you arising under other United States federal tax laws, the laws of any other taxing jurisdiction, or an applicable tax treaty. IN ADDITION, YOU SHOULD CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO POTENTIAL CHANGES IN UNITED STATES FEDERAL TAX LAW AS WELL AS POTENTIAL CHANGES IN STATE, LOCAL OR FOREIGN TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of shares of our Common Stock or Warrants who or that is, for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;
●	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to United States federal income taxation regardless of its source; or
●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Taxation of Distributions

If we pay distributions in cash or other property (other than certain distributions of our Common Stock or rights to acquire our Common Stock) to U.S. holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock or Warrants” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that would be subject to tax at the maximum tax rate applicable to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock or Warrants

Upon a sale, taxable exchange or other taxable disposition of our Common Stock or Warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Common Stock or Warrants. A U.S. holder’s adjusted tax basis in its Common Stock or Warrants generally will equal the U.S. holder’s acquisition cost for the Common Stock or Warrant less, in the case of a share of Common Stock, any prior distributions treated as a return of capital.

Any capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock or Warrants so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares or Warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Exercise, Redemption or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of our Common Stock upon exercise of a Warrant for cash. The U.S. holder’s tax basis in the share of our Common Stock received upon exercise of the Warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the Warrant and the exercise price. It is unclear whether the U.S. holder’s holding period for the Common Stock received upon exercise of the Warrant will begin on the date following the date of exercise or on the date of exercise of the Warrant; in either case, the holding period will not include the period during which the U.S. holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the Common Stock received would equal the holder’s basis in the Warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period in the Common Stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. holder held the Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Common Stock would include the holding period of the Warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would berecognized. In such event, a U.S. holder could be deemed to have surrendered Warrants equal to the number of shares of Common Stock having a value equal to the exercise price for the total number of Warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Common Stock received in respect of the Warrants deemed surrendered and the U.S. holder’s tax basis in the Warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the Common Stock received would equal the sum of the fair market value of the Common Stock received in respect of the Warrants deemed surrendered and the U.S. holder’s tax basis in the Warrants exercised. It is unclear whether a U.S. holder’s holding period for the Common Stock would commence on the date following the date of exercise or on the date of exercise of the Warrants; in either case, the holding period would not include the period during which the U.S. holder held the Warrants.Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Common Stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem Warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Warrants — Public Warrants” or if we purchase Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to a U.S. holder, taxed as described above under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock or Warrants.”

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this registration statement entitled “Description of Securities — Warrants — Public Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares of Common Stock or to such exercise price increases the Warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Common Stock, or as a result of the issuance of a stock dividend to holders of shares of our Common Stock, in each case which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax in the same manner as if the U.S. holders of the Warrants received a cash distribution from us equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale, taxable exchange or other taxable disposition of our shares of Common Stock and Warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “non-U.S. holder.” As used herein, the term “non-U.S. holder” means a beneficial owner of our Common Stock or Warrants who or that is not a U.S. holder or a partnership.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our Common Stock) in respect of our Common Stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Common Stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our Common stock, the excess will be treated as gain from the disposition of our Common Stock (the tax treatment of which is discussed below under “Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants”).

Subject to the discussions below regarding effectively connected income, backup withholding and Sections 1471 through 1474 of the IRC (such Sections commonly referred to as “FATCA”), dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-BEN or Form W- 8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the IRC and is eligible for treaty benefits or (b) if our Common Stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals. A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may be eligible to obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent certifying eligibility for exemption. However, any such effectively connected dividends paid on our Common Stock generally will be subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the IRC. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a Warrant, or the redemption or lapse of a Warrant, held by a non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise, redemption or lapse of a Warrant by a U.S. holder, as described under “U.S. Holders — Exercise, Redemption or Lapse of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants

Subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. holder on the sale or other disposition of our Common Stock or Warrants generally will not be subject to United States federal income tax unless:

●	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);
●	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our Common Stock or Warrants and, in the case where shares of our Common Stock are regularly traded on an established securities market, (i) the non- U.S. holder is disposing of our Common Stock and has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. holder’s holding period for the shares of our Common Stock or (ii), in the case where our Warrants are regularly traded on an established securities market, the non-U.S. holder is disposing of our Warrants and has owned, directly or constructively, more than 5% of our Warrants at any time within the within the shorter of the five-year period preceding the disposition or such non-U.S. holder’s holding period for the shares of our Warrants. There can be no assurance that our Common Stock will be treated as regularly traded or not regularly traded on an established securities market for this purpose.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the IRC. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States, provided that the non-U.S. holder has timely filed United States federal income tax returns with respect to such losses.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants — Public Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a non-U.S. holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the non-U.S. holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Common Stock which is taxable to such holders as a distribution. Any constructive distribution received by a non-U.S. holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash. Any resulting withholding tax may be withheld from future cash distributions.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our Common Stock and Warrants. A non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability andmay entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under FATCA, a 30% United States federal withholding tax may apply to any dividends (including constructive dividends) paid on our securities to (i) a “foreign financial institution” (as specifically defined in the IRC) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the IRC) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA currently applies to dividends paid on our Common Stock. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to gross proceeds from a sale or other disposition of our securities, which may be relied upon by taxpayers until final regulations are issued. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Common Stock.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Sidley Austin LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Hagerty, Inc. (f/k/a Aldel Financial Inc.) as of December 31, 2020 and for the period from December 23, 2020 through December 31, 2020, have been audited by Plante & Moran, PLLC (“Plante & Moran”), an independent registered public accounting firm, as set forth in their report thereon, included elsewhere in this prospectus. Such financial statements have been included herein in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

The consolidated financial statements of The Hagerty Group, LLC at December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018, appearing in this Prospectus and Registration Statement, have been audited by Deloitte & Touche LLP, (“Deloitte”), independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CHANGE IN AUDITOR

On December 2, 2021, after the recommendation of the Audit Committee of the Board, the Board approved the engagement of Deloitte as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2021. Deloitte served as the independent registered public accounting firm of Hagerty prior to the Business Combination. Accordingly, Plante & Moran, the Company’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by Deloitte as the Company’s independent registered public accounting firm.

Plante & Moran’s report of independent registered public accounting firm, dated March 25, 2021, on the Company’s balance sheet as of December 31, 2020 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from December 23, 2020 (inception) through December 31, 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from December 23, 2020 (inception) through December 31, 2020 and the subsequent period through December 2, 2021, there were no: (i) disagreements with Plante & Moran on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Plant & Moran’s satisfaction would have caused Plante & Moran to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the period from December 23, 2020 (inception) to December 31, 2020 and the interim period through December 2, 2021, the Company did not consult Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company has provided Plante & Moran with a copy of the foregoing disclosures pursuant to Item 304(a) of Regulation S-K under the Exchange Act (“Regulation S-K”) and has requested that Plante & Moran furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements herein made by the registrant set forth above. A letter from Plante & Moran is filed as Exhibit 16.1 to the registration statement of which this prospectus forms a part.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website, free of charge, at investor.hagerty.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

I.	Audited Financial Statements of Aldel Financial Inc. as of December 31, 2020 and for the Period from December 23, 2020 (inception) through December 31, 2020
	Report of Independent Registered Public Accounting Firm	F-2
	Balance Sheet	F-3
	Statement of Operations	F-4
	Statement of Changes in Stockholders’ Equity	F-5
	Statement of Cash Flows	F-6
	Notes to Financial Statements	F-7

II.	Unaudited Condensed Financial Statements of Aldel Financial Inc. as of September 30, 2021 and for the Three and Nine Months ended September 30, 2021
	Condensed Balance Sheets	F-15
	Condensed Statement of Operations	F-16
	Condensed Statement of Changes in Stockholders’ Equity	F-17
	Condensed Statement of Cash Flows	F-18
	Notes to Unaudited Condensed Financial Statements	F-19

III.	Audited Financial Statements of The Hagerty Group, LLC as of December 31, 2020 and December 31, 2019 and for the Years ended December 31, 2020, December 31, 2019 and December 31, 2018
	Report of Independent Registered Public Accounting Firm	F-33
	Consolidated Balance Sheets	F-34
	Consolidated Statements of Income and Comprehensive Income	F-35
	Consolidated Statements of Members’ Equity	F-36
	Consolidated Statements of Cash Flows	F-37
	Notes to Consolidated Financial Statements	F-38

IV.	Unaudited Financial Statements of The Hagerty Group, LLC as of September 30, 2021 and for the Nine Months ended September 30, 2021 and September 30, 2020
	Unaudited Condensed Consolidated Balance Sheets	F-69
	Unaudited Condensed Consolidated Statement of Income and Comprehensive Income	F-70
	Unaudited Condensed Consolidated Statements of Member’s Equity	F-71
	Unaudited Condensed Consolidated Statements of Cash Flows	F-72
	Notes to Unaudited Condensed Consolidated Financial Statements	F-74

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Aldel Financial Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Aldel Financial Inc. (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholders’ equity, and cash flows for the period from December 23, 2020 (inception) to December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and the results of its operations and its cash flows for the period from December 23, 2020 (inception) to December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficit of $56,470 as of December 31, 2020 and lacks the financial resources needed to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Plante & Moran, PLLC

Plante & Moran, PLLC

We have served as the Company’s auditor since 2021.

Chicago, Illinois

March 25, 2021

ALDEL FINANCIAL INC.

BALANCE SHEET

December 31, 2020

ASSETS
Current assets
Deferred offering costs	$55,000
Total assets	$55,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,470
Accrued offering costs	55,000
Total liabilities	$56,470
Stockholders’ equity
Common stock, $0.0001 par value; 10,000,000 shares authorized; 0 issued and outstanding	$—
Accumulated deficit	(1,470)
Total stockholders’ equity	(1,470)
Total liabilities and stockholders’ equity	$55,000

The accompanying notes are an integral part of the financial statements.

ALDEL FINANCIAL INC.

STATEMENT OF OPERATIONS

For the period from December 23, 2020 (inception) to December 31, 2020

Formation costs	$1,470
General and administrative expenses	—
Net loss	$(1,470)

The accompanying notes are an integral part of the financial statements.

ALDEL FINANCIAL INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the period from December 23, 2020 (inception) to December 31, 2020

	Common	Common	Additional		Total
	Stock	Stock	Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance at December 23, 2020 (inception)	—	$—	$—	$—	$—
Net loss	—	—	—	(1,470)	(1,470)
Balance at December 31, 2020	—	$—	$—	$(1,470)	$(1,470)

The accompanying notes are an integral part of the financial statements.

ALDEL FINANCIAL INC.

STATEMENT OF CASH FLOWS

For the period from December 23, 2020 (inception) to December 31, 2020

Cash flows from operating activities
Net loss	$(1,470)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable	1,470
Net cash provided by operating activities	$—
Net increase in cash	$—
Cash at beginning of period	—
Cash at end of period	$—
Supplemental disclosure for non-cash financing activities
Accrual of offering costs	$55,000

The accompanying notes are an integral part of the financial statements.

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Aldel Financial Inc. (the “Company”) is a blank check company incorporated in Delaware on December 23, 2020. The Company was formed for the purpose of merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (“Business Combination”).

Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus its search for a target business that is exiting the restructuring process or that has transient current ownership. Aldel Financial Inc. will target companies with established operating models that have strong management teams, realigned capital structures, positive cash flows prospects, and a clear and well-defined pathway for growing profitably over the long-term. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2020, the Company had not yet commenced any operations. All activity through December 31, 2020 relates to the Company’s formation and the proposed initial public offering (“Proposed Offering”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate nonoperating income in the form of interest income from the proceeds derived from the Proposed Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through i) the Proposed Offering of 10,000,000 units at $10.00 per unit (or 11,500,000 units if the underwriters’ over-allotment option is exercised in full) (the “Units” and, with respect to the shares of Class A common stock included in the Units being offered, the “Public Shares”) which is discussed in Note 3, ii) the sale of 1,300,000 $15.00 exercise price warrants (the “$15 Private Warrants”) at a price of $0.10 per $15 Private Warrant, and iii) the sale of 500,000 units (or 515,000 private units if the over-allotment option is exercised in full) at $10.00 per unit (the “Private Units”) in a private placement. The Company will sell 650,000 of the $15 Private Warrants and all of the 500,000 Private Units (or 515,000 Private units if the over-allotment option is exercised in full) to the Company’s sponsor, Aldel Investors LLC (the “Sponsor”), and remaining 650,000 $15 Private Warrants to FG SPAC Partners LP (“FGSP”), an affiliate of certain of the Company’s directors, in a private placement that will close simultaneously with the Proposed Offering. Each Private Unit will consist of one Class A common share and one-half of one non-redeemable warrant (“Private Unit Warrant”). Each whole Private Unit Warrant will entitle the holder to purchase one share of common stock at an exercise price of $11.50 per share.

The Company intends to list the Units on the New York Stock Exchange (“NYSE”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering and sale of the $15 Private Warrants and Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NYSE rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (net of amounts disbursed to management for working capital purposes). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940 as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Proposed Offering, management has agreed that $10.10 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed Business Combination.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon or immediately prior to such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s amended and restated certificate of incorporation will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The holders of Public Shares will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. A portion of the Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with Accounting Standard Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” in order for the Company to maintain net tangible assets of at least $5,000,001.

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated certificate of incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor, FGSP, officers, directors and advisors (the “Initial Shareholders”) have agreed (a) to vote their Founder Shares (as defined in Note 5) as well as any common shares underlying the Private Units, and any Public Shares purchased during or after the Proposed Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s amended and restated certificate of incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares as well as any common shares underlying the Private Units) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the amended and restated certificate of incorporation relating to shareholders’ rights of pre-Business Combination activity and (d) that the Founder Shares, the Private Units and $15 Private Warrants (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Initial Shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Proposed Offering if the Company fails to complete its Business Combination.

The Company will have until 18 months from the closing of the Proposed Offering to consummate a Business Combination (as such period may be extended pursuant to the amended and restated certificate of incorporation, the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. There will be no redemption rights or liquidation distribution with respect to the Company’s warrants, which will expire worthless if the Company fails to complete its initial Business Combination within the Combination period.

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.10 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Proposed Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

At December 31, 2020, the Company had no cash and working capital deficit of $56,470. The Company has incurred and expects to continue to incur significant costs in pursuit of its Proposed Offering and Business Combination plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Offering as discussed in Note 3, as well as sale of $15 Private Warrants and Private Units as discussed above. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period. Subsequent to December 31, 2020, the Sponsor has agreed to loan the Company an aggregate amount of $225,000 and FG SPAC Solutions LLC (“FGSS”), an affiliate of certain of the Company’s directors, has agreed to loan the Company an aggregate amount of $25,000 to be used, in part, for transaction costs incurred in connection with the Proposed Offering (the “Promissory Notes”). As of December 31, 2020, there was not any balance outstanding under the Promissory Notes (see Note 5). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash or cash equivalents as of December 31, 2020.

Deferred offering costs

Deferred offering costs consist of underwriting and legal expenses incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to shareholders equity upon the completion of the Proposed Offering. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31, 2020 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

There was no provision for income taxes for the period from December 23, 2020 (inception) to December 31, 2020.

Net loss per share

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture by the Initial Shareholders. Company had no shares outstanding as of December 31, 2020.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature. The Company did not have any financial instruments as of December 31, 2020.

Recently issued accounting standard

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PROPOSED OFFERING

Pursuant to the Proposed Offering, the Company will offer for sale up to 10,000,000 Units (or 11,500,000 Units if the underwriters’ overallotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one Class A common share and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of common stock at an exercise price of $11.50 per share (see Note 7).

NOTE 4. PRIVATE PLACEMENT

The Sponsor and FGSP have committed to purchase an aggregate of 1,300,000 $15 Private Warrants at a price of $0.10 per $15 Private Warrant, and 500,000 Private Units (or 515,000 Private Units if the over-allotment option is exercised in full) at a price of $10.00 per Private Unit, in each case, from the Company in a private placement that will occur simultaneously with the closing of the Proposed Offering. The aggregate gross proceeds from the sale of $15 Private Warrants and Private Units will be $5,130,000 (or $5,280,000 if the underwriters’ over-allotment option is exercised in full). If the Company does not complete a Business Combination within the Combination Period, the $15 Private Warrants and the Private Unit Warrants will expire worthless. The $15 Private Warrants and the Private Unit Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Initial Shareholders or the permitted transferees. Each $15 Private Warrant and the Private Unit Warrant will entitle the holder to purchase one share of common stock at its respective exercise price.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On January 11, 2021, the Company issued an aggregate of 5,750,000 shares of common stock (the “Founder Shares”) to the Sponsor and FGSP for an aggregate purchase price of $25,000 in cash. Sponsor was issued 4,675,000 and FGSP, an affiliate of certain of the Company’s directors, was issued 1,075,000 shares of common stock. On January 15, 2021, the Sponsor transferred an aggregate of 175,000 Founder Shares to members of the Company’s management and board of directors as well as senior advisors, resulting in the Sponsor holding 4,500,000 Founder Shares. On March 25, 2021, the Sponsor and FGSP forfeited to the Company for no consideration, 2,300,000 and 575,000 Founder Shares, respectively, resulting in a decrease in the aggregate number of Founder Shares outstanding from 5,750,000 Founder Shares to 2,875,000, and resulting in Sponsor and FGSP holding 2,200,000 and 500,000 Founder Shares, respectively. The Founder Shares include an aggregate of up to 375,000 shares subject to forfeiture by the Sponsor and FGSP to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Initial Shareholders will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Offering (assuming the Initial Shareholders do not purchase any Public Shares in the Proposed Offering and excluding the securities underlying the $15 Private Warrants, the Private Units and the Units issued to underwriters).

The Initial Shareholders have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of (i) twelve months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining 50% of the Founder Shares, 12 months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Public Shares for cash, securities or other property.

Promissory Notes

On January 11, 2021, the Company issued unsecured Promissory Notes to the Sponsor and FGSS, an affiliate of certain of the Company’s directors, pursuant to which the Company borrowed principal amounts of $225,000 and $25,000, respectively. As of December 31, 2020, there was no balance outstanding under the Promissory Notes. The Promissory Notes are noninterest bearing and payable on the earlier of (i) the consummation of the Proposed Offering or (ii) the date on which the Company determines not to conduct the Proposed Offering.

Administrative Services Agreement

The Company agreed to enter into an administrative services agreement (the “Administrative Services Agreement”) with the Sponsor whereby the Sponsor will perform certain services for the Company for a monthly fee of $10,000.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, the Private Units and $15 Private Warrants (and their underlying securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Offering.

The Company will bear the expenses incurred in connection with the filing of any registration statements pursuant to such registration rights.

Underwriting Agreement

The Company will grant the underwriters a 45-day option to purchase up to 1,500,000 additional Units to cover over-allotments at the Proposed Offering price.

The underwriters will be entitled to a fixed cash underwriting discount of $1,000,000 regardless of whether the underwriters’ over-allotment option is exercised or not. In addition, underwriters will also receive a number of Units equal to 0.5% of the Units sold in the Proposed Offering, with such Units restricted from sale until the closing of the Business Combination and with no redemption rights from the Trust Account.

NOTE 7. STOCKHOLDERS’ EQUITY

Common Stock — The Company is authorized to issue 10,000,000 shares of common stock, par value $0.0001. There were no shares of common stock issued and outstanding as of December 31, 2020. The Company will amend and restate its charter prior to the Proposed Offering to create Class A and Class B common stock. The Founder Shares will be exchanged into shares of Class B common stock prior to or at the completion of the Proposed Offering.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. Each whole Public Warrant will entitle the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, and will become exercisable on the later of 30 days after the completion of the Business Combination and 12 months from the closing of the Proposed Offering. The Public Warrants will expire on the fifth anniversary of the completion of the Business Combination, or earlier upon redemption or liquidation. The Company may redeem the Public Warrants i) at a redemption price of $0.01 per warrant, ii) at any time after the Public Warrants become exercisable, iii) upon a minimum of 30 days’ prior written notice of redemption, iv) if, and only if, the last sales price of Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period commencing after the date the Public Warrants become exercisable and ending three business days before Company sends the notice of redemption, and v) if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such Public Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The $15 Private Warrants will entitle the holder to purchase one common share at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of Business Combination, will be non-redeemable, and may be exercised on a cashless basis so long as they continue to be held by the Initial Shareholders or their permitted transferees. Additionally, $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions.

The Private Unit Warrants will have terms similar to the Public Warrants underlying the Units being sold in the Proposed Offering, except that the Private Unit Warrants will be non-redeemable and may be exercised on a cashless basis so long as they continue to be held by the Initial Shareholders or their permitted transferees. Additionally, Private Unit Warrants and the shares issuable upon the exercise of the Private Unit Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions.

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described above, the warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 8. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to March 25, 2021 the date that the financial statements were issued. On January 11, 2021, the Company borrowed $225,000 pursuant to the Promissory Note issued to the Sponsor and $25,000 pursuant to the Promissory Note issued to FGSS, as discussed above. On January 11, 2021, the Company issued an aggregate of 5,750,000 shares of common stock as Founder Shares to Sponsor and FGSP, as discussed above. On January 15, 2021, the Sponsor transferred an aggregate of 175,000 Founder Shares to members of the Company’s management and board of directors as well as senior advisors. On March 25, 2021, the Sponsor and FGSP forfeited to the Company for no consideration, 2,300,000 and 575,000 Founder Shares, respectively, resulting in a decrease in the aggregate number of Founder Shares outstanding from 5,750,000 Founder Shares to 2,875,000, and resulting in Sponsor and FGSP holding 2,200,000 and 500,000 Founder Shares, respectively.

Unaudited Condensed Financial Statements of Aldel Financial Inc.

as of September 30, 2021 and for the Nine Months ended September 30, 2021

ALDEL FINANCIAL INC.

BALANCE SHEET

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets
Cash	$407,664	$—
Prepaid expenses	812,393	—
Deferred offering costs	—	55,000
Total current assets	1,220,057	55,000

Marketable securities held in trust account	116,163,621	—
TOTAL ASSETS	$117,383,678	$55,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued offering costs	$—	$55,000
Accounts payable	86,470	1,470
Total current liabilities	86,470	56,470

Warrant liabilities	15,025,604	—
TOTAL LIABILITIES	$15,112,074	$56,470

COMMITMENTS AND CONTINGENCIES
Class A common stock, $0.0001 par value, subject to possible redemption, 11,500,000 and 0 shares at redemption value, respectively	$116,150,000	$—

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	$—	$—
Class A common stock, $0.0001 par value; 380,000,000 shares authorized; 572,500 and 0 shares issued and outstanding, respectively (excluding 11,500,000 and 0 shares subject to possible redemption, respectively)	58	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 2,875,000 shares issued and outstanding	287	—
Additional paid-in capital	—	—
Accumulated deficit	(13,878,741)	(1,470)
Total Stockholders’ Deficit	$(13,878,396)	$(1,470)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$117,383,678	$55,000

The accompanying notes are an integral part of the financial statements.

ALDEL FINANCIAL INC.

STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2021	2021
Operating expenses:
General and administrative expenses	$1,191,550	$1,471,300
Loss from operations	$(1,191,550)	$(1,471,300)

Other income (expenses):
Change in fair value of warrant liabilities	$(7,776,110)	$(9,107,979)
Investment income on trust account	7,504	13,621
Total other income (expense)	$(7,768,606)	$(9,094,358)

Net loss	$(8,960,156)	$(10,565,658)

Weighted average common shares outstanding
Basic and diluted (1)	3,447,500	3,899,158

Basic and diluted net loss per share	$(0.47)	$(0.41)
(1)	Excludes an aggregate of up to 11,500,000 shares subject to possible redemption at September 30, 2021.

The accompanying notes are an integral part of the financial statements.

ALDEL FINANCIAL INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the nine months ended September 30, 2021

(Unaudited)

	Common	Common	Additional		Total
	Stock	Stock	Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity/ (Deficit)
Balance at December 31, 2020	—	$—	$—	$(1,470)	$(1,470)
Issuance of 5,750,000 common shares to initial stockholders	5,750,000	575	24,425	—	25,000
Forfeiture of 2,875,000 common shares by initial stockholders	(2,875,000)	(288)	288	—	—
Net loss		—	—	(1,140)	(1,140)
Balance at March 31, 2021	2,875,000	287	24,713	(2,610)	22,390
Sale of 11,500,000 units at $10 per unit in IPO,including over-allotment, net of underwriters’ discount and offering expenses	11,500,000	1,150	113,450,107	—	113,451,257
Sale of 515,000 units at $10 per unit in private placement, including over-allotment	515,000	52	5,149,948	—	5,150,000
Sale of 1,300,000 $15 strike warrants $0.10 in private placement	—	—	130,000	—	130,000
Issuance of 57,500 underwriter units, including over-allotment	57,500	6	94	—	100
Classification of warrants as liabilities at issuance	—	—	(5,917,625)	—	(5,917,625)
Net Loss	—	—	—	(1,604,362)	(1,604,362)
Adjustment to increase Class A common shares subject to possible redemption to maximum redemption value - revised	(11,500,000)	(1,150)	(112,837,237)	(3,311,613)	(116,150,000)
Balance at June 30, 2021 - revised	3,447,500	345	—	(4,918,585)	(4,918,240)
Net loss	—	—	—	(8,960,156)	(8,960,156)
Balance at September 30, 2021	3,447,500	345	—	(13,878,741)	(13,878,396)

The accompanying notes are an integral part of the financial statements.

ALDEL FINANCIAL INC.

STATEMENT OF CASH FLOWS

For the nine months ended September 30, 2021

(Unaudited)

Cash flows from operating activities
Net loss	$(10,565,658)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liabilities	9,107,979
Changes in operating assets and liabilities:
Offering cost payable	(55,000)
Accounts payable	85,000
Deferred offering cost	55,000
Prepaid expense	(812,393)
Net cash used in operating activities	$(2,185,072)

Cash flows from investing activities
Investment in marketable securities	(116,163,621)
Net cash used in investing activities	$(116,163,621)

Cash flows from financing activities
Proceeds from promissory notes	250,000
Repayment of promissory note	(250,000)
Proceeds from sale of shares of common stock to initial stockholders	25,000
Proceeds from sale of units in IPO, including over-allotment, net of offering costs	113,451,257
Proceeds from sale of private units in private placement	5,150,000
Proceeds from sale of $15 exercise warrants in private placements	130,000
Proceeds from sale of underwritter units in private placement	100
Net cash provided by financing activities	$118,756,357

Net increase in cash	$407,664
Cash at beginning of period	—
Cash at end of period	$407,664

The accompanying notes are an integral part of the financial statements.

ALDEL FINANCIAL INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2021 (UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Aldel Financial Inc. (the “Company” or “Aldel”) is a blank check company incorporated in Delaware on December 23, 2020. The Company was formed for the purpose of merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (“Business Combination”).

Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus its search for a target business on companies that are exiting the restructuring process or that have transient current ownership. Aldel Financial Inc. will target companies with established operating models that have strong management teams, realigned capital structures, positive cash flows prospects, and a clear and well-defined pathway for growing profitably over the long-term. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2021, the Company had not yet commenced any operations. All activity through September 30, 2021 relates to the Company’s formation and the initial public offering (“IPO”), which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate nonoperating income in the form of interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end. Aldel Merger Sub LLC is a wholly- owned subsidiary of the Company and currently has no operations.

The registration statement for the Company’s IPO was declared effective on April 8, 2021. On April 12, 2021, the Company consummated its IPO of 11,500,000 units (the “Units”), including 1,500,000 Units that were issued pursuant to the underwriters’ full exercise of their over-allotment option. Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (the “Public Share”) and one-half of one redeemable warrant (“Public Warrant”), each whole Public Warrant entitling the holder thereof to purchase one share of common stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $115,000,000. The Public Warrants will become exercisable on the later of 30 days after the completion of Business Combination and 12 months from the closing of the IPO, and will expire five years after the completion of Business Combination or earlier upon Company’s liquidation.

Simultaneously with the closing of the IPO, the Company consummated private placements (the “Private Placements”) in which (i) Aldel Investors LLC (the “Sponsor”) purchased 515,000 private units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $5,150,000, and (ii) the Sponsor and FG SPAC Partners LP (“FGSP”) purchased an aggregate of 1,300,000 warrants (“OTM Warrants” and, together with the Private Units, the “Private Placement Securities”) at a price of $0.10 per warrant, each exercisable to purchase one share of Class A common stock at $15.00 per share, for an aggregate purchase price of $130,000.

Each Private Unit consists of one Common Stock and one-half of one non-redeemable warrant (“Private Unit Warrant”). Each whole Private Unit Warrant will entitle the holder to purchase one share of Common Stock at an exercise price of $11.50 per share. The Private Unit Warrants have terms similar to the Public Warrants, except that the Private Unit Warrants will be non-redeemable and may be exercised on a cashless basis so long as they continue to be held by the initial shareholders or their permitted transferees. Additionally, Private Unit Warrants and the shares issuable upon the exercise of the Private Unit Warrants will not be transferable, assignable or salable until after the completion of a Business Combination.

The OTM Warrants will entitle the holder to purchase one share of Common Stock at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of Business Combination, will be non-redeemable, and may be exercised on a cashless basis so long as they continue to be held by the initial shareholders or their permitted transferees. Additionally, OTM Warrants and the shares issuable upon the exercise of the OTM Warrants will not be transferable, assignable or salable until after the completion of a Business Combination.

The Company’s Units are listed on the New York Stock Exchange (“NYSE”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and sale of the Private Placement Securities, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NYSE rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940 as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

Following the closing of the IPO on April 12, 2021, an amount of $116,150,000 ($10.10 per Unit) from the net proceeds of the sale of Units in the IPO and the sale of Private Placement Securities were placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed Business Combination.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon or immediately prior to such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s amended and restated certificate of incorporation will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The holders of Public Shares will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated certificate of incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor, FGSP, officers, directors and advisors (the “Initial Shareholders”) have agreed (a) to vote their Founder Shares (as defined in Note 6) as well as any common shares underlying the Private Units, and any Public Shares purchased during or after the IPO in favor of a Business Combination, (b) not to propose an amendment to the Company’s amended and restated certificate of incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares as well as any common shares underlying the Private Units) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the amended and restated certificate of incorporation relating to shareholders’ rights of pre-Business Combination activity and (d) that the Founder Shares, the Private Units and OTM Warrants (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Initial Shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the IPO if the Company fails to complete its Business Combination.

The Company will have until 18 months from the closing of the IPO to consummate a Business Combination (as such period may be extended pursuant to the amended and restated certificate of incorporation, the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. There will be no redemption rights or liquidation distribution with respect to the Company’s warrants, which will expire worthless if the Company fails to complete its initial Business Combination within the Combination period.

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.10 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern considerations

As of September 30, 2021, the Company has approximately $407,664 in its bank account and working capital surplus of approximately $1.1 million.

Company does not believe it will need to raise additional funds in order to meet the expenditures required for operating the business. However, if the estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, Company may have insufficient funds available to operate the business prior to the initial Business Combination. In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of our officers and directors may, but are not obligated to, loan the funds to the Company as may be required.

NOTE 2. REVISION OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In connection with the preparation of the Company’s financial statements as of September 30, 2021, management determined it should revise its previously reported financial statements. The Company determined, at the closing of the Company’s Initial Public Offering and shares sold pursuant to the exercise of the underwriters’ overallotment, it had improperly valued its Class A common shares subject to possible redemption. The Company previously determined the Class A common shares subject to possible redemption to be equal to the redemption value of $10.10 per Class A common share while also taking into consideration a redemption cannot result in net tangible assets and total shareholder equity being less than $5,000,001. Management determined that the Class A common shares issued during the Initial Public Offering and pursuant to the exercise of the underwriters’ overallotment can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. Therefore, management concluded that the redemption value should include all Class A common shares subject to possible redemption, resulting in the Class A common shares subject to possible redemption being equal to their redemption value. As a result, management has revised the presentation of temporary equity and permanent equity for the second quarter of 2021. This resulted in an adjustment to the initial carrying value of the Class A common shares subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and Class A common shares.

There has been no change in the Company’s total assets, liabilities, or operating results. The impact of the revision on the Company’s financial statements is reflected in the following table.

	As previously
	reported	Adjustment	As Revised
Balance sheet as of June 30, 2021
Class A common stock subject to possible redemption	$106,231,750	$9,918,249	$116,150,000
Class A common stock	156	(98)	58
Class B common stock	287	—	287
Additional paid-in capital	6,606,539	(6,606,539)	—
Accumulated deficit	(1,606,972)	(3,311,613)	(4,918,585)
Total Stockholders’ Equity (Deficit)	$5,000,010	$(9,918,250)	$(4,918,240)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2021.

Marketable securities held in Trust Account

At September 30, 2021, substantially all of the assets held in the Trust Account were invested in short term U.S Treasury obligations, which are carried at amortized cost. During the three months ended September 30, 2021, the Company did not withdraw any interest income from the Trust Account to pay for its franchise and income taxes.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events.

Deferred offering costs

Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the IPO and that are charged to shareholders equity upon the completion of the IPO. Offering costs amounting to $1,548,743 (including $1,000,000 of underwriting fees) were charged to shareholders’ equity upon the completion of the IPO. In addition, underwriters received 57,500 Units (“Underwriter Units”), with such Units restricted from sale until the closing of the Business Combination and with no redemption rights from the Trust Account. Each Underwriter Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share and one-half of one redeemable warrant (“Underwriter Warrant”), each whole Underwriter Warrant entitling the holder thereof to purchase one share of common stock for $11.50 per share.

Warrant Liabilities

The Company accounts for the 5,750,000 Public Warrants, 257,500 Private Unit Warrants, 1,300,000 OTM Warrants and 28,750 Underwriter Warrants issued in connection with the IPO and the Private Placements in accordance with the guidance contained in ASC 815-40 “Contracts in Entity’s Own Equity”. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a non-cash liability. Accordingly, the Company classifies each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company utilizes a Monte-Carlo simulation model to value the warrants at each reporting period. The Company recorded $15,025,604 of warrant liabilities as of September 30, 2021.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of September 30, 2021 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

There was no provision for income taxes for the nine months ended September 30, 2021.

Net loss per share

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. In the periods when net losses are incurred, no impact of dilutive securities is included in the calculation of diluted weighted average number of common shares outstanding.

Reconciliation of Net Loss per Common Share

The weighted average shares outstanding are adjusted for the common shares subject to possible redemption. Basic and diluted loss per common share is calculated as follows:

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2021	2021
Net loss	$(8,960,156)	$(10,565,658)
Weighted average shares outstanding, basic and diluted	3,447,500	3,899,158
Basic and diluted net loss per common share	$(0.47)	$(0.41)

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, other than the warrant liabilities described above, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature. The Company reported warrants issued at the consummation of its IPO as financial instruments recorded as liabilities at their respective fair values.

Recently issued accounting standard

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

On April 12, 2021, the Company consummated its IPO of 11,500,000 Units, including 1,500,000 Units that were issued pursuant to the underwriters’ full exercise of their over-allotment option. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $115,000,000.

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the IPO, the Company consummated the Private Placements in which (i) the Sponsor purchased 515,000 Private Units at a price of $10.00 per Private Unit, generating total proceeds of $5,150,000, and (ii) the Sponsor and FGSP purchased an aggregate of 1,300,000 OTM Warrants at a price of $0.10 per warrant, each exercisable to purchase one share of Class A common stock at $15.00 per share, for an aggregate purchase price of $130,000.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

On January 11, 2021, the Company issued an aggregate of 5,750,000 shares of common stock (the “Founder Shares”) to the Sponsor and FGSP for an aggregate purchase price of $25,000 in cash. Sponsor was issued 4,675,000 and FGSP, an affiliate of certain of the Company’s directors, was issued 1,075,000 shares of common stock. On January 15, 2021, the Sponsor transferred an aggregate of 175,000 Founder Shares to members of the Company’s management and board of directors as well as senior advisors, resulting in the Sponsor holding 4,500,000 Founder Shares. On March 25, 2021, the Sponsor and FGSP forfeited to the Company for no consideration, 2,300,000 and 575,000 Founder Shares, respectively, resulting in a decrease in the aggregate number of Founder Shares outstanding from 5,750,000 Founder Shares to 2,875,000, and resulting in Sponsor and FGSP holding 2,200,000 and 500,000 Founder Shares, respectively.

The Initial Shareholders have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of (i) twelve months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining 50% of the Founder Shares, 12 months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Public Shares for cash, securities or other property.

Administrative Services Agreement

The Company entered into an administrative services agreement (the “Administrative Services Agreement”) with the Sponsor on April 8, 2021 whereby the Sponsor will perform certain services for the Company for a monthly fee of $10,000.

NOTE 7. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on April 8, 2021, the holders of the Founder Shares and the Private Placement Securities (and their underlying securities) are entitled to registration rights. The Company will bear the expenses incurred in connection with the filing of any registration statements pursuant to such registration rights.

The holders of the Founder Shares, the Private Units and OTM Warrants (and their underlying securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Offering. The Company will bear the expenses incurred in connection with the filing of any registration statements pursuant to such registration rights.

Underwriting Agreement

The Company granted underwriters of the IPO for a period beginning on the closing of the IPO and ending on the later of 24 months after the closing of the IPO and 12 months after the consummation of our Business Combination, a right of first refusal to act as (i) exclusive financial advisor in connection with all of the Company’s proposed business combinations for a fee of up to 3.5% of the proceeds of the IPO (subject to the Company’s right to allocate up to 50% of such fee to another financial institution), and (ii) sole investment banker, sole book-runner and/or sole placement agent, at underwriters’ sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such period for the Company or any successor to it or any of its subsidiaries, on terms agreed to by both the Company and underwriters in good faith.

NOTE 8. STOCKHOLDERS’ EQUITY

Preferred Stock – The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock – The Company is authorized to issue 380,000,000 shares of Class A common stock, par value $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. As of September 30, 2021, there were 572,500 shares of Class A common stock issued and outstanding, excluding 11,500,000 shares subject to possible redemption.

Class B Common Stock – The Company is authorized to issue 20,000,000 shares of Class B common stock, par value $0.0001 per share. On January 11, 2021, the Company issued an aggregate of 5,750,000 shares of Class B common stock as Founder Shares to the Sponsor and FGSP for an aggregate purchase price of $25,000 in cash. Sponsor was issued 4,675,000 and FGSP, an affiliate of certain of the Company’s directors, was issued 1,075,000 Founder Shares. On January 15, 2021, the Sponsor transferred an aggregate of 175,000 Founder Shares to members of the Company’s management and board of directors as well as senior advisors, resulting in the Sponsor holding 4,500,000 Founder Shares. On March 25, 2021, the Sponsor and FGSP forfeited to the Company for no consideration, 2,300,000 and 575,000 Founder Shares, respectively, resulting in a decrease in the aggregate number of Founder Shares outstanding from 5,750,000 Founder Shares to 2,875,000, and resulting in Sponsor and FGSP holding 2,200,000 and 500,000 Founder Shares, respectively.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Business Combination, or earlier at the option of the holders, on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as described herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the IPO and related to the closing of the Business Combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the then-outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) such that: i) the numerator shall be equal to the sum of (A) 25% of all shares of Class A common stock issued or issuable (upon the conversion or exercise of any equity-linked securities or otherwise) by the Company, related to or in connection with the consummation of the Business Combination (excluding any securities issued or issuable to any seller in the Business Combination) plus (B) the number of shares of Class B common stock issued and outstanding prior to the closing of the Business Combination; and ii) the denominator shall be the number of shares of Class B common stock issued and outstanding prior to the closing of the Business Combination.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. Each whole Public Warrant will entitle the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, and will become exercisable on the later of 30 days after the completion of the Business Combination and 12 months from the closing of the IPO. The Public Warrants will expire on the fifth anniversary of the completion of the Business Combination, or earlier upon redemption or liquidation. The Company may redeem the Public Warrants i) at a redemption price of $0.01 per warrant, ii) at any time after the Public Warrants become exercisable, iii) upon a minimum of 30 days’ prior written notice of redemption, iv) if, and only if, the last sales price of Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period commencing after the date the Public Warrants become exercisable and ending three business days before Company sends the notice of redemption, and v) if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such Public Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The OTM Warrants entitle the holder to purchase one common share at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of Business Combination, will be non-redeemable, and may be exercised on a cashless basis so long as they continue to be held by the Initial Shareholders or their permitted transferees. Additionally, the OTM Warrants and the shares issuable upon the exercise of the OTM Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions.

The Private Unit Warrants have terms similar to the Public Warrants underlying the Units sold in the IPO, except that the Private Unit Warrants will be non-redeemable and may be exercised on a cashless basis so long as they continue to be held by the Initial Shareholders or their permitted transferees. Additionally, Private Unit Warrants and the shares issuable upon the exercise of the Private Unit Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions.

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described above, the warrants will not be adjusted for issuances of common stock at a price below its exercise price. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 9. FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities.

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The fair value of Public Warrants is determined using the level 1 input. The estimated fair value of the Private Unit Warrants, OTM Warrants and Underwriter Warrants are determined using level 3 inputs in a Monte-Carlo simulation model. Inherent in a Monte-Carlo simulation model are assumptions related to expected stock-price volatility (pre-merger and post-merger), expected term, dividend yield and risk-free interest rate. The Company estimates the volatility of its common stock based on factors including but not limited to the historical performance of the Russell 2000 and managements understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at September 30, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	Fair Value
Liabilities:
Public Warrants	1	$11,615,000
Private Unit Warrants	3	$460,221
OTM Warrants	3	$2,898,999
Underwriter Warrants	3	$51,384
Total warrant liabilities		$15,025,604

Following are the significant inputs in the valuation model as of September 30, 2021:

	Private Unit		Underwriter
Inputs	Warrant	OTM Warrant	Warrant
Exercise price	$11.50	$15.00	$11.50
Common stock price	$10.09	$10.09	$10.09
Volatility	5% pre-merger / 30% post-merger	5% pre-merger / 30% post-merger	5% pre-merger / 30% post-merger
Probability of completing a Business Combination	90%	90%	90%
Expected term of the warrants	5.53	10.54	5.53
Risk-free rate	0.05% pre-merger / 0.98% post-merger	0.05% pre-merger / 1.52% post-merger	0.05% pre-merger / 0.98% post-merger
Dividend yield	0	0	0
Discount for lack of marketability	15%	15%	15%

The change in fair value of the warrant liabilities is summarized as follows:

Warrant liabilities as of December 31, 2020	$—
Warrant liability recorded at fair value at issuance of warrants at close of IPO, private placement, and Underwriters’ over-allotment option as of April 12, 2021	5,917,625
Change in fair value of warrant liabilities	9,107,979
Total warrant liabilities as of September 30,2021(1)	$15,025,604

(1)Due to the use of quoted prices in an active market for Public Warrants as of June 30, 2021, the Company had transfers out of Level 3 to Level 1 amounting to $5,616,025 as of June 30, 2021. The Company deems the transfer between levels to have occurred at the end of the period.

NOTE 10. BUSINESS COMBINATION AGREEMENT

On August 17, 2021, Aldel entered into a Business Combination agreement (the “Business Combination Agreement”) by and among Aldel Financial Inc., Aldel Merger Sub LLC, a Delaware limited liability company and a wholly-owned Subsidiary of the Company (“Merger Sub”) and The Hagerty Group, LLC, a Delaware limited liability company (“Hagerty”). Pursuant to the Business Combination Agreement (a) Merger Sub will be merged with and into Hagerty (the “Merger”), whereupon the separate limited liability company existence of Merger Sub shall cease and Hagerty shall be the surviving company (Hagerty following the Merger is sometimes hereinafter referred to as the “OpCo”) and continue its existence under the Delaware Limited Liability Company Act (the “LLC Act”); (b) the existing limited liability company agreement of Hagerty will be amended and restated, to, among other things, make Aldel a member of the OpCo; and (c) Company will change its name to Hagerty, Inc. (“New Hagerty”). As a result of the Business Combination, New Hagerty will be the publicly traded reporting company in an “Up-C” structure.

Under the Business Combination Agreement, Aldel has agreed to acquire all of the limited liability equity interests (the “Company Equity Interests”) of Hagerty for $3.0 billion in aggregate consideration (less the Company Transaction Expenses Differential (as defined in the Business Combination Agreement) or plus the Buyer Excess (as defined in the Business Combination Agreement), as applicable) (the “Equity Value”), comprising the Mixed Consideration and the Equity Consideration (as defined below) (together, the “Merger Consideration”). “Mixed Consideration” means (a) the Secondary Consideration (as defined below) plus (b) a number of units of equity interests in OpCo (“Units”) and shares of Class V voting non-economic common stock (“Class V Common Stock”) in New Hagerty, in each case equal to (i) the quotient obtained by dividing (a) the Equity Value by (b) $10.00 (the “Exchange Ratio”) multiplied by (ii) (A) the number of Company Equity Interests owned by Hagerty Holding Corp. (“HHC”) as of the closing divided by (B) the total number of issued and outstanding Company Equity Interests as of the closing minus (iii) the quotient of the Secondary Cash Consideration divided by $10.00. “Secondary Consideration” means $450,000,000 plus the amount by which the sum of the amount in the Trust Account (after giving effect to redemptions by existing stockholders of the Buyer), plus the aggregate amount of the PIPE Financing (as defined below) exceeds $750,000,000; provided that such additional sum shall not exceed $50,000,000. “Equity Consideration” means a number of Units and shares of Class V Common Stock, in each case equal to (a) the Exchange Ratio multiplied by (b) (i) the number of Company Equity Interests owned by Markel Corporation (“Markel”) as of the closing divided by (ii) the total number of issued and outstanding Company Equity Interests as of the closing.

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any further action on the part of Aldel, Merger Sub or Hagerty, each Company Equity Interest issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into the right to receive: (i) in the case of Markel, the Equity Consideration; and (ii) in the case of HHC, the Mixed Consideration. As of the Effective Time, all Company Equity Interests shall thereafter cease to have any rights with respect thereto, except the right to receive the foregoing consideration. The units of equity interests of Merger Sub (the “Newco Units”) that are issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of Aldel, be converted into an aggregate number of Units equal to the number of Aldel’s Class A common stock and Founder Shares issued and outstanding immediately prior to the Effective Time. Each Founder Share that is issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of Aldel’s Class A common stock. No certificates or scrip representing fractional shares of Aldel’s common stock will be issued pursuant to the Merger.

Aldel, Merger Sub and Hagerty have made customary representations, warranties and covenants in the Business Combination Agreement, including, among other things, covenants with respect to the conduct of Aldel and Hagerty prior to the closing of the Business Combination. The parties have also agreed to customary “no shop” obligations. The representations and warranties of Aldel, Merger Sub and Hagerty will not survive the closing of the Merger.

The closing of the Business Combination is subject to certain customary conditions of the respective parties, including, among other things, that: (i) the applicable Aldel stockholder and Hagerty member approvals shall have been obtained; (ii) there shall have been no Company Material Adverse Effect or Buyer Material Adverse Effect (each as defined in the Business Combination Agreement) since the date of the Business Combination Agreement; (iii) the waiting period (or any extension thereof) applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or terminated; (iv) the Aggregate Cash Proceeds (as defined in the Business Combination Agreement) after deducting certain transaction expenses and the repayment of any unpaid or contingent liabilities of Aldel, including fees associated with Aldel’s initial public offering and operations prior to the date of the Business Combination Agreement, shall not be less than $450 million; (v) Aldel’s initial listing application in connection with the Transactions (as defined in the Business Combination Agreement) shall have been approved by the NYSE so that immediately following the Merger, New Hagerty satisfies any applicable initial and continuing listing requirements of NYSE; and (vi) each of the parties to the Additional Agreements shall have delivered, or caused to be delivered, duly executed copies of the Additional Agreements. “Additional Agreements” means the Sponsor Letter Agreement, the Tax Receivable Agreement, the Amended and Restated Registration Rights Agreement, the LLC Agreement, the Exchange Agreement, the Lock-up Agreement, and the Sponsor Warrant Lock-up Agreement.

In connection with the proposed Business Combination, Aldel entered into subscription agreements (the “Subscription Agreements”) with certain “qualified institutional buyers” or “accredited investors” as defined in the applicable SEC regulations (the “PIPE Financing investors”), pursuant to which the PIPE Financing investors have agreed to subscribe for and purchase, and Aldel has agreed to issue and sell to the PIPE Financing investors, an aggregate of 70,385,000 shares of Aldel Class A common stock (the “PIPE Shares”) and an aggregate of 12,669,300 warrants to purchase shares of Aldel Class A common stock (the “PIPE Warrants” and, together with the PIPE Shares, the “PIPE Securities”), for aggregate gross proceeds of $703,850,000 (the “PIPE Financing”). The PIPE Securities to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The purpose of the PIPE Financing is to raise additional capital for use in connection with the Business Combination and to meet the minimum cash requirement provided in the Business Combination Agreement.

The closing of the sale of the PIPE Securities (the “PIPE Closing”) will be contingent upon the substantially concurrent consummation of the Business Combination and will occur on the date of, and immediately prior to, the consummation of the Business Combination. The PIPE Closing will be subject to customary conditions.

In connection with the Business Combination Agreement, Aldel Investors LLC, Aldel LLC, and the directors and executive officers holding securities of Aldel (each a “Stockholder”) each entered into a support agreement (the “Sponsor Letter Agreement”) with Aldel and Hagerty, pursuant to which each Stockholder agrees to vote the shares of Aldel common stock beneficially owned by them (a) in favor of the approval and adoption of the Business Combination Agreement and the transactions contemplated thereby, (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Business Combination Agreement, (c) against the approval of any transaction that would impede or prevent the consummation of the Business Combination, and (d) against any amendment of the certificate of incorporation or bylaws of Aldel or any change in Buyer’s capitalization, corporate structure or business other than as contemplated by the Business Combination Agreement. Each Stockholder further agrees that it will (i) not exercise its right to redeem all or a portion of such Stockholder’s shares of Aldel common stock beneficially owned by them (in connection with the Business Combination or otherwise) and (ii) waive any adjustment to the conversion ratio set forth in Aldel’s organizational documents.

NOTE 11. SUBSEQUENT EVENTS

None.

The Hagerty Group, LLC and Subsidiaries

Consolidated Financial Statements as of December 31, 2020 and 2019

and for the Years Ended December 31, 2020, 2019 and 2018, and

Report of Independent Registered Public Accounting Firm

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and the Board of Directors of The Hagerty Group, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of The Hagerty Group, LLC and subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of income and comprehensive income, changes in members’ equity, and cash flows, for each of the three years in the period ended December 31, 2020, and the related notes and the schedule listed in the Index at F-64 to F-67 (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Detroit, Michigan

August 27, 2021

We have served as the Company’s auditor since 2019.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2020 AND 2019

	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$38,107,922	$21,808,279
Restricted cash and cash equivalents	260,970,361	199,252,570
Accounts receivable	33,883,360	20,247,733
Premiums receivable	52,628,294	42,256,033
Commission receivable	54,540,886	46,320,193
Prepaid expenses and other assets	14,655,788	11,441,973
Deferred acquisition costs – net	58,571,981	46,808,359
Total current assets	513,358,592	388,135,140
PROPERTY AND EQUIPMENT – Net	25,822,140	16,226,168
LONG-TERM ASSETS:
Prepaid expenses and other assets	20,166,955	17,811,311
Intangible assets – net	46,616,982	17,303,595
Goodwill	4,745,357	3,801,357
Total long-term assets	71,529,294	38,916,263
TOTAL ASSETS	$610,710,026	$443,277,571
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$11,544,583	$6,950,392
Losses payable	21,980,282	16,737,392
Provision for unpaid losses and loss adjustment expenses	54,987,840	32,583,608
Unearned premiums	124,708,255	99,107,431
Commissions payable	43,798,065	36,228,217
Due to insurers	49,162,017	39,698,867
Advanced premiums	13,744,868	12,227,174
Accrued expenses	36,271,436	27,676,444
Deferred tax liability	7,498,982	5,923,741
Contract liabilities	19,541,253	16,961,712
Other current liabilities	1,514,871	1,240,664
Total current liabilities	384,752,452	295,335,642
LONG-TERM LIABILITIES:
Accrued expenses	14,854,518	6,480,187
Contract liabilities	19,666,667	—
Long-term debt	69,000,000	26,100,000
Other long-term liabilities	5,115,648	4,901,025
Total long-term liabilities	108,636,833	37,481,212
Total liabilities	493,389,285	332,816,854

Commitments and contingencies (Note 19)
EQUITY:
Members’ equity (Shares authorized 100,000; issued and outstanding 100,000)	119,151,495	112,985,419
Accumulated other comprehensive loss	(1,953,795)	(2,524,702)
Total members’ equity	117,197,700	110,460,717
Non-controlling interest	123,041	—
Total equity	117,320,741	110,460,717
TOTAL LIABILITIES AND EQUITY	$610,710,026	$443,277,571

The accompanying notes are an integral part of these consolidated financial statements.

See note 17 for related-party transaction disclosure.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

	2020	2019	2018
REVENUES:
Commission and fee revenue	$236,443,028	$201,779,208	$174,293,286
Earned premium	220,502,411	157,394,257	97,020,495
Membership and other revenue	42,602,762	38,100,125	30,385,684
Total revenues	499,548,201	397,273,590	301,699,465
OPERATING EXPENSES:
Salaries and benefits	137,507,952	114,289,965	97,108,523
Ceding commission	105,973,957	75,567,253	46,552,521
Losses and loss adjustment expenses	91,025,223	64,400,202	40,858,541
Sales expense	86,207,238	84,188,663	70,015,159
General and administrative services	51,188,091	39,028,964	30,797,462
Depreciation and amortization	11,799,691	8,950,435	7,754,938
Total operating expenses	483,702,152	386,425,482	293,087,144
OPERATING INCOME	15,846,049	10,848,108	8,612,321
OTHER (EXPENSE) INCOME	(986,481)	607,953	(16,713)
INCOME BEFORE INCOME TAX EXPENSE	14,859,568	11,456,061	8,595,608
INCOME TAX EXPENSE	4,820,451	7,250,191	121,810
NET INCOME	10,039,117	4,205,870	8,473,798
Add loss attributable to non-controlling interest	126,959	—	—
NET INCOME TO THE HAGERTY GROUP, LLC	$10,166,076	$4,205,870	$8,473,798
NET INCOME	10,039,117	4,205,870	8,473,798
Other comprehensive income (loss)
Foreign currency translation adjustments – net of tax	994,135	361,997	(444,676)
Derivative instruments	(423,228)	—	—
Total other comprehensive income (loss)	570,907	361,997	(444,676)
Comprehensive income	10,610,024	4,567,867	8,029,122
Comprehensive loss attributable to non-controlling interest	126,959	—	—
Comprehensive income attributable to
The Hagerty Group, LLC	$10,736,983	$4,567,867	$8,029,122
Earnings per unit	$101.66	$55.59	$—
Weighted average units	100,000	75,665	—

The accompanying notes are an integral part of these consolidated financial statements.

See note 17 for related-party transaction disclosure.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

			Accumulated
			Other	Total
	Issued	Members’	Comprehensive	Members’	Non-Controlling	Total
	Units	Equity	(Loss) Income	Equity	Interest	Equity
BALANCE – January 1, 2018	—	$60,324,890	$(2,442,023)	$57,882,867	$—	$57,882,867
Net income		8,473,798		8,473,798		8,473,798
Other comprehensive loss			(444,676)	(444,676)		(444,676)
Contributions		2,385,000		2,385,000		2,385,000
BALANCE – December 31, 2018	—	$71,183,688	$(2,886,699)	$68,296,989	$—	$68,296,989
Net income		4,205,870		4,205,870		4,205,870
Other comprehensive income			361,997	361,997		361,997
Settlement of intercompany balance with Hagerty Holding Corp.		(51,495,567)		(51,495,567)		(51,495,567)
Issued units to existing Member	88,235
Newly issued units less transaction costs	11,765	89,091,428		89,091,428		89,091,428
BALANCE – December 31, 2019	100,000	$112,985,419	$(2,524,702)	$110,460,717	$—	$110,460,717
Net income (loss)		10,166,076		10,166,076	(126,959)	10,039,117
Other comprehensive income			570,907	570,907		570,907
Distributions		(4,000,000)		(4,000,000)		(4,000,000)
Non-controlling interest issued capital					250,000	250,000
BALANCE – December 31, 2020	100,000	$119,151,495	$(1,953,795)	$117,197,700	$123,041	$117,320,741

The accompanying notes are an integral part of these consolidated financial statements.

See note 17 for related-party transaction disclosure.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

	2020	2019	2018
OPERATING ACTIVITIES:
Net income	$10,039,117	$4,205,870	$8,473,798
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization expense	11,799,691	8,950,435	7,754,938
Provision for deferred taxes	1,478,135	5,923,741	—
Loss (gain) on disposals of equipment, software and other assets	2,647,840	(138,021)	12,048
Other	758,170	619,415	113,062
Changes in assets and liabilities:
Accounts receivable	(14,499,673)	(9,890,838)	(5,123,460)
Premiums receivable	(10,372,261)	(17,350,115)	(9,150,154)
Due from member	—	—	8,083,609
Commission receivable	(8,163,640)	(4,465,110)	(5,584,168)
Prepaid expenses and other assets	(8,548,723)	(8,016,892)	(9,535,162)
Deferred acquisition costs	(11,763,622)	(18,947,474)	(9,359,356)
Accounts payable	4,596,632	479,020	(299,773)
Losses payable	5,242,890	4,959,902	5,312,845
Provision for unpaid losses and loss adjustment expenses	22,404,232	13,862,603	11,476,773
Unearned premiums	25,600,824	41,086,326	20,090,473
Commissions payable	7,569,848	14,581,234	7,611,735
Due to insurers	9,365,860	5,131,025	4,563,720
Advanced premiums	1,500,430	1,867,169	2,304,785
Accrued expenses	13,429,473	3,672,826	6,586,442
Contract liabilities	22,214,389	3,162,805	2,273,559
Other current liabilities	(725,793)	397,500	540,000
Net cash from operating activities	84,573,819	50,091,421	46,145,714
INVESTING ACTIVITIES:
Purchases of property and equipment and software	(38,257,682)	(9,404,491)	(7,890,086)
Business combinations and asset acquisitions – net of cash acquired	(8,875,482)	(11,245,481)	—
Purchase of other assets	(359,203)	(416,166)	(511,088)
Proceeds from sale of intangible assets	95,000	—	—
Proceeds from sale of property and equipment	8,435	9,960	8,000
Net cash used in investing activities	(47,388,932)	(21,056,178)	(8,393,174)

FINANCING ACTIVITIES:
Payments on long-term debt	(29,100,000)	(74,650,000)	—
Proceeds from long-term debt	73,000,000	25,800,000	10,000,000
Repayments of notes receivable related parties	—	(150,000)	(150,000)
Contribution from minority interest	250,000	—	—
Contributions from members	—	—	2,385,000
Distributions to members	(4,000,000)	—	—
Debt issuance costs	(202,375)	—	—
Newly issued units less transaction costs	—	89,091,428	—
Net cash from financing activities	39,947,625	40,091,428	12,235,000
EFFECT OF FOREIGN CURRENCY EXCHANGE RATES ON CASH	884,922	224,879	(515,805)
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	78,017,434	69,351,550	49,471,735
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS – Beginning of year	221,060,849	151,709,299	102,237,564
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS – End of year	$299,078,283	$221,060,849	$151,709,299
NON-CASH INVESTING ACTIVITIES:
Purchase of property and equipment	$6,860,838	$304,233	$62,696
Business combination and asset acquisition	$9,523,666	$3,925,000	$—
CASH PAID FOR:
Interest	$1,507,932	$2,804,490	$606,204
Income tax	$3,873,893	$265,728	$82,392

The following table provides a reconciliation of cash and restricted cash from the Consolidated Balance Sheets to the Consolidated Statements of Cash Flows.

	2020	2019	2018
Cash and cash equivalents	$38,107,922	$21,808,279	$19,638,609
Restricted cash and cash equivalents	260,970,361	199,252,570	132,070,690
Total cash and cash equivalents and restricted cash and cash equivalents on the Consolidated Statements of Cash Flows	$299,078,283	$221,060,849	$151,709,299

The accompanying notes are an integral part of these consolidated financial statements.

See note 17 for related-party transaction disclosure.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations — The accompanying consolidated financial statements of The Hagerty Group, LLC and its subsidiaries (the “Company”), have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The Hagerty Group, LLC (“THG”) is majority owned by Hagerty Holding Corp. (“HHC”), with Markel Corporation (“Markel”) holding a minority interest. HHC and Markel collectively are the Members of THG (“Members”). Prior to June 2019, the Company was wholly owned by HHC. The Company operates several entities which collectively support the revenue streams listed below:

●	The Company earns commission revenues for the distribution and servicing of classic automobile and boat insurance policies written through personal and commercial lines agency agreements with multiple insurance carriers in the United States, Canada and the United Kingdom.
●	Reinsurance premiums are earned in Hagerty Reinsurance Limited (“Hagerty Re”) which is registered as a Class 3A reinsurer under the Bermuda Insurance Act 1978. Hagerty Re solely reinsures the classic auto and marine risks written through its affiliated managing general agent entities (“MGAs”) in the United States and Canada. The business produced by the U.S. MGAs is written by Essentia Insurance Company (“Essentia”) and reinsured with its affiliate Evanston Insurance Company (“Evanston”). Essentia and Evanston are wholly owned subsidiaries of Markel. In 2020, Hagerty Re entered into a reinsurance agreement with Aviva Canada, Inc. (“Aviva”) to reinsure classic auto and marine risks produced by its Canadian affiliate MGA.
●	The Company earns subscription revenue through membership offerings and other automotive services sold to policyholders and classic vehicle enthusiasts. Membership offerings include but are not limited to private label roadside assistance, digital and linear video content, our award-winning magazine, valuation services, and exclusive events and automotive third-party discounts. The Company owns and operates collector vehicle events, earning revenue through ticket sales and sponsorships, as well as event registration service fees on behalf of automotive and motorsport organizations to manage credentials, sell merchandise and execute events. The Company also operates a peer-to-peer classic vehicle rental business for auto enthusiasts. In 2020, the Company started a majority- owned world-class vehicle storage and exclusive social club facility called Member Hubs Holding, LLC (MHH), a business for classic, collector and exotic cars owners.

Principles of Consolidation — The accompanying consolidated financial statements include the accounts of THG and its majority-owned and controlled subsidiaries. All intercompany account balances and transactions have been eliminated in the consolidated financial statements. The Company consolidates MHH, an 80% owned subsidiary, under the voting interest method guidance in Accounting Standards Codification (“ASC”) 810, Consolidations (“Topic 810”). The Noncontrolling Interest is presented separately on the Balance Sheets, Statements of Income and Comprehensive Income and the Statements of Changes in Members’ Equity.

Business Update Related To COVID-19 — In March 2020, the World Health Organization declared the Coronavirus (“COVID-19”) a pandemic. The pandemic has impacted every geography in which the Company operates. Governments implemented various restrictions around the world, including closure of non- essential businesses, travel, shelter-in-place requirements for citizens and other restrictions.

The Company has taken several precautionary steps to safeguard its businesses and team members from COVID-19, including implementing travel restrictions, arranging work from home capabilities and flexible work policies. The safety and well-being of our team members continues to be the top priority. As restrictions were put in place, employees were able to transition to a work from home environment quickly and effectively due to prior technology investments and the Company’s focus on core values. Due to the restrictions and uncertainty caused by the pandemic, revenue growth was slightly lower than expected primarily caused by lower levels of new business. Offsetting the revenue shortfall, expenses related to promotional events and travel were lower than anticipated. By the end of 2020, new business growth returned to planned pace, events were being planned and new initiatives were on track. Management will continue to follow and monitor guidelines in each jurisdiction and is working on a phased transition of employees back to the office.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

Use of Estimates — The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Although the estimates are considered reasonable, actual results could differ from those estimates.

The most significant estimate that is susceptible to notable change in the near-term relates to the provision for unpaid losses and loss adjustment expenses (including those losses incurred but not reported (IBNR)). Although some variability is inherent in this estimate, the Company believes that the current estimate is reasonable in all material respects. This estimate is reviewed regularly and adjusted as necessary. Adjustments related to changes in estimates are reflected in the Company’s results of operations in the period in which those estimates changed.

Segment Information — The Company has one operating segment and one reportable segment. The Company’s Chief Operating Decision Maker (“CODM”) is the Chief Executive Officer (“CEO”), who makes resource allocation decisions and assesses performance based on financial information presented on a consolidated basis. The Company’s management approach is to utilize an internally developed strategic decision making framework (the Hagerty Flywheel) with the membership patrons at the center of all decisions, which requires the CODM to have a consolidated view of the operations so that decisions can be made in the best interest of Hagerty and its membership patrons.

Foreign Currency Translation — The Company translates its foreign operations’ assets and liabilities denominated in foreign currencies into US dollars at current rates of exchange as of the balance sheet date, and income and expense items at the average exchange rate for the reporting period. Translation adjustments resulting from exchange rate fluctuations are recorded in the foreign currency translation account, a component of accumulated other comprehensive income.

Cash and Cash Equivalents and Restricted Cash and Cash Equivalents — Cash includes amounts held in banks in operating accounts and money market funds. The Company considers money market funds with maturities within 90 days of the purchase date to be equivalent to cash. At December 31, 2020 and 2019, the Company’s cash accounts exceeded federally insured limits.

The Company maintains cash collected for premiums from insured parties that have not yet been remitted to insurance companies. These funds are required to be held in trust and segregated from operating cash. These funds and a corresponding liability are included in cash and due to insurers, respectively, in the accompanying consolidated balance sheets.

The Company has established a trust account for the benefit of the ceding insurer as security for Hagerty Re’s obligations for losses, loss expenses, unearned premium and profit-sharing commissions. The use of this fund is restricted to the payment of these expenses.

Accounts Receivable — Accounts receivable are recorded, and revenue is recognized, at the latter of billed or policy effective date, net of cancellations.

Reinsurance Premiums Ceded — Reinsurance premiums ceded are expensed pro-rata over the term of the reinsurance treaties. The portion of the reinsurance premium related to the unexpired portions of the treaties at the end of the fiscal year is reflected in deferred reinsurance premiums.

Acquisition Costs — Acquisition costs are comprised of ceding commission and premium taxes that relate directly to the successful acquisition of new or renewal policy premiums by Hagerty Re. Acquisition costs are deferred and recognized in income over the period of the exposure in the underlying treaties.

The Company evaluates the recoverability of deferred acquisition costs by determining if the sum of future-earned premiums is greater than the expected future claims and expenses. Anticipated investment income is also a factor in this determination. If a loss is probable on the unexpired portion of policies in force, a premium deficiency loss is recognized. At December 31, 2020 and 2019, the deferred acquisition costs were considered fully recoverable and no premium deficiency loss was recorded.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

Property and Equipment — Property and equipment are recorded at cost and depreciated over the estimated useful life of each asset. Leasehold improvements are amortized over the shorter of either the lease term or the estimated useful lives of the improvements. Useful lives for financial reporting range from three to seven years for software, computers, automobiles and office furniture. Building and building improvements have useful lives of 39 years.

Annual depreciation is calculated based on the straight-line method. Maintenance, repair costs and minor renovations are charged to earnings, while expenditures that increase the asset lives are capitalized. Property and equipment depreciation and amortization expense were $4,693,926, $4,399,438 and $4,768,406 in 2020, 2019 and 2018, respectively.

The Company reviews all property and equipment that have finite lives for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If it is determined the carrying amount of the asset is not recoverable, an impairment charge is recorded. Upon sale or retirement, the cost and related accumulated depreciation of assets disposed of are removed from the accounts, and any resulting gain or loss is reflected in earnings.

Prepaid Expenses and Other Assets — Prepaid expenses and other assets consist primarily of prepaid Software as a Service (“SaaS”) implementation costs and prepaid sales and general and administrative services expenses. Prepaid expenses are recorded at cost and amortized over the service term.

SaaS implementation costs are recorded as incurred in prepaid expenses. The Company expenses the costs incurred during the preliminary project stage and, upon management approval, capitalizes the direct implementation costs once implementation begins. The Company monitors implementation on an ongoing basis and capitalizes the costs of any major improvements or new functionality. Once the software is fully implemented, the ongoing maintenance costs are expensed.

At December 31, 2020 and 2019, there are approximately $13,300,000 and $11,740,000 of such costs in- service and capitalized as part of prepaid expenses and other assets. At December 31, 2020, there were $4,390,000 of such costs in progress that will be placed into service in 2021. At December 31, 2019, there were $3,470,000 of such costs in progress.

The Company amortizes SaaS implementation costs to general and administrative services expense over the contract term including extensions where it is likely the contract will be renewed. Of the $13,300,000 in software capitalized, approximately $2,320,000 has been amortized. Approximately $2,400,000 and $12,970,000 SaaS implementation costs, net of amortization, are recorded in short-term and long-term prepaid expenses and other assets, respectively at December 31, 2020. Approximately $1,110,000 and $9,620,000 SaaS implementation costs, net of amortization, are recorded in short-term and long-term prepaid expenses and other assets, respectively at December 31, 2019.

The remaining capitalized asset for 2020 will be amortized as follows:

2021	$1,550,000
2022	1,450,000
2023	1,040,000
2024	950,000
2025	920,000
Thereafter	5,070,000

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

Intangible Assets — Intangible assets are initially valued at fair value using generally accepted valuation methods appropriate for the type of intangible assets and primarily consist of insurance policy renewal rights, internally developed software, trade names, non-compete agreements and customer relationships and are amortized using a straight-line methodology over their estimated useful lives. Insurance policy renewal rights, internally developed software, trade names, non-complete agreements and customer relationships are amortized over 3 to 25 years. For internally developed software, the Company expenses the costs incurred during the preliminary project stage and capitalizes the direct development costs (including the associated payroll and related costs for employees working on development and outside contractor costs) once management approval is obtained. Intangible assets are reviewed for impairment upon a triggering event or when changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If it is determined the carrying amount of the asset is not recoverable, an impairment charge is recorded.

Goodwill — Goodwill represents the excess of the cost of an acquisition over the fair value of net assets acquired, including identifiable intangible assets. Goodwill is tested for impairment at the reporting unit level annually as of October 1, and whenever indicators of impairment exist. The Company considers numerous factors, which includes macroeconomic conditions and their potential impact on reporting unit fair values, industry and market conditions, overall financial performance, changes in management, and other cost factors. The Company completed its qualitative test and determined that during any period presented, goodwill was not impaired.

Losses Payable — Losses payable represents the amount of losses paid and billed by the fronting insurer that have not been paid by Hagerty Re as of the balance sheet date.

Provision for Unpaid Losses and Loss Adjustment Expenses — Losses and loss adjustment expenses are recognized as incurred and are based on the estimated ultimate cost of settlement. Outstanding losses include amounts determined from reports and individual cases. Significant delays can occur in the notification of certain claims and a substantial measure of experience and judgement is involved in assessing outstanding liabilities, the ultimate cost of which may not be known with certainty at the balance sheet date. Such liabilities are necessarily based on estimates and while management believes that the amounts are fairly stated, the ultimate liability may be in excess of, or less than the amounts provided.

The provision for unpaid losses and loss adjustment expenses includes losses reported at the balance sheet date and an amount, based on past experience, for losses IBNR. The Company provides IBNR based on an analysis of the loss experience of the risks insured and the recommendations of appropriately qualified actuaries. The reinsurance recoverable amounts shown are determined by applying contract language specific to the Company’s third-party reinsurance program to losses and loss expenses arising from claims occurring as a result of a qualifying event. Adjustments to estimates will be included in the financial statements of subsequent periods when such adjustments become known.

Fair Value of Financial Instruments — The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying financial statements, primarily due to their short-term nature and variable interest rates.

Due to Insurers — Due to insurers represents the net amount of premium due to carriers based on the respective contract with each carrier. The net amount due is equal to the gross written premium less the Company’s commission for policies that have reached their effective date.

Advanced Premiums — Advanced premiums represent the gross written premium received from customers prior to the effective date of the policy. At the effective date of the policy, advanced premiums are reclassified to due to insurers and commission income is recognized.

Accrued Expenses — Accrued expenses consist primarily of amounts owed for wages, payroll taxes, incentive compensation, benefits, professional services and future installments for purchase consideration resulting from asset acquisitions and business combinations.

Derivative Instruments — The Company enters into certain derivative financial instruments, when available on a cost-effective basis, to mitigate its risk associated with changes in interest rates. The Company accounts for derivatives in accordance with ASC Topic 815, “Derivatives and Hedging” (“Topic 815”), which establishes accounting and reporting standards requiring that all

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

derivative instruments (including certain derivative instruments embedded in other contracts) and whether designated in hedging relationships or not, be recorded on the consolidated balance sheet as either an asset or liability measured at fair value. If the derivative is designated as a cash flow hedge, the effective portions of changes in the fair value of the derivative are recorded in other comprehensive income and are recognized in the income statements when the hedged item affects earnings. If a derivative is not designated as an accounting hedge, the change in fair value is recognized in income in the period in which the hedged item and hedging instrument affect earnings. All derivative instruments are managed on a consolidated basis to efficiently minimize exposures.

Gains and losses related to the derivative instruments are expected to be largely offset by gains and losses on the original underlying asset or liability. The Company does not use derivative financial instruments for speculative purposes.

The Company is exposed to credit loss in the event of nonperformance by the counterparties on derivative contracts. It is the Company’s policy to manage its credit risk on these transactions by dealing only with financial institutions having a long-term credit rating of “A” or better and by distributing the contracts among several financial institutions to diversify credit concentration risk.

Revenue Recognition — The Company enters many agency contracts with carriers simultaneously that authorize the Company to develop product, sell and issue insurance policies and settle claims. Prior to 2019, the Company accounted for revenue currently accounted for under ASC Topic 606, “Revenue from Contracts with Customers” (“Topic 606”) under ASC Topic 605, “Revenue Recognition” (“Topic 605”). For purposes of Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), discussed in Note 2, many of the contracts entered into with carriers are considered a single contract. ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, deferred the effective date of ASU 2014-09 to January 1, 2019. The Company adopted the new revenue recognition standard on a modified retrospective approach on January 1, 2019, which did not have a material impact on the consolidated financial statements but did result in additional disclosure.

Under the new standard, certain costs to obtain or fulfill a contract that were previously expensed as incurred have been capitalized. The Company capitalizes the incremental costs to obtain contracts primarily related to commission payments on new policy sales. These deferred costs are amortized over the expected life of the insurance client and are included in prepaid expenses and other assets in the Company’s consolidated balance sheet as of December 31, 2020 and 2019.

Hagerty Re revenue is accounted for under ASC 944 “Financial Services — Insurance” (“Topic 944”).

Advertising — Advertising and sales promotion costs are expensed the first time the advertising or sales promotion takes place. Advertising costs are reflected as a component of sales expenses in the accompanying consolidated statements of income and other comprehensive income and totaled $18,224,768, $18,827,161 and $13,091,197 for the years ended December 31, 2020, 2019 and 2018, respectively.

Income Taxes — Hagerty Re and various foreign subsidiaries are treated as taxable entities and income taxes are provided where applicable (see Note 16). Otherwise, no provision for income taxes has been made by the Company since it has elected to be treated as a partnership for income tax reporting purposes.

Where applicable, income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax-credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

Deferred tax assets are recognized to the extent that there is sufficient positive evidence as allowed under the ASC Topic 740, “Income Taxes” (“Topic 740”), to support the recoverability of those deferred tax assets. The Company establishes a valuation allowance to the extent that there is insufficient evidence to support the recoverability of the deferred tax asset under Topic 740. In making such a determination, management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If it is determined that the deferred tax assets would be realizable in the future in excess of their net recorded amount, an adjustment would be made to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

As of December 31, 2020 and 2019, the Company did not have any unrecognized tax benefits and had no accrued interest or penalties related to uncertain tax positions. If recorded, interest and penalties would be recorded as interest expense or penalty expense in the consolidated statements of income and other comprehensive income.

Self-Insurance — The Company has elected to self-insure certain costs related to US employee health benefit and short-term disability programs. Costs resulting from self-insured losses are charged to expense when incurred. The Company has purchased insurance that limits its aggregate annual exposure for healthcare costs to approximately $8,302,800 and $8,706,400 for the years ended December 31, 2020 and 2019, respectively. Total expenses for healthcare claims incurred for the years ended December 31, 2020, 2019 and 2018, were approximately $7,612,800, $7,603,500 and $6,030,000, respectively. As of December 31, 2020 and 2019, the Company has recorded approximately $748,000 and $526,000 as an estimate of IBNR claims, respectively. The amount of actual losses incurred could differ materially from the estimate reflected in these financial statements. Total expenses for short-term disability claims for the years ended December 31, 2020, 2019 and 2018, were $57,700, $80,200 and $134,000, respectively.

New Accounting Standards

Recently Adopted Accounting Guidance

Implementation of Software as a Service (SaaS) — In August 2018, the Financial Accounting Standards Board (FASB) issued ASU 2018-15, “Intangibles — Goodwill and Other — Internal-Use Software”, which aligned the treatment of costs related to SaaS implementations to costs of developing internal use software. The core principle of the ASU is that an entity is required to treat implementation costs related to a hosting arrangement that is a service contract in accordance with ASC Subtopic 350-40, Internal-Use Software. The adoption of the ASU resulted in costs incurred for the implementation of a SaaS solution to be recognized as a prepaid expense and amortized over the life of the service contract rather than being recognized as expenses when incurred. The ASU is effective for years beginning after December 15, 2020 for private companies, with early adoption permitted.

The Company elected to early adopt the standard upon its issuance in August 2018 on a full retrospective basis. The adoption of this ASU did not have a material impact on the consolidated financial statements and related disclosures.

Financial Instruments — In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities, which relates to accounting for hedging activities. This guidance expands strategies that qualify for hedge accounting, changes how many hedging relationships are presented in the financial statements and simplifies the application of hedge accounting in certain situations.

ASU No. 2019-10, Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842), defers the effective date of ASU No. 2017-12 to January 1, 2021. The Company early adopted ASU No. 2017-12 effective January 1, 2020. Adoption of the standard enhanced the presentation of the effects of our hedging instruments and the hedged items in our consolidated financial statements to increase the understandability of the results of our hedging strategies.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

Recent Accounting Guidance Not Yet Adopted

Credit Losses — In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as modified by ASU No. 2018-19, Codification Improvements to Topic 326 Financial Instruments-Credit Losses and ASU No. 2019-04, Codification Improvements to Topic 326 Financial Instruments-Credit Losses and ASU No. 2019-05, Financial Instruments — Credit Losses (Topic 326) Targeted Transition Relief.

The guidance in ASU No. 2016-13 amends Topic 326, the reporting of credit losses for assets held at amortized cost basis, eliminating the probable initial recognition threshold and replacing it with a current estimate of all expected credit losses. Estimated credit losses are recognized as a credit loss allowance reflected in a valuation account that is deducted from the amortized cost basis of the financial asset to present the net amount expected to be collected. The guidance also addresses available-for-sale securities, whereby credit losses remain measured on an incurred loss basis with the presentation of the credit losses using an allowance rather than as a write-down. ASU No. 2019-10 defers the effective date of ASU No. 2016-13 to January 1, 2023. The Company does not expect the adoption of ASU No. 2016-13 to have a material impact on consolidated financial statements and related disclosures.

Leases — In February 2016, the FASB issued ASU No. 2016-02, Leases, which creates ASC Topic 842, Leases (“Topic 842”), and supersedes the lease requirements in ASC Topic 840, Leases. This guidance increases transparency and comparability among organizations by recognizing lease assets and lease liabilities in the consolidated balance sheet. The guidance requires disclosure to enable users of the consolidated financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The transition to ASU No. 2016-02 requires the recognition and measurement of leases at the beginning of the earliest period presented using a modified retrospective approach. ASU No. 2019-10, Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842), defers the effective date of ASU 2016-02 to January 1, 2021. ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, defers the effective date of ASU 2016-02 to January 1, 2022. Early application of the amendments in ASU 2016-02 is permitted for all entities. The Company continues to evaluate the effects the adoption of this ASU will have on the consolidated financial statements and related disclosures.

Reference Rate Reform — In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional relief to all entities, subject to meeting certain criteria, that have contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. Additionally, in January 2021, the FASB issued ASU No. 2021-01, Reference Rate Reform (Topic 848), which clarifies that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. The Company does not expect the adoption of these ASUs to have a material impact on the consolidated financial statements and related disclosures.

Media Content — In March 2019, the FASB issued ASU 2019-02, Improvements to Accounting for Costs of Films and License Agreements for Program Materials, in order to align the accounting for production costs of an episodic television series with the accounting for production costs of films by removing the content distinction for capitalization. ASU 2019-02 also requires that an entity reassess estimates of the use of a film in a film group and account for any changes prospectively. In addition, ASU 2019-02 requires that an entity test films and license agreements for program material for impairment at a film group level when the film or license agreements are predominantly monetized with other films and license agreements. ASU 2019-02 is effective for fiscal years beginning after December 15, 2020 and early adoption is permitted. As a result of adopting this ASU, the Company will now apply the guidance of ASC Topic 926, Entertainment — Films for the original content the Company self-produces and where the intellectual property is owned by the Company. For content the Company produces, the costs associated with production, including development cost, direct costs and production overhead will be capitalized. Adoption of this ASU will be made in 2021. This will reduce the initial amount charged to expense for development of media content assets as they are created and costs will be amortized over the estimated useful life of the asset. The financial impact will be dependent on the Company’s investment in media content.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

2.	REVENUE

The Company recognizes revenue under both Topic 606 and Topic 944. Prior to 2019, the Company recognized revenue now recognized under Topic 606 under Topic 605.

Topic 606 Revenue from Contracts

The primary impacts of Topic 606 to the Company’s revenues and expenses are as follows:

Commission and Fee Revenue — The Company earns new and renewal commissions paid by insurance carriers and fees paid by the carriers’ insureds for the binding of insurance coverage. The Company has identified its customer as the insurance carrier. The determined transaction price is the estimated commissions to be received over the term of the policy, based on an estimate of premiums placed net of a constraint for policy changes and cancellations. These commissions and fees are earned when the policy becomes effective, as all rights are passed to the insured and the obligation to pay a claim resides with the carrier.

The Company processes claims on behalf of some carriers though the carriers’ bank accounts; however this performance obligation is considered immaterial in the context of the contract due to low claims frequency and relatively low expenses incurred as compared to the total revenue earned from the contracts.

As additional performance in the form of processing renewal offers and payments is required annually to earn compensation from renewal of a policy, commission income is recognized for renewal policies each year the policy is renewed on the policy effective date.

For policies that have elected to pay via installment plan, revenue is recognized using the policy effective date, as full control of the asset is transferred to the insured when the policy becomes effective, regardless of when payment is made. The Company’s performance obligation to the carrier is complete when the policy is issued. The Company has elected to apply the practical expedient from ASC Subtopic 606-10-32-18 regarding significant financing components as all payments are due within one year of the effective date. The election of the practical expedient permits the Company to forgo accounting for any portion of the revenue as a financing transaction.

The adoption of Topic 606 did not have a material impact on the timing of when the Company recognized commission or fee revenue.

Under the terms of its contracts with insurance carriers, the Company has the opportunity to earn an annual contingent underwriting commission (“CUC”) based on the loss performance of the insurance book of business. The Company’s CUC agreements are based on written or earned premium and underwriting results. Each carrier contract and related CUC is calculated independently. The CUCs represent a form of variable consideration associated with the placement of coverage, for which the Company earns commissions and fees. Under Topic 606, the Company must estimate the amount of consideration that will be received in the coming year such that a significant reversal of revenue is not probable. In connection with Topic 606, profit sharing commission is recognized as a contract asset as policies are issued using applicable premium and payout factors based on estimated loss ratio from the contract.

The adoption of Topic 606 did not have a material impact on the timing of when the Company recognized CUC revenue.

Membership and Other Revenue — Income from the sale of Hagerty Driver’s Club membership subscriptions is recognized ratably over the period of the membership, resulting in contract liabilities at December 31, 2020 and 2019. The Company treats the membership as a single performance obligation to provide access to stated member benefits over the life of the membership which is currently one year.

The adoption of Topic 606 did not have a material impact on the timing of when the Company recognized Membership and Other Revenue.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

Contract Costs — The Company has evaluated ASC Topic 340, “Other Assets and Deferred Cost” (“Topic 340”) which requires companies to defer certain incremental costs to obtain customer contracts and certain costs to fulfill customer contracts.

Incremental costs to obtain — The adoption of Topic 340 resulted in the Company deferring certain costs to obtain customer contracts primarily as they relate to sub agent commission paid on insurance policies, in which the Company pays an incremental amount of compensation on new business. The Company bifurcates the initial commission paid on new policies into two parts. The expense recognized in year one is equal to the commission rate paid on renewal plus a portion of the incremental commission. The incremental commission paid on new business is recognized over the average life of insured clients obtained through its sub agent channel. For the years ended December 31, 2020 and 2019, the Company deferred approximately $3,389,022 and $1,414,000 of incremental costs to obtain customer contracts as contracts were entered and subsequently expensed approximately $640,000 and $153,000 of the costs in 2020 and 2019, respectively. Approximately $678,000 and $283,000 of net deferred incremental costs to obtain customer contracts in 2020 and 2019, respectively, are recorded in short-term prepaid expenses and other assets. Approximately $2,071,000 and $978,000 of net deferred incremental costs to obtain customer contracts in 2020 and 2019, respectively, are recorded in long-term prepaid expenses and other assets.

Prior to the adoption of Topic 340, the incremental costs to obtain a customer were expensed in the period incurred.

The Company has elected to adopt the practical expedient under ASC Subtopic 340-40-25-4 allowing for the immediate expensing of costs to obtain a contract that would be amortized in less than 12 months. The Company expenses costs related to mailing of renewal offers and other incidental up-front policy costs incurred that are related to a single policy term.

The adoption of the practical expedient and treatment of expenses thereunder is consistent with how expenses were recognized prior to the adoption of Topic 606 and ASC Subtopic 340-40-25-4.

Contract Assets — The adoption of Topic 606 resulted in the Company recognizing contract assets for amounts due to the Company for CUCs earned but not yet billed under terms of the contract.

The opening and closing balances of contract assets are as follows:

	2020	2019
Balance as of January 1	$46,320,193	$40,099,818
CUC received	(46,207,834)	(40,053,547)
CUC recognized	54,428,527	46,273,922
Balance as of December 31	$54,540,886	$46,320,193

Contract Liabilities — Contract liabilities consist of payments received in advance of performance under a contract before the transfer of goods or services to a customer or fulfillment of the contract obligations. In 2020, the Company entered into an agreement with a large national carrier and received an advanced commission payment to offset costs of system development. Contract liabilities consist primarily of this advanced payment, along with the obligation to fulfill Hagerty Driver’s Club membership benefits over the one-year life of a membership. Prior to the adoption of Topic 606, the obligation to fulfill membership obligations was reported as deferred revenue in the consolidated financial statements. The liabilities related to fulfilling membership obligations did not change with the adoption of Topic 606.

Prior to the adoption of Topic 606 contract liabilities were referred to as deferred revenue. The adoption of Topic 606 did not have a material impact on the timing or recognition process of contract liabilities.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

The opening and closing balances of contract liabilities are as follows:

	Current		Long-Term
	2020	2019	2020	2019
Contract liabilities as of January 1	$16,961,712	$13,746,225	$—	$—
Advanced commission	333,333	—	19,666,667	—
Membership & other revenue recognized during the period	(42,602,762)	(38,100,125)	—	—
Membership & other revenue deferred during the period	44,848,970	41,315,612	—	—
Contract liabilities as of December 31	$19,541,253	$16,961,712	$19,666,667	$—

Disaggregation of Revenue — The following tables present revenue by distribution channel offering, as well as a reconciliation to total revenue for the years ended December 31, 2020, 2019 and 2018:

	2020
	Agent	Direct	Total
Commission and fee revenue	$99,293,357	$82,721,144	$182,014,501
Contingent commission	30,024,506	24,404,021	54,428,527
Membership revenue	—	36,278,069	36,278,069
Other revenue	—	6,324,693	6,324,693
Total revenue from customer contracts	$129,317,863	$149,727,927	$279,045,790
Reinsurance revenue recognized under ASC 944			220,502,411
Total revenue			$499,548,201

	2019
	Agent	Direct	Total
Commission and fee revenue	$86,178,433	$69,326,852	$155,505,285
Contingent commission	25,643,769	20,630,154	46,273,923
Membership revenue	—	31,508,322	31,508,322
Other revenue	—	6,591,803	6,591,803
Total revenue from customer contracts	$111,822,202	$128,057,131	$239,879,333
Reinsurance revenue recognized under ASC 944			157,394,257
Total revenue			$397,273,590

	2018
	Agent	Direct	Total
Commission and fee revenue	$75,151,188	$59,070,717	$134,221,905
Contingent commission	22,199,307	17,872,074	40,071,381
Membership revenue	—	26,456,897	26,456,897
Other revenue	—	3,928,787	3,928,787
Total revenue from customer contracts	$97,350,495	$107,328,475	$204,678,970
Reinsurance revenue recognized under ASC 944			97,020,495
Total revenue			$301,699,465

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

The following tables present revenue by the geography where business was sold for the years ended December 31, 2020, 2019 and 2018, as well as a reconciliation to total revenue for the years ended December 31, 2020, 2019 and 2018:

	2020
	US	Canada	Europe	Total
Commission and fee revenue	$165,739,787	$13,274,255	$3,000,459	$182,014,501
Contingent commission	51,820,000	1,741,563	866,964	54,428,527
Membership revenue	33,938,142	2,339,927	—	36,278,069
Other revenue	4,976,252	129,217	1,219,224	6,324,693
Total revenue from customer contracts	$256,474,181	$17,484,962	$5,086,647	$279,045,790
Reinsurance revenue recognized under ASC 944				220,502,411
Total revenue				$499,548,201

	2019
	US	Canada	Europe	Total
Commission and fee revenue	$141,018,988	$11,559,170	$2,927,127	$155,505,285
Contingent commission	43,174,368	2,836,202	263,353	46,273,923
Membership revenue	29,520,238	1,987,863	221	31,508,322
Other revenue	5,412,926	109,965	1,068,912	6,591,803
Total revenue from customer contracts	$219,126,520	$16,493,200	$4,259,613	$239,879,333
Reinsurance revenue recognized under ASC 944				157,394,257
Total revenue				$397,273,590

	2018
	US	Canada	Europe	Total
Commission and fee revenue	$121,376,527	$10,022,487	$2,822,891	$134,221,905
Contingent commission	37,586,784	2,229,417	255,180	40,071,381
Membership revenue	24,768,086	1,646,353	42,458	26,456,897
Other revenue	2,845,039	—	1,083,748	3,928,787
Total revenue from customer contracts	$186,576,436	$13,898,257	$4,204,277	$204,678,970
Reinsurance revenue recognized under ASC 944				97,020,495
Total revenue				$301,699,465

Topic 944 Financial Services — Insurance

The primary impacts of Topic 944 to the Company’s revenues and expenses are as follows:

Earned Premium — Reinsurance premium assumed is recognized under Topic 944 as revenue on a pro rata basis over the period of the exposure in the underlying reinsurance treaty with the unearned portion deferred in the balance sheets. Total premiums assumed and the change in unearned premiums as of December 31, 2020, 2019 and 2018, are as follows:

	2020	2019	2018
Underwriting income:
Premiums assumed	$250,557,423	$201,663,002	$118,427,085
Reinsurance premiums ceded	(3,086,294)	(3,706,430)	(2,160,000)
Net premiums assumed	247,471,129	197,956,572	116,267,085
Change in unearned premiums	(25,600,824)	(41,086,326)	(20,090,473)
Change in deferred reinsurance premiums	(1,367,894)	524,011	843,883
Net premiums earned	$220,502,411	$157,394,257	$97,020,495

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

3.	DEFERRED ACQUISITION COSTS

Deferred acquisition costs for the years ended December 31 were:

	2020	2019
Balance – January 1	$46,808,359	$27,860,885
Acquisition costs deferred	117,737,579	95,096,214
Amortization charged to income	(105,973,957)	(76,148,740)
Balance – December 31	$58,571,981	$46,808,359

4.	PROPERTY AND EQUIPMENT

	2020	2019
Land and land improvements	$930,335	$930,335
Buildings	1,747,586	1,738,763
Leasehold improvements	7,917,007	4,313,653
Furniture and equipment	13,828,965	11,225,376
Computer equipment and software	25,608,991	21,534,675
Automobiles	746,533	756,612
Total property and equipment	$50,779,417	$40,499,414
Less accumulated depreciation and amortization	(24,957,277)	(24,273,246)
Property and equipment – net	$25,822,140	$16,226,168

5.	BUSINESS COMBINATIONS AND ASSET ACQUISITIONS

The Company’s business strategy is to attract high-quality partners to join our operations to provide expanded automotive related offerings to our members. Transactions in which the Company obtains control of a business are treated as business combinations. Acquisitions of an asset, or a group of assets, that does not meet the definition of a business are treated as an asset acquisition.

In connection with asset acquisitions, the Company records the estimated value of the net tangible assets purchased and the value of the identifiable intangible assets purchased, which typically consist of purchased customer relationships, the right to renew policies upon expiration of the current policy term (renewal rights) and noncompete agreements.

In connection with business combinations, the Company records the estimated value of the net tangible assets purchased and the value of the identifiable intangible assets purchased, which typically consist of purchased internally developed software, customer lists, trademarks and noncompete agreements. The valuation of purchased intangible assets involves significant estimates and assumptions. Until final valuations are complete, any change in assumptions could affect the carrying value of tangible assets, goodwill and identifiable intangible assets.

Net assets and results of operations are included in the Company’s consolidated financial statements commencing at the respective purchase closing dates for business combinations and asset acquisitions.

2020 Asset Acquisition — The Company completed one acquisition in 2020 that has been accounted for as an asset acquisition. On March 1, 2020, the Company purchased the renewal rights to the collector insurance policies effective on or after March 1, 2020 from a Canadian insurance brokerage. As part of the transaction, the seller entered into a non-compete agreement with the Company wherein they are prohibited from competing with the Company for a period of five years. Total purchase consideration for the acquisition was $9,671,892, with cash paid at closing of $2,480,634 and estimated current and long-term liabilities of $2,397,086 and $4,794,172, respectively.

2020 Business Combination — The Company completed one acquisition in 2020 that has been accounted for as a business combination. Aggregate purchase consideration for the business combination made during 2020 was $2,463,422, which consisted of

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

cash paid at closing of $463,422 and current and long-term debt related to future purchase installments of $1,000,000 and $1,000,000, respectively (Note 12).

2019 Asset Acquisitions — The Company completed three acquisitions in 2019 that have been accounted for as asset acquisitions. Aggregate purchase consideration for these asset acquisitions was approximately $8,200,000, which consisted of cash paid of $4,300,000 and estimated current liability of $3,900,000.

2019 Business Combinations — The Company completed two acquisitions in 2019 that have been accounted for as business combinations.

On April 1, 2019, the Company purchased a motorsports registration digital platform.

On August 30, 2019, the Company entered into a business combination agreement to purchase all of the assets of 1) the antique and collector automobile and motorcycle exhibition business knows as the Greenwich Concours d’Elegance and 2) an unincorporated association known as the Madison Avenue Sports Car Driving & Chowder Society (Chowder Club).

Aggregate purchase consideration for these business combinations consisted of cash paid at closing of $6,975,000 and a liability $25,000 to be paid upon trademark transfer completion. The estimated fair value of obligations related to these business combinations was $3,698,000 and will be accrued as wage expense as earned subject to continued employment. The fair value of obligations is based upon the present value of the expected future payments to be made to the sellers of the acquired businesses in accordance with the provisions outlined in the respective purchase agreements. In determining fair value, the acquired business’s future performance is estimated using financial projections developed by management for the acquired business and reflects market participant assumptions regarding revenue growth and/or profitability.

2018 Asset Acquisitions and Business Combinations — In 2018, there were no asset acquisitions or business combinations.

The following table presents the allocation of the business combination and asset acquisition cost to the assets acquired based on their fair values:

	2020	2019
Cash	$2,944,056	$11,275,000
Fair value of non-cash consideration	9,191,259	3,925,000
Total consideration	$12,135,315	$15,200,000
Allocation of purchase price:
Cash and cash equivalents	$—	$29,519
Other current assets	61,923	4,597
Intangible assets	11,266,228	11,815,000
Goodwill	944,000	3,365,769
Total assets acquired	$12,272,151	$15,214,885
Liabilities assumed
Accrued compensation – current	$38,336	$—
Contract liabilities – current	98,500	14,885
Total liabilities assumed	$136,836	$14,885
Estimated fair value of net assets acquired	$12,135,315	$15,200,000

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

6.	INTANGIBLE ASSETS

The cost and accumulated amortization of intangible assets as of December 31, 2020 and 2019, are shown below.

		Internally
		Developed
	Renewal Rights	Software	Other	Total
Balance as of January 1, 2019	$—	$6,345,231	$—	$6,345,231
Acquisition/Addition	7,400,000	4,346,240	2,945,000	14,691,240
Amortization	(70,000)	(3,513,471)	(149,405)	(3,732,876)
Balance as of December 31, 2019	$7,330,000	$7,178,000	$2,795,595	$17,303,595
Acquisition/Addition	9,282,505	23,362,530	1,983,723	34,628,758
Amortization	(1,406,829)	(3,992,689)	(390,645)	(5,790,163)
Disposal	—	(53,169)	(77,170)	(130,339)
Foreign currency translation adjustment	588,979	—	16,152	605,131
Balance as of December 31, 2020	$15,794,655	$26,494,672	$4,327,655	$46,616,982

The weighted average useful lives (in years) for the amortizable acquired or added intangible assets are as follows:

	2020	2019
Renewal Rights	10.0	10.0
Internally Developed Software	3.0	6.9
Other	17.4	11.8
Overall Weighted Average Useful Life	7.5	9.8

The estimated future aggregate amortization expense as of December 31, 2020 is as follows:

2021	$10,883,891
2022	11,036,923
2023	9,572,794
2024	3,246,175
2025	2,155,309
Thereafter	9,721,890
$46,616,982

7.	GOODWILL

In applying the acquisition method of accounting for business combinations, amounts assigned to identifiable assets and liabilities acquired were based on estimated fair values as of the date of acquisition, with the remainder recorded as goodwill.

Changes in the carrying amount of goodwill are as follows:

Balance – January 1, 2019	$435,588
Goodwill resulting from acquisition	3,365,769
Balance – December 31, 2019	$3,801,357
Goodwill resulting from acquisition	944,000
Balance – December 31, 2020	$4,745,357

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

8.	PROVISION FOR UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSES

As of December 31, 2020 and 2019, the provision for unpaid losses and loss adjustment expenses is as follows:

	2020	2019
Outstanding losses reported	$22,709,784	$13,558,734
IBNR	32,278,056	19,024,874
Total unpaid losses and loss adjustment expenses	$54,987,840	$32,583,608

The changes in the provision for unpaid losses and loss adjustment expenses, net of amounts recoverable from reinsurers, for the years ended December 31, 2020, 2019 and 2018, were as follows:

	2020	2019	2018
Unpaid losses and loss adjustment expenses – beginning of the year	$32,583,608	$18,721,005	$7,244,232
Less: reinsurance recoverable	(2,343)	(155,484)	—
Net unpaid losses and loss adjustment expenses – beginning of the year	$32,581,265	$18,565,521	$7,244,232
Losses incurred related to:
Current year	$91,025,223	$64,534,566	$40,858,541
Prior year	—	(134,364)	—
Total incurred	$91,025,223	$64,400,202	$40,858,541
Losses paid for the period related to:
Current year	$53,734,787	$38,423,496	$24,246,730
Prior year	14,883,861	11,960,962	5,290,522
Total paid	$68,618,648	$50,384,458	$29,537,252
Net paid losses and loss adjustment expenses – end of year	$54,987,840	$32,581,265	$18,565,521
Add: reinsurance recoverable	—	2,343	155,484
Unpaid losses and loss adjustment expenses – end of year	$54,987,840	$32,583,608	$18,721,005

In updating Hagerty Re’s loss reserve estimates, inputs are considered and evaluated from many sources, including actual claims data, the performance of prior reserve estimates, observed industry trends, and internal review processes, including the views of the Company’s actuary. These inputs are used to improve evaluation techniques and to analyze and assess the change in estimated ultimate losses for each accident year by line of business. These analyses produce a range of indications from various methods, from which an actuarial point estimate is selected.

In determining management’s best estimate of the reserves for losses and loss adjustment expenses as of December 31, 2020, 2019 and 2018, consideration was given both to the actuarial point estimate and a number of other internal and external factors, including:

●	Uncertainty around inflationary cost, primarily social inflation;
●	Changing mix of business due to large growth in modern collectibles which carry a different risk profile than the Company’s classic book;
●	Company tenure;
●	Legislative and judicial changes in the jurisdictions in which the Company writes insurance business; and
●	Industry experience.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

The following factors are relevant to the additional information included in the tables following:

●	Table organization: The tables are organized by accident year and include policies written on an occurrence basis.
●	Groupings: We believe our groupings by line of business have homogenous risk characteristics with similar development patterns and would generally be subject to similar trends.
●	Claim counts: We consider a reported claim to be one claim for each claimant for each loss occurrence.
●	Limitations: There are limitations that should be considered on the reported claim count data in the tables below, including: claim counts are presented only on a reported (not an ultimate) basis.

The reconciliation of the reserves for losses and loss adjustment expenses from the tables of incurred losses and loss adjustment expenses by accident year included within Required Supplementary Information to the total reserves for losses and loss adjustment expenses as of December 31, 2020 and 2019, is shown below:

	December 31, 2020
	Reserves for Loss		Reserves for Loss
	and Loss Adjustment		and Loss Adjustment
	Expenses, Gross		Expenses, Net
	of Reinsurance	Reinsurance	of Reinsurance
	Recoverable	Recoverable	Recoverable
Auto	$54,547,718	$—	$54,547,718
Marine	440,122	—	440,122
Total reserves for losses and loss adjustment expenses	$54,987,840	$—	$54,987,840

	December 31, 2019
	Reserves for Loss		Reserves for Loss
	and Loss Adjustment		and Loss Adjustment
	Expenses, Gross		Expenses, Net
	of Reinsurance	Reinsurance	of Reinsurance
	Recoverable	Recoverable	Recoverable
Auto	$32,179,674	$2,343	$32,177,331
Marine	403,934	—	403,934
Total reserves for losses and loss adjustment expenses	$32,583,608	$2,343	$32,581,265

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

Schedules of incurred and paid losses and loss adjustment expenses by accident year:

a)	Auto:

Incurred losses and loss adjustment expenses by accident year, undiscounted and net of reinsurance recoveries:

					As of December 31, 2020
					Reserves
					for Losses and
					Loss Adjustment	Cumulative
					Expenses	Number of
	Reporting Years Ended December 31				Incurred But	Reported
Accident Year	2017*	2018*	2019*	2020	Not Reported	Claims
2017	$18,594,084	$18,594,084	$18,594,084	$18,594,084	$554,288	11,022
2018	—	40,421,599	40,287,235	40,287,235	2,450,155	20,595
2019	—	—	63,641,578	63,641,578	6,756,514	23,588
2020	—	—	—	90,110,215	22,197,270	25,619
Total	$18,594,084	$59,015,683	$122,522,897	$212,633,112	$31,958,227	80,824
Cumulative paid losses and loss adjustment expenses from the table below				(158,085,394)	—
Reserves for losses and loss adjustment expenses before the 2017 accident year				—	—
Reserves for losses and loss adjustment expenses, undiscounted and net of reinsurance				$54,547,718	$31,958,227

Paid losses and loss adjustment expenses by accident year:

Accident Year	2017*	2018*	2019*	2020
2017	$11,409,657	$16,654,772	$17,442,072	$17,529,536
2018	—	23,915,123	34,991,582	35,898,713
2019	—	—	37,909,571	51,490,603
2020	—	—	—	53,166,542
Total				$158,085,394

* Unaudited required supplemental information.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

b)Marine:

Incurred losses and loss adjustment expenses by accident year, undiscounted and net of reinsurance recoveries:

					As of December 31, 2020
					Reserves
					for Losses and
					Loss Adjustment	Cumulative
					Expenses	Number of
	Reporting Years Ended December 31				Incurred But	Reported
Accident Year	2017*	2018*	2019*	2020	Not Reported	Claims
2017	$197,767	$197,767	$197,767	$197,767	$15,452	124
2018	—	436,942	436,942	436,942	12,297	189
2019	—	—	892,988	892,988	61,289	192
2020	—	—	—	915,010	230,791	189
Total	$197,767	$634,709	$1,527,697	$2,442,707	$319,829	694
Cumulative paid losses and loss adjustment expenses from the table below				(2,002,585)	—
Reserves for losses and loss adjustment expenses before the 2017 accident year				—	—
Reserves for losses and loss adjustment expenses, undiscounted and net of reinsurance				$440,122	$319,829

Paid losses and loss adjustment expenses by accident year:

Accident Year	2017*	2018*	2019*	2020
2017	$137,957	$183,634	$183,364	$182,145
2018	—	331,613	426,473	424,645
2019	—	—	513,925	827,550
2020	—	—	—	568,245
Total				$2,002,585
*	Unaudited required supplemental information.

Required Supplementary Information:

Average Annual Percentage Payout of Incurred Claims — The following table presents the historical average annual percentage claims payout on an accident year basis at the same level of disaggregation as presented in the claim development tables:

	Average Annual Percentage of
	Payout of Incurred Claims by Age,
	Net of Reinsurance
Accident Year	Year 1	Year 2	Year 3	Year 4
Auto	68.1%	19.2%	5.1%	3.9%
Marine	65.8%	30.2%	1.3%	1.1%

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

9.	REINSURANCE

Hagerty Re purchases catastrophe reinsurance to protect held capital from large catastrophic events and to provide earnings protection and stability. As of December 31, 2020, Hagerty Re’s program provides $55,000,000 of excess of loss coverage attaching at $5,000,000 per event retention with $10,000,000 of top or aggregate catastrophe protection attaching after $7,500,000 of annual catastrophe loss. Hagerty Re works with their reinsurance broker to determine their reinsurance needs and to obtain coverage from both traditional and ILS reinsurance providers. It is Hagerty Re’s intention to renew the program annually after adjusting for portfolio growth.

During 2020, Hagerty Re renewed and increased its catastrophe reinsurance coverage effective January 1, 2021. The current program provides $83,000,000 of coverage excess of a per event retention of $7,000,000 in three layers; $43,000,000 excess of $7,000,000, $30,000,000 excess of $50,000,000 and $10,000,000 excess of $80,000,000. The top layer can also be used to provide $10,000,000 of aggregate catastrophe protection attaching after $10,500,000 of annual catastrophe loss. Hagerty Re retains 25% of the liability of this top and aggregate cover.

Reinsurance contracts do not relieve Hagerty Re from its primary liability to the ceding carriers according to the terms of its reinsurance treaties. Failure of reinsurers to honor their obligations could result in additional losses to Hagerty Re. Hagerty Re evaluates the financial condition of its reinsurers and monitors concentration of credit risk arising from its exposure to individual reinsurers. All of Hagerty Re’s reinsurers have an A.M. Best rating of A- (excellent) or better, or fully collateralize their maximum obligation under the treaty.

10.	STATUTORY CAPITAL AND SURPLUS

Dividend Restrictions — Under Bermuda law, Hagerty Re is prohibited from declaring or making payment of a dividend if it fails to meet its minimum solvency margin or minimum liquidity ratio. Prior approval from the Bermuda Monetary Authority (BMA) is also required if Hagerty Re’s proposed dividend payments would exceed 25% of its prior year-end total statutory capital and surplus. The amount of dividends which could be paid in 2021 without prior approval is $20,506,357.

Capital Restrictions — In Bermuda, Hagerty Re is subject to the Bermuda Solvency Capital Requirement (BSCR) administered by the BMA. No regulatory action is taken if an insurer’s capital and surplus is equal to or in excess of its enhanced capital requirement determined by the BSCR model. In addition, the BMA has established a target capital level for each insurer, which is 120% of the enhanced capital requirement. Hagerty Re has a more prudent target of 130% of the enhanced capital requirement.

Statutory Financial Information — Hagerty Re prepares its statutory financial statements in conformity with the accounting principles set forth in Bermuda in The Insurance Act 1978, amendments thereto and related regulations. At December 31, 2020, 2019 and 2018, the general business statutory capital and surplus of the Company was $82,025,430, $63,386,368 and $47,061,317, respectively, and the general business statutory net income of Hagerty Re was $18,272,678, $11,339,762 and $9,013,573 for the years ended December 31, 2020, 2019 and 2018, respectively.

11.	INTEREST RATE SWAP

Interest rate swap agreements are contracts to exchange floating-rate for fixed rate interest payments over the life of the agreement without the exchange of the underlying notional amounts. The notional amounts of the interest rate swap agreements are used to measure interest to be paid or received and do not represent the amount of exposure to credit loss. The differential paid or received on the interest rate swap agreements is recognized as an adjustment to interest expense.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

The purpose of the swap agreement is to fix the interest rate on a portion of the Company’s existing variable rate debt to reduce exposure to interest rate fluctuations. Under the agreement, the Company pays the counterparty interest at a fixed rate. The counterparty will pay the Company interest at a variable rate, adjusted quarterly and based on LIBOR or the alternative replacement of LIBOR. The amount exchanged is calculated based on the notional amount. Amounts shown below as of December 31:

		2020	2019
In February 2011, the Company entered into an interest rate	Notional	$—	$5,115,000
swap agreement with an original notional amount of	Amount
$8,184,000 at a fixed rate of 2.45%.	Fair Value	$—	$(64,267)
In March 2017, the Company entered into an interest rate	Notional	$15,000,000	$15,000,000
swap agreement with an original notional amount of	Amount
$15,000,000 at a fixed rate of 2.20%.	Fair Value	$(378,043)	$(219,218)
In December 2020, the Company entered into an interest rate	Notional	$35,000,000	$—
swap agreement with an original notional amount of	Amount
$35,000,000 at a fixed rate of 0.78%	Fair Value	$(423,228)	$—
Net fair value of interest rate swap		$(801,271)	$(283,485)

Net fair value of interest rate swap is reflected in the consolidated balance sheets in long-term prepaid expenses and other assets or interest rate swap liability.

In accordance with Topic 815, the Company designated the December 2020 interest rate swap as a cash flow hedge and formally documented the relationship between the interest rate swap and the variable rate borrowings, as well as its risk management objective and strategy for undertaking the hedge transaction. This process included linking the derivative to the specific liability or asset on the consolidated balance sheet. The Company also assessed, at the hedge’s inception and will continue to assess on an ongoing basis, whether the derivative used in the hedging transaction was highly effective in offsetting changes in the cash flows of the hedged item. The hedge was deemed effective, and therefore, the change in fair value was recorded in other comprehensive income and will be recognized in the income statement when the hedged item affects earnings. The Company does not expect to have a reclass into earnings within the next 12 months.

In accordance with Topic 815, the Company deemed the February 2011 and March 2017 interest rate swaps ineffective, and therefore, the change in fair value was immediately recognized in earnings. The February 2011 swap was settled in 2020 and as such the Company realized a fair value adjustment of $64,267 in earnings.

The significant inputs, primarily the LIBOR forward curve, used to determine the fair value are considered Level 2 observable market inputs. The Company monitors the credit and nonperformance risk associated with its counterparty and believes them to be insignificant and not warranting a credit adjustment at December 31, 2020 and 2019.

Neither the Company nor the counterparty in the swap agreements is required to collateralize their respective obligations under the swaps. The Company is exposed to loss if the counterparty should default. At December 31, 2020 and 2019, the Company had limited exposure to credit loss on the interest rate swap agreements. The Company believes that any reasonable change in interest rates would not have a materially adverse effect on the financial position, results of operations or cash flows of the Company.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

12.	LONG-TERM DEBT

As of December 31, long-term debt consists of:

	2020	2019

The Company has a $160,000,000 credit facility (Credit Facility) with a bank syndicate that may extend each year such that the term of the agreement remains at least three years. The current term of the Credit Facility expires on December 23, 2023, with any unpaid balance due at maturity. Borrowings under the Credit Facility bear interest at one month LIBOR plus an applicable margin, or Prime, plus or minus an applicable margin at the Company’s choice. The effective borrowing rate at December 31, 2020 was 2.48%. Borrowings under the Credit Facility are collateralized by the assets of the Company, except for the assets of the Company’s United Kingdom, Bermuda and Germany subsidiaries.

	$68,000,000	$26,100,000
The Company has a note payable related to a business combination (Note 5) for the future purchase installment payments. The note is paid in two equal installments and interest is calculated at a fixed 3.25%. The note payable expires March 1, 2022 at which time the second installment is due.	2,000,000	—
Total debt	$70,000,000	$26,100,000
Less current portion	(1,000,000)	—
Total long-term debt	$69,000,000	$26,100,000

Aggregate annual maturities of long-term debt at December 31, 2020 are as follows:

Year ending December 31,
2021	$1,000,000
2022	1,000,000
2023	68,000,000
$70,000,000

The Credit Facility includes a provision for determining a LIBOR successor rate in the event LIBOR reference rates are no longer available. The alternative benchmark replacement rate is the secured overnight financing rate (SOFR). In addition, the facility includes a provision for determining a SOFR successor rate in the event SOFR reference rates are no longer available. If no SOFR successor rate has been determined, the rate will be based on the higher of the Prime Rate or the fed funds rate plus a fixed margin.

In connection with the Credit Facility, the entities are required, among other things, to meet certain financial covenants, including a fixed-charge coverage ratio, a leverage ratio and a minimum level of net worth. The Company was in compliance as of December 31, 2020 and 2019.

13.	MEMBERS’ EQUITY

The Company was formed on September 23, 2009 as a Limited Liability Company under the State of Delaware statutes, and began operations on January 1, 2010. Under the terms of the Third Amended and Restated Limited Liability Company Agreement (the Agreement), interests of the members shall be represented by issued and outstanding units, which may be divided into one or more types of class or series having the rights and privileges set forth in the Agreement.

In 2018, long-term debt was transferred from HHC to THG creating a large receivable from HHC on the books of THG. On May 31, 2019, this receivable of $51,495,567 from HHC was settled through reduction in HHC investment and reduction of THG equity.

As of January 1, 2018, the Company was wholly owned by HHC and had no units issued, outstanding or authorized.

On March 19, 2019, 88,235 new units were issued to the existing owner and 100,000 units were authorized, resulting in no financial impact as the Company remained under common control.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

As of June 19, 2019, the Company issued and Markel purchased 11,765 newly issued units for $100,000,000 and subsequently purchased shares from HHC resulting in HHC having a 75% ownership interest and Markel having a 25% ownership interest in the Company. The investment of $100,000,000 net of transaction costs of $10,908,572 resulted in an increase in equity of $89,091,428.

As of March 19, 2019, one class of membership units, common units, was issued with no par value. The common units have voting rights, all rights to any allocations of profit and loss and to any distributions as may be authorized and set forth under the Agreement.

The Agreement, effective as of June 20, 2019, provides that Members may not transfer any ownership prior to a specified period and any proposed transfer of units shall be subject to the right-of-first refusal by existing Members. Additionally, rights are in place to protect the investment of the existing Members.

The following table sets forth the calculation of basic earnings per unit based on net income attributable to the Company for the twelve months ended December 31, 2020, 2019 and 2018, divided by the basic weighted average number of units as of December 31, 2020, 2019 and 2018. There are no potential dilutive securities and thus no diluted per unit amounts. For the period of January 1, 2018 through March 19, 2019, no units were issued. The Company’s ownership was evidenced by percentage ownership rather than units.

Net income	$10,039,117	$4,205,870	$8,473,798
Less loss attributable to non-controlling interest	126,959	—	—
Net income to The Hagerty Group, LLC	$10,166,076	$4,205,870	$8,473,798
Weighted average units	100,000	75,665	—
Earnings per unit	$101.66	$55.59	$—

As of March 18, 2020, the Company invested in MHH. The Company has an 80% ownership interest in MHH, which is consolidated in the financial statements. The initial investment and net loss attributable to the non-controlling interest are included in the statement of changes in members’ equity.

14.	OPERATING LEASES

Noncancellable operating leases for office space, vehicles and equipment expire in various years through 2036. The majority of leases require the Company to pay its share of certain costs (maintenance and insurance) and include an annual increase of no more than the consumer price index and an option to renew.

Future minimum lease payments in the following five years are as follows:

2021	$9,458,877
2022	8,761,841
2023	8,255,974
2024	7,890,413
2025	7,499,239
Thereafter	51,835,381
$93,701,725

Total rent expense for 2020, 2019 and 2018 was $6,851,294, $6,376,271 and $5,115,549 respectively.

15.	POSTRETIREMENT BENEFITS

The Company offers postretirement benefits. In the United States, the Company offers a 401(k) profit- sharing plan covering substantially all US employees. The plan provides for 4% matching contributions. Contributions to the plan were $3,758,737, $2,999,045 and $2,464,166 for 2020, 2019 and 2018, respectively.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

16.	TAXATION

Canada — Canadian entities are taxed as non-resident corporations and subject to income tax in Canada under provisions of the Canadian Revenue Agency.

United Kingdom — United Kingdom entities are taxed as corporations and subject to income tax in the United Kingdom under provisions of HM Revenue & Customs.

Bermuda — Hagerty Re has received an undertaking from the Bermuda government exempting it from all local income, withholding and capital gains taxes until March 31, 2035. At present time no such taxes are levied in Bermuda.

United States — The Company’s income is taxed as a partnership under provisions of the Internal Revenue Code (IRC) and a similar section of state income tax law, except for Hagerty Re. Prior to June 19, 2019, the Company was disregarded and taxed as an S-corporation under the provisions of the IRC and a similar section of state income tax law, as such taxable income or loss is reported to HHC owners and no provision for federal and state income taxes is included in these consolidated financial statements.

Prior to January 1, 2019, Hagerty Re was taxed in a passthrough ownership structure and not subject to United States taxation. Effective January 1, 2019, Hagerty Re made an irrevocable election under Section 953(d) of the US IRC, as amended, to be taxed as a US domestic corporation. As a result of this “domestic election”, Hagerty Re is subject to US taxation on its world-wide income as if it were a US corporation. In accordance with an agreement between Hagerty Re and the Internal Revenue Service, Hagerty Re established an irrevocable letter of credit with the IRS in 2021 (Note 20).

As discussed in Note 1, the Company determined its income tax expense and liability in accordance with Topic 740, Income Taxes.

Income before income tax expense includes the following components:

	2020	2019	2018
United States	$21,317,976	$12,798,254	$13,013,949
Foreign	(6,458,408)	(1,342,193)	(4,418,341)
Total	$14,859,568	$11,456,061	$8,595,608

Total income tax expense attributable to income for the years ended December 31, 2020, 2019 and 2018 consists of:

	2020	2019	2018
Current:
Federal	$3,382,985	$1,326,450	$—
Foreign	(40,669)	—	121,810
	$3,342,316	$1,326,450	$121,810
Deferred:
Federal	$1,478,135	$5,923,741	$—
Foreign	—	—	—
	$1,478,135	$5,923,741	$—
Total	$4,820,451	$7,250,191	$121,810

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

Income tax expense reflected in the financial statements differs from the tax computed by applying the statutory US federal rate to net income before taxes as follows:

	2020		2019		2018
Income tax expense at statutory rate	$3,120,509	21%	$2,405,772	21%	$1,805,078	21%
Loss (Income) not subject to entity-level taxes	705,654	5%	1,285,290	11%	(2,680,624)	(31)%
Foreign rate differential	(160,970)	(1)%	18,715	0%	(140,797)	(2)%
Change in valuation allowance	1,192,907	8%	194,113	2%	1,085,898	13%
Establish initial deferred taxes	—	0%	3,346,301	29%	—	0%
Refund due to carryback of NOL	(40,669)	0%	—	0%	—	0%
Other, net	3,020	0%	—	0%	52,255	1%
Income tax expense	$4,820,451	33%	$7,250,191	63%	$121,810	2%

Deferred tax assets and liabilities reflect temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount recognized for tax purposes, as adjusted for foreign currency translation. At December 31, 2020 and 2019, the tax effects of temporary differences that give rise to significant portions of the deferred tax provision are as follows:

	2020	2019
Deferred tax assets
Discount on provision for losses and loss adjustment expenses	$391,633	$224,178
Unearned premiums	5,237,747	4,105,061
Accrued professional fees	6,678	—
Unrealized foreign currency gain – Mark to Market	97,105	—
Foreign Net Operating Loss (NOL) carryforward	4,770,618	3,676,200
Gross deferred tax asset	10,503,781	8,005,439
Less: valuation allowance	(4,770,618)	(3,676,200)
Total net deferred tax assets	5,733,163	4,329,239

	2020	2019
Deferred tax liabilities
Deferred acquisition costs	$(12,300,116)	$(9,829,755)
Excise tax accrual	(820,085)	(423,225)
Unrealized foreign currency gain	(97,105)	—
Unrealized investment gain	(14,839)	—
Total deferred tax liabilities	(13,232,145)	(10,252,980)
Net deferred tax liability	$(7,498,982)	$(5,923,741)

Deferred tax assets are reduced by a valuation allowance when management believes it is more likely than not that some, or all, of the deferred tax assets will not be realized. After considering all positive and negative evidence of taxable income in the carryback and carryforward periods as permitted by law, the Company believes it is more likely than not that the foreign net operating losses will not be utilized. As a result, the Company has a valuation allowance of $4,770,618 and $3,676,200 as of December 31, 2020 and 2019, respectively.

The Company has foreign income tax NOL carryforwards related to foreign operations of approximately $32,028,194 and $24,123,257 as of December 31, 2020 and 2019, respectively. The Company has recorded a deferred tax asset of $4,770,618 reflecting

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

the benefit of these loss carryforwards as of December 31, 2020. Of the deferred tax assets, $1,784,604 does not expire, and the remaining $2,986,014 expires as follows:

2036	$419,104
2037	751,825
2038	899,070
2040	916,015
$2,986,014

As of December 31, 2020, tax years 2018, 2019 and 2020 are subject to examination by the tax authorities.

17.	RELATED-PARTY TRANSACTIONS

In June 2019, the Company ownership changed from wholly owned by HHC to 75% owned, with 25% ownership by Markel. At this time Markel and its affiliates became related parties.

The Company has transactions with its Members, which include the following:

Alliance Agreement: The Company’s United States MGAs have personal and commercial lines of business written with related Markel-affiliated carriers with commission income in 2020 and 2019 totaling $216,032,812 and $177,400,188, respectively. This comprises 91% and 88% of commission income, in 2020 and 2019, respectively. Markel affiliated due to insurer liabilities are $45,592,858 and $36,045,659 in 2020 and 2019, respectively. This comprises 93% and 91% of the respective balances payable in 2020 and 2019, respectively.

Reinsurance Agreement: Under a quota share with Evanston, Hagerty Re reinsures 50% of the risks in 2020 and 2019 written through the Company’s United States MGAs. All balances listed below and presented in the consolidated balance sheets and statements of income and comprehensive income are related to business with a Markel affiliate:

	2020	2019
Assets:
Deferred acquisition costs	$55,832,707	$46,808,359
Premiums receivable	49,938,030	42,256,033
Total assets	$105,770,737	$89,064,392
Liabilities
Losses payable	$21,049,109	$16,737,392
Provision for unpaid losses and loss adjustment expenses	53,281,356	32,583,608
Unearned premiums	118,207,080	99,107,431
Commissions payable	42,643,666	36,228,217
Total liabilities	$235,181,211	$184,656,648
Revenue
Earned premium	$214,111,959	$157,394,257
Expenses
Ceding commission	$103,478,536	$75,567,253
Losses and loss adjustment expenses	86,906,275	64,400,202
Total expenses	$190,384,811	$139,967,455

18.	MANAGEMENT OF INSURANCE AND FINANCIAL RISK

The Company issues contracts that transfer insurance risks or financial risks or both. This section summarizes these risks and the way the Company manages them.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

Insurance Risk — The main insurance risk is that claims exceed premium. The objective of the Company is to ensure that sufficient reserves are available to cover these liabilities. The Company’s actuary prepares monthly reserving analysis to manage this risk.

Interest Rate Risk — Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate due to change in market interest rates. The Company is exposed to interest rate risk, except for $50,000,000 and $20,115,000 of long-term debt at December 31, 2020 and 2019, respectively, that is locked in at a fixed base rate due to the executed interest rate swap agreements. The remaining $18,000,000 and $5,985,000 at December 31, 2020 and 2019, respectively, is variable rate based on one- month LIBOR rate plus applicable margin or Prime minus an applicable margin.

Liquidity Risk — Liquidity risk is the risk that the Company will encounter difficulty in obtaining funds to meet its commitments. A trust account is in place to ensure that the Company is able to meet liabilities arising from claims and all other obligations as per the terms of the reinsurance agreement.

Concentration Risk — While the Company has separate insurance company carriers for its US, United Kingdom and Canadian insurance operations, the Company receives substantially all of its commission income from a US insurance carrier, which is an affiliate of Markel. The Company has an agency agreement with this carrier granting the Company certain rights and binding authority with respect to policy coverage.

19.	COMMITMENTS AND CONTINGENCIES

Employee Compensation Agreements — In the ordinary course of conducting its business, the Company enters into certain employee compensation agreements from time to time which commit the Company to severance obligations in the event an employee terminates employment with the Company. If applicable, these obligations are included in the accrued expenses lines of the consolidated balance sheet.

Litigation — The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. Based on current knowledge and after consultation with counsel, the ultimate outcomes of currently threatened or pending legal matters and other contingent exposures are unlikely to be material to the consolidated financial condition after taking into account existing accruals.

20.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 27, 2021, which is the date these consolidated financial statements were issued.

Effective February 15, 2021, Hagerty Re entered into a reinsurance agreement with Markel International Insurance Company Limited to reinsure classic auto risks produced by its affiliate MGA in the United Kingdom. Under the terms of the quota share agreement, Hagerty Re’s participation is equal to 60% in 2021. In connection with this new treaty, Hagerty Re purchased reinsurance from a third party reinsurer to limit its liability to £1,000,000 per claim (equivalent to $1,385,141 USD on the date of the agreement) as UK law requires unlimited liability coverage. Markel International Insurance Company is an affiliate of Markel.

At the Company’s request, on April 20, 2021, JPMorgan Chase Bank issued a $10,000,000 irrevocable standby letter of credit naming the Internal Revenue Service as beneficiary. The Company’s subsidiary, Hagerty Re, has an obligation to maintain this irrevocable letter of credit in connection with its election under Section 953(d) of the U.S. Internal Revenue Code to be taxed as a U.S. domestic corporation.

Effective August 24, 2021, the Company secured commitment letters from its current lenders that will increase the capacity of its current Credit Facility to $230,000,000.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

SCHEDULE I: CONDENSED FINANCIAL INFORMATION OF REGISTRANT
PARENT COMPANY CONDENSED BALANCE SHEETS

AS OF DECEMBER 31, 2020 AND 2019

	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$244,498	$262,118
Intercompany receivable	255,039,654	112,577,703
Prepaid expenses and other assets	507,762	442,904
Total current assets	255,791,914	113,282,725
LONG-TERM ASSETS:
Prepaid expenses and other assets	4,508,358	4,193,494
Investment in subsidiaries	38,679,304	25,451,874
Total long-term assets	43,187,662	29,645,368
TOTAL ASSETS	$298,979,576	$142,928,093
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Intercompany payable	$112,724,826	$6,042,953
Accrued expenses	132,738	40,938
Total current liabilities	112,857,564	6,083,891
LONG-TERM LIABILITIES:
Long-term debt	68,000,000	26,100,000
Other long-term liabilities	801,271	283,485
Total long-term liabilities	68,801,271	26,383,485
Total liabilities	181,658,835	32,467,376
EQUITY:
Members’ equity (Shares authorized 100,000; issued and outstanding 100,000)	119,151,495	112,985,419
Accumulated other comprehensive loss	(1,953,795)	(2,524,702)
Total members’ equity	117,197,700	110,460,717
Non-controlling interest	123,041	—
Total equity	117,320,741	110,460,717
TOTAL LIABILITIES AND EQUITY	$298,979,576	$142,928,093

See Notes to Parent Company Consolidated Financial Statements

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

SCHEDULE I: CONDENSED FINANCIAL INFORMATION OF REGISTRANT
PARENT COMPANY CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

	2020	2019	2018
REVENUES:
Other revenue	$—	$—	$219,604
Total revenues	—	—	219,604
OPERATING EXPENSES:
Sales expense	15,000	—	—
General and administrative services	120,042	1,459	231
Total operating expenses	135,042	1,459	231
OPERATING (LOSS) INCOME	(135,042)	(1,459)	219,373
OTHER EXPENSE	(1,382,058)	(2,680,708)	(41,903)
Income (loss) before equity in earnings of subsidiaries	(1,517,100)	(2,682,167)	177,470
Equity earnings in subsidiaries, net of tax	11,556,217	6,888,037	8,296,328
NET INCOME	10,039,117	4,205,870	8,473,798
Other comprehensive (loss) income Equity in other comprehensive income (loss) of subsidiaries	880,294	278,497	(285,561)
Foreign currency translation adjustments	(309,387)	83,500	(159,115)
Total other comprehensive income (loss)	570,907	361,997	(444,676)
Comprehensive income	10,610,024	4,567,867	8,029,122
Comprehensive income attributable to non-controlling interest	126,959	—	—
Comprehensive income attributable to The Hagerty Group, LLC	$10,736,983	$4,567,867	$8,029,122

See Notes to Parent Company Consolidated Financial Statements

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

SCHEDULE I: CONDENSED FINANCIAL INFORMATION OF REGISTRANT
PARENT COMPANY CONDENSED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020, 2019 AND 2018

	2020	2019	2018
OPERATING ACTIVITIES:
Net income	$10,039,117	$4,205,870	$8,473,798
Adjustments to reconcile net income to net cash from operating activities:
Equity in undistributed income of subsidiaries	(11,556,217)	(6,888,037)	(8,296,328)
Other	94,558	311,378	(197,353)
Changes in assets and liabilities:
Prepaid expenses and other assets	(339,722)	1,503,552	(429,419)
Intercompany receivable	(35,780,078)	(77,943,211)	30,050,384
Accrued expenses	91,800	(58,013)	92,694
Net cash (used in) from operating activities	(37,450,542)	(78,868,461)	29,693,776
INVESTING ACTIVITIES:
Purchase of other assets	(40,000)	—	(250,000)
Investment in subsidiaries	(677,078)	38,867,998	(41,925,117)
Net cash (used in) from investing activities	(717,078)	38,867,998	(42,175,117)
FINANCING ACTIVITIES:
Payments on long-term debt	(29,100,000)	(74,650,000)	—
Proceeds from long-term debt	71,000,000	25,800,000	10,000,000
Contributions from members	—	—	2,385,000
Contributions from minority interest	250,000	—	—
Distributions to members	(4,000,000)	—	—
Newly issued units less transaction costs	—	89,091,428	—
Net cash from financing activities	38,150,000	40,241,428	12,385,000
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(17,620)	240,965	(96,341)
CASH AND CASH EQUIVALENTS – Beginning of year	262,118	21,153	117,494
CASH AND CASH EQUIVALENTS – End of year	$244,498	$262,118	$21,153
CASH PAID FOR:
Interest	$1,329,137	$2,798,490	$587,159

See Notes to Parent Company Consolidated Financial Statements

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO PARENT COMPANY CONDENSED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020 AND 2019 AND FOR THE YEARS ENDED DECEMBER 31, 2020, 2019

AND 2018

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations — The accompanying parent company condensed financial statements of The Hagerty Group, LLC (THG), have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). THG is majority owned by Hagerty Holding Corp. (“HHC”), with Markel Corporation (“Markel”) holding a minority interest. HHC and Markel collectively are the Members of THG (“Members”). Prior to June 2019, THG was wholly owned by HHC.

These statements should be read in conjunction with the consolidated financial statements and related notes of The Hagerty Group, LLC and its subsidiaries (the “Company”). Investments in subsidiaries are accounted for using the equity method. Under the equity method, the investment in subsidiaries is stated at cost plus contributions and equity in undistributed income (loss) of consolidated subsidiaries.

THG operations consist of managing debt and cash levels for the consolidated group.

Use of Estimates — The preparation of the parent company condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Although the estimates are considered reasonable, actual results could differ from those estimates.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

Page
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) AS OF SEPTEMBER 30, 2021 AND DECEMBER 31, 2020 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020:
Condensed Consolidated Balance Sheets	F-69
Condensed Consolidated Statements of Income and Comprehensive Income	F-70
Condensed Consolidated Statements of Changes in Members’ Equity	F-71
Condensed Consolidated Statements of Cash Flows	F-72
Notes to Condensed Consolidated Financial Statements	F-74

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$47,879,178	$38,107,922
Restricted cash and cash equivalents	327,544,896	260,970,361
Accounts receivable	50,005,186	33,883,360
Premiums receivable	106,679,035	52,628,294
Commission receivable	45,016,883	54,540,886
Prepaid expenses and other assets	26,751,528	14,655,788
Deferred acquisition costs—net	89,436,987	58,571,981
Fixed income securities	1,203,784	—

Total current assets	694,517,477	513,358,592

PROPERTY AND EQUIPMENT—Net	27,724,372	25,822,140

LONG-TERM ASSETS:
Prepaid expenses and other assets	20,977,267	20,166,955
Intangible assets—net	67,792,977	46,616,982
Goodwill	11,073,216	4,745,357
Fixed income securities	9,689,469	—

Total long-term assets	109,532,929	71,529,294

TOTAL ASSETS	$831,774,778	$610,710,026

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$9,726,404	$11,544,583
Losses payable	—	21,980,282
Provision for unpaid losses and loss adjustment expenses	103,591,163	54,987,840
Unearned premiums	191,749,543	124,708,255
Commissions payable	66,241,161	43,798,065
Due to insurers	85,682,183	49,162,017
Advanced premiums	21,358,099	13,744,868
Accrued expenses	43,951,179	36,271,436
Deferred tax liability	11,399,802	7,498,982
Contract liabilities	24,098,372	19,541,253
Other current liabilities	2,497,190	1,514,871

Total current liabilities	560,295,096	384,752,452

LONG-TERM LIABILITIES:
Accrued expenses	11,398,493	14,854,518
Contract liabilities	19,666,667	19,666,667
Long-term debt	117,500,000	69,000,000
Other long-term liabilities	3,993,258	5,115,648

Total long-term liabilities	152,558,418	108,636,833

Total liabilities	712,853,514	493,389,285
Commitments and contingencies (Note 15)

EQUITY:

Members’ equity (Shares authorized 100,000; issued and outstanding 100,000)	120,404,613	119,151,495
Accumulated other comprehensive loss	(1,902,717)	(1,953,795)
Total members’ equity	118,501,896	117,197,700
Non-controlling interest	419,368	123,041
Total equity	118,921,264	117,320,741
TOTAL LIABILITIES AND EQUITY	$831,774,778	$610,710,026

The accompanying notes are an integral part of these condensed consolidated financial statements.

See note 14 for related-party transactions disclosure.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(unaudited)

	Nine Months Ended
	September 30, 2021	September 30, 2020
REVENUES:
Commission and fee revenue	$214,004,045	$185,946,985
Earned premium	212,370,450	160,376,852
Membership and other revenue	38,320,389	31,777,921

Total revenues	464,694,884	378,101,758

OPERATING EXPENSES:
Salaries and benefits	122,134,416	98,937,707
Ceding commission	101,262,030	76,851,909
Losses and loss adjustment expenses	87,642,926	65,734,569
Sales expense	80,810,178	66,510,370
General and administrative services	46,626,867	35,950,687
Depreciation and amortization	15,282,029	8,195,731

Total operating expenses	453,758,446	352,180,973

OPERATING INCOME	10,936,438	25,920,785

OTHER EXPENSE	(1,041,355)	(523,559)

INCOME BEFORE INCOME TAX EXPENSE	9,895,083	25,397,226

INCOME TAX EXPENSE	(4,789,638)	(3,745,855)

NET INCOME	5,105,445	21,651,371

Add loss attributable to non-controlling interest	203,673	83,339

NET INCOME ATTRIBUTABLE TO THE HAGERTY GROUP, LLC	$5,309,118	$21,734,710

NET INCOME	5,105,445	21,651,371

Other comprehensive (loss) income
Foreign currency translation adjustments – net of tax	(625,725)	169,403
Derivative instruments	676,803	—

Total other comprehensive income	51,078	169,403

Comprehensive income	5,156,523	21,820,774
Comprehensive loss attributable to non-controlling interest	203,673	83,339
Comprehensive income attributable to The Hagerty Group, LLC	$5,360,196	$21,904,113

Earnings per Unit	$53.09	$217.35
Weighted average units	100,000	100,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

See note 14 for related-party transactions disclosure.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

(unaudited)

			Accumulated
			Other	Total
	Issued	Members’	Comprehensive	Members’	Non-Controlling	Total
	Units	Equity	(Loss) Income	Equity	Interest	Equity
BALANCE—December 31, 2020	100,000	$119,151,495	$(1,953,795)	$117,197,700	$123,041	$117,320,741
Net income (loss)		5,309,118		5,309,118	(203,673)	5,105,445
Other comprehensive income			51,078	51,078		51,078
Distributions		(4,056,000)		(4,056,000)		(4,056,000)
Non-controlling interest issued capital				—	500,000	500,000
BALANCE—September 30, 2021	100,000	$120,404,613	$(1,902,717)	$118,501,896	$419,368	$118,921,264

			Accumulated
			Other	Total
	Issued	Members’	Comprehensive	Members’	Non-Controlling	Total
	Units	Equity	(Loss) Income	Equity	Interest	Equity
BALANCE—December 31, 2019	100,000	$112,985,420	$(2,524,702)	$110,460,718	$—	$110,460,718
Net income (loss)		21,734,710		21,734,710	(83,339)	21,651,371
Other comprehensive income			169,403	169,403		169,403
Distributions		(4,000,000)		(4,000,000)		(4,000,000)
Non-controlling interest issued capital				—	250,000	250,000
BALANCE—September 30, 2020	100,000	$130,720,130	$(2,355,299)	$128,364,831	$166,661	$128,531,492

The accompanying notes are an integral part of these condensed consolidated financial statements.

See note 14 for related-party transactions disclosure.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months Ended
	September 30, 2021	September 30, 2020
OPERATING ACTIVITIES:
Net income	$5,105,445	$21,651,371
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization expense	15,282,029	8,195,731
Provision for deferred taxes	3,900,820	2,076,133
Loss on disposals of equipment, software and other assets	2,319,486	237,008
Other	163,236	285,097
Changes in assets and liabilities:
Accounts receivable	(16,548,137)	(15,965,514)
Premiums receivable	(54,050,741)	(39,000,506)
Commission receivable	9,584,259	4,115,122
Prepaid expenses and other assets	(16,301,611)	(6,388,343)
Deferred acquisition costs	(30,865,006)	(17,210,635)
Accounts payable	(1,812,538)	(1,675,346)
Losses payable	(21,980,282)	(16,737,392)
Provision for unpaid losses and loss adjustment expenses	48,603,323	38,678,743
Unearned premiums	67,041,288	37,282,476
Commissions payable	22,443,095	13,512,848
Due to insurers	36,589,267	27,723,981
Advanced premiums	7,624,342	8,444,750
Accrued expenses	2,945,930	8,461,226
Contract liabilities	4,559,874	4,038,911
Other current liabilities	754,948	1,430,739
Net cash from operating activities	85,359,027	79,156,400

INVESTING ACTIVITIES:
Purchases of property and equipment and software	(31,162,772)	(24,681,190)
Business combinations and asset acquisitions—net of cash acquired	(11,344,792)	(5,940,480)
Purchase of fixed income securities	(12,433,211)	—
Maturities of fixed income securities	1,206,173	—
Other investing activities	(26,564)	63,435
Net cash used in investing activities	(53,761,166)	(30,558,235)

FINANCING ACTIVITIES:
Payments on long-term debt	(18,000,000)	(22,000,000)
Proceeds from long-term debt	67,500,000	44,000,000
Contributions from minority interest	500,000	250,000
Payments on notes payable	(1,000,000)	—
Distributions to members	(4,056,000)	(4,000,000)

Net cash from financing activities	44,944,000	18,250,000
		(continued)

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited) (continued)

	Nine Months Ended
	September 30, 2021	September 30, 2020
EFFECT OF FOREIGN CURRENCY EXCHANGE RATES ON CASH	$(196,070)	$194,472
NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	76,345,791	67,042,637
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS – Beginning of year	299,078,283	221,060,849
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS – September 30	$375,424,074	$288,103,486
NON-CASH INVESTING ACTIVITIES:
Purchase of property and equipment	$5,788,823	$5,010,645
Business combination and asset acquisition	$3,762,762	$7,186,720
CASH PAID FOR:
Interest	$1,635,523	$914,338
Income tax	$2,199,561	$3,905,861

The following table provides a reconciliation of cash and cash equivalents and restricted cash and cash equivalents as presented for the nine months ended September 20, 2021 and 2020:

	Nine Months Ended
	September 30, 2021	September 30, 2020
Cash and cash equivalents	$47,879,178	$39,633,526
Restricted cash and cash equivalents	327,544,896	248,469,960
Total cash and cash equivalents and restricted cash and cash equivalents on the Condensed Consolidated Statements of Cash Flows	$375,424,074	$288,103,486

(concluded)

The accompanying notes are an integral part of these condensed consolidated financial statements.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations —The accompanying condensed consolidated financial statements of The Hagerty Group, LLC and its subsidiaries (the “Company”), have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The Hagerty Group, LLC (“THG”) is majority owned by Hagerty Holding Corp. (“HHC”), with Markel Corporation (“Markel”) holding a minority interest. HHC and Markel collectively are the Members of THG (“Members”). Prior to June 2019, the Company was wholly owned by HHC. The Company operates several entities which collectively support the revenue streams listed below:

●	The Company earns commission revenues for the distribution and servicing of classic automobile and boat insurance policies written through personal and commercial lines agency agreements with multiple insurance carriers in the United States, Canada, and the United Kingdom.
●	Reinsurance premiums are earned in Hagerty Reinsurance Limited (“Hagerty Re”) which is registered as a Class 3A reinsurer under the Bermuda Insurance Act 1978. Hagerty Re solely reinsures the classic auto and marine risks written through its affiliated managing general agent entities (“MGAs”) in the United States, Canada and the United Kingdom.
●	The business produced by the U.S. MGAs is written by Essentia Insurance Company (“Essentia”) and reinsured with its affiliate Evanston Insurance Company (“Evanston”). In turn, Hagerty Re assumes premiums through a quota share agreement with Evanston. Essentia and Evanston are wholly owned subsidiaries of Markel.
●	In 2020, Hagerty Re entered into a reinsurance agreement with Aviva Canada, Inc. (“Aviva”) to reinsure classic auto and marine risks produced by its Canadian affiliate MGA.
●	In 2021, Hagerty Re entered into a reinsurance agreement with Markel International Insurance Company Limited to reinsure classic auto risks produced by its affiliate MGA in the United Kingdom. In connection with this new treaty, Hagerty Re purchased reinsurance to limit its liability to £1,000,000 per claim as United Kingdom (“U.K.”) law requires unlimited liability coverage. Markel International Insurance Company Limited is an affiliate of Markel.
●	The Company earns subscription revenue through membership offerings and other automotive services sold to policyholders and classic vehicle enthusiasts. Membership offerings include but are not limited to private label roadside assistance, digital and linear video content, our award-winning magazine, valuation services, members-only events and exclusive automotive third-party discounts. Additionally, the Company owns and operates collector vehicle events, earning revenue through admission income and sponsorships, as well as event registration service fees on behalf of automotive and motorsport organizations to manage credentials. Revenue is also derived from the sale of merchandise and operation of a peer-to-peer classic vehicle rental business for auto enthusiasts. In 2020, the Company started a network of experience and storage centers within majority-owned world-class vehicle storage called Member Hubs Holding, LLC (MHH).

Principles of Consolidation —The accompanying condensed consolidated financial statements include the accounts of THG and its majority-owned and controlled subsidiaries. All intercompany account balances and transactions have been eliminated in the condensed consolidated financial statements. The Company consolidates MHH, an 80% owned subsidiary, under the voting interest method guidance in Accounting Standards Codification (“ASC”) 810, “Consolidations” (“Topic 810”). The Noncontrolling Interest is presented separately on the Condensed Consolidated Balance Sheets, Statements of Income and Comprehensive Income and the Statements of Changes in Members’ Equity.

Basis of Presentation —The accompanying condensed consolidated financial statements have been prepared in conformity with GAAP. The Company has applied the rules and regulations of the United States Securities and Exchange Commission (“SEC”) regarding interim financial reporting and therefore the condensed consolidated financial statements do not include all of the information and notes required by GAAP for annual financial statements. In the opinion of management, all adjustments, consisting of items of a normal recurring nature, necessary for a fair presentation of the condensed consolidated interim financial statements, have been included. These condensed consolidated financial statements and the notes thereto should be read in conjunction with the Company’s consolidated financial statements and related notes included in its annual audited financial statements. The results of operations for the nine months ended September 30, 2021, are not necessarily indicative of the results expected for the year ended December 31, 2021.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Business Update Related To COVID-19 —In March 2020, the World Health Organization declared the Coronavirus (“COVID-19”) a pandemic. The pandemic has impacted every geography in which the Company operates. Governments implemented various restrictions around the world, including closure of non- essential businesses, travel, shelter-in-place requirements for citizens and other restrictions.

The Company has taken several precautionary steps to safeguard its businesses and team members from COVID-19, including implementing travel restrictions, arranging work from home capabilities and flexible work policies. The safety and well-being of our team members continues to be the top priority. As restrictions were put in place, employees were able to transition to a work from home environment quickly and effectively due to prior technology investments and the Company’s focus on core values. Due to the restrictions and uncertainty caused by the pandemic, 2020 revenue growth was lower than expected primarily caused by lower levels of new business. Offsetting the 2020 revenue shortfall, expenses related to promotional events and travel were lower than anticipated. By the end of 2020 and as of September 2021, new business growth returned to pre-pandemic pace, events were being planned and new initiatives were on track. Management will continue to follow and monitor guidelines in each jurisdiction and is working on a phased transition of employees back to the office.

Use of Estimates —The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Although the estimates are considered reasonable, actual results could differ from those estimates.

The most significant estimate that is susceptible to notable changes in the near-term relates to the provision for unpaid losses and loss adjustment expenses (including those losses incurred but not reported (IBNR)). Although some variability is inherent in this estimate, the Company believes that the current estimate is reasonable in all material respects. This estimate is reviewed regularly and adjusted as necessary. Adjustments related to changes in estimates are reflected in the Company’s results of operations in the period in which those estimates changed.

Segment Information —The Company has one operating segment and one reportable segment. The Company’s Chief Operating Decision Maker (“CODM”) is the Chief Executive Officer (“CEO”), who makes resource allocation decisions and assesses performance based on financial information presented on a consolidated basis. The Company’s management approach is to utilize an internally developed strategic decision making framework with the membership patrons at the center of all decisions, which requires the CODM to have a consolidated view of the operations so that decisions can be made in the best interest of Hagerty and its membership patrons.

Fair Value of Financial Instruments —The fair value of the Company’s assets and liabilities qualify as financial instruments under ASC Topic 820, “Fair Value Measurement”. Fair value approximates the carrying amounts represented in the accompanying financial statements, primarily due to their short-term nature and variable interest rates.

Fixed Income Securities — Fixed income securities consist of Canadian provincial and municipal bonds which qualify as debt securities under ASC Topic 320 “Investments — Debt Securities”. Fixed income securities are carried at amortized cost on the balance sheet. Amortized cost is the amount at which an investment is acquired, adjusted for applicable accrued interest, accretion of discount or amortization of premium. Premium or discount is amortized on a straight-line basis to maturity. Pricing information for each fixed income security is obtained from our outside investment manager. The Company ultimately determines whether the inputs and the resulting market values are reasonable. Market pricing is based on fair value level 2 guidance using observable inputs such as quoted prices for similar assets at the measurement date.

New Accounting Standards

Recently Adopted Accounting Guidance

Financial Instruments —In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities, which relates to accounting for hedging activities. This guidance expands strategies that qualify for hedge accounting, changes how many hedging relationships are presented in the financial statements and simplifies the application of hedge accounting in certain situations.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The Company early adopted ASU No. 2017-12 effective January 1, 2020. Adoption of the standard enhanced the presentation of the effects of our hedging instruments and the hedged items in our condensed consolidated financial statements to increase the understandability of the results of our hedging strategies.

Media Content —In March 2019, the FASB issued ASU 2019-02, Improvements to Accounting for Costs of Films and License Agreements for Program Materials, in order to align the accounting for production costs of an episodic television series with the accounting for production costs of films by removing the content distinction for capitalization. ASU 2019-02 also requires that an entity reassess estimates of the use of a film in a film group and account for any changes prospectively. In addition, ASU 2019-02 requires that an entity test films and license agreements for program material for impairment at a film group level when the film or license agreements are predominantly monetized with other films and license agreements. As a result of adopting this ASU on January 1, 2021, the Company will now apply the guidance of ASC Topic 926, “Entertainment — Films” for the original content the Company self-produces and where the intellectual property is owned by the Company. For content the Company produces, the costs associated with production, including development costs, direct costs and production overhead will be capitalized. This will reduce the initial amount charged to expense for development of media content assets as they are created and costs will be amortized over the estimated useful life of the asset. The net financial impact through September 30, 2021 was $3,000,499 in prepaid expenses and other assets.

Convertible Instruments and Contracts — In August 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible instruments by eliminating certain separation models and will generally be reported as a single liability at its amortized cost. In addition, ASU 2020-06 eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if-converted method. The amendments in ASU 2020-06 are effective for the Company as of January 1, 2022 with the option to early adopt as of January 1, 2021. The Company elected to early adopt amendments in ASU 2020-06 effective January 1, 2021 which did not have an impact on the condensed consolidated financial statements.

Recent Accounting Guidance Not Yet Adopted

Credit Losses —In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, as modified by ASU No. 2018-19, Codification Improvements to Topic 326 Financial Instruments-Credit Losses and ASU No. 2019-04, Codification Improvements to Topic 326 Financial Instruments-Credit Losses and ASU No. 2019-05, Financial Instruments-Credit Losses (Topic 326) Targeted Transition Relief.

The guidance in ASU No. 2016-13 amends Topic 326, the reporting of credit losses for assets held at amortized cost basis, eliminating the probable initial recognition threshold and replacing it with a current estimate of all expected credit losses. Estimated credit losses are recognized as a credit loss allowance reflected in a valuation account that is deducted from the amortized cost basis of the financial asset to present the net amount expected to be collected. The guidance also addresses available-for-sale securities, whereby credit losses remain measured on an incurred loss basis with the presentation of the credit losses using an allowance rather than as a write-down. ASU No. 2019-10 defers the effective date of ASU No. 2016-13 to January 1, 2023. The Company does not expect the adoption of ASU No. 2016-13 to have a material impact on the condensed consolidated financial statements and related disclosures.

Leases —In February 2016, the FASB issued ASU No. 2016-02, Leases, which creates ASC Topic 842, Leases (“Topic 842”), and supersedes the lease requirements in ASC Topic 840, Leases. This guidance increases transparency and comparability among organizations by recognizing lease assets and lease liabilities in the condensed consolidated balance sheet. The guidance requires disclosure to enable users of the condensed consolidated financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The transition to ASU No. 2016-02 requires the recognition and measurement of leases at the beginning of the earliest period presented using a modified retrospective approach. ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, defers the effective date of ASU 2016-02 to January 1, 2022. Early application of the amendments in ASU 2016-02 is permitted for all entities. The Company continues to evaluate the effects the adoption of this ASU will have on the condensed consolidated financial statements and related disclosures.

Reference Rate Reform —In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional relief to all entities, subject to meeting certain criteria, that have contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. Additionally, in January 2021, the FASB issued ASU No. 2021-01,

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Reference Rate Reform (Topic 848), which clarifies that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. The Company does not expect the adoption of these ASUs to have a material impact on the condensed consolidated financial statements and related disclosures.

2.	REVENUE

The Company recognizes revenue under both ASC Topic 606 Revenue from Contracts with Customers (“Topic 606”) and ASC Topic 944 Financial Services—Insurance (“Topic 944”).

Topic 606 Revenue from Contracts

The Company records revenue and expenses under Topic 606 as follows:

Contract Balances —The following tables provide information about contract costs, contract assets, and contract liabilities from contracts with customers, current and long-term:

	September 30, 2021	December 31, 2020
Contract costs – incremental costs to obtain	$3,724,226	$2,748,585
Contract assets – contingent commission	45,016,883	54,540,886
Contract liabilities	43,765,039	39,207,920

Significant changes in contract liabilities are as follows:

	September 30, 2021
	Current	Long Term	Total
Balance—Beginning of year	$19,541,253	$19,666,667	$39,207,920
Membership & other revenue recognized during the period	(38,320,389)	—	(38,320,389)
Membership & other revenue deferred during the period	42,877,508	—	42,877,508
Balance—September 30	$24,098,372	$19,666,667	$43,765,039

	September 30, 2020
	Current	Long term	Total
Balance—Beginning of year	$17,264,876	$—	$17,264,876
Membership & other revenue recognized during the period	(31,777,921)	—	(31,777,921)
Membership & other revenue deferred during the period	35,796,808	—	35,796,808
Balance—September 30	$21,283,763	$—	$21,283,763

Disaggregation of Revenue —The following tables present revenue by distribution channel as well as a reconciliation to total revenue for the nine months ended:

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

	Nine Months Ended September 30, 2021
	Agent	Direct	Total
Commission and fee revenue	$90,449,210	$78,796,925	$169,246,135
Contingent commission	23,265,004	21,492,906	44,757,910
Membership revenue	—	29,965,277	29,965,277
Other revenue	—	8,355,112	8,355,112
Total revenue from customer contracts	$113,714,214	$138,610,220	$252,324,434
Insurance revenue recognized under Topic 944			212,370,450
Total revenue			$464,694,884

	Nine Months Ended September 30, 2020
	Agent	Direct	Total
Commission and fee revenue	$78,059,419	$65,832,433	$143,891,852
Contingent commission	22,891,446	19,163,687	42,055,133
Membership revenue	—	26,859,607	26,859,607
Other revenue	—	4,918,314	4,918,314
Total revenue from customer contracts	$100,950,865	$116,774,041	$217,724,906
Insurance revenue recognized under Topic 944			160,376,852
Total revenue			$378,101,758

The following tables present revenue by geography where the business was sold as well as a reconciliation to total revenue for the nine months ended:

	Nine Months Ended September 30, 2021
	US	Canada	Europe	Total
Commission and fee revenue	$152,133,997	$13,982,592	$3,129,546	$169,246,135
Contingent commission	45,002,809	(354,928)	110,029	44,757,910
Membership revenue	27,842,898	2,122,379	—	29,965,277
Other revenue	7,121,085	172,271	1,061,756	8,355,112
Total revenue from customer contracts	$232,100,789	$15,922,314	$4,301,331	$252,324,434
Insurance revenue recognized under Topic 944				212,370,450
Total revenue				$464,694,884

	Nine Months Ended September 30, 2020
	US	Canada	Europe	Total
Commission and fee revenue	$130,380,682	$11,102,758	$2,408,412	$143,891,852
Contingent commission	40,163,107	1,511,769	380,257	42,055,133
Membership revenue	25,152,874	1,706,733	—	26,859,607
Other revenue	3,931,779	118,079	868,456	4,918,314
Total revenue from customer contracts	$199,628,442	$14,439,339	$3,657,125	$217,724,906
Insurance revenue recognized under Topic 944				160,376,852
Total revenue				$378,101,758

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Topic 944 Financial Services-Insurance

Earned Premium —Reinsurance premium assumed is recognized under Topic 944 as revenue on a pro rata basis over the period of the exposure in the underlying reinsurance treaty with the unearned portion deferred in the balance sheets. Total premiums assumed and the change in unearned premiums are as follows:

	Nine Months Ended
	September 30, 2021	September 30, 2020
Underwriting income:
Premiums assumed	$284,598,379	$200,915,301
Reinsurance premiums ceded	(8,464,693)	(3,185,509)
Net premiums assumed	276,133,686	197,729,792
Change in unearned premiums	(67,041,288)	(37,282,476)
Change in deferred reinsurance premiums	3,278,052	(70,464)
Net premiums earned	$212,370,450	$160,376,852

3.	DEFERRED ACQUISITION COSTS

Deferred acquisition costs were as follows:

	Nine Months Ended
	September 30, 2021	September 30, 2020
Balance—Beginning of year	$58,571,981	$46,808,359
Acquisition costs deferred	132,127,037	94,062,544
Amortization charged to income	(101,262,030)	(76,851,909)
Balance—September 30	$89,436,987	$64,018,994

4.	FIXED INCOME SECURITIES

Securities consist of Canadian provincial and municipal bonds held in a trust account to meet the requirements of a third-party insurer, Aviva, in connection with our reinsurance agreement. As of September 30, 2021 and December 31, 2020, the carrying value was $10,893,252 and $0, respectively.

The Company classifies all of these securities as held-to-maturity and has the intent and ability to hold to maturity. The table below summarizes the amortized cost and fair value at September 30, 2021 of held-to- maturity securities based on contractual maturity. Fair value is based on fair value level 2 guidance using observable inputs such as quoted prices for similar assets at the measurement date.

Canadian Provincial and Municipal Bonds	Amortized Cost	Estimated Fair Value
Due in one year or less	$1,203,784	$1,203,614
Due after one year through five years	9,689,469	9,651,522
Total	$10,893,253	$10,855,136

The duration of all unrealized losses is less than 12 months. The Company has reviewed the portfolio for other than temporary impairments and concluded that no impairment exists as of September 30, 2021. The Company did not record any gains or losses on these securities during the nine months ended September 30, 2021.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

5.	PROPERTY AND EQUIPMENT

	September 30, 2021	December 31, 2020
Land and land improvements	$930,335	$930,335
Buildings	1,747,586	1,747,586
Leasehold improvements	8,548,164	7,917,007
Furniture and equipment	15,427,274	13,828,965
Computer equipment and software	24,980,848	25,608,991
Automobiles	743,227	746,533
Total property and equipment	$52,377,435	$50,779,417
Less accumulated depreciation and amortization	(24,653,063)	(24,957,277)
Property and equipment-net	$27,724,372	$25,822,140

6.	BUSINESS COMBINATIONS AND ASSET ACQUISITIONS

The Company’s business strategy is to attract high-quality partners to join our operations to provide expanded automotive related offerings to our members. Transactions in which the Company obtains control of a business are treated as business combinations. Acquisitions of an asset, or a group of assets, that does not meet the definition of a business are treated as an asset acquisition.

In connection with asset acquisitions, the Company records the estimated value of the net tangible assets purchased and the value of the identifiable intangible assets purchased, which typically consist of purchased customer relationships, the right to renew policies upon expiration of the current policy term (renewal rights) and noncompete agreements.

In connection with business combinations, the Company records the estimated value of the net tangible assets purchased and the value of the identifiable intangible assets purchased, which typically consist of purchased internally developed software, customer lists, trademarks and noncompete agreements. The valuation of purchased intangible assets involves significant estimates and assumptions. Until final valuations are complete, any change in assumptions could affect the carrying value of tangible assets, goodwill and identifiable intangible assets.

Net assets and results of operations are included in the Company’s condensed consolidated financial statements commencing at the respective purchase closing dates for business combinations and asset acquisitions.

2021 Business Combinations — On June 22, 2021, the Company purchased the Amelia Island Concours d’Elegance event. On July 22, 2021, the MHH Canadian subsidiary purchased the Paddock Motor Club in Toronto, Canada. On August 12, 2021, the Company purchased McCall Motorworks Revival. The pro forma effect of these acquisitions does not materially impact the Company’s reported results, either individually or in the aggregate for each period presented in the condensed consolidated statements of operations. As a result, no pro forma information has been presented. Additionally, from the date of acquisition through September 30, 2021, the revenue and net income of the businesses acquired did not materially impact the Company’s reported results.

2020 Asset Acquisition — The Company completed one acquisition that has been accounted for as an asset acquisition. On March 1, 2020, the Company purchased the renewal rights to the collector insurance policies effective on or after March 1, 2020 from a Canadian insurance brokerage. As part of the transaction, the seller entered into a non-compete agreement with the Company wherein they are prohibited from competing with the Company for a period of five years. Total purchase consideration for the acquisition was $9,671,892, with cash paid at closing of $2,480,634 and estimated current and long-term liabilities of $2,397,086 and $4,794,172, respectively.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following table presents the allocation of the business combination and asset acquisition costs to the assets acquired based on their fair values:

	Nine Months Ended
	September 30, 2021	September 30, 2020
Cash	$8,449,763	$2,480,634
Fair value of non-cash consideration	3,767,305	7,191,259
Total consideration	$12,217,069	$9,671,892
Allocation of purchase price:
Property and equipment	$397,850	$—
Intangible assets	5,571,518	9,710,228
Goodwill	6,333,273	—
Total assets acquired	12,302,641	9,710,228
Liabilities assumed
Accrued expenses	—	38,336
Contract liabilities - current	85,572	—
Total liabilities assumed	85,572	38,336
Estimated fair value of net assets acquired	$12,217,069	$9,671,892

7.	PREPAID EXPENSES AND OTHER ASSETS

Prepaid expenses and other assets, current and long-term, consist of:

	September 30, 2021	December 31, 2020
Prepaid sales, general and administrative expenses	$14,404,804	$14,410,183
Prepaid SaaS implementation costs	16,786,702	15,369,165
Deferred reinsurance premiums ceded	3,278,052	—
Media content	3,000,499	—
Other	10,258,738	5,043,395
Prepaid expenses and other assets	$47,728,795	$34,822,743

8.	INTANGIBLE ASSETS

Intangible assets consist of:

	September 30, 2021	December 31, 2020
Renewal rights	$17,606,801	$17,111,577
Internally developed software	65,956,692	42,594,988
Trade names and trademarks	5,003,771	2,009,000
Other	5,760,677	3,064,699
Intangible assets	$94,327,941	$64,780,264
Less accumulated depreciation	(26,534,964)	(18,163,282)
Intangible assets-net	$67,792,977	$46,616,982

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

9.	PROVISION FOR UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSES

The changes in the provision for unpaid losses and loss adjustment expenses, net of amounts recoverable from reinsurers were as follows:

	Nine Months Ended
	September 30, 2021	September 30, 2020
Balance—Beginning of year	$54,987,840	$32,583,608
Less: amount recoverable from reinsurers	—	(2,343)
Net balance—Beginning of year	54,987,840	32,581,265
Losses incurred for the period related to:
Current period	87,642,926	65,734,569
Prior periods	—	—
Total losses incurred	87,642,926	65,734,569
Losses paid for the period related to:
Current period	20,604,251	15,282,345
Prior periods	18,402,785	11,921,879
Total losses paid	39,007,036	27,204,224
Net balance—September 30	103,623,730	71,111,610
Foreign currency translation adjustment	(32,567)	—
Balance—September 30	$103,591,163	$71,111,610

In updating Hagerty Re’s loss reserve estimates, inputs are considered and evaluated from many sources, including actual claims data, the performance of prior reserve estimates, observed industry trends, and internal review processes, including the views of the Company’s actuary. These inputs are used to improve evaluation techniques and to analyze and assess the change in estimated ultimate losses for each accident year by line of business. These analyses produce a range of indications from various methods, from which an actuarial point estimate is selected.

10.	INTEREST RATE SWAP

Interest rate swap agreements are contracts to exchange floating rate for fixed rate interest payments over the life of the agreement without the exchange of the underlying notional amounts. The notional amounts of the interest rate swap agreements are used to measure interest to be paid or received and do not represent the amount of exposure to credit loss. The differential paid or received on the interest rate swap agreements is recognized as an adjustment to interest expense.

The purpose of the swap agreement is to fix the interest rate on a portion of the Company’s existing variable rate debt to reduce exposure to interest rate fluctuations. Under the agreement, the Company pays the counterparty interest at a fixed rate. The counterparty will pay the Company interest at a variable rate, adjusted quarterly and based on LIBOR or the alternative replacement of LIBOR. The amount exchanged is calculated based on the notional amount. Amounts shown below:

		September 30, 2021	December 31, 2020
In March 2017, the Company entered into an interest rate swap agreement with an	Notional Amount	$15,000,000	$15,000,000
original notional amount of $15,000,000 at a fixed rate of 2.20%.	Fair Value	$(158,360)	$(378,043)
In December 2020, the Company entered into an interest rate swap agreement with an	Notional Amount	$35,000,000	$35,000,000
original notional amount of $35,000,000 at a fixed rate of 0.78%.	Fair Value	$253,575	$(423,228)
Net fair value of interest rate swap		$95,215	$(801,271)

The significant inputs, primarily the LIBOR forward curve, used to determine the fair value are considered Level 2 observable market inputs. The Company monitors the credit and nonperformance risk associated with its counterparties and believes them to be insignificant at September 30, 2021 and December 31, 2020.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

11.	LONG-TERM DEBT

Long-term debt consists of the following as of:

	September 30, 2021	December 31, 2020

The Company has a $160,000,000 credit facility (Credit Facility) with a bank syndicate that may extend each year such that the term of the agreement remains at least three years. The current term of the Credit Facility expires on December 23, 2023, with any unpaid balance due at maturity. Borrowings under the Credit Facility bear interest at one month LIBOR plus an applicable margin, or Prime, plus or minus an applicable margin at the Company’s choice. The effective borrowing rate at September 30, 2021 was 2.07%. Borrowings under the Credit Facility are collateralized by the assets of the Company, except for the assets of the Company’s United Kingdom, Bermuda and Germany subsidiaries. Effective August 24, 2021, the Company secured commitment letters from its current lenders that will increase the capacity of its current Credit Facility to $230,000,000.

	$117,500,000	$68,000,000
The Company has a note payable related to a business combination for the future purchase installment payments. The note is paid in two equal installments and interest is calculated at a fixed 3.25%. The note payable expires March 1, 2022 at which time the second installment is due.	1,000,000	2,000,000
Total debt	118,500,000	70,000,000
Less current portion	(1,000,000)	(1,000,000)
Total long-term debt	$117,500,000	$69,000,000

The Credit Facility includes a provision for determining a LIBOR successor rate in the event LIBOR reference rates are no longer available. The alternative benchmark replacement rate is the secured overnight financing rate (SOFR). In addition, the facility includes a provision for determining a SOFR successor rate in the event SOFR reference rates are no longer available. If no SOFR successor rate has been determined, the rate will be based on the higher of the Prime Rate or the fed funds rate plus a fixed margin.

In connection with the Credit Facility, the Company is required, among other things, to meet certain financial covenants, including a fixed-charge coverage ratio and a leverage ratio. The Company was in compliance as of September 30, 2021.

12.	EARNINGS PER UNIT

The following table sets forth the calculation of basic earnings per unit based on net income attributable to the Company for the nine months ended September 30, 2021 and 2020, divided by the basic weighted average number of units as of September 30, 2021 and 2020. There are no potential dilutive securities and thus no diluted per unit amounts.

	Nine Months Ended
	September 30, 2021	September 30, 2020
Net income	$5,105,445	$21,651,371
Less loss attributable to non-controlling interest	(203,673)	(83,339)
Net income attributable to The Hagerty Group, LLC	$5,309,118	$21,734,710
Weighted average units	100,000	100,000
Earnings per unit	$53.09	$217.35

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

13.	TAXATION

Income tax expense reflected in the financial statements differs from the tax computed by applying the statutory US federal rate to net income before taxes for the nine months ended as follows:

	Nine Months Ended
	September 30, 2021		September 30, 2020
Income tax expense at statutory rate	$2,077,967	21%	$5,333,418	21%
(Income)/loss not subject to entity-level taxes	1,263,563	13%	(2,138,363)	(8)%
Foreign rate differential	(173,445)	(2)%	(76,870)	0%
Change in valuation allowance	1,621,553	16%	627,670	2%
Income tax expense	$4,789,638	48%	$3,745,855	15%

After considering all positive and negative evidence of taxable income in the carryback and carryforward periods as permitted by law, the Company believes it is more likely than not that the foreign net operating losses will not be utilized. The valuation allowance as of September 30, 2021 has been increased for additional foreign net operating losses and adjusted for changes in foreign exchange rates. The valuation allowance is $6,714,116 and $4,770,618 as of September 30, 2021 and December 31, 2020, respectively.

As of September 30, 2021 and December 31, 2020, the Company did not have any unrecognized tax benefits and had no accrued interest or penalties related to uncertain tax positions. If recorded, interest and penalties would be recorded as interest expense or penalty expense in the condensed consolidated statements of income and other comprehensive income. The Company does not expect any significant changes to the unrecognized tax benefits over the next twelve months.

14.	RELATED-PARTY TRANSACTIONS

In June 2019, the Company ownership changed from wholly owned by HHC to 75% owned, with 25% ownership by Markel. At this time Markel and its affiliates became related parties.

The Company has transactions with its Members, which include the following:

Alliance Agreement: The Company’s United States MGAs have personal and commercial lines of business written with related Markel-affiliated carriers. The following table provides information about Markel-affiliated due to insurer liabilities and commission revenue under the agreement with Markel- affiliated carriers:

	September 30, 2021	December 31, 2020
Due to insurer	$79,336,222	$45,651,483
Percent of total	93%	93%

	Nine Months Ended
	September 30, 2021	September 30, 2020
Commission revenue	$152,268,330	$129,041,585
Percent of total	92%	91%

Reinsurance Agreement: Under a quota share with Evanston, Hagerty Re reinsures 60% of the risks in 2021 and 50% of the risks in 2020 written through the Company’s United States MGAs. Additionally, in 2021 Hagerty Re began reinsuring 60% of the risks written by the Company’s United Kingdom MGA with Markel International Insurance Company Limited. All balances listed

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

below and presented in the condensed consolidated balance sheets and statements of income and comprehensive income are related to business with a Markel affiliate:

	September 30, 2021	December 31, 2020
Assets
Deferred acquisition costs	$85,760,754	$55,832,707
Premiums receivable	102,268,533	49,938,030
Total assets	$188,029,287	$105,770,737
Liabilities
Losses payable	$—	$21,049,109
Provision for unpaid loss and loss adjustment expenses	98,441,148	53,281,356
Unearned premiums	182,996,606	118,207,080
Commissions payable	64,388,750	42,643,666
Total liabilities	$345,826,504	$235,181,211

	Nine Months Ended
	September 30, 2021	September 30, 2020
Revenue
Earned premium	$202,421,589	$156,050,338
Expenses
Ceding commission	97,261,403	$86,827,342
Losses and loss adjustment expenses	83,044,526	64,361,148
Total expenses	$180,305,929	$151,188,490

15.	COMMITMENTS AND CONTINGENCIES

Employee Compensation Agreements—In the ordinary course of conducting its business, the Company enters into certain employee compensation agreements from time to time which commit the Company to severance obligations in the event an employee terminates employment with the Company. If applicable, these obligations are included in the accrued expenses lines of the condensed consolidated balance sheet.

Litigation—The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. Based on current knowledge and after consultation with counsel, the ultimate outcomes of currently threatened or pending legal matters and other contingent exposures are unlikely to be material to the consolidated financial condition after taking into account existing accruals.

Standby Letter of Credit—JPMorgan Chase Bank, N.A. issued an irrevocable standby letter of credit on behalf of the Company to the Internal Revenue Service (IRS) for $10,000,000 as security for payment of any tax which may become due and payable by Hagerty Re to the IRS. The terms of the letter of credit are automatically extended for a term of one year at a time. The Company’s subsidiary, Hagerty Re, has an obligation to renew this irrevocable letter of credit in connection with its election under Section 953(d) of the U.S. Internal Revenue Code to be taxed as a U.S. domestic corporation. No amounts have been drawn under the standby letter of credit. The standby letter of credit is valid until the election is terminated or the letter expires and was issued as a sublimit under the Company’s credit facility.

16.	SUBSEQUENT EVENTS

Credit Facility

On October 27, 2021, the Company executed an amendment to its Credit Facility with its current lenders. The amendment will increase the capacity of its Credit Facility to $230,000,000 from $160,000,000 and extend the maturity date of the Credit Facility to October 27, 2026. The Credit Facility borrowings are collateralized by Company assets, except for the assets of the Company’s United Kingdom, Bermuda and German subsidiaries as well as the assets of the Hagerty Events, LLC and the non-wholly owned subsidiaries of Member Hubs Holding, LLC.

THE HAGERTY GROUP, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Business Combination

On December 2, 2021, Hagerty, Inc., a Delaware corporation (formerly known as Aldel Financial Inc.) consummated the previously-announced business combination by and among Aldel Financial Inc., Aldel Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Aldel, and The Hagerty Group, LLC.

The aggregate value of the consideration in the Business Combination was approximately $3,000,000,000 with consideration to holders of equity interests in THG consisting of: (a) cash consideration in the amount of $489,660,942 and (b) 251,033,906 shares of THG Units and corresponding shares of Class V Common Stock. Additionally, on December 2, 2021, Hagerty, Inc. issued, in the aggregate, 70,385,000 shares of its Class A common stock to investors at $10.00 per share for aggregate consideration of $703,850,000.

On December 3, 2021, Hagerty, Inc. common stock and warrants began publicly trading on The New York Stock Exchange under the new symbols “HGTY” and HGTY.WS”, respectively.

PART II

Information Not Required in Prospectus

Item 13.Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

	Amount
SEC registration fee	$501,030.77
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$501,030.77	*
*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Item 14.Indemnification of Directors and Officers.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

In accordance with Section 102(b)(7) of the DGCL, our Amended and Restated Charter provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

The Amended and Restated Charter provides that we will indemnify its present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise.

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.

Item 15.Recent Sales of Unregistered Securities.

The Founder Shares, the Private Placement Warrants, the Underwriter Warrants, the OTM Warrants, the PIPE Shares and the PIPE Warrants, were not registered under the Securities Act, and were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.

Item 16.	Exhibits.
Exhibit No.	Description
2.1+

Business Combination Agreement, dated as of August 17, 2021, by and among Aldel Financial Inc. Aldel Merger Sub LLC and The Hagerty Group, LLC (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on August 18, 2021).

3.1

Second Amended and Restated Certificate of Incorporation of the Company, dated December 2, 2021(incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).

3.2	Amended and Restated By-Laws of the Company, dated December 2, 2021 (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).
4.1	Form of Class A Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).
4.2	Form of Class V Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.2 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).
4.3	Form of Warrant Certificate of the Company (incorporated by reference to Exhibit 4.3 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).
4.4

Warrant Agreement, dated April 8, 2021, between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K (File No. 333-253166), filed with the SEC on April 13, 2021).

4.5

Warrant Agreement, dated December 2, 2021, between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.5 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).

5.1	Opinion of Sidley Austin LLP.
10.1

Form of Subscription Agreement, dated as of August 17, 2021, by and between the Company and certain institutional and accredited investors party thereto (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on August 18, 2021).

10.2

Amended and Restated Registration Rights Agreement, dated as of August 17, 2021, among the Company, Aldel Investors LLC, FG SPAC Partners LP, ThinkEquity, a division of Fordham Financial Management, Inc., HHC, State Farm Mutual Automobile Insurance Company, Markel Corporation, and certain other parties (incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on August 18, 2021).

10.3

Investor Rights Agreement, dated as of August 17, 2021, among Hagerty Holding Corp., State Farm Mutual Automobile Insurance Company, Markel Corporation and the Company (incorporated by reference to Exhibit 10.8 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on August 18, 2021).

10.4

Tax Receivable Agreement, dated as of December 2, 2021, by and between the Company, Hagerty Holding Corp. and Markel Corporation (incorporated by reference to Exhibit 10.4 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).

10.5

Lock-Up Agreement, dated as of December 2, 2021, by and between the Company, Hagerty Holding Corp. and Markel Corporation (incorporated by reference to Exhibit 10.5 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).

10.6

Fourth Amended and Restated Limited Liability Company Agreement of The Hagerty Group, LLC, dated as of December 2, 2021 (incorporated by reference to Exhibit 10.6 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).

10.7

Sponsor Warrant Lock-Up Agreement, dated as of December 2, 2021, by and among the Company, Aldel Investors LLC and FG SPAC Partners, LP (incorporated by reference to Exhibit 10.7 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).

10.8

Exchange Agreement, dated as of December 2, 2021, by and among the Company, The Hagerty Group, LLC, Markel Corporation, and Hagerty Holding Corp. (incorporated by reference to Exhibit 10.8 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).

Exhibit No.	Description
10.9#

Form of Indemnification Agreement by and between the Company and its directors and officers (incorporated by reference to Exhibit 10.9 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).

10.10#	Hagerty, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.10 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).
10.11#	Hagerty, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.11 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).
10.12#

Employment Agreement, dated as of August 16, 2021, by and between The Hagerty Group, LLC and Paul E. Rehrig (incorporated by reference to Exhibit 10.12 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).

10.13#

Employment Agreement, dated as of January 1, 2018, by and between Hagerty Holding Corp. and McKeel O Hagerty (incorporated by reference to Exhibit 10.13 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).

10.14#

Employment Agreement, dated as of March 1, 2021, by and between The Hagerty Group, LLC and Kelly Smith (incorporated by reference to Exhibit 10.14 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).

10.15#

Change of Control Severance Agreement, dated as of July 7, 2008, by and between The Hagerty Group, Inc. and Frederick J. Turcotte (incorporated by reference to Exhibit 10.15 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).

10.16+

Third Amendment to Amended and Restated Credit Agreement, dated as of October 27, 2021, among The Hagerty Group, LLC, the Lenders party hereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.16 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).

10.17

Third Amended and Restated Master Alliance Agreement, dated as of June 20, 2019, as amended by the First Amendment, dated as of February 5, 2021, by and between The Hagerty Group, LLC and Markel Corporation (incorporated by reference to Exhibit 10.17 of the Company’s Form 8-K (File No. 001-40244), filed with the SEC on December 8, 2021).

16.1	Letter from Plante & Moran, PLLC, dated December 2, 2021.
21.1	Subsidiaries of the Company.
23.1	Consent of Deloitte & Touche LLP, independent registered public accountant of the Company.
23.2	Consent of Plante & Moran LLP, independent registered public accountant of Aldel Financial Inc.
23.3	Consent of Sidley Austin LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (formatted as Inline XBRL).
+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
#	Indicates management contract or compensatory plan or arrangement.

Item 17.Undertakings.

The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
B.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
D.	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
E.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
F.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Traverse City, in the state of Michigan, on December 21, 2021.

HAGERTY, INC.

By:	/s/ McKeel O Hagerty
McKeel O Hagerty
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that of the undersigned constitutes and appoints McKeel O Hagerty and Frederick J. Turcotte, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/McKeel O Hagerty
McKeel O Hagerty	Chief Executive Officer (principal executive officer) and Director	December 21, 2021

/s/Frederick J. Turcotte
Frederick J. Turcotte	Chief Financial Officer (principal financial and accounting officer)	December 21, 2021

/s/Michael E. Angelina
Michael E. Angelina	Chairman of the Board	December 21, 2021

/s/F. Michael Crowley
F. Michael Crowley	Director	December 21, 2021

/s/Laurie L. Harris
Laurie L. Harris	Director	December 21, 2021

/s/Robert I. Kauffman
Robert I. Kauffman	Director	December 21, 2021

/s/Sabrina Kay
Sabrina Kay	Director	December 21, 2021

/s/Mika Salmi
Mika Salmi	Director	December 21, 2021

/s/William H. Swanson
William H. Swanson	Director	December 21, 2021

/s/Michael L. Tipsord
Michael L. Tipsord	Director	December 21, 2021